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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Omnicare, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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	(1)	Title of each class of securities to which transaction applies:
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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July 20, 2015

Dear Omnicare Stockholder:

        On behalf of the board of directors of Omnicare, Inc. ("Omnicare"), I cordially invite you to attend a special meeting of stockholders of Omnicare to be held at The Westin Cincinnati,
21 East Fifth Street, Cincinnati, Ohio 45202, at 9:00 a.m., Eastern Time, on August 18, 2015.

        On May 20, 2015, Omnicare entered into a definitive Merger Agreement (as defined below) with CVS Pharmacy, Inc. ("CVS") and Tree Merger Sub, Inc., a wholly owned subsidiary of CVS ("Merger Sub"), providing for the acquisition of Omnicare by CVS. CVS is a wholly owned subsidiary of CVS Health Corporation ("CVS Parent"). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Omnicare, with Omnicare continuing as the surviving corporation and becoming a wholly owned subsidiary of CVS (the "Merger"). At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement, thereby approving the Merger, and certain other matters as set forth in the stockholder notice and the accompanying proxy statement.

        If the Merger is completed, you will be entitled to receive $98.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock owned by you.

        After careful consideration, the board of directors of Omnicare (the "Omnicare Board") has unanimously determined that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interests of, Omnicare and its stockholders, and has approved, adopted and declared advisable the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. Accordingly, the Omnicare Board unanimously recommends that you vote "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

        In addition, the Omnicare Board unanimously recommends that you vote "FOR" the proposal to approve, on an advisory (non-binding) basis, certain "golden parachute" compensation that may be payable to Omnicare's named executive officers in connection with the consummation of the Merger. Adoption of the Merger Agreement and approval of the "golden parachute" compensation proposal are subject to separate votes by Omnicare's stockholders. Approval of the "golden parachute" compensation proposal is advisory (non-binding) and is not a condition to completion of the Merger.

        In order for the Merger Agreement to be adopted, holders of a majority of the outstanding shares of our common stock entitled to vote on the proposal to adopt the Merger Agreement at the special meeting must cast the votes represented by such shares of our common stock "FOR" such proposal. In order for each of the adjournment proposal and the "golden parachute" compensation proposal to be approved, holders of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote on such proposal at the special meeting must cast the votes represented by such shares of our common stock "FOR" such proposal. If, however, holders of less than a majority of the votes represented by shares of our common stock issued and outstanding at the close of business on the record date for the special meeting and entitled to be cast at the special meeting are present in person or represented by proxy, approval of the adjournment proposal will require the affirmative vote of a majority of the votes represented by shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal.

        Your vote is very important, regardless of the number of shares of our common stock you own. Whether or not you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or over the Internet, prior to the special meeting to ensure that your shares of our common stock will be represented at the special meeting if you are unable to attend. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of our common stock will have the same effect as voting "AGAINST" the proposal to adopt the Merger Agreement.

        If your shares of our common stock are held in "street name" by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of our common stock will have the same effect as voting "AGAINST" the proposal to adopt the Merger Agreement.

        The accompanying proxy statement provides you with detailed information about the special meeting, the Merger Agreement and the Merger. A copy of the Agreement and Plan of Merger, dated as of May 20, 2015, as it may be amended from time to time (the "Merger Agreement"), by and among Omnicare, CVS and Merger Sub, is attached as Annex A to the accompanying proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about Omnicare from documents we have filed with the U.S. Securities and Exchange Commission.

        On behalf of the board of directors and management of Omnicare, we thank you for your support.

        Best regards,

  James D. Shelton
   Chairman of the Board

        The accompanying proxy statement is dated July 20, 2015, and is first being mailed to our stockholders on or about July 21, 2015.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated by the Merger Agreement, including the Merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

OMNICARE, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 18, 2015

To the Stockholders of Omnicare, Inc.:

        A special meeting of stockholders of Omnicare, Inc. ("Omnicare") will be held at The Westin Cincinnati, 21 East Fifth Street, Cincinnati, Ohio 45202, at 9:00 a.m., Eastern Time, on August 18, 2015, for the purpose of considering and voting upon the following matters:

  1.
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 20, 2015, as it may be amended from time to time (the "Merger Agreement"), by and among Omnicare, CVS Pharmacy, Inc., a Rhode Island corporation ("CVS"), and Tree Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CVS ("Merger Sub"), providing for the acquisition of Omnicare by CVS. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Omnicare, with Omnicare continuing as the surviving corporation and becoming a wholly owned subsidiary of CVS (the "Merger"). A copy of the Merger Agreement is attached as Annex A to the proxy statement of which this notice forms a part.

  2.
  To consider and vote on a proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

  3.
  To consider and cast an advisory (non-binding) vote on a proposal to approve certain "golden parachute" compensation that may be payable to Omnicare's named executive officers in connection with the consummation of the Merger.

  4.
  To transact any other business that may properly come before the special meeting, or any adjournment or postponement thereof, by or at the direction of the board of directors of Omnicare (the "Omnicare Board").

        The Omnicare Board has fixed the close of business on July 20, 2015, as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

        Your vote is very important, regardless of the number of shares of our common stock you own.    The Merger cannot be completed unless holders of a majority of the outstanding shares of our common stock entitled to vote on the proposal to adopt the Merger Agreement at the special meeting cast the votes represented by such shares of our common stock "FOR" such proposal. In order for each of the adjournment proposal and the "golden parachute" compensation proposal to be approved, holders of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote on such proposal at the special meeting must cast the votes represented by such shares of our common stock "FOR" such proposal. If, however, holders of less than a majority of the votes represented by shares of our common stock issued and outstanding at the close of business on the record date for the special meeting and entitled to be cast at the special meeting are present in person or represented by proxy, approval of the adjournment proposal will require the affirmative vote of a majority of the votes represented by shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal.

        Whether or not you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or over the Internet, prior to the special meeting to ensure that your shares of our common stock will be represented at the special meeting if you are unable to attend. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of our common stock will have the same effect as voting "AGAINST" the proposal to adopt the Merger Agreement.

        If your shares of our common stock are held in "street name" by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of our common stock will have the same effect as voting "AGAINST" the proposal to adopt the Merger Agreement.

        After careful consideration, the Omnicare Board has unanimously determined that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interests of, Omnicare and its stockholders, and has approved, adopted and declared advisable the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. Accordingly, the Omnicare Board unanimously recommends that you vote "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement. In addition, the Omnicare Board unanimously recommends that you vote "FOR" the proposal to approve, on an advisory (non-binding) basis, certain "golden parachute" compensation that may be payable to Omnicare's named executive officers in connection with the consummation of the Merger. Approval of the "golden parachute" compensation is advisory (non-binding) and is not a condition to completion of the Merger.

        Holders of our common stock are or may be entitled to assert appraisal rights with respect to the Merger under Section 262 of the General Corporation Law of the State of Delaware. A copy of Section 262 is attached as Annex D to the proxy statement.

        The proxy statement provides you with detailed information about the special meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about Omnicare from documents we have filed with the U.S. Securities and Exchange Commission. If you have any questions concerning the Merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of our common stock, please contact our proxy solicitor:

D. F. King & Co., Inc.
48 Wall Street, 22nd Floor, New York, New York 10005
Toll-Free: (800) 283-2170
E-mail: Omnicare@dfking.com

July 20, 2015	BY ORDER OF THE BOARD OF DIRECTORS

Alexander M. Kayne General Counsel and Secretary

i

ii

        This proxy statement and the enclosed proxy card are first being mailed on or about July 21, 2015, to stockholders of Omnicare, Inc. who owned shares of its common stock, par value $1.00 per share, which we refer to as "company common stock" in this proxy statement, as of the close of business on July 20, 2015.

SUMMARY

        The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions set forth in the section entitled "Where You Can Find More Information" beginning on page 124 of this proxy statement.

        In this proxy statement, the terms "Omnicare", the "company", "we", "us" and "our" refer to Omnicare, Inc. and, where appropriate, its subsidiaries, and the term the "Omnicare Board" refers to the board of directors of Omnicare. We refer to CVS Pharmacy, Inc. as "CVS" and Tree Merger Sub, Inc. as "Merger Sub". All references to the "merger" refer to the merger of Merger Sub with and into Omnicare, with Omnicare continuing as the surviving corporation and becoming a wholly owned subsidiary of CVS, and all references to the "merger agreement" refer to the Agreement and Plan of Merger, dated as of May 20, 2015, as it may be amended from time to time, by and among Omnicare, CVS and Merger Sub, a copy of which is included as Annex A to this proxy statement. Omnicare, following the completion of the merger, is sometimes referred to in this proxy statement as the "surviving corporation".

Parties to the Merger (Page 28)

Omnicare, Inc.
900 Omnicare Center
201 East Fourth Street
Cincinnati, Ohio 45202
Telephone: (513) 719-2600
www.omnicare.com

        Omnicare, Inc., a Delaware corporation formed in 1981, is a healthcare services company that specializes in the management of complex pharmaceutical care. We operate two primary businesses through two operating segments, Long-Term Care Group and Specialty Care Group. Through Long-Term Care Group, we are the nation's largest provider of pharmaceuticals and related pharmacy services to long-term care facilities as well as chronic care facilities and other settings. Through Specialty Care Group, we provide specialty pharmacy and commercialization services for the biopharmaceutical industry.

CVS Pharmacy, Inc.
One CVS Drive
Woonsocket, Rhode Island 02895
Telephone: (401) 765-1500
www.cvs.com

        CVS Pharmacy, Inc. is a Rhode Island corporation and a subsidiary of CVS Health Corporation, a Delaware corporation, which we refer to as "CVS Parent" in this proxy statement. CVS Parent, together with its subsidiaries, is a pharmacy innovation company. CVS is the principal operating subsidiary of CVS Parent and the immediate or indirect parent of a number of entities that operate drugstores throughout the United States and its territories, as well as in Brazil.

Tree Merger Sub, Inc.
One CVS Drive
Woonsocket, Rhode Island 02895
Telephone: (401) 765-1500

        Tree Merger Sub, Inc., a Delaware corporation, is a wholly owned subsidiary of CVS and was formed solely for the purpose of facilitating the acquisition of Omnicare. To date, Merger Sub has not carried on any activities other than those related to its formation and the merger. Upon consummation of the proposed merger, Merger Sub will merge with and into Omnicare and will cease to exist, with Omnicare continuing as the surviving corporation.

The Special Meeting (Page 30)

Time, Place and Purpose of the Special Meeting (Page 30)

        The special meeting will be held on August 18, 2015, at 9:00 a.m., Eastern Time, at The Westin Cincinnati, 21 East Fifth Street, Cincinnati, Ohio 45202.

        At the special meeting, holders of company common stock will be asked to adopt the merger agreement and to approve adjournment of the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. In addition, holders of company common stock will be asked to approve, on an advisory (non-binding) basis, the compensation disclosed in this proxy statement that may be payable to Omnicare's named executive officers in connection with the consummation of the merger, which we refer to as the "'golden parachute' compensation" in this proxy statement.

Record Date and Quorum (Page 30)

        You are entitled to receive notice of, and to vote at, the special meeting if you were a record owner of shares of company common stock at the close of business on July 20, 2015, which the Omnicare Board has fixed as the record date for the special meeting and which we refer to as the "record date" in this proxy statement. You will have one vote for each share of company common stock that you owned at the close of business on the record date. As of the close of business on the record date, there were approximately 96,889,467 shares of company common stock, including shares of company common stock subject to company restricted stock awards (as defined below), outstanding and entitled to vote at the special meeting. A majority of the votes represented by shares of company common stock issued and outstanding at the close of business on the record date and entitled to be cast at the special meeting, present in person or represented by proxy, will constitute a quorum for the purposes of the special meeting. Shares of company common stock held by stockholders who abstain from voting on any proposal will be included as shares present at the special meeting for purposes of determining whether a quorum exists.

Vote Required (Page 31)

        In order for the merger agreement to be adopted, holders of a majority of the outstanding shares of company common stock entitled to vote on the proposal to adopt the merger agreement at the special meeting must cast the votes represented by such shares of company common stock "FOR" such proposal. If you fail to submit a proxy or to vote in person at the special meeting, or if you abstain or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as voting "AGAINST" the proposal to adopt the merger agreement.

        In order for the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies to be approved, whether or not a quorum is present, holders of a majority of the outstanding shares of company common stock present in person or represented by proxy and entitled to vote on such proposal at the special meeting must cast the votes represented by such shares of company common stock "FOR" such proposal. If you attend the meeting or are represented by proxy and abstain from voting, that abstention will have the same effect as voting "AGAINST" the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the vote to approve the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies.

        In order for the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation to be approved, provided that a quorum is present, holders of a majority of the outstanding shares of company common stock present in person or represented by proxy and entitled to vote on such proposal at the special meeting must cast the votes represented by such shares of company common stock "FOR" such proposal. If you attend the meeting or are represented by proxy and abstain from voting, that abstention will have the same effect as voting "AGAINST" the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation.

        As of the close of business on the record date, the directors and executive officers of Omnicare beneficially owned and were entitled to vote, in the aggregate, 515,817 shares of company common stock, including shares of company common stock subject to company restricted stock awards, as of such date, representing approximately 0.5% of the outstanding shares of company common stock, including shares of company common stock subject to company restricted stock awards, at the close of business on the record date.

        The directors and executive officers have informed Omnicare that they currently intend to vote all of their shares of company common stock, including their shares of company common stock subject to company restricted stock awards (other than shares of company common stock as to which such holder may not have discretionary authority), "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies and "FOR" the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation.

Proxies and Revocation (Page 33)

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of company common stock are held in "street name" through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. Each of the proposal to adopt the merger agreement, the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies and the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation is a non-routine proposal on which banks, brokerage firms and other nominees do not have discretion to vote any uninstructed shares.

        You may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

  •
  executing and returning a later-dated proxy at any time before a vote is taken at the special meeting;

  •
  voting by telephone or over the Internet no later than 11:59 p.m., Eastern Time, on August 17, 2015;

  •
  delivering a written notice of revocation prior to or during the special meeting; or

  •
  attending the special meeting and voting in person.

        If you hold your shares of company common stock in "street name", you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy or broker's proxy card from your bank, brokerage firm or other nominee.

The Merger (Page 37)

        The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Omnicare. Omnicare will be the surviving corporation in the merger and will continue to do business following the merger as a wholly owned subsidiary of CVS. As a result of the merger, Omnicare will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.

Merger Consideration (Page 37)

        At the effective time of the merger, which we refer to as the "effective time" in this proxy statement, each share of company common stock outstanding immediately prior to the effective time (excluding shares of company common stock subject to company restricted stock awards and other than shares of company common stock owned by CVS, Merger Sub or Omnicare, all of which will be canceled, shares of company common stock held by any subsidiaries of Omnicare or CVS (other than Merger Sub) and any shares of company common stock that are held by stockholders who are entitled to and have properly demanded appraisal rights in accordance, and have otherwise properly complied, with Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the "DGCL" in this proxy statement, and have not failed to perfect, withdrawn or lost such rights) will be automatically converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to $98.00, which we refer to as the "merger consideration" in this proxy statement.

Treatment of Company Equity Awards (Page 66)

Treatment of Stock Options

        At the effective time, each outstanding option to purchase shares of company common stock issued by Omnicare, which we refer to as a "company option" in this proxy statement, that is unexercised immediately prior to the effective time, whether vested or unvested, will be fully vested and will be canceled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) determined by multiplying the excess, if any, of $98.00 over the applicable exercise price per share of such company option by the number of shares of company common stock subject to such company option.

Treatment of Restricted Stock Rights

        At the effective time, each outstanding time-vested restricted stock award issued by Omnicare, which we refer to as a "company restricted stock award" in this proxy statement, or time-vested restricted stock unit issued by Omnicare, which we refer to as a "company restricted stock unit" and, together with the company restricted stock awards, as the "company restricted stock rights" in this proxy statement, whether vested or unvested, that was granted on or after June 1, 2014, or that by its terms provides for "double-trigger" vesting, will be converted into a number of restricted stock units or restricted shares, as applicable, denominated in shares of the common stock, par value $0.01 per share, of CVS Parent, which we refer to as "CVS Parent common stock" in this proxy statement, equal to the product of, rounded down to the nearest whole number, (i) the number of shares of company common stock subject to such company restricted stock right immediately prior to the effective time multiplied by (ii) the quotient of (A) $98.00 divided by (B) the average of the closing-sale prices per share of CVS Parent common stock for the five full trading days ending on (and including) the trading day that is two trading days prior to the closing date of the merger, which quotient we refer to as the "equity award conversion ratio" in this proxy statement. Upon such conversion, such restricted stock units or restricted shares, which we collectively refer to as "converted restricted stock rights" in this proxy statement, will be subject to the same terms and conditions (including "double-trigger" vesting) as the company restricted stock rights.

        At the effective time, each other outstanding company restricted stock right that is not converted as described above, whether vested or unvested, will be fully vested and will be canceled, with the holder of such company restricted stock right becoming entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to $98.00 multiplied by the number of shares of company common stock subject to such company restricted stock right.

        Any dividend or dividend equivalent rights accrued under any company restricted stock rights will be paid promptly after the effective time in accordance with the merger agreement and subject to applicable law.

Treatment of Performance Restricted Stock Units

        At the effective time, each outstanding performance restricted stock unit issued by Omnicare, which we refer to as a "company performance restricted stock unit" in this proxy statement, whether vested or unvested, that was granted on or after June 1, 2014, or that by its terms provides for "double-trigger" vesting, will be converted into a number of shares of time-vested restricted stock denominated in shares of CVS Parent common stock equal to the product of, rounded down to the nearest whole number, (i) the number of shares of company common stock subject to such company performance restricted stock unit multiplied by (ii) the equity award conversion ratio. The number of shares subject to each company performance restricted stock unit will be determined by assuming that performance for the full or cumulative performance period is the higher of the target and actual performance (as determined by Omnicare based upon actual financial performance up until the closing of the merger and will not include any discretionary adjustments). Upon such conversion, such time-vested restricted stock will be subject to the same terms and conditions (including "double-trigger" vesting) as the company performance restricted stock units.

        At the effective time, each other outstanding company performance restricted stock unit that is not converted as described above, whether vested or unvested, will be fully vested and will be canceled, with the holder of such company performance restricted stock unit becoming entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to $98.00 multiplied by the number of shares of company common stock subject to such company performance restricted stock unit. The number of shares subject to each company performance restricted stock unit will be determined by assuming that performance for the full or cumulative performance period is the higher of the target and actual performance (as determined by Omnicare based upon actual financial performance up until the closing of the merger and will not include any discretionary adjustments).

        Any dividend or dividend equivalent rights accrued under any company performance restricted stock units will be paid promptly after the effective time in accordance with the merger agreement and subject to applicable law.

Dividends (Page 112)

        Until the effective time, the merger agreement permits Omnicare to, and Omnicare expects to, continue to pay regular quarterly cash dividends, which may not exceed the amount of the regular quarterly cash dividends paid by Omnicare during the 12 months prior to May 20, 2015. Any such dividends declared prior to the effective time will be at the discretion of the Omnicare Board and can be changed or discontinued at any time, subject to the limitations in the merger agreement.

Expected Timing of the Merger (Page 65)

        We currently expect to complete the merger prior to the end of calendar year 2015. The merger is subject to various regulatory clearances and approvals and other conditions, however, and it is possible that factors outside the control of Omnicare or CVS could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals and the satisfaction or waiver of the other conditions precedent as described in the merger agreement.

Recommendation of the Omnicare Board; Reasons for the Merger (Page 45)

        After careful consideration, the Omnicare Board:

  •
  unanimously determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to, and in the best interests of, Omnicare and its stockholders;

  •
  unanimously approved, adopted and declared advisable the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger;

  •
  authorized, empowered and directed the appropriate officers of Omnicare, in the name and on behalf of Omnicare, to execute and deliver the merger agreement;

  •
  authorized, empowered and directed the appropriate officers of Omnicare, in the name and on behalf of Omnicare, to take all such further actions, to prepare, execute and deliver all such other documents, articles, certificates, instruments, schedules, reports and agreements and to make such filings as such officers determine to be necessary, advisable or appropriate in connection therewith;

  •
  recommended to the stockholders of Omnicare that they adopt the merger agreement and thereby approve the merger and the other transactions contemplated by the merger agreement; and

  •
  approved the merger pursuant to the merger agreement for purposes of Section 203 of the DGCL and any other similar laws that may be deemed applicable to Omnicare.

        For a discussion of the material factors considered by the Omnicare Board in reaching its conclusions, see the section entitled "The Merger (Proposal 1)—Recommendation of the Omnicare Board; Reasons for the Merger" beginning on page 45 of this proxy statement.

        In considering the recommendation of the Omnicare Board with respect to the proposal to adopt the merger agreement, you should be aware that certain of our directors and executive officers may be deemed to have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, those of Omnicare's stockholders generally. See the section entitled "The Merger (Proposal 1)—Interests of Certain Persons in the Merger" beginning on page 66 of this proxy statement and the section entitled "Advisory Vote on Golden Parachute Compensation (Proposal 3)" beginning on page 106 of this proxy statement. The Omnicare Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of Omnicare.

        The Omnicare Board unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. In addition, the Omnicare Board unanimously recommends that you vote "FOR" the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation that may be payable to Omnicare's named executive officers in connection with the consummation of the merger.

Opinions of Omnicare's Financial Advisors (Page 51)

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (Page 51)

        In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as "BofA Merrill Lynch" in this proxy statement, one of Omnicare's financial advisors, delivered to the Omnicare Board its oral opinion (which was subsequently confirmed in writing), as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of company common stock (other than Omnicare, CVS, Merger Sub, the respective subsidiaries of Omnicare and CVS, and holders of shares of company common stock who are entitled to and have properly demanded appraisal rights in accordance, and have otherwise properly complied, with Section 262 of the DGCL, which we refer to as "Section 262" in this proxy statement). The full text of the written opinion, dated May 20, 2015, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference to this proxy statement in its entirety. BofA Merrill Lynch provided its opinion to the Omnicare Board (in its capacity as such) for the benefit and use of the Omnicare Board in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Omnicare or in which Omnicare might engage or as to the underlying business decision of Omnicare to proceed with or effect the merger. BofA Merrill Lynch's opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

Opinion of Centerview Partners LLC (Page 53)

        Omnicare retained Centerview Partners LLC, which we refer to as "Centerview" in this proxy statement, as one of the financial advisors to the Omnicare Board in connection with the proposed merger and the other transactions contemplated by the merger agreement, which we collectively refer to as the "transaction" throughout this section entitled "—Opinion of Centerview Partners LLC" and the summary of Centerview's opinion in the section entitled "The Merger (Proposal 1)—Opinions of Omnicare's Financial Advisors—Opinion of Centerview Partners LLC" beginning on page 53 of this proxy statement. In connection with this engagement, the Omnicare Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of company common stock (other than (x) shares of company common stock held by CVS or Merger Sub, (y) shares of company common stock held by any subsidiary of Omnicare or CVS (other than Merger Sub) and (z) shares of company common stock that are held by stockholders who are entitled to and have properly demanded appraisal rights in accordance, and have otherwise properly complied, with Section 262, which we collectively refer to as "excluded shares" in this section entitled "—Opinion of Centerview Partners LLC" and the summary of Centerview's opinion in the section entitled "The Merger (Proposal 1)—Opinions of

Omnicare's Financial Advisors—Opinion of Centerview Partners LLC" beginning on page 53 of this proxy statement), of the merger consideration proposed to be paid to such holders pursuant to the merger agreement. On May 20, 2015, Centerview rendered to the Omnicare Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 20, 2015, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations described in its written opinion, the merger consideration proposed to be paid to the holders of shares of company common stock (other than excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of Centerview's written opinion, dated May 20, 2015, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated by reference to this proxy statement. Centerview's financial advisory services and opinion were provided for the information and assistance of the Omnicare Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the transaction and Centerview's opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of company common stock (other than excluded shares) of the merger consideration to be paid to such holders pursuant to the merger agreement. Centerview's opinion did not address any other term or aspect of the merger agreement or the transaction and does not constitute a recommendation to any stockholder of Omnicare or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the transaction or any other matter.

        The full text of Centerview's written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Financing of the Merger (Page 65)

        The merger is not conditioned on CVS obtaining the proceeds of any financing. We anticipate that total funds of approximately $12.9 billion will be needed to purchase all of the issued and outstanding shares of company common stock and to complete the merger and the other transactions contemplated by the merger agreement, and to pay related fees and expenses. In connection with entry into the merger agreement, CVS Parent entered into a $13 billion fully-committed unsecured bridge loan facility. CVS Parent expects to finance the merger consideration through the issuance of senior notes and/or term loans prior to the closing of the merger.

Interests of Certain Persons in the Merger (Page 66)

        Certain of Omnicare's directors and executive officers may be deemed to have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, those of Omnicare's stockholders generally. These interests may present these individuals with certain potential conflicts of interest. In evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of Omnicare, the Omnicare Board was aware of these interests and considered them among other matters that are described in the section entitled "The Merger (Proposal 1)—Recommendation of the Omnicare Board; Reasons for the Merger" beginning on page 45 of this proxy statement.

        For further information, see the section entitled "The Merger (Proposal 1)—Interests of Certain Persons in the Merger" beginning on page 66 of this proxy statement and the section entitled "Advisory Vote on Golden Parachute Compensation (Proposal 3)" beginning on page 106 of this proxy statement.

Material United States Federal Income Tax Consequences (Page 77)

        The exchange of shares of company common stock for cash pursuant to the merger will generally be a taxable transaction to United States Holders for United States federal income tax purposes. In general, a United States Holder whose shares of company common stock are converted into the right to receive cash in the merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares of company common stock and such United States Holder's adjusted tax basis in such shares. Backup withholding may also apply to the cash payments made pursuant to the merger unless the United States Holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service, which we refer to as the "IRS" in this proxy statement, Form W-9) or otherwise establishes an exemption from backup withholding. Payments made to a non-United States Holder with respect to shares of company common stock exchanged for cash pursuant to the merger will generally be exempt from United States federal income tax. A non-United States Holder may, however, be subject to backup withholding with respect to the cash payments made pursuant to the merger, unless the non-United States Holder certifies on an appropriate IRS Form W-8 that such non-United States Holder is not a United States person or otherwise establishes an exemption from backup withholding. You should read the section entitled "The Merger (Proposal 1)—Material United States Federal Income Tax Consequences" beginning on page 77 of this proxy statement for definitions of "United States Holder" and "non-United States Holder", and for a more detailed discussion of the United States federal income tax consequences of the merger. You should also consult your tax advisor with respect to the specific tax consequences to you in connection with the merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or foreign tax laws or tax treaties.

Regulatory Approvals (Page 81)

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the "HSR Act" in this proxy statement, the merger may not be completed until the expiration of a 30-calendar day waiting period, which began when CVS and Omnicare filed their respective Premerger Notification and Report Forms under the HSR Act with the Federal Trade Commission, which we refer to as the "FTC" in this proxy statement, and the Antitrust Division of the Department of Justice, which we refer to as the "Antitrust Division" in this proxy statement, unless such waiting period is earlier terminated by the FTC and the Antitrust Division, or unless such waiting period is extended by a Request for Additional Information. Pursuant to the terms of the merger agreement, CVS and Omnicare were obligated to approach the FTC and the Antitrust Division to discuss the merger and the other transactions contemplated by the merger agreement within five business days of May 20, 2015, and to file their respective Premerger Notification and Report Forms as promptly as reasonably practicable thereafter. CVS and Omnicare each filed a Premerger Notification and Report Form under the HSR Act with the FTC and the Antitrust Division in connection with the merger on July 6, 2015.

        There can be no assurance that a challenge to the merger on antitrust or other regulatory grounds will not be made or, if such a challenge is made, what the result of such challenge will be. Omnicare and CVS are obligated to use reasonable best efforts to obtain as promptly as practicable any necessary consents, approvals, waivers and authorizations of, and any actions or nonactions by, any governmental entity in connection with the consummation of the merger and the other transactions contemplated by the merger agreement.

Litigation Relating to the Merger (Page 82)

        Following announcement of the merger, two putative class action complaints styled Elow v. Omnicare, Inc., et al., Civil Action No. 11093-VCG and Electrical Workers Pension Trust Fund of IBEW

Local Union No. 58 v. CVS Health Corp., et al., Civil Action No. 11131-VCG, which we collectively refer to as the "complaints" in this proxy statement, were filed in the Court of Chancery of the State of Delaware on behalf of purported stockholders of Omnicare.

        The complaints name as defendants various combinations of Omnicare, the members of the Omnicare Board, CVS Parent, CVS and Merger Sub. The complaints generally assert that the members of the Omnicare Board breached their fiduciary duties to Omnicare's stockholders during merger negotiations by entering into the merger agreement and approving the merger, and that CVS Parent, CVS and Merger Sub aided and abetted such breaches of fiduciary duties. The complaints further allege that, among other things, (i) the merger consideration undervalues Omnicare, (ii) the sales process leading up to the merger was flawed due to the conflicts of interest of members of the Omnicare Board, members of Omnicare management, BofA Merrill Lynch and Centerview, (iii) certain provisions of the merger agreement inappropriately favor CVS and inhibit competing bids and (iv) Omnicare's Preliminary Proxy Statement filed with the SEC on June 26, 2015, omitted material facts, including material information regarding the process leading up to the merger, the financial analyses of BofA Merrill Lynch and Centerview and the prospective financial information described in the section titled "The Merger (Proposal 1)—Certain Company Projections" beginning on page 62 of this proxy statement. The complaints seek, among other things, (i) a declaration that the merger was entered into in breach of the defendants' fiduciary duties and is therefore unenforceable, (ii) injunctive relief enjoining the merger unless and until Omnicare implements a process that will yield a merger agreement providing fair terms to Omnicare's stockholders, (iii) rescission of the merger agreement to the extent already implemented and granting rescissory damages, (iv) an accounting of all damages suffered as a result of the alleged wrongdoing and (v) reimbursement of costs.

        The defendants believe that the claims asserted against them in the complaints are without merit and intend to defend the litigation vigorously. Additional lawsuits arising out of or relating to the merger agreement or the merger may be filed in the future.

The Merger Agreement (Page 83)

        A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For further information regarding the merger agreement, see the section entitled "The Merger Agreement" beginning on page 83 of this proxy statement.

Solicitation of Alternative Transaction Proposals (Page 93)

        Omnicare has agreed not to (including not knowingly permitting its subsidiaries to), among other things, solicit any alternative transaction proposals or engage in any discussions or negotiations with any person regarding any alternative transaction proposal from a third party. Notwithstanding these restrictions, as described more fully in the section entitled "The Merger Agreement—Terms of the Merger Agreement—No Solicitation" beginning on page 93 of this proxy statement, prior to the adoption of the merger agreement by Omnicare's stockholders, Omnicare can furnish information with respect to Omnicare and its subsidiaries to, and participate in discussions or negotiations with, a person making an alternative transaction proposal if the Omnicare Board determines in good faith, after consultation with its legal and financial advisors, that such alternative transaction proposal either is, or is reasonably likely to lead to, a superior proposal. Prior to the special meeting, in response to a bona fide superior proposal, Omnicare may terminate the merger agreement in order to enter into a definitive agreement for such superior proposal if the Omnicare Board determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with Omnicare's directors' fiduciary duties under applicable law and Omnicare complies with certain terms of the merger agreement, including providing CVS an opportunity to revise its offer and paying to CVS a termination fee as described in the section entitled "The Merger Agreement—Terms of the Merger Agreement—Termination Fee" beginning on page 103 of this proxy statement.

Changes in the Recommendation of the Omnicare Board (Page 94)

        Prior to the special meeting, but not after, in response to a bona fide superior proposal, the Omnicare Board may make an adverse recommendation change (as described in the section entitled "The Merger Agreement—Terms of the Merger Agreement—Changes in the Recommendation of the Omnicare Board" beginning on page 94 of this proxy statement) if the Omnicare Board determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with Omnicare's directors' fiduciary duties under applicable law and Omnicare complies with certain terms of the merger agreement.

        In addition, at any time before the merger agreement is adopted by Omnicare's stockholders, but not after, other than in connection with an alternative transaction proposal, the Omnicare Board may make an adverse recommendation change (as described in the section entitled "The Merger Agreement—Terms of the Merger Agreement—Changes in the Recommendation of the Omnicare Board" beginning on page 94 of this proxy statement) if the Omnicare Board determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with Omnicare's directors' fiduciary duties under applicable law and Omnicare complies with certain terms of the merger agreement (as described in the section entitled "The Merger Agreement—Terms of the Merger Agreement—Changes in the Recommendation of the Omnicare Board" beginning on page 94 of this proxy statement).

        Under the merger agreement, if the Omnicare Board, among other things, in a manner materially adverse to CVS, changes, qualifies, withdraws or modifies (or authorizes or publicly proposes to change, qualify, withdraw or modify) its recommendation that Omnicare's stockholders adopt the merger agreement, CVS may terminate the merger agreement and receive from Omnicare a termination fee as described in the section entitled "The Merger Agreement—Terms of the Merger Agreement—Termination Fee" beginning on page 103 of this proxy statement.

Conditions to the Completion of the Merger (Page 100)

        As more fully described in the merger agreement and in the section entitled "The Merger Agreement—Terms of the Merger Agreement—Merger Closing Conditions" beginning on page 100 of this proxy statement, the respective obligations of Omnicare, CVS and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions, including the adoption of the merger agreement by Omnicare's stockholders, receipt of required regulatory approvals under the HSR Act, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the merger agreement. Completion of the merger will also require the satisfaction or waiver of certain other closing conditions.

Termination of the Merger Agreement (Page 101)

        The merger agreement may be terminated, subject to certain conditions and limitations, under the following circumstances:

  •
  by mutual written consent of CVS and Omnicare;

  •
  by either CVS or Omnicare:

  •
  if the merger has not been consummated on or before May 20, 2016 (which will be automatically extended by three additional months if the condition relating to the expiration or termination of any waiting period (and any extension thereof) applicable to consummation of the merger under the HSR Act and the receipt of any approvals required thereunder has not been fulfilled but all other conditions to closing have been fulfilled or are capable of being fulfilled);

    •
    if the adoption of the merger agreement by Omnicare's stockholders has not been obtained at the special meeting or at any adjournment or postponement thereof; or

    •
    if any governmental entity of competent jurisdiction has issued an order, injunction, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the merger and such order, injunction, decree, ruling or other action is or has become final and non-appealable.

  •
  by CVS:

  •
  prior to receipt of the adoption of the merger agreement by Omnicare's stockholders, if the Omnicare Board has, among other things, in a manner materially adverse to CVS, changed, qualified, withdrawn or modified (or authorized or publicly proposed to change, qualify, withdraw or modify) its recommendation that Omnicare's stockholders adopt the merger agreement;

  •
  if prior to the closing date there has been a breach of or inaccuracy in any of Omnicare's representations or warranties contained in the merger agreement or Omnicare has failed to perform or comply with any of its covenants or agreements contained in the merger agreement, which breach, inaccuracy or failure to perform or comply (i) would give rise to the failure of any condition to CVS's and Merger Sub's obligations to effect the merger and (ii) is incapable of being cured or, if curable, is not cured on or before the earlier of (A) May 20, 2016 (or as such date may be extended pursuant to the merger agreement) and (B) the date that is 45 days following the receipt by Omnicare of written notice from CVS of such breach, inaccuracy or failure to perform or comply; or

  •
  if prior to the closing date Omnicare or any of its subsidiaries is debarred or excluded from participating in Medicare, Medicaid or any other federal or state healthcare program.

  •
  by Omnicare:

  •
  if prior to the closing date there has been a breach of or inaccuracy in any of CVS's or Merger Sub's representations or warranties contained in the merger agreement, or CVS or Merger Sub has failed to perform or comply with any of its covenants or agreements contained in the merger agreement, which inaccuracy, breach or failure to perform or comply (i) would give rise to the failure of any condition to Omnicare's obligation to effect the merger and (ii) is incapable of being cured or, if curable, is not cured on or before the earlier of (A) May 20, 2016 (or as such date may be extended pursuant to the merger agreement) and (B) the date that is 45 days following the receipt by CVS of written notice from Omnicare of such breach, inaccuracy or failure to perform or comply; or

  •
  at any time before the merger agreement is adopted by Omnicare's stockholders, in order to enter into a definitive agreement providing for a superior proposal, provided that Omnicare has complied with its obligations under the covenants relating to non-solicitation of alternative transaction proposals contained in the merger agreement and Omnicare pays to CVS the termination fee.

Effect of Termination (Page 102)

        If the merger agreement is validly terminated, the merger agreement will become null and void and have no effect, and, subject to certain specified provisions of the merger agreement that will survive such termination, including among others, the provisions relating to termination, confidentiality, specific performance and remedies, there will be no liability or obligation on the part of CVS, Merger

Sub or Omnicare. However, other than with respect to Omnicare (except in the case of fraud), in the event that CVS is entitled to payment of a termination fee and Omnicare in fact pays to CVS such fee, no party will be relieved of any liability or damages arising out of its willful or intentional breach of any provision of the merger agreement.

Termination Fee (Page 103)

        Omnicare may be required to pay to CVS a termination fee of $350 million in the following circumstances:

  •
  if, at any time before the merger agreement is adopted by Omnicare's stockholders, the merger agreement is terminated by Omnicare in order to enter into a definitive agreement providing for a superior proposal;

  •
  if, at any time before the merger agreement is adopted by Omnicare's stockholders, the merger agreement is terminated by CVS because the Omnicare Board has made an adverse recommendation change (as described in the section entitled "The Merger Agreement—Terms of the Merger Agreement—Changes in the Recommendation of the Omnicare Board" beginning on page 94 of this proxy statement); or

  •
  if (i) prior to the special meeting, an alternative transaction proposal has been publicly made to Omnicare or directly to Omnicare's stockholders generally and not publicly withdrawn, (ii) the merger agreement is terminated by CVS or Omnicare due to (A) the failure to consummate the merger on or before May 20, 2016 (or as such date may be extended pursuant to the merger agreement) or (B) the failure of Omnicare's stockholders to adopt the merger agreement at the special meeting or any adjournment or postponement thereof and (iii) within 12 months of such termination, Omnicare enters into a definitive agreement to consummate or consummates any alternative transaction proposal.

Guarantee Agreement (Page 104)

        Concurrently with the execution of the merger agreement, CVS Parent and Omnicare entered into a Guarantee Agreement, dated as of May 20, 2015, which we refer to as the "guarantee agreement" in this proxy statement, pursuant to which CVS Parent guaranteed to Omnicare the full and timely performance by CVS and Merger Sub of their respective obligations under the merger agreement.

Market Price of Company Common Stock (Page 112)

        The merger consideration of $98.00 per share of company common stock:

  •
  represented a premium of 4% over the closing price per share of company common stock of $94.63 on May 20, 2015, the last full trading day prior to the public announcement of the merger agreement;

  •
  represented a premium of 27% over the closing price per share of company common stock of $77.04 on April 20, 2015, the last full trading day prior to unusually high trading volume and two days prior to the publication of a Bloomberg article reporting that Omnicare is exploring a sale and working with financial advisors as it seeks buyers;

  •
  represented a premium of 26% over the volume weighted average price per share of company common stock of $77.58 for the 30 days prior to April 20, 2015;

  •
  represented a premium of 28% over the volume weighted average price per share of company common stock of $76.32 for the 90 days prior to April 20, 2015;

  •
  represented a premium of 24% over the 52-week highest closing price per share of company common stock of $78.77 for the period ended April 20, 2015; and

  •
  represented a premium of 69% over the 52-week lowest closing price per share of company common stock of $58.13 for the period ended April 20, 2015.

Appraisal Rights (Page 117)

        If the merger agreement is adopted by Omnicare's stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262. This means that holders of company common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of their shares of company common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders of Omnicare who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

        Stockholders of Omnicare considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

        To exercise your appraisal rights, you must submit a written demand for appraisal to Omnicare before the stockholder vote is taken on the proposal to adopt the merger agreement, you must not submit a blank proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of company common stock of record through the effective time. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex D to this proxy statement. If you hold your shares of company common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or other nominee.

Delisting and Deregistration of Company Common Stock (Page 122)

        If the merger is completed, the company common stock will be delisted from the New York Stock Exchange, which we refer to as the "NYSE" in this proxy statement, and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act" in this proxy statement. As such, we would no longer file periodic reports with the U.S. Securities and Exchange Commission, which we refer to as the "SEC" in this proxy statement.

Help in Answering Questions

        If you have questions about the special meeting or the merger after reading this document, you may contact D.F. King & Co., Inc., which is assisting Omnicare in the solicitation of proxies, by mail at 48 Wall Street, 22nd Floor, New York, New York 10005, by telephone at (800) 283-2170 (toll-free) or by e-mail at Omnicare@dfking.com.

        Neither the SEC nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated by the merger agreement, including the merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Omnicare. Please refer to the section entitled "Summary" beginning on page 1 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should carefully read in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions set forth in the section entitled "Where You Can Find More Information" beginning on page 124 of this proxy statement.

Q.
Why am I receiving this proxy statement and proxy card or voting instruction form?

A.
You are receiving this proxy statement and proxy card or voting instruction form because you owned shares of company common stock at the close of business on July 20, 2015. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of company common stock with respect to such matters.

Q.
When and where is the special meeting?

A.
The special meeting of stockholders of Omnicare will be held on August 18, 2015, at 9:00 a.m., Eastern Time, at The Westin Cincinnati, 21 East Fifth Street, Cincinnati, Ohio 45202. This proxy statement for the special meeting is first being mailed to Omnicare's stockholders on or about July 21, 2015.

Q.
Who is soliciting my vote?

A.
This proxy statement and the proxy card are provided in connection with the solicitation by the Omnicare Board for the special meeting. Solicitation may be made by directors and officers of Omnicare, via electronic or regular mail, by telephone, by facsimile, by press release, over the Internet or in person. In addition, we have retained D.F. King & Co., Inc. to assist in the distribution and solicitation of proxies. See the section entitled "The Special Meeting—Payment of Solicitation Expenses" beginning on page 36 of this proxy statement.

Q.
What will I be voting on?

A.
You will be voting on the following:

  •
  the adoption of the merger agreement, which provides for the acquisition of Omnicare by CVS;

  •
  the approval to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

  •
  the approval, on an advisory (non-binding) basis, of the "golden parachute" compensation that may be payable to Omnicare's named executive officers in connection with the consummation of the merger.

Q.
What are the voting recommendations of the Omnicare Board?

A.
The Omnicare Board unanimously recommends that you vote your shares of company common stock "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and "FOR" the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation that may be payable to Omnicare's named executive officers in connection with the consummation of the merger.

Q.
What is the merger and what effects will it have on Omnicare?

A.
The merger is the acquisition of Omnicare by CVS pursuant to the merger agreement. If the merger agreement is adopted by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Omnicare. Upon completion of the merger, Merger Sub will cease to exist and Omnicare will continue as the surviving corporation. As a result of the merger, Omnicare will become a wholly owned subsidiary of CVS and will no longer be a publicly-held corporation, and you will no longer have any interest in our future earnings or growth. In addition, the company common stock will be delisted from the NYSE and deregistered under the Exchange Act, and Omnicare will no longer file periodic reports with the SEC.

Q.
What will I receive if the merger is completed?

A.
Upon completion of the merger, you will be entitled to receive the merger consideration of $98.00 per share in cash, without interest and less any applicable withholding taxes, for each share of company common stock that you own, unless you are entitled to and have properly demanded and not withdrawn or lost your appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of company common stock, you will receive $9,800 in cash in exchange for your shares of company common stock, less any applicable withholding taxes. You will not own any shares of capital stock in the surviving corporation.

Q.
How does the merger consideration compare to the market price of company common stock prior to the announcement of the merger?

A.
The merger consideration of $98.00 per share of company common stock represents a premium of 4% over the closing price per share of company common stock of $94.63 on May 20, 2015, the last full trading day prior to the public announcement of the merger agreement; a premium of 27% over the closing price per share of company common stock of $77.04 on April 20, 2015, the last full trading day prior to unusually high trading volume and two days prior to the publication of a Bloomberg article reporting that Omnicare is exploring a sale and working with financial advisors as it seeks buyers; a premium of 26% over the volume weighted average price per share of company common stock of $77.58 for the 30 days prior to April 20, 2015; a premium of 28% over the volume weighted average price per share of company common stock of $76.32 for the 90 days prior to April 20, 2015; a premium of 24% over the 52-week highest closing price per share of company common stock of $78.77 for the period ended April 20, 2015; and a premium of 69% over the 52-week lowest closing price per share of company common stock of $58.13 for the period ended April 20, 2015.

On July 20, 2015, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for company common stock on the NYSE was $95.60 per share of company common stock. You are encouraged to obtain current market prices of company common stock in connection with voting your shares of company common stock.

Q.
Upon the consummation of the merger, will Omnicare continue as a public company?

A.
No.    If the merger is completed, the company common stock will be delisted from the NYSE and deregistered under the Exchange Act. As such, we will cease to be publicly traded and will no longer file periodic reports with the SEC.

Q.
When do you expect the merger to be completed?

A.
We currently expect to complete the merger prior to the end of calendar year 2015. The merger is subject to various regulatory clearances and approvals and other conditions, however, and it is possible that factors outside the control of Omnicare or CVS could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals and the satisfaction or waiver of the other conditions precedent as described in the merger agreement.

Q.
What happens if the merger is not completed?

A.
If the merger agreement is not adopted by the stockholders of Omnicare or if the merger is not completed for any other reason, the stockholders of Omnicare will not receive any payment for their shares of company common stock. Instead, Omnicare will remain a stand-alone publicly-held entity, and the company common stock will continue to be listed and traded on the NYSE. Under specified circumstances, Omnicare may be required to pay to CVS a fee with respect to the termination of the merger agreement, as described in the section entitled "The Merger Agreement—Terms of the Merger Agreement—Termination Fee" beginning on page 103 of this proxy statement.

Q.
Is the merger expected to be taxable to me?

A.
Yes.    The exchange of shares of company common stock for cash pursuant to the merger will generally be a taxable transaction to United States Holders for United States federal income tax purposes. In general, a United States Holder whose shares of company common stock are converted into the right to receive cash in the merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares of company common stock and such United States Holder's adjusted tax basis in such shares. Backup withholding may also apply to the cash payments made pursuant to the merger unless the United States Holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9) or otherwise establishes an exemption from backup withholding. Payments made to a non-United States Holder with respect to shares of company common stock exchanged for cash pursuant to the merger will generally be exempt from United States federal income tax. A non-United States Holder may, however, be subject to backup withholding with respect to the cash payments made pursuant to the merger, unless the non-United States Holder certifies on an appropriate IRS Form W-8 that such non-United States Holder is not a United States person or otherwise establishes an exemption from backup withholding. You should read the section entitled "The Merger (Proposal 1)—Material United States Federal Income Tax Consequences" beginning on page 77 of this proxy statement for definitions of "United States Holder" and "non-United States Holder", and for a more detailed discussion of the United States federal income tax consequences of the merger. You should also consult your tax advisor with respect to the specific tax consequences to you in connection with the merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or foreign tax laws or tax treaties.

Q.
Do any of Omnicare's directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.
Yes.    In considering the recommendation of the Omnicare Board with respect to the proposal to adopt the merger agreement, you should be aware that certain of our directors and executive officers may be deemed to have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, the interests of Omnicare's stockholders generally. The Omnicare Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of Omnicare. See the section entitled "The Merger (Proposal 1)—Interests of Certain Persons in the Merger" beginning on page 66 of this proxy statement and the section entitled "Advisory Vote on Golden Parachute Compensation (Proposal 3)" beginning on page 106 of this proxy statement.

Q.
Who may attend the special meeting?

A.
All stockholders of record at the close of business on July 20, 2015, or their duly appointed proxies, and our invited guests may attend the special meeting. Seating is limited and admission is on a first-come, first-served basis. Please be prepared to present valid photo identification for admission to the special meeting.

If you hold shares of company common stock in "street name" (that is, in a brokerage account or through a bank or other nominee) and you plan to vote in person at the special meeting, you will need to bring a valid photo identification and a legal proxy or broker's proxy card from your bank, brokerage firm or other nominee.

Stockholders of record will be verified against an official list available in the registration area at the meeting. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the close of business on the record date.

Q.
Can I participate if I am unable to attend the special meeting?

A.
If you are unable to attend the special meeting in person, we urge you to vote your shares of company common stock in advance by telephone, over the Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided, or by following the instructions provided to you by your bank, brokerage firm or other nominee if you hold your shares of company common stock in "street name". The special meeting will not be broadcast telephonically or over the Internet.

Q.
When will the stockholders' list be available for examination?

A.
A complete list of the stockholders of record at the close of business on the record date will be available for examination by stockholders of record at Omnicare's principal executive offices located at 900 Omnicare Center, 201 E. Fourth Street, Cincinnati, Ohio 45202, during ordinary business hours, for a period of at least ten days prior to the special meeting and will continue to be available through and during the special meeting at The Westin Cincinnati, 21 East Fifth Street, Cincinnati, Ohio 45202.

Q.
Who may vote?

A.
You may vote if you were a record owner of company common stock at the close of business on the record date. Each share of company common stock is entitled to one vote. As of the close of business on the record date, there were approximately 96,889,467 shares of company common stock, including shares of company common stock subject to company restricted stock awards, outstanding and entitled to vote at the special meeting.

Q.
How do I submit a proxy or vote?

A.
If you are a stockholder of record (that is, if your shares of company common stock are registered in your name with Computershare Trust Company, N.A., our transfer agent), there are four ways to submit your proxy or vote:

Vote your shares by proxy by calling (800) 690-6903, 24 hours a day, seven days a week until 11:59 p.m., Eastern Time, on August 17, 2015. Please have your proxy card in hand when you call. The telephone voting system has easy-to-follow instructions and provides confirmation that the system has properly recorded your vote.
OR

Vote your shares by proxy by visiting the website www.proxyvote.com, 24 hours a day, seven days a week until 11:59 p.m., Eastern Time, on August 17, 2015. Please have your proxy card in hand when you access the website. The website has easy-to-follow instructions and provides confirmation that the system has properly recorded your vote.
OR

Vote your shares by proxy by signing, dating and returning the proxy card in the postage-paid envelope provided. If you vote by telephone or over the Internet, you do not need to return your proxy card by mail.
OR
Vote your shares by attending the special meeting in person and depositing your proxy card or completing a ballot that will be distributed at the special meeting.

Submission of proxies by telephone or over the Internet for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on August 17, 2015. Submission of proxies by telephone or over the Internet is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause proxies to arrive late and therefore not be counted.

Even if you plan to attend the special meeting in person, you are encouraged to submit a proxy. You may still vote your shares of company common stock in person at the meeting even if you have previously submitted a proxy. If you are present at the meeting and desire to vote in person, your previous proxy will not be counted.

Q.
How are shares held in the Savings and Investment Plan and the Union 401(k) Plan voted?

A.
Participants in the Omnicare, Inc. Savings and Investment Plan and the Neighborcare, Inc. Union 401(k) Plan, which we collectively refer to as the "401(k) plans" in this proxy statement, are entitled to vote the shares of company common stock held under the 401(k) plans in their name. To do so, you must sign and timely return the proxy card you received with this proxy statement or submit voting instructions over the Internet or by telephone. By doing either of the above, you direct the trustee of the applicable 401(k) plan to vote your shares of company common stock held under such 401(k) plan at the special meeting, in person or by proxy, as designated in your instructions. The voting results for the shares of company common stock held under the applicable 401(k) plan will be tabulated by Broadridge Financial Solutions, Inc. for all such plan's participants and reported to the trustee of such plan on an aggregate basis. The overall vote tallies will not show how individual participants voted. The trustee of the applicable 401(k) plan will vote the shares of company common stock at the special meeting through the custodian holding such shares. If a 401(k) plan participant's voting instructions are not received by Broadridge Financial Solutions, Inc. before the special meeting, or if the voting instructions are revoked by the participant before the special meeting, the shares of company common stock held by that participant under the applicable 401(k) plan will be considered unvoted. All unvoted shares held under the 401(k) plans will be voted at the special meeting by the trustee of the applicable 401(k) plan in proportion to the voting results of shares of company common stock held under such 401(k) plan for which voting instructions are received. To allow sufficient time for voting by the trustees of the 401(k) plans, your voting instructions must be received by 11:59 p.m., Eastern Time, on August 13, 2015.

Q.
What if I hold my shares of company common stock in "street name"?

A.
You should follow the voting directions provided by your bank, brokerage firm or other nominee. You may complete and mail a voting instruction card to your bank, brokerage firm or other nominee or, in most cases, submit voting instructions by telephone or over the Internet to your bank, brokerage firm or other nominee. If you provide specific voting instructions by mail, telephone or over the Internet, your bank, brokerage firm or other nominee will vote your shares of company common stock as you have directed. Please note that if you wish to vote in person at the special meeting, you will need to bring a valid photo identification and a legal proxy or broker's proxy card from your bank, brokerage firm or other nominee.

Q.
Will my shares of company common stock held in "street name" or another form of record ownership be combined for voting purposes with shares of company common stock I hold of record?

A.
No.    Because any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to complete, sign, date and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.
Can I change my mind after I submit my proxy?

A.
Yes.    If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

  •
  executing and returning a later-dated proxy at any time before a vote is taken at the special meeting;

  •
  voting by telephone or over the Internet no later than 11:59 p.m., Eastern Time, on August 17, 2015;

    •
    delivering a written notice of revocation prior to or during the special meeting; or

    •
    attending the special meeting and voting in person.

If you hold your shares of company common stock in "street name", you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy or broker's proxy card from your bank, brokerage firm or other nominee.

Q.
Who will count the votes?

A.
A representative of Broadridge Financial Solutions, Inc. will count the votes and will serve as the independent inspector of election.

Q.
Where can I find the voting results of the special meeting?

A.
Omnicare intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that Omnicare files with the SEC are publicly available when filed.

Q.
What does it mean if I receive more than one proxy card?

A.
It means that you have multiple accounts with brokers or our transfer agent. Please vote all of the shares held in each such account. We encourage you to register all of your shares of company common stock in the same name and address. You may do this by contacting your broker or our transfer agent. Our transfer agent may be reached at (800) 791-3932 (toll free), or at the following address:

Computershare Trust Company, N.A.
P.O. Box 30170
College Station, Texas 77842-3170

Q.
Will my shares of company common stock be voted if I do not submit my proxy?

A.
If you are the stockholder of record and you do not vote in person at the special meeting or submit a proxy, your shares of company common stock will not be voted. The failure to vote your shares of company common stock will have the same effect as voting "AGAINST" the proposal to adopt the merger agreement.

If your shares of company common stock are held in "street name" by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of company common stock without instructions from you. Currently, banks, brokerage firms or other nominees have the authority under the NYSE rules to vote shares of company common stock for which their customers do not provide voting instructions only on certain "routine" matters.

However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies and the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation. As a result, absent specific instructions from the beneficial owner of such shares of company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of company common stock on non-routine matters, which we refer to generally as "broker non-votes" in this proxy statement. The failure to provide instructions to your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have the same effect as voting "AGAINST" the proposal to adopt the merger agreement.

Q.
May stockholders ask questions?

A.
Yes.    Our representatives will answer stockholders' questions of general interest following the special meeting consistent with the rules distributed at the special meeting.

Q.
How many votes must be present to hold the meeting?

A.
A majority of the votes represented by shares of company common stock issued and outstanding at the close of business on the record date and entitled to be cast at the special meeting, present in person or represented by proxy, will constitute a quorum. Shares of company common stock present in person or represented by proxy and entitled to be cast at the special meeting will be counted for purposes of determining whether a quorum exists. If your shares of company common stock are held in "street name" through a bank, brokerage firm or other nominee and you instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee, then your shares of company common stock will be included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists. If your shares of company common stock are held in "street name" through a bank, brokerage firm or other nominee and you fail to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock, then your shares of company common stock will not be included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists.

Q.
What vote is required to approve each proposal?

A.
In order for the merger agreement to be adopted, holders of a majority of the outstanding shares of company common stock entitled to vote on the proposal to adopt the merger agreement at the special meeting must cast the votes represented by such shares of company common stock "FOR" such proposal.

In order for each of the adjournment proposal and the "golden parachute" compensation proposal to be approved (and provided that, with respect to the "golden parachute" compensation proposal, a quorum is present at the special meeting), holders of a majority of the outstanding shares of company common stock present in person or represented by proxy and entitled to vote on such proposal at the special meeting must cast the votes represented by such shares of company common stock "FOR" such proposal. If, however, no quorum is present at the special meeting, approval of the adjournment proposal will require the affirmative vote of a majority of the votes represented by shares of company common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal.

Q.
How are votes counted?

A.
For the proposal to adopt the merger agreement, you may vote "FOR", "AGAINST" or "ABSTAIN". Because the affirmative vote required to adopt the merger agreement is based upon the total number of outstanding shares of company common stock, the failure to vote your shares of company common stock or to instruct your bank, brokerage firm or other nominee to vote your shares of company common stock will have the same effect as voting "AGAINST" the proposal to adopt the merger agreement.

For the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation proposal and for the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies, you may vote "FOR", "AGAINST" or "ABSTAIN". Provided a quorum is present in person or represented by proxy at the special meeting, if you attend the meeting or have given a proxy and abstain on the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation proposal, your abstention will have the same effect as voting "AGAINST" such proposal. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the vote to approve, on an advisory (non-binding) basis, the "golden parachute" compensation.

Whether or not a quorum is present in person or represented by proxy at the special meeting, if you attend the meeting or have given a proxy and abstain on the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies, that abstention will have the same effect as voting "AGAINST" such proposal. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the vote to approve the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies.

The vote to approve the "golden parachute" compensation proposal is advisory only and will not be binding on Omnicare or CVS and is not a condition to completion of the merger. If the merger agreement is adopted by the stockholders and the merger is completed, the "golden parachute" compensation may be paid to Omnicare's named executive officers in connection with the consummation of the merger even if stockholders fail to approve the "golden parachute" compensation proposal.

Q.
Who will pay for this proxy solicitation?

A.
We will bear the cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares of company common stock. A few of our directors, officers and employees may participate in the solicitation of proxies without additional compensation.

Q.
Will any other matters be voted on at the special meeting?

A.
As of the date of this proxy statement, our management is not aware of any other matters that will be presented for consideration at the special meeting other than those matters discussed in this proxy statement.

Q.
What is Omnicare's website address?

A.
Our website address is www.omnicare.com. We make this proxy statement, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available on our website in the "Investors—Financial Information—SEC Filings" section, as soon as reasonably practicable after electronically filing such material with the SEC.

This information is also available free of charge at www.sec.gov, an Internet site maintained by the SEC that contains reports, proxy and information statements, and other information regarding issuers that are filed electronically with the SEC. Stockholders may also read and copy any reports, statements and other information filed by us with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or visit the SEC's website for further information on its public reference room. Stockholders may also obtain free copies of the documents filed with the SEC by contacting Omnicare's Investor Relations at (513) 719-1507, by writing to Patrick Lee, Omnicare, Inc., 900 Omnicare Center, 201 East Fourth Street, Cincinnati, Ohio 45202, or by e-mailing investor.relations@omnicare.com.

The references to our website address and the SEC's website address do not constitute incorporation by reference of the information contained in these websites and should not be considered part of this document.

Our SEC filings are available in print to any stockholder who requests a copy at the phone number or address listed above.

Q.
What happens if I sell my shares of company common stock before the special meeting?

A.
The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of company common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares of company common stock and each of you notifies Omnicare in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares of company common stock.

Q.
What do I need to do now?

A.
Even if you plan to attend the special meeting in person, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares of company common stock are represented at the special meeting. If you hold your shares of company common stock in your own name as the stockholder of record, please submit a proxy for your shares of company common stock by (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (ii) using the telephone number printed on your proxy card or (iii) using the Internet proxy instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner of shares of company common stock and hold such shares in "street name", please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.
Should I send in my stock certificates now?

A.
No.    If you hold your shares of company common stock in certificated form, you will be sent a letter of transmittal promptly after the completion of the merger, describing how you may exchange your shares of company common stock for the merger consideration. If you hold your shares of company common stock in book-entry form, you will not be sent a letter of transmittal with respect to your shares, unless you are otherwise required by the paying agent to deliver an executed letter of transmittal, in which case the paying agent will send you a letter of transmittal and appropriate instructions. If you are not required by the paying agent to deliver an executed letter of transmittal, you will receive payment for the merger consideration from the paying agent without any further action on your part. If your shares of company common stock are held in "street name" by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your "street name" shares of company common stock in exchange for the merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.
Am I entitled to assert appraisal rights under the DGCL instead of receiving the merger consideration for my shares of company common stock?

A.
Yes.    As a holder of company common stock, you are entitled to assert appraisal rights under the DGCL in connection with the merger if you take certain actions and meet certain conditions. See the section entitled "Appraisal Rights" beginning on page 117 of this proxy statement.

Q.
Why am I being asked to cast an advisory (non-binding) vote to approve the "golden parachute" compensation that may be payable to Omnicare's named executive officers in connection with the consummation of the merger?

A.
In accordance with the rules promulgated under Section 14A of the Exchange Act, Omnicare is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the proposal to approve the "golden parachute" compensation that may be payable to Omnicare's named executive officers in connection with the consummation of the merger.

Q.
What is the "golden parachute" compensation?

A.
The "golden parachute" compensation is certain compensation that, whether present, deferred or contingent, is based on or otherwise relates to the merger and may be payable to Omnicare's named executive officers in connection with the consummation of the merger. See the section entitled "Advisory Vote on Golden Parachute Compensation (Proposal 3)" beginning on page 106 of this proxy statement.

Q.
Who can help answer my other questions?

A.
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of company common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact D.F. King & Co., Inc. by mail at 48 Wall Street, 22nd Floor, New York, New York 10005, by telephone at (800) 283-2170 (toll-free) or by e-mail at Omnicare@dfking.com.

If your bank, brokerage firm or other nominee holds your shares, you should also call your bank, brokerage firm or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words such as "believe", "expect", "anticipate", "intend", "plan", "foresee", "likely", "project", "estimate", "will", "may", "should", "future", "predicts", "potential", "continue" and similar expressions identify these forward-looking statements, which appear in a number of places in this proxy statement (and the documents to which we refer you in this proxy statement) and include, but are not limited to, all statements relating directly or indirectly to statements regarding the ability to complete the merger considering the various closing conditions, projected financial information, the timing or likelihood of completing the merger to which this proxy statement relates, plans for future growth and other business development activities as well as capital expenditures and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. You are cautioned that such forward-looking statements are not assurances for future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements. These forward-looking statements are only predictions based on Omnicare's current expectations and projections about future events. Important factors could cause Omnicare's actual results, level of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including our most recent filings on Forms 10-K and 10-Q, factors and matters contained or incorporated by reference in this document, and the following factors:

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee;

  •
  the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy (or to have waived) other conditions to completion of the merger, including receipt of required regulatory approvals;

  •
  the failure of the merger to close for any other reason;

  •
  risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

  •
  the outcome of any legal proceedings that have been or may be instituted against Omnicare and/or others relating to the merger agreement or the merger;

  •
  diversion of management's attention from ongoing business concerns;

  •
  the effect of the announcement of the merger on our business relationships, operating results and business generally;

  •
  the amount of the costs, fees, expenses and charges related to the merger;

  •
  uncertainties as to the timing of the closing of the merger;

  •
  risks that Omnicare's business will have been adversely impacted during the pendency of the transaction;

  •
  the effects of disruption from the merger making it more difficult to hire key personnel and maintain relationships with customers, suppliers, vendors, licensors, licensees and other business partners;

  •
  the risk that competing offers will be made; and

  •
  the fact that Omnicare's stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of Omnicare's current strategy as an independent company.

        These risks are not exhaustive and may not include factors which could adversely impact Omnicare's business and financial performance. Additional information about these factors and other factors that may cause actual results to differ materially include those set forth in the reports that Omnicare files from time to time with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and quarterly and current reports on Forms 10-Q and 8-K. Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to (a) the information contained under this heading and (b) the information contained under the headings "Business" and "Risk Factors" and information in our consolidated financial statements and notes thereto included in our most recent filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and quarterly and current reports on Forms 10-Q and 8-K (see the section entitled "Where You Can Find More Information" beginning on page 124 of this proxy statement). We are under no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences. Moreover, Omnicare operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for Omnicare's management to predict all risk factors, nor can it assess the impact of all factors on Omnicare's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

        Although Omnicare believes the expectations reflected in the forward-looking statements were reasonable at the time made, it cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Omnicare nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. All forward-looking statements are made only as of the date they are made and you should not rely upon forward-looking statements as predictions of future events. Except to the extent required by law, Omnicare does not undertake any responsibility to update any of these forward-looking statements to conform its prior statements to actual results or revised expectations. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward looking statements contained in this proxy statement and any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

 PARTIES TO THE MERGER

Omnicare

Omnicare, Inc.
900 Omnicare Center
201 East Fourth Street
Cincinnati, Ohio 45202
Telephone: (513) 719-2600
www.omnicare.com

        Omnicare, Inc., a Delaware corporation formed in 1981, is a leading healthcare services company that specializes in the management of complex pharmaceutical care. We operate two primary businesses through two operating segments, Long-Term Care Group and Specialty Care Group, each serving different customer populations but sharing a common objective: advancing health outcomes at the lowest possible cost. Through Long-Term Care Group, we are the nation's largest provider of pharmaceuticals and related pharmacy services to long-term care facilities as well as chronic care facilities and other settings. Through Specialty Care Group, we provide specialty pharmacy and commercialization services for the biopharmaceutical industry. We leverage our specialized clinical capabilities and innovative technology solutions across both businesses as key components of the value that our management believes we provide to our customers across the United States.

        The company common stock is listed for trading on the NYSE under the symbol "OCR".

        Detailed descriptions about Omnicare's business and financial results are contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and subsequent reports filed with the SEC, which are incorporated in this proxy statement by reference. For more details, visit www.omnicare.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also the section entitled "Where You Can Find More Information" beginning on page 124 of this proxy statement.

CVS

CVS Pharmacy, Inc.
One CVS Drive
Woonsocket, Rhode Island 02895
Telephone: (401) 765-1500
www.cvs.com

        CVS Pharmacy, Inc. is a Rhode Island corporation and a subsidiary of CVS Parent. CVS Parent, together with its subsidiaries, is a pharmacy innovation company helping people on their path to better health and is currently the only integrated pharmacy health care company with the ability to impact consumers, payors, and providers with innovative, channel-agnostic solutions. CVS is the principal operating subsidiary of CVS Parent and the immediate or indirect parent of a number of entities that operate drugstores throughout the United States and its territories, as well as in Brazil.

        The common stock of CVS Parent is listed for trading on the NYSE under the symbol "CVS".

        For more details, visit www.cvs.com. CVS's website address is provided as an inactive textual reference only. The information contained on CVS's website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

Merger Sub

Tree Merger Sub, Inc.
One CVS Drive

Woonsocket, Rhode Island 02895
Telephone: (401) 765-1500

        Tree Merger Sub, Inc., a Delaware corporation, is a wholly owned subsidiary of CVS and was formed solely for the purpose of facilitating the acquisition of Omnicare. To date, Merger Sub has not carried on any activities other than those related to its formation and the merger. Upon consummation of the proposed merger, Merger Sub will merge with and into Omnicare and will cease to exist, with Omnicare continuing as the surviving corporation.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Omnicare Board for use at the special meeting to be held on August 18, 2015, starting at 9:00 a.m., Eastern Time, at The Westin Cincinnati, 21 East Fifth Street, Cincinnati, Ohio 45202, or at any postponement or adjournment thereof. At the special meeting, holders of company common stock will be asked to adopt the merger agreement, to approve adjournment of the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and to cast an advisory (non-binding) vote to approve the "golden parachute" compensation that may be payable to Omnicare's named executive officers in connection with the consummation of the merger.

        Our stockholders must adopt the merger agreement in order for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Recommendation of the Omnicare Board

        After careful consideration, the Omnicare Board unanimously determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to, and in the best interests of, Omnicare and its stockholders, unanimously approved, adopted and declared advisable the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommended to the stockholders of Omnicare that they adopt the merger agreement and thereby approve the merger and the other transactions contemplated by the merger agreement.

        The Omnicare Board unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. In addition, the Omnicare Board unanimously recommends that you vote "FOR" the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation that may be payable to Omnicare's named executive officers in connection with the consummation of the merger.

Record Date and Quorum

        The Omnicare Board has fixed the close of business on July 20, 2015, as the record date for the special meeting, and only holders of record of company common stock at the close of business on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you were a record owner of shares of company common stock at the close of business on the record date. At the close of business on the record date, there were approximately 96,889,467 shares of company common stock, including shares of company common stock subject to company restricted stock awards, outstanding and entitled to vote. Each share of company common stock entitles its holder to one vote on all matters properly coming before the special meeting.

        The presence, in person or represented by proxy, of a majority of the votes represented by shares of company common stock issued and outstanding at the close of business on the record date and entitled to be cast at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions are included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists. If your shares of company common stock are held in "street name" through a bank, brokerage firm or other nominee and you instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee, then your shares of company common stock will be included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists. If your shares of company common stock are held in "street name" through a bank, brokerage firm or other nominee and you fail to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock, then your shares of company common stock will not be included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists. Once a share of company common stock is present or represented at the special meeting, it will be counted for purposes of determining whether a quorum exists at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that less than a quorum is present in person or represented by proxy at the special meeting, it is expected that the special meeting will be adjourned.

Attending the Special Meeting

        Stockholders may vote by attending the special meeting and voting in person. In order to attend the special meeting in person, arrive on time at the address listed above with your proxy card and a form of valid photo identification. For the safety and security of our stockholders, you will be denied admittance to the special meeting if you fail to present satisfactory proof of share ownership and photo identification or if you otherwise refuse to comply with our security procedures. Proof of ownership can be accomplished through the following:

  •
  the Notice of Special Meeting of Stockholders;

  •
  a brokerage statement or letter from your bank, brokerage firm or other nominee with respect to your ownership of shares of company common stock on July 20, 2015;

  •
  a proxy card;

  •
  a voting instruction form; or

  •
  a legal proxy or broker's proxy card provided by your bank, brokerage firm or other nominee.

        Even if you expect to attend the special meeting in person, we urge you to vote your shares of company common stock in advance by telephone, over the Internet or by signing, dating and returning the proxy card in the envelope provided, or by following the instructions provided to you by your bank, brokerage or other nominee if you hold your shares of company common stock in "street name".

        If you are a beneficial owner of shares of company common stock held in "street name" and you want to vote in person at the special meeting, you must contact your bank, brokerage firm or other nominee that holds your shares of company common stock in their name prior to the meeting to obtain a legal proxy or broker's proxy card that you should bring to the special meeting to demonstrate your authority to vote. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

        For the proposal to adopt the merger agreement, you may vote "FOR", "AGAINST" or "ABSTAIN". In order for the merger agreement to be adopted, holders of a majority of the outstanding shares of company common stock entitled to vote on the proposal to adopt the merger agreement at the special meeting must cast the votes represented by such shares of company common stock "FOR" such proposal. If you fail to submit a proxy or to vote in person at the special meeting, or if you abstain or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as voting "AGAINST" the proposal to adopt the merger agreement.

        For the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies, you may vote "FOR", "AGAINST" or "ABSTAIN". In order for the adjournment proposal to be approved, whether or not a quorum is present, holders of a majority of the outstanding shares of company common stock present in person or represented by proxy and entitled to vote on such proposal at the special meeting must cast the votes represented by such shares of company common stock "FOR" such proposal. For stockholders who attend the meeting or are represented by proxy and abstain from voting, that abstention will have the same effect as voting "AGAINST" the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the vote to approve the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies.

        For the proposal regarding the "golden parachute" compensation, you may vote "FOR", "AGAINST" or "ABSTAIN". In order for the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation to be approved, if a quorum is present, holders of a majority of the outstanding shares of company common stock present in person or represented by proxy and entitled to vote on such proposal at the special meeting must cast the votes represented by such shares of company common stock "FOR" such proposal. For stockholders who attend the meeting or are represented by proxy and abstain from voting, that abstention will have the same effect as voting "AGAINST" the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation proposal. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation.

        If your shares of company common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of company common stock, the "stockholder of record". This proxy statement and proxy card have been sent directly to you by Omnicare.

        If your shares of company common stock are held through a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of shares of company common stock held in "street name". In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of company common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee on how to vote your shares of company common stock by following their instructions for voting.

        Under the NYSE rules, banks, brokerage firms or other nominees who hold shares in "street name" for customers have the authority to vote only on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies and the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation. As a result, absent specific instructions from the beneficial owner of such shares of company common stock, banks, brokerage firms and other nominees are not empowered to vote those shares of company common stock on non-routine matters.

Voting of Proxies

        If you are a stockholder of record, you may submit your proxy or vote your shares of company common stock on matters presented at the special meeting in any of the following ways:

Vote your shares by proxy by calling (800) 690-6903, 24 hours a day, seven days a week until 11:59 p.m., Eastern Time, on August 17, 2015. Please have your proxy card in hand when you call. The telephone voting system has easy-to-follow instructions and provides confirmation that the system has properly recorded your vote.
OR

Vote your shares by proxy by visiting the website www.proxyvote.com, 24 hours a day, seven days a week until 11:59 p.m., Eastern Time, on August 17, 2015. Please have your proxy card in hand when you access the website. The website has easy-to-follow instructions and provides confirmation that the system has properly recorded your vote.
OR

Vote your shares by proxy by signing, dating and returning the proxy card in the postage-paid envelope provided. If you vote by telephone or over the Internet, you do not need to return your proxy card by mail.
OR
Vote your shares by attending the special meeting in person and depositing your proxy card or completing a ballot that will be distributed at the special meeting.

        If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of company common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of company common stock voted.

        Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you will need to bring a valid photo identification and a legal proxy or broker's proxy card from your bank, brokerage firm or other nominee.

        Submission of proxies by telephone or over the Internet for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on August 17, 2015. If you choose to submit your proxy by mailing a proxy card, your proxy card must be filed with our Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, if you hold your shares of company common stock in certificated form (or if otherwise required by the paying agent), a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration in exchange for your shares of company common stock.

        If you submit your proxy, regardless of the method you choose, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, as your proxies, will vote your shares of company common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

        If you properly sign your proxy card but do not mark the boxes showing how your shares of company common stock should be voted on a matter, the shares of company common stock represented by your properly signed proxy will be voted "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies and "FOR" the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation.

        It is important that you submit a proxy for your shares of company common stock promptly. Whether or not you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or over the Internet, prior to the special meeting to ensure that your shares of company common stock will be represented at the special meeting if you are unable to attend.

        If your shares of company common stock are held in "street name" by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or if you abstain or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as voting "AGAINST" the proposal to adopt the merger agreement.

Revocability of Proxies

        If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, or by telephone or by mail, at any time before it is voted at the special meeting by:

  •
  executing and returning a later-dated proxy at any time before a vote is taken at the special meeting;

  •
  voting by telephone or over the Internet no later than 11:59 p.m., Eastern Time, on August 17, 2015;

  •
  delivering a written notice of revocation prior to or during the special meeting; or

  •
  attending the special meeting and voting in person.

        If you hold your shares of company common stock in "street name", you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you bring a valid photo identification and a legal proxy or broker's proxy card from your bank, brokerage firm or other nominee.

Voting by Omnicare's Directors and Executive Officers

        As of the close of business on the record date, the directors and executive officers of Omnicare beneficially owned and were entitled to vote, in the aggregate, 515,817 shares of company common stock, including shares of company common stock subject to company restricted stock awards, as of such date, representing approximately 0.5% of the outstanding shares of company common stock, including shares of company common stock subject to company restricted stock awards, at the close of business on the record date.

        The directors and executive officers have informed Omnicare that they currently intend to vote all of their shares of company common stock, including their shares of company common stock subject to company restricted stock awards (other than shares of company common stock as to which such holder may not have discretionary authority), "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies and "FOR" the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation.

Householding

        To eliminate duplicate mailings, conserve natural resources and reduce our printing costs and postage fees, we engage in householding and will deliver a single set of proxy materials (other than proxy cards, which will remain separate) to stockholders who share the same address and who have the same last name or consent in writing, unless their bank, brokerage firm or other nominee has received contrary instructions from any beneficial owner at that address. If your household receives multiple copies of our proxy materials, you may request to receive only one copy by contacting Broadridge Financial Solutions, Inc. at (800) 542-1061, or in writing at Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Similarly, if your household receives only one copy of our proxy materials, you may request an additional copy by contacting Broadridge Financial Solutions, Inc. as indicated above. We will deliver the requested additional copy promptly following our receipt of your request.

Tabulation of Votes

        All votes will be tabulated by a representative of Broadridge Financial Solutions, Inc. who will act as the inspector of election appointed for the special meeting and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Adjournments

        Although it is not currently expected, the special meeting may be adjourned, including for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement or if less than a quorum is present in person or represented by proxy at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Omnicare's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

Appraisal Rights

        If the merger agreement is adopted by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, stockholders who do not vote for the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares of company common stock will be entitled to appraisal rights in connection with the merger under Section 262. This means that holders of company common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of their shares of company common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares of company common stock are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

        To exercise your appraisal rights, you must submit a written demand for appraisal to Omnicare before the vote is taken on the proposal to adopt the merger agreement, you must not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of company common stock of record through the effective time. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex D to this proxy statement. If you hold your shares of company common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or other nominee.

Payment of Solicitation Expenses

        Omnicare will bear the expense of soliciting proxies on behalf of the Omnicare Board. Starting on or about July 21, 2015, Omnicare will mail this proxy statement and a proxy card to stockholders. In addition to solicitation by mail, our directors, officers and employees may, without extra remuneration, solicit proxies personally, by telephone, by facsimile or by other electronic means from stockholders. Omnicare expects to retain D.F. King & Co., Inc., a proxy solicitation firm, to assist in the solicitation of proxies at a cost that will not exceed $25,000, plus reimbursement of reasonable expenses. In addition, Omnicare will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of company common stock for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to beneficial owners of company common stock.

Other Business

        As of the date of this proxy statement, the Omnicare Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on August 18, 2015

        This proxy statement is available at www.omnicare.com under "Investors—Financial Information—SEC Filings". Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also the section entitled "Where You Can Find More Information" beginning on page 124 of this proxy statement.

Questions and Additional Information

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, D.F. King & Co., Inc., by mail at 48 Wall Street, 22nd Floor, New York, New York 10005, by telephone at (800) 283-2170 (toll-free) or by e-mail at Omnicare@dfking.com.

THE MERGER (PROPOSAL 1)

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger.

        The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Omnicare. Following the effective time, the separate corporate existence of Merger Sub will cease and Omnicare will continue as the surviving corporation and as a wholly owned subsidiary of CVS. As a result of the merger, Omnicare will cease to be a publicly traded company. You will not own any shares of capital stock of the surviving corporation.

Merger Consideration

        At the effective time, each share of company common stock outstanding immediately prior to the effective time (excluding shares of company common stock subject to company restricted stock awards and other than shares of company common stock owned by CVS, Merger Sub or Omnicare, all of which will be canceled, shares of company common stock held by any subsidiaries of Omnicare or CVS (other than Merger Sub) and any shares of company common stock that are held by stockholders who are entitled to and have properly demanded appraisal rights in accordance, and have otherwise properly complied, with Section 262, and have not failed to perfect, withdrawn or lost such rights) will be automatically converted into the right to receive the merger consideration.

Background of the Merger

        As part of its ongoing strategic planning process, the Omnicare Board, together with Omnicare's senior management, regularly reviews and evaluates Omnicare's businesses, operations, financial performance, competitive position and strategic initiatives with a goal of maximizing stockholder value, including evaluation of the strategic environment in the healthcare industry and consideration of potential value-maximizing transactions, such as securities repurchases, dividends, acquisitions, dispositions of certain business segments and business combinations.

        In preparation for an upcoming regularly scheduled meeting of the Omnicare Board, members of Omnicare's senior management met with representatives of Centerview on August 5, 2014, and representatives of BofA Merrill Lynch on August 6, 2014, to discuss the markets in which Omnicare operates, including the state of the healthcare industry in general, trends in and prospects for the healthcare industry and the healthcare industry transactional environment, and to review certain perspectives regarding Omnicare's historical and current financial metrics and performance, businesses and prospects. During these meetings, Omnicare's senior management discussed with representatives of Centerview and BofA Merrill Lynch, respectively, potential strategic alternatives that might be available to the Omnicare Board and that the Omnicare Board might consider in furtherance of its ongoing strategic planning process.

        On September 10, 2014, and September 11, 2014, the Omnicare Board convened a regularly scheduled meeting. Members of Omnicare's senior management and representatives of Centerview also attended this meeting. Members of Omnicare's senior management reviewed with the Omnicare Board financial information regarding, among other things, the capital structure and financial and operational performance of Omnicare, including certain perspectives regarding Omnicare's historical and current financial metrics and performance, businesses and prospects, and also reviewed with the Omnicare Board trends in and prospects for, and the competitive and regulatory environment of, the markets in which Omnicare operates. Members of Omnicare's senior management reviewed with the Omnicare Board matters relating to its institutional investor base and financial and other considerations regarding potential strategic alternatives that may be available to Omnicare with the goal of enhancing Omnicare's stockholder value, including the continuing operation of Omnicare as a stand-alone entity, potential incremental acquisition transactions, the disposition, whether through a sale, spin-off or otherwise, of Omnicare's Specialty Care Group and a significant acquisition, including a merger-of-equals.

        On November 6, 2014, in preparation for an upcoming regularly scheduled meeting of the Omnicare Board, members of Omnicare's senior management met with representatives of BofA Merrill Lynch and Centerview to review and discuss updates regarding Omnicare's businesses and prospects and financial and other considerations regarding potential strategic alternatives that might be available to the Omnicare Board and that the Omnicare Board might consider in furtherance of its ongoing strategic planning process. From time to time, with the consent of the Omnicare Board, members of Omnicare's senior management continued such discussions with representatives of BofA Merrill Lynch and Centerview. Members of Omnicare's senior management and representatives of BofA Merrill Lynch and Centerview also discussed current trends in stockholder activism and unsolicited transaction activity by strategic buyers, and the potential of, and consequences for, Omnicare as a potential target.

        On December 3, 2014, and December 4, 2014, the Omnicare Board convened a regularly scheduled meeting. Members of Omnicare's senior management and representatives of White & Case LLP, outside legal counsel to Omnicare, which we refer to as "White & Case" in this proxy statement, BofA Merrill Lynch and Centerview also attended this meeting. At this meeting, representatives of White & Case provided an overview to the Omnicare Board of its fiduciary duties. Members of Omnicare's senior management, together with representatives of BofA Merrill Lynch and Centerview, reviewed with the Omnicare Board updates regarding, among other things, the capital structure and financial and operational performance of Omnicare, including certain perspectives regarding Omnicare's historical and current financial metrics and performance, businesses and prospects, and trends in and prospects for, and the competitive and regulatory environment of, the markets in which Omnicare operates, and the healthcare industry transactional environment. Members of Omnicare's senior management, together with representatives of BofA Merrill Lynch and Centerview, also reviewed with the Omnicare Board updated financial and other considerations regarding potential strategic alternatives that may be available to Omnicare with the goal of enhancing Omnicare's stockholder value, including the continuing operation of Omnicare as a stand-alone entity, potential incremental and mid-sized acquisition transactions, the disposition, whether through a sale, spin-off or otherwise, of Omnicare's Specialty Care Group, a significant business combination and a sale of Omnicare. Representatives of White & Case, BofA Merrill Lynch and Centerview also discussed with the Omnicare Board current trends in stockholder activism and unsolicited strategic activities, and the potential of, and consequences for, Omnicare as a potential target.

        On January 13, 2015, representatives of Omnicare and representatives of a third party, which we refer to as "Company A" in this proxy statement, met at an investment bank-sponsored healthcare conference in California, to discuss the state of, and trends in and prospects for, the healthcare industry and the competitive environment thereof. Representatives of Company A also discussed with representatives of Omnicare the possibility of exploring opportunities for further mutually beneficial collaboration, including a potential strategic transaction involving Omnicare.

        On January 14, 2015, representatives of Omnicare and Centerview and representatives of another third party, which we refer to as "Company B" in this proxy statement, met at such industry conference to discuss the state of, and trends in and prospects for, the healthcare industry and the competitive environment thereof. Representatives of Company B also discussed with representatives of Omnicare the possibility of exploring opportunities for further mutually beneficial collaboration, including a potential strategic transaction involving Omnicare.

        On January 15, 2015, representatives of Omnicare and representatives of an additional third party, which we refer to as "Company C" in this proxy statement, met to discuss the state of, and trends in and prospects for, the healthcare industry and the competitive environment thereof. Representatives of

Company C also discussed with representatives of Omnicare the possibility of exploring opportunities for further mutually beneficial collaboration.

        On February 12, 2015, the Omnicare Board convened a regularly scheduled meeting. Members of Omnicare's senior management also attended this meeting. Members of Omnicare's senior management reviewed with the Omnicare Board updates regarding, among other things, the capital structure and financial and operational performance of Omnicare, including certain perspectives regarding Omnicare's historical and current financial metrics and performance, businesses and prospects, and trends in and prospects for, and the competitive and regulatory environment of, the markets in which Omnicare operates, and the healthcare industry transactional environment. Members of Omnicare's senior management also reviewed with the Omnicare Board updated financial and other considerations regarding potential strategic alternatives that may be available to Omnicare with the goal of enhancing Omnicare's stockholder value, including the continuing operation of Omnicare as a stand-alone entity, potential incremental and mid-sized acquisition transactions, the disposition, whether through a sale, spin-off or otherwise, of Omnicare's Specialty Care Group, a significant business combination and a sale of Omnicare. Also during this meeting, members of Omnicare's senior management updated the Omnicare Board regarding the preliminary discussions that had occurred between representatives of Omnicare and representatives of each of Companies A, B and C and discussed with the Omnicare Board the possibility of continuing discussions with such parties and contacting additional parties to gauge such parties' interest in exploring a potential strategic transaction involving Omnicare. The Omnicare Board also discussed the advisability of formally engaging financial advisors in connection with its evaluation of strategic alternatives. Following this discussion, the Omnicare Board authorized James D. Shelton, Chairman of the Omnicare Board, and Steven J. Heyer, also a member of the Omnicare Board, together with Nitin Sahney, the President and Chief Executive Officer of Omnicare, to meet with BofA Merrill Lynch and Centerview to discuss their respective potential engagements as financial advisors in connection with the Omnicare Board's review of strategic alternatives. The Omnicare Board selected each of BofA Merrill Lynch and Centerview on the basis of their respective experience in transactions similar to the merger, their respective reputations in the investment banking community and their familiarity with Omnicare and its industry. The Omnicare Board also authorized Omnicare's senior management to continue engaging with a limited number of third parties, including Companies A, B and C, in discussions regarding a potential strategic transaction involving Omnicare.

        Prior to the formal engagement of Centerview, representatives of Centerview disclosed to the Omnicare Board relationships with parties that Omnicare, in consultation with the financial advisors, determined to contact in connection with the strategic alternatives review process, including that David W. Dorman, Chairman of the Board of CVS Parent, is a partner in certain entities that manage several private investment funds focused on the technology sector under the name "Centerview Capital Technology," and that certain founding partners of Centerview indirectly own partnership interests in such entities. Representatives of Centerview also confirmed that Mr. Dorman is not an employee of Centerview's advisory business and has no right to, or expectation of receiving, any fees paid to Centerview's advisory business.

        In addition, prior to the formal engagement of BofA Merrill Lynch, representatives of BofA Merrill Lynch discussed with Omnicare relationships with parties that Omnicare, in consultation with the financial advisors, determined to contact in connection with the strategic alternatives review process, and subsequently provided the Omnicare Board with additional information regarding its material relationships with those parties, including that a member of senior management of Bank of America Corporation, BofA Merrill Lynch's parent company, is a member of the Board of CVS Parent.

        The Omnicare Board considered the facts and circumstances surrounding such relationships in determining whether to engage BofA Merrill Lynch and Centerview to provide financial advisory services to Omnicare, and throughout the course of their performance of such services, as Omnicare reviewed strategic alternatives, including a possible sale of Omnicare.

        On February 26, 2015, Mr. Sahney met telephonically with a representative of Company C to continue their prior discussions. During such meeting, Mr. Sahney and the representative of Company C also discussed a potential strategic transaction involving Omnicare.

        On March 3, 2015, Robert O. Kraft, Senior Vice President and Chief Financial Officer of Omnicare and David M. Denton, Executive Vice President and Chief Financial Officer of CVS Parent, met to discuss the state of, and trends in and prospects for, the healthcare industry and the competitive environment thereof. Mr. Denton also discussed with Mr. Kraft the possibility of exploring opportunities for further mutually beneficial collaboration, including a potential strategic transaction involving Omnicare. Mr. Kraft and Mr. Denton made arrangements for a subsequent meeting with certain other representatives of Omnicare and CVS, including Mr. Sahney and Larry J. Merlo, the President and Chief Executive Officer of CVS Parent.

        On March 9, 2015, Mr. Sahney and a representative of an additional third party, which we refer to as "Company D" in this proxy statement, met to discuss the state of, and trends in and prospects for, the healthcare industry and the competitive environment thereof. The representative of Company D also discussed with Mr. Sahney the possibility of exploring opportunities for further mutually beneficial collaboration, including a potential strategic transaction involving Omnicare.

        On March 18, 2015, members of Omnicare's senior management met with representatives of BofA Merrill Lynch and Centerview to review the discussions held with Companies A, B, C and D and CVS, and to continue discussions regarding Omnicare's strategic alternatives and the broader industry landscape.

        On March 23, 2015, members of Omnicare's senior management, including Mr. Sahney, and members of CVS' senior management, including Mr. Merlo, met to continue the prior discussions among representatives of Omnicare and CVS.

        On March 30, 2015, members of Omnicare's senior management, a representative of Centerview and representatives of Company B met to continue the prior discussions among representatives of Omnicare and Company B.

        On April 9, 2015, Messrs. Shelton, Heyer, Sahney and Kayne met to continue discussions regarding Omnicare's strategic alternatives and the broader industry landscape. Also present at the meeting were representatives of White & Case, BofA Merrill Lynch and Centerview. Representatives of BofA Merrill Lynch and Centerview reviewed with Messrs. Shelton, Heyer, Sahney and Kayne certain perspectives regarding Omnicare's historical and current financial metrics and performance, businesses and prospects. In addition, representatives of BofA Merrill Lynch and Centerview reviewed with Messrs. Shelton, Heyer, Sahney and Kayne the interactions that members of Omnicare's senior management had had with Companies A, B, C and D and CVS and the interest regarding a potential transaction involving Omnicare recently expressed by Companies A, B, C and D and CVS. Representatives of BofA Merrill Lynch and Centerview also reviewed certain financial information relating to such companies and a sixth company, which we refer to as "Company E" in this proxy statement, including information regarding their respective financial profiles and operations that might serve as a basis for their interest in pursuing a strategic transaction involving Omnicare. During this meeting, representatives of BofA Merrill Lynch and Centerview outlined for Messrs. Shelton, Heyer, Sahney and Kayne the parameters of a process through which the Omnicare Board might evaluate a potential sale of Omnicare should the Omnicare Board determine to pursue such an alternative.

        On April 13, 2015, the Omnicare Board convened a meeting to continue reviewing Omnicare's strategic alternatives and the broader industry landscape. Also present at the meeting were members of Omnicare's senior management and representatives of White & Case, BofA Merrill Lynch and Centerview. At this meeting, Mr. Shelton updated the Omnicare Board regarding the status of Omnicare's consideration of potential strategic alternatives and the interest regarding a potential transaction involving Omnicare recently expressed by Companies A, B, C and D and CVS. Members of Omnicare's senior management, together with representatives of BofA Merrill Lynch and Centerview, reviewed with the Omnicare Board information regarding, among other things, the financial and operational performance of Omnicare, including certain perspectives regarding Omnicare's historical and current financial metrics and performance, businesses and prospects, and trends in and prospects for, and the competitive and regulatory environment of, the markets in which Omnicare operates, and the healthcare industry transactional environment. The Omnicare Board, together with members of Omnicare's senior management and representatives of White & Case, BofA Merrill Lynch and Centerview, discussed the rationale for conducting a strategic alternatives review process at this time based on, among other things, Omnicare's current stock price and prevailing market conditions notwithstanding the lack of immediate external pressure to pursue a transaction and the potential merits of, and the potential risks relating to, conducting a strategic alternatives review process and engaging in a transaction, including that conducting such a process could assist the Omnicare Board in determining how best to enhance stockholder value. After further discussion and review of potential strategic partners, the Omnicare Board authorized representatives of BofA Merrill Lynch and Centerview to contact Companies A, B, C, D, E and CVS, which parties were selected based on size, financial ability and strategic profile, to gauge such parties' respective interests in pursuing a possible strategic transaction involving Omnicare. Also during this meeting, representatives of White & Case provided an overview to the Omnicare Board of the Omnicare Board's fiduciary duties, including the duties relevant in the context of a potential change of control transaction, and the need to maintain confidentiality during a strategic alternatives review process. The Omnicare Board also delegated to the Executive Committee of the Omnicare Board, which we refer to as the "Executive Committee" in this proxy statement, among other things, the responsibility of overseeing BofA Merrill Lynch and Centerview during the course of the strategic alternatives review process.

        During the period from April 13, 2015, through April 22, 2015, representatives of Omnicare, together with representatives of BofA Merrill Lynch and Centerview, engaged in discussions with the six identified third parties to gauge their respective interests in pursuing a potential strategic transaction involving Omnicare. Such discussions were focused on the need for interested parties to enter into non-disclosure agreements with Omnicare and to schedule management presentations and did not include detailed discussions of the terms on which a potential strategic transaction might be effected.

        On April 15, 2015, the Executive Committee convened telephonically. Members of Omnicare's senior management and representatives of White & Case, BofA Merrill Lynch and Centerview also were present on the call. The Executive Committee requested that BofA Merrill Lynch and Centerview provide an overview of the strategic alternatives review process and the anticipated timeline for such process. During this meeting, Mr. Sahney informed the Executive Committee that CVS had expressed interest in potentially pursuing a strategic transaction on an accelerated timeframe and had requested exclusivity to negotiate the terms of such a strategic transaction with Omnicare. After discussion, the Executive Committee determined to reject CVS' request for exclusivity and to proceed with the process on the timeline outlined by BofA Merrill Lynch and Centerview and to evaluate all options presented to the Omnicare Board after the conclusion of such process, including continuing to operate Omnicare as a stand-alone entity.

        On that same day, a form of non-disclosure agreement prepared by White & Case was circulated to the six identified parties, including CVS Parent.

        From April 18, 2015 through April 28, 2015, representatives of White & Case, in consultation with members of Omnicare's senior management, negotiated the terms of the non-disclosure agreements with such identified parties. Omnicare executed non-disclosure agreements with five of the identified parties, CVS Parent and Companies A, B, C and D, between April 20, 2015, and April 28, 2015. Omnicare executed the non-disclosure agreement with CVS on April 21, 2015. Each of the non-disclosure agreements contains, in addition to usual and customary limitations regarding the use and disclosure of Omnicare's confidential information, standstill provisions that prohibit the counterparty and certain of their respective representatives from taking certain actions during a specified period, including prohibitions on acquiring, agreeing to acquire or proposing to acquire securities of Omnicare, rights to acquire securities of Omnicare and any right to vote or direct the voting of securities of Omnicare or any assets of Omnicare. The standstill provisions contained in such non-disclosure agreements terminated immediately upon the execution by Omnicare of the merger agreement. Omnicare and Company E were unable to agree on the terms of a mutually acceptable non-disclosure agreement and Company E did not continue to explore a potential strategic transaction involving Omnicare.

        Between April 21, 2015, and May 4, 2015, following the execution of the non-disclosure agreements, members of Omnicare's senior management held management presentations with the five parties who had executed non-disclosure agreements in connection with the strategic alternatives review process. Omnicare also granted such parties access to preliminary information regarding Omnicare's business, management and prospects and to a virtual data room that contained non-public legal, financial and operations-related due diligence materials of Omnicare. Throughout the strategic alternatives review process until the execution of the merger agreement, the virtual data room was continually updated with new information, including information requested by CVS and the other parties. In addition, representatives of Omnicare's management, together with representatives of BofA Merrill Lynch and Centerview, engaged in discussions with representatives of the parties regarding the strategic alternatives review process and such parties' continuing interest in acquiring Omnicare.

        On April 22, 2015, a Bloomberg article reported that Omnicare was exploring a sale of the company and was working with financial advisors in seeking buyers. On April 30, 2015, a Bloomberg article and various other news outlets citing such article reported that Omnicare was working with BofA Merrill Lynch and Centerview to explore strategic options, including a possible sale. Such April 30, 2015, Bloomberg article also identified potential interested parties in a transaction involving Omnicare. However, no other parties, other than the six companies approached by Omnicare, contacted Omnicare or its financial advisors regarding, or otherwise indicated any potential interest in exploring, a potential strategic transaction involving Omnicare.

        On May 8, 2015, the Omnicare Board convened a meeting to receive an update regarding, and to discuss the status of, the strategic alternatives review process to date. Members of Omnicare's senior management and representatives of White & Case, BofA Merrill Lynch and Centerview also participated in the meeting. During this meeting, representatives of BofA Merrill Lynch and Centerview provided the Omnicare Board with an update regarding discussions with each of the five participants, including a summary of the extent of the due diligence performed by each of the five participants and a review of each participant's level of engagement. Representatives of BofA Merrill Lynch and Centerview noted that CVS and Company C each had conducted extensive review of non-public information regarding Omnicare and participated in numerous calls with representatives of Omnicare's senior management following the respective management presentations to such parties. The Omnicare Board also discussed the press coverage regarding Omnicare's strategic alternatives review process and representatives of White & Case led the Omnicare Board in a discussion of the importance of exercising care to maintain confidentiality of the discussions held during the strategic alternatives review process. The Executive Committee convened immediately after the meeting of the Omnicare Board to discuss briefly the matters relating to the strategic alternatives review process discussed during the meeting of the Omnicare Board.

        On May 11, 2015, CVS Parent and Company C submitted preliminary, non-binding indications of interest to acquire 100% of Omnicare. The prices per share of company common stock at which CVS Parent and Company C indicated that they would be interested in engaging in such a transaction were $97.00 and a range between $93.00 and $98.00 per share of company common stock, respectively. Each of the indications of interest stated that the merger consideration would be paid entirely in cash. Neither CVS Parent nor Company C indicated an interest in a transaction other than an acquisition of 100% of Omnicare.

        On May 13, 2015, the Omnicare Board convened a meeting to review, among other things, the financial and other key terms of the preliminary, non-binding indications of interest received on May 11, 2015, from CVS Parent and Company C. Members of Omnicare's senior management and representatives of White & Case, BofA Merrill Lynch and Centerview also participated in the meeting. Representatives of BofA Merrill Lynch and Centerview provided the Omnicare Board with an update regarding the strategic alternatives review process to date, including a description of the discussions held with each of the three participants in the strategic alternatives review process who had not yet submitted preliminary indications of interest, due diligence progress made to date by such parties and the ability of such parties to consummate a transaction involving Omnicare at the valuations and on the timeframes indicated by CVS Parent and Company C. Representatives of BofA Merrill Lynch and Centerview also reviewed with the Omnicare Board information regarding, among other things, the financial and operational performance of Omnicare, including certain perspectives regarding Omnicare's historical and current financial metrics and performance, businesses and prospects and preliminary information regarding the financial terms of each indication of interest. Also during this meeting, representatives of White & Case provided an overview to the Omnicare Board of the Omnicare Board's fiduciary duties, including the duties relevant in the context of a potential change of control transaction. After further discussion and consideration, the Omnicare Board determined to continue with the process and instructed representatives of White & Case to distribute a draft merger agreement to CVS Parent and Company C.

        On May 13, 2015, representatives of CVS Parent participated in discussions with Omnicare's management regarding Omnicare's businesses and prospects, together with certain due diligence questions, and representatives of CVS Parent again indicated CVS Parent's interest in further discussions concerning a potential strategic transaction on an accelerated timeframe. Since its initial request, CVS Parent did not continue to request exclusivity to negotiate the terms of such a strategic transaction with Omnicare.

        On May 14, 2015, on behalf of Omnicare, representatives of White & Case distributed to representatives of Sullivan & Cromwell LLP, outside legal counsel to CVS Parent, which we refer to as "Sullivan & Cromwell" in this proxy statement, and Company C, respectively, an initial draft of the merger agreement.

        On May 15, 2015, Company B informed representatives of BofA Merrill Lynch and Centerview that it was not interested in pursuing a strategic transaction involving Omnicare. Following this discussion, representatives of BofA Merrill Lynch and Centerview informed members of Omnicare's senior management that Company B had withdrawn from the strategic alternatives review process. By this time, Company A and Company D, the other two remaining participants of the strategic alternatives review process, had ceased exploring a potential strategic transaction involving Omnicare and also declined any further requests by representatives of BofA Merrill Lynch and Centerview to submit an indication of interest regarding a potential acquisition of Omnicare.

        On May 17, 2015, representatives of White & Case received from representatives of Sullivan & Cromwell a revised draft of the merger agreement previously distributed to representatives of Sullivan & Cromwell. Company C did not provide a revised draft of the merger agreement previously distributed to it.

        On May 18, 2015, representatives of White & Case distributed to Sullivan & Cromwell a revised draft of the merger agreement received from Sullivan & Cromwell on May 17, 2015.

        Later that same day, representatives of Company C indicated to representatives of BofA Merrill Lynch and Centerview that, in order to proceed, it would require access to competitively sensitive information not yet made available to any potential bidder and, without such information, it believed the price per share of company common stock at which it would be interested in acquiring 100% of Omnicare would be at the lower end of its initially indicated range of $93.00 to $98.00 per share of company common stock. Following this discussion, representatives of BofA Merrill Lynch and Centerview informed members of Omnicare's senior management of Company C's request for additional information and indication on price per share of company common stock if such information was not provided by Omnicare.

        On May 19, 2015, representatives of White & Case received from representatives of Sullivan & Cromwell a revised draft of the merger agreement, which White & Case had distributed to representatives of Sullivan & Cromwell on May 18, 2015.

        On May 19, 2015, and May 20, 2015, representatives of Omnicare and White & Case continued to negotiate the terms and conditions of a proposed merger agreement with CVS Parent and representatives of Sullivan & Cromwell, including, among other issues, the scope of certain representations and warranties made by Omnicare, including those related to healthcare laws, the scope of the interim operating covenants, the terms of the non-solicitation covenants, the conditions to closing, the size of the termination fee and the circumstances under which CVS would have the right to terminate the merger agreement and, if applicable, receive payment of such fee. In addition, members of Omnicare's senior management and representatives of CVS Parent continued to negotiate the amount of the merger consideration.

        On May 20, 2015, CVS Parent increased the price per share of company common stock at which CVS Parent indicated that it would be interested in acquiring 100% of Omnicare from $97.00 to $98.00.

        On May 20, 2015, the Omnicare Board convened a meeting to evaluate the merger. Members of Omnicare's senior management and representatives of White & Case, BofA Merrill Lynch and Centerview also participated in the meeting. During this meeting, representatives of White & Case provided an overview to the Omnicare Board of the Omnicare Board's fiduciary duties to Omnicare's stockholders, including the Omnicare Board's duties in connection with a potential sales process involving Omnicare. Representatives of White & Case then led the Omnicare Board in a discussion of the terms and conditions of the merger agreement. Members of Omnicare's senior management, together with representatives of BofA Merrill Lynch and Centerview, reviewed with the Omnicare Board information regarding, among other things, the financial and operational performance of Omnicare, including certain perspectives regarding Omnicare's historical and current financial metrics and performance, businesses and prospects, and trends in and prospects for, and the competitive and regulatory environment of, the markets in which Omnicare operates, and the healthcare industry transactional environment. Also at this meeting, BofA Merrill Lynch and Centerview jointly reviewed with the Omnicare Board their financial analysis of the merger consideration. Following this discussion, BofA Merrill Lynch delivered to the Omnicare Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 20, 2015, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its written opinion, the merger consideration to be received by holders of company common stock (other than as specified in such opinion), was fair, from a financial point of view, to such holders, and then Centerview rendered to the Omnicare Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 20, 2015, to the effect that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken in preparing its opinion, the merger consideration to be paid to the holders of shares of company common stock (other than as specified in such opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders. In addition, the Omnicare Board carefully considered the proposed purchase price, any risks related to the terms and conditions of the merger agreement, the prospects of continuing to operate Omnicare as a stand-alone publicly-held entity, and the views expressed by members of the Omnicare Board during the meeting, in addition to the other reasons to approve the merger agreement and countervailing factors described in the section entitled "—Recommendation of the Omnicare Board; Reasons for the Merger" beginning on page 45 of this proxy statement.

        After further discussions with its financial and legal advisors and members of Omnicare's management, and in light of the reasons considered, the Omnicare Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, Omnicare and its stockholders, (ii) approved the merger agreement and the transactions contemplated thereby, including the merger, (iii) directed that the merger agreement be submitted to the stockholders of Omnicare for their adoption and (iv) resolved to recommend that the stockholders of Omnicare adopt the merger agreement.

        Each of Omnicare, CVS and Merger Sub executed and delivered the merger agreement, effective as of May 20, 2015.

        On May 21, 2015, Omnicare and CVS Parent issued a joint press release announcing the execution of the merger agreement.

Recommendation of the Omnicare Board; Reasons for the Merger

        In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Omnicare Board consulted with Omnicare's senior management and Omnicare's outside legal advisor and independent financial advisors. In declaring that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to, and in the best interests of, Omnicare and its stockholders and in recommending that Omnicare's stockholders vote their shares of company common stock in favor of adoption of the merger agreement, the Omnicare Board considered a number of factors, including the following, which are not intended to be exhaustive and are not presented in any relative order of importance:

Financial Terms; Certainty of Value

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  Historical market prices, volatility and trading information with respect to the company common stock, including that the merger consideration of $98.00 per share of company common stock:

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  represented a premium of 4% over the closing price per share of company common stock of $94.63 on May 20, 2015, the last full trading day prior to the public announcement of the merger agreement;

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  represented a premium of 27% over the closing price per share of company common stock of $77.04 on April 20, 2015, the last full trading day prior to unusually high trading volume and two days prior to the publication of a Bloomberg article reporting that Omnicare is exploring a sale and working with financial advisors as it seeks buyers;

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  represented a premium of 26% over the volume weighted average price per share of company common stock of $77.58 for the 30 days prior to April 20, 2015;

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  represented a premium of 28% over the volume weighted average price per share of company common stock of $76.32 for the 90 days prior to April 20, 2015;

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  represented a premium of 24% over the 52-week highest closing price per share of company common stock of $78.77 for the period ended April 20, 2015; and

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    represented a premium of 69% over the 52-week lowest closing price per share of company common stock of $58.13 for the period ended April 20, 2015.

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  The form of consideration to be paid in the transaction is cash, which provides certainty of value and immediate liquidity to Omnicare's stockholders while avoiding potential long-term business risk.

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  The belief of the Omnicare Board that, at this time, the merger consideration of $98.00 per share is more favorable to Omnicare's stockholders than the potential value that might result from the alternatives reasonably available to Omnicare (including the alternative of remaining a stand-alone publicly-held entity and other strategic alternatives that might be pursued as a stand-alone publicly-held entity, including acquisitions of other businesses by Omnicare and dispositions of certain business segments of Omnicare).

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  The merger agreement permits Omnicare to continue to pay to Omnicare's stockholders regular quarterly cash dividends that are consistent with the dividends paid during the 12 months prior to May 20, 2015, which effectively increases the potential amount payable to Omnicare's stockholders through the effective time.

Prospects of Omnicare

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  Omnicare's current and historical business, financial condition, results of operations, competitive position, strategic options, capital requirements and prospects, the nature of the industry and regulatory environment in which Omnicare competes and Omnicare's financial plan and prospects if Omnicare were to remain a stand-alone publicly-held entity, and the potential impact of those factors on the trading price of the company common stock (which cannot be quantified numerically).

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  The prospective risks associated with Omnicare continuing as a stand-alone publicly-held entity, including the risks and uncertainties with respect to (i) achieving its growth, operating cash flow and profitability targets in light of the current and foreseeable market conditions, including the risks and uncertainties in the United States and the global economy generally and the healthcare industry specifically, (ii) general market conditions and volatility, including the performance of broad-based stock market indices and exchanges and (iii) risks and uncertainties described in the "risk factors" set forth in Omnicare's Form 10-K for the fiscal year ended December 31, 2014.

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  The inherent uncertainty of attaining management's internal financial projections, including those set forth in the section entitled "—Certain Company Projections" beginning on page 62 of this proxy statement, and the fact that Omnicare's actual financial results in future periods could differ materially and adversely from the projected results.

Strategic Alternatives

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  Omnicare has conducted a process of exploring its strategic alternatives beginning in August 2014, and during such time, representatives of Omnicare and its financial advisors solicited bids from a group of six potential buyers identified as having the appropriate size and strategic profile to be interested in a potential transaction, five of which entered into non-disclosure agreements with Omnicare and received confidential marketing materials and access to a virtual data room and two of which submitted final indications of interest. Only CVS provided a markup of the initial draft of the merger agreement and remained fully engaged in exploring a potential acquisition of Omnicare, notwithstanding that all potential buyers were granted equivalent access to Omnicare's senior management and facilities and certain non-public information.

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  On April 22, 2015, a Bloomberg article reported that Omnicare was exploring a sale and working with financial advisors as it sought buyers. On April 30, 2015, a Bloomberg article and various other news outlets citing such article reported that Omnicare was working with BofA Merrill Lynch and Centerview to explore strategic options, including a possible sale. Such April 30, 2015 Bloomberg article also identified potential interested parties in a transaction involving Omnicare. However, notwithstanding such press reports, no third parties, other than the six potential buyers contacted by Omnicare or its financial advisors, contacted Omnicare or such financial advisors indicating a potential interest in acquiring all or a portion of Omnicare.

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  The price proposed by CVS reflected extensive negotiations between the parties and their respective advisors, and represented the highest offer that Omnicare received for shares of company common stock and the highest price per share to which the Omnicare Board believed CVS was willing to agree.

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  As discussed below, the terms of the merger agreement permit Omnicare to consider unsolicited alternative proposals and, in accordance with the terms of the merger agreement, to terminate the merger agreement and enter into an agreement with a third party that makes a "superior proposal" (as described in the section entitled "The Merger Agreement—Terms of the Merger Agreement—No Solicitation" beginning on page 93 of this proxy statement).

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  The Omnicare Board's consideration of the possibility of continuing as a stand-alone publicly-held entity, pursuing an acquisition or a sale of a business segment and other strategic alternatives, and the perceived risks of these alternatives, the range of potential benefits to Omnicare's stockholders of these alternatives and the timing and execution risks in pursuing such alternatives, as well as the Omnicare Board's assessment that no alternatives were reasonably likely to create greater value for Omnicare's stockholders than the merger, taking into account risks of execution as well as business, competitive, industry and market risks.

Fairness Opinions

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  The oral opinion of BofA Merrill Lynch delivered to the Omnicare Board on May 20, 2015, which was subsequently confirmed by delivery of a written opinion dated May 20, 2015, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of company common stock (other than as specified in such written opinion), as more fully described in the section entitled "—Opinions of Omnicare's Financial Advisors—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated" beginning on page 51 of this proxy statement and the section entitled "—Opinions of Omnicare's Financial Advisors—Financial Analyses" beginning on page 55 of this proxy statement.

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  The oral opinion of Centerview rendered to the Omnicare Board on May 20, 2015, which was subsequently confirmed by delivery of a written opinion dated such date, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration to be paid to the holders of shares of company common stock (other than as specified in such written opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described in the section entitled "—Opinions of Omnicare's Financial Advisors—Opinion of Centerview Partners LLC" beginning on page 53 of this proxy statement and the section entitled "—Opinions of Omnicare's Financial Advisors—Financial Analyses" beginning on page 55 of this proxy statement.

Merger Agreement Terms

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  The merger agreement contains deal protection provisions which, in the view of the Omnicare Board, should not preclude third parties from making "superior proposals" (as described in the section entitled "The Merger Agreement—Terms of the Merger Agreement—No Solicitation" beginning on page 93 of this proxy statement).

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    At any time before the merger agreement is adopted by Omnicare's stockholders, under certain circumstances, Omnicare may furnish information with respect to Omnicare and its subsidiaries to, and participate in discussions or negotiations with, a person making an alternative transaction proposal.

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    Prior to the special meeting, under certain circumstances in response to a bona fide superior proposal, the Omnicare Board may, among other things, in a manner materially adverse to CVS, change, qualify, withdraw or modify (or authorize or publicly propose to change, qualify, withdraw or modify) its recommendation that Omnicare's stockholders adopt the merger agreement.

    •
    The Omnicare Board believes that the size of the termination fee, $350 million, would not likely deter any interested third party from making, or inhibit the Omnicare Board from approving, a superior proposal and that the size of the termination fee is typical of such fees in similar transactions. The termination fee of $350 million could become payable by Omnicare to CVS under certain circumstances, including if, prior to the time the merger agreement is adopted by Omnicare's stockholders, Omnicare terminates the merger agreement in order to enter into a definitive agreement providing for a superior proposal or if the merger agreement is terminated by CVS because the Omnicare Board has, among other things, in a manner materially adverse to CVS, changed, qualified, withdrawn or modified (or authorized or publicly proposed to change, qualify, withdraw or modify) its recommendation that Omnicare's stockholders adopt the merger agreement or if (i) prior to the special meeting, an alternative transaction proposal has been publicly made to Omnicare or directly to Omnicare's stockholders generally and not publicly withdrawn, (ii) the merger agreement is terminated by CVS or Omnicare due to (A) the failure to consummate the merger on or before May 20, 2016, (or as such date may be extended pursuant to the merger agreement) or (B) the failure of Omnicare's stockholders to adopt the merger agreement at the special meeting or any adjournment or postponement thereof and (iii) within 12 months of such termination, Omnicare enters into a definitive agreement to consummate or consummates any alternative transaction proposal.

    •
    The expiration of standstill provisions contained in any non-disclosure agreements executed between Omnicare and potential buyers in order to ensure that all such participants have the same opportunity to make an alternative transaction proposal and to pursue such alternative transaction proposal.

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  The merger agreement was the product of extensive arms-length negotiations, and Omnicare's senior management and legal and financial advisors were involved throughout the negotiations.

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  The availability of statutory appraisal rights under the DGCL in connection with the merger.

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  The ability of Omnicare to seek damages in the event of a willful or intentional breach by CVS of its obligations under the merger agreement.

Likelihood of Consummation

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  The Omnicare Board considered a number of factors contributing to the probability that the merger would be consummated, including:

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  (i) the limited conditions to the parties' obligations to complete the merger, including the commitment by CVS to use its reasonable best efforts to obtain applicable regulatory approvals, (ii) the absence of a financing condition and (iii) CVS's representations and warranties related to availability of sufficient funds for the transaction, together with a limited guarantee from CVS Parent, which the Omnicare Board assessed, after consultation with its independent financial advisors and outside legal counsel, to be substantial assurances that the merger ultimately should be consummated on a timely basis;

    •
    the fact that the conditions to completion of the merger are not generally within the control or discretion of CVS or Merger Sub;

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    the Omnicare Board's understanding, based on consultation with counsel and Omnicare's management, that the nature of the existing businesses of Omnicare and CVS are such that the risk of the merger not closing due to the failure to obtain necessary regulatory approvals or clearances should not be deemed material; and

    •
    the business reputation and capabilities of CVS and its management and the financial resources of CVS.

        The Omnicare Board also considered a number of uncertainties, risks and potentially negative factors in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following:

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  Omnicare's current stockholders would not have the opportunity to participate in any possible growth and profits of Omnicare following the completion of the merger.

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  The costs involved in connection with entering into and completing the merger and the time and effort of management required to complete the merger and related disruptions to the operation of Omnicare's business.

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  The risk that the merger might not be completed, or may be unduly delayed, and the potential material adverse effect of publicly announcing the resulting termination of the merger agreement on, among others:

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  the market price of the company common stock, which could be affected by many factors, including (i) the reason for which the merger agreement was terminated and whether such termination resulted from factors adversely affecting Omnicare, (ii) the possibility that the marketplace would consider Omnicare to be an unattractive acquisition candidate and (iii) the possible disposition of shares of company common stock by short-term investors following the announcement of the termination of the merger agreement;

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  Omnicare's operating results, particularly in light of the significant costs incurred in connection with the strategic alternatives review process and the proposed transaction, including the potential obligation to pay the termination fee;

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  the ability to attract and retain key personnel; and

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  relationships with Omnicare's employees, customers, partners and others that do business with Omnicare.

  •
  Completion of the merger will require antitrust clearance and the satisfaction of certain other closing conditions that are not generally within Omnicare's control, and CVS is not obligated to assume risks related to conditions and requirements that may be imposed by regulators in connection with securing such approvals.

  •
  The terms of the merger agreement, including:

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  the operational restrictions imposed on Omnicare between signing and closing (which may delay or prevent Omnicare from undertaking business opportunities that may arise pending the completion of the transaction or any other actions Omnicare otherwise would have taken with respect to the operations of Omnicare absent the pending completion of the merger);

  •
  the conditions to consummating the merger, including in the event that Omnicare breaches its representations and warranties regarding compliance with healthcare laws, and the ability of CVS to terminate the merger agreement if Omnicare or any of its subsidiaries is disbarred or excluded from participation in Medicare, Medicaid or any other federal or state healthcare program; and

  •
  the deal protection provisions, including the termination fee of $350 million (or approximately 3.3% of the equity value of the transaction) that could become payable by Omnicare under certain circumstances, including if, prior to the time the merger agreement is adopted by Omnicare's stockholders, Omnicare terminates the merger agreement to accept a superior proposal or if the Omnicare Board, in a manner materially adverse to CVS, changes, qualifies, withdraws or modifies (or authorizes or publicly proposes to change, qualify, withdraw or modify) its recommendation that Omnicare's stockholders adopt the merger agreement, in either case if, prior to taking such action, the Omnicare Board determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with Omnicare's directors' fiduciary duties under applicable law.

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  The interests of certain members of senior management in the merger, including certain severance arrangements, as described in the section entitled "—Interests of Certain Persons in the Merger" beginning on page 66 of this proxy statement and the section entitled "Advisory Vote on Golden Parachute Compensation (Proposal 3)" beginning on page 106 of this proxy statement.

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  The fact that the cash consideration paid in the transaction would be taxable to Omnicare's stockholders that are United States Holders for U.S. federal income tax purposes.

  •
  The risk that Omnicare may be unable to obtain stockholder approval for the transactions contemplated by the merger agreement.

        The Omnicare Board believed that, overall, the potential benefits of the merger to Omnicare's stockholders outweighed the risks and uncertainties of the merger.

        The foregoing discussion of information and factors considered by the Omnicare Board is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger, the Omnicare Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Omnicare Board applied his or her own personal business judgment to the process and may have given different weight to different factors.

        The foregoing discussion of the information and factors considered by the Omnicare Board is forward-looking in nature. This information should be read in light of the factors described in the section entitled "Cautionary Statement Concerning Forward-Looking Information" beginning on page 26 of this proxy statement.

        The Omnicare Board unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement, thereby approving the merger.

        In considering the recommendation of the Omnicare Board with respect to the proposal to adopt the merger agreement, you should be aware that certain of our directors and executive officers may be deemed to have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, those of Omnicare's stockholders generally. See the section entitled "—Interests of Certain Persons in the Merger" beginning on page 66 of this proxy statement and the section entitled "Advisory Vote on Golden Parachute Compensation (Proposal 3)" beginning on page 106 of this proxy statement. The Omnicare Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by Omnicare's stockholders.

Opinions of Omnicare's Financial Advisors

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

        Omnicare has retained BofA Merrill Lynch to act as one of Omnicare's financial advisors in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Omnicare selected BofA Merrill Lynch to act as one of Omnicare's financial advisors in connection with the merger on the basis of BofA Merrill Lynch's experience in transactions similar to the merger, its reputation in the investment community and its familiarity with Omnicare and its industry.

        On May 20, 2015, at a meeting of the Omnicare Board held to evaluate the merger, BofA Merrill Lynch delivered to the Omnicare Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 20, 2015, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its written opinion, the merger consideration to be received by holders of company common stock (other than Omnicare, CVS, Merger Sub, the respective subsidiaries of Omnicare and CVS, and holders of shares of company common stock who are entitled to and have properly demanded appraisal rights in accordance, and have otherwise properly complied, with Section 262) was fair, from a financial point of view, to such holders.

        The full text of BofA Merrill Lynch's written opinion to the Omnicare Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this document and is incorporated by reference to this proxy statement in its entirety. The following summary of BofA Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Omnicare Board for the benefit and use of the Omnicare Board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Omnicare or in which Omnicare might engage or as to the underlying business decision of Omnicare to proceed with or effect the merger. BofA Merrill Lynch's opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

        In connection with rendering its opinion, BofA Merrill Lynch:

            (i)  reviewed certain publicly available business and financial information relating to Omnicare;

           (ii)  reviewed certain internal financial and operating information with respect to the business, operations and prospects of Omnicare furnished to or discussed with BofA Merrill Lynch by the management of Omnicare, including certain financial forecasts relating to Omnicare prepared by the management of Omnicare;

          (iii)  discussed the past and current business, operations, financial condition and prospects of Omnicare with members of senior management of Omnicare;

          (iv)  reviewed the trading history for Omnicare common stock and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

           (v)  compared certain financial and stock market information of Omnicare with similar information of other companies BofA Merrill Lynch deemed relevant;

          (vi)  compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

         (vii)  considered the results of BofA Merrill Lynch's efforts on behalf of Omnicare to solicit, at the direction of Omnicare, indications of interest and definitive proposals from certain third parties with respect to a possible acquisition of Omnicare;

        (viii)  reviewed a draft, dated May 20, 2015, of the merger agreement; and

          (ix)  performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

        In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of Omnicare that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the financial forecasts relating to Omnicare prepared by the management of Omnicare, BofA Merrill Lynch was advised by Omnicare, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Omnicare as to the future financial performance of Omnicare. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Omnicare, nor did it make any physical inspection of the properties or assets of Omnicare. BofA Merrill Lynch did not evaluate the solvency or fair value of Omnicare or CVS under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of Omnicare, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Omnicare in any material respects. BofA Merrill Lynch assumed, at the direction of Omnicare, that the executed merger agreement would not differ in any material respect from the draft of the merger agreement, dated May 20, 2015, reviewed by BofA Merrill Lynch.

        BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the merger (other than the merger consideration to the extent expressly specified in its written opinion), including, without limitation, the form or structure of the merger. BofA Merrill Lynch's opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of company common stock (other than Omnicare, CVS, Merger Sub, the respective subsidiaries of Omnicare and CVS, and holders of shares of company common stock who are entitled to and have properly demanded appraisal rights in accordance, and have otherwise properly complied, with Section 262) and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Omnicare or in which Omnicare might engage or as to the underlying business decision of Omnicare to proceed with or effect the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any related matter. Except as described above, Omnicare imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

        BofA Merrill Lynch's opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch's opinion was approved by BofA Merrill Lynch's Americas Fairness Opinion Review Committee.

Opinion of Centerview Partners LLC

        On May 20, 2015, Centerview rendered to the Omnicare Board its oral opinion, subsequently confirmed in a written opinion dated such date, to the effect that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Centerview in preparing its opinion, the merger consideration to be paid to the holders of shares of company common stock (other than excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of Centerview's written opinion, dated May 20, 2015, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken, is attached as Annex C and is incorporated by reference to this proxy statement. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview's written opinion attached as Annex C. Centerview's financial advisory services and opinion were provided for the information and assistance of the Omnicare Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the transaction and Centerview's opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of company common stock (other than excluded shares) of the merger consideration to be paid to such holders pursuant to the merger agreement. Centerview's opinion did not address any other term or aspect of the merger agreement or the transaction and does not constitute a recommendation to any stockholder of Omnicare or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the transaction or any other matter.

        The full text of Centerview's written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

        In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

            (i)  a draft of the merger agreement, dated May 20, 2015;

           (ii)  a draft of the guarantee agreement, dated May 20, 2015;

          (iii)  Annual Reports on Form 10-K of Omnicare for the years ended December 31, 2014, December 31, 2013 and December 31, 2012;

          (iv)  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Omnicare;

           (v)  certain publicly available research analyst reports for Omnicare;

          (vi)  certain other communications from Omnicare to its stockholders; and

         (vii)  certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Omnicare, including certain financial forecasts, analyses and projections relating to Omnicare prepared by management of Omnicare and furnished to Centerview by Omnicare for purposes of Centerview's analysis, which we collectively refer to as the "internal data" in this summary of Centerview's opinion.

        Centerview also conducted discussions with members of the senior management and representatives of Omnicare regarding their assessment of the internal data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for Omnicare and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

        Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Omnicare's consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Omnicare's direction, that the internal data (including, without limitation, the financial forecasts, analyses and projections relating to Omnicare prepared by management of Omnicare and furnished to Centerview by Omnicare for purposes of Centerview's analysis were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Omnicare as to the matters covered thereby and Centerview relied, at Omnicare's direction, on the internal data for purposes of Centerview's analysis and opinion. Centerview expressed no view or opinion as to the internal data or the assumptions on which it was based. In addition, at Omnicare's direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Omnicare, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Omnicare. Centerview assumed, at Omnicare's direction, that the final executed merger agreement and final executed guarantee agreement by and between Omnicare and CVS Parent, would not differ in any respect material to Centerview's analysis or opinion from the draft merger agreement, dated May 20, 2015, and draft guarantee agreement, dated May 20, 2015, reviewed by Centerview. Centerview also assumed, at Omnicare's direction, that the transaction will be consummated on the terms set forth in the merger agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview's analysis or Centerview's opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview's analysis or Centerview's opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Omnicare, or the ability of Omnicare to pay its obligations when they come due, or as to the impact of the transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

        Centerview's opinion expressed no view as to, and did not address, Omnicare's underlying business decision to proceed with or effect the transaction, or the relative merits of the transaction as compared to any alternative business strategies or transactions that might be available to Omnicare or in which Omnicare might engage. Centerview's opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview's written opinion, to the holders of shares of company common stock (other than excluded shares) of the merger consideration to be paid to such holders pursuant to the merger agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the transaction, including, without limitation, the structure or form of the transaction, or any other agreements or arrangements contemplated by the merger agreement or entered into in connection with or otherwise contemplated by the transaction, including, without limitation, the fairness of the transaction or any other term or aspect of the transaction to, or any consideration to be received in connection therewith by, or the impact of the transaction on, the holders of any other class of securities, creditors or other constituencies of Omnicare or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Omnicare or any party, or class of such persons in connection with the transaction, whether relative to the merger consideration to be paid to the holders of shares of company common stock (other than excluded shares) pursuant to the merger agreement or otherwise. Centerview's opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview's written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview's written opinion. Centerview's opinion does not constitute a recommendation to any stockholder of Omnicare or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the transaction or any other matter. Centerview's financial advisory services and its written opinion were provided for the information and assistance of the Omnicare Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the transaction. The issuance of Centerview's opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Financial Analyses

        The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch and Centerview, which we collectively refer to as the "Financial Advisors" in this section entitled "—Opinions of Omnicare's Financial Advisors" beginning on page 51 of this proxy statement, to the Omnicare Board in connection with the respective opinions delivered by BofA Merrill Lynch and Centerview. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by the Financial Advisors, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by the Financial Advisors. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by the Financial Advisors.

Selected Publicly Traded Companies Analysis

        The Financial Advisors reviewed publicly available financial and stock market information for Omnicare and the following eleven companies which the Financial Advisors in their professional judgment considered generally relevant for comparative purposes as publicly traded companies with operations in the following sectors (i) pharmacy benefit manager and retail pharmacy, (ii) wholesale pharmaceutical distributors, (iii) specialty distributors, (iv) specialty pharmacy and (v) institutional pharmacy, which we collectively refer to as the "selected publicly traded companies" in this proxy statement:

  Pharmacy Benefit Manager and Retail Pharmacy

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  CVS Health Corporation

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  Walgreens Boots Alliance, Inc.

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  Express Scripts Holding Company

  Wholesale Pharmaceutical Distributors

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  McKesson Corporation

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  Cardinal Health, Inc.

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  AmerisourceBergen Corporation

  Specialty Distributors

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  Henry Schein, Inc.

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  Patterson Companies, Inc.

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  Owens & Minor, Inc.

  Specialty Pharmacy

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  Diplomat Pharmacy, Inc.

  Institutional Pharmacy

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  PharMerica Corporation

        The Financial Advisors reviewed, among other things, enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on May 19, 2015, plus debt and non-controlling interests, less cash and non-consolidated equity investments, commonly referred to as EV, as a multiple of calendar year 2015 and 2016 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. The Financial Advisors also reviewed per share equity values, based on closing stock prices on May 19, 2015, of the selected publicly traded companies as a multiple of calendar year 2015 and 2016 estimated earnings per share, commonly referred to as EPS. The analyses indicated 2015 EV/EBITDA multiples for the selected publicly traded companies, excluding Diplomat Pharmacy, Inc., ranging from a low of 9.1x to a high of 14.3x, with a mean and a median of 12.0x, and 2016 EV/EBITDA multiples for the selected publicly traded companies, excluding Diplomat Pharmacy, Inc., ranging from a low of 8.5x to a high of 13.2x, with a mean and a median of 11.0x and 11.1x, respectively. The Financial Advisors then applied a range of selected calendar year 2015 EV/EBITDA multiples of 11.0x to 13.5x derived from the selected publicly traded companies to Omnicare's calendar year 2015 estimated EBITDA and applied a range of selected calendar year 2016 EV/EBITDA multiples of 10.0x to 12.5x derived from the selected publicly traded companies to Omnicare's calendar year 2016 estimated EBITDA. The analyses indicated 2015 EPS multiples for the selected publicly traded companies, excluding Diplomat Pharmacy, Inc., ranging from a low of 16.1x to a high of 22.6x, with a mean and a median of 18.8x and 19.2x, respectively, and 2016 EPS multiples for the selected publicly traded companies, excluding Diplomat Pharmacy, Inc., ranging from a low of 14.5x to a high of 20.0x, with a mean and a median of 16.8x and 16.7x, respectively. The Financial Advisors also applied a range of selected calendar year 2015 EPS multiples of 17.0x to 21.0x derived from the selected publicly traded companies to Omnicare's calendar year 2015 estimated EPS and applied a range of selected calendar year 2016 EPS multiples of 15.5x to 19.0x derived from the selected publicly traded companies to Omnicare's calendar year 2016 estimated EPS. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts' estimates, and estimated financial data of Omnicare was based on the financial forecasts relating to Omnicare prepared by the management of Omnicare. This analysis indicated the following approximate implied per share equity value reference ranges for Omnicare, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for Omnicare
				Merger Consideration
2015E EV/EBITDA	2016E EV/EBITDA	2015E P/E	2016E P/E
$65.01 - $82.22	$63.18 - $81.80	$71.15 - $87.89	$72.39 - $88.74	$98.00

        No company used in this analysis is identical or directly comparable to Omnicare. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Omnicare was compared.

Selected Precedent Transactions Analysis

        The Financial Advisors reviewed, to the extent publicly available, financial information relating to the following fifteen selected transactions which the Financial Advisors in their professional judgment considered generally relevant for comparative purposes as transactions involving companies in lines of business similar to Omnicare's lines of business, which we collectively refer to as the "selected transactions" in this proxy statement:

Date Announced	Acquiror	Target
• March 30, 2015	• UnitedHealth Group Incorporated	• Catamaran Corporation
• February 11, 2015	• Rite Aid Corporation	• Envision Pharmaceutical Services
• January 12, 2015	• AmerisourceBergen Corporation	• MWI Veterinary Supply, Inc.
• October 23, 2013	• McKesson Corporation	• Celesio AG
• November 27, 2013	• CVS Caremark Corporation	• Coram LLC
• February 14, 2013	• Cardinal Health, Inc.	• AssuraMed, Inc.
• October 25, 2012	• McKesson Corporation	• PSS World Medical, Inc.
• June 19, 2012	• Walgreen Co.	• Alliance Boots GmbH
• April 18, 2012	• SXC Health Solutions Corp.	• Catalyst Health Solutions, Inc.
• July 21, 2011	• Express Scripts, Inc.	• Medco Health Solutions, Inc.
• April 13, 2009	• Express Scripts, Inc.	• NextRx business of Wellpoint, Inc.
• July 2, 2007	• Walgreen Co.	• Option Care, Inc.
• November 1, 2006	• CVS Corporation	• Caremark Rx, Inc.
• July 21, 2005	• Express Scripts, Inc.	• Priority Healthcare Corporation
• February 23, 2005	• Medco Health Solutions, Inc.	• Accredo Health, Incorporated

        The Financial Advisors reviewed transaction values of the selected transactions, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company's last 12 months EBITDA, commonly referred to as LTM EBITDA. The analyses indicated EV/LTM EBITDA multiples for the selected transactions ranging from a low of 9.8x to a high of 27.7x, with a mean and a median of 15.6x and 15.8x, respectively. The Financial Advisors then applied a range of EV/LTM EBITDA multiples of 13.0x to 17.0x derived from the selected transactions to Omnicare's LTM EBITDA as of March 31, 2015. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction, and estimated financial data of Omnicare was based on the financial forecasts relating to Omnicare prepared by the management of Omnicare. This analysis indicated the following approximate implied per share equity value reference range for Omnicare, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for Omnicare
Merger Consideration
EV/LTM EBITDA
$72.54 - $97.09	$98.00

        No company, business or transaction used in this analysis is identical or directly comparable to Omnicare or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Omnicare and the merger were compared.

Discounted Cash Flow Analysis

        The Financial Advisors performed a discounted cash flow analysis of Omnicare to calculate the estimated present value of the stand-alone unlevered, after-tax free cash flows that Omnicare was forecasted to generate during Omnicare's nine-month period ending December 31, 2015 through the full fiscal year ending December 31, 2019 based on the financial forecasts relating to Omnicare prepared by the management of Omnicare. The Financial Advisors calculated terminal values for Omnicare by applying a range of terminal value EBITDA multiples of 12.0x to 15.0x to Omnicare's estimated EBITDA for the fiscal year ending December 31, 2019. The cash flows and terminal values were then discounted to present value as of March 31, 2015 using discount rates ranging from 8.0% to 9.0% for Centerview and 8.0% to 9.5% for BofA Merrill Lynch, which were based on the Financial Advisors' respective analyses of Omnicare's weighted average cost of capital. This analysis indicated the following approximate implied per share equity value reference range for Omnicare as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for Omnicare	Merger Consideration
$77.48 - $101.02	$98.00

Other Factors

        In rendering its opinion, the Financial Advisors also reviewed and considered other factors, including:

  •
  historical trading prices of company common stock during the one-year periods ended April 20, 2015 (the last trading day before unusual trading volume in company common stock and two days prior to the publication of a Bloomberg article reporting that Omnicare is exploring a sale and working with financial advisors as it seeks buyers) and May 19, 2015; and

  •
  the most recent stand-alone stock price targets for company common stock as of April 20, 2015 (the last trading day before unusual trading volume in company common stock and two days prior to the publication of a Bloomberg article reporting that Omnicare is exploring a sale and working with financial advisors as it seeks buyers) and as of May 19, 2015, as provided by equity analysts, noting, that such price targets ranged from $80.00 to $104.00 per share.

Miscellaneous

        As noted above, the discussion set forth above is a summary of the material financial analyses presented by the Financial Advisors to the Omnicare Board in connection with their respective opinions and is not a comprehensive description of all analyses undertaken by the Financial Advisors in connection with such opinions. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. The Financial Advisors believe that their analyses summarized above must be considered as a whole. The Financial Advisors further believe that selecting portions of their analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying the Financial Advisors' analyses and their respective opinions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

        In performing their analyses, the Financial Advisors considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Omnicare and CVS. The estimates of the future performance of Omnicare and CVS in or underlying the Financial Advisors' analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by the Financial Advisors' analyses. These analyses were prepared solely as part of the analysis, in the case of BofA Merrill Lynch, of the fairness, from a financial point of view, of the merger consideration to be received by holders of company common stock (other than Omnicare, CVS, Merger Sub, the respective subsidiaries of Omnicare and CVS, and holders of shares of company common stock who are entitled to and have properly demanded appraisal rights in accordance, and have otherwise properly complied, with Section 262) and in the case of Centerview, of the fairness, from a financial point of view, to the holders of shares of company common stock (other than the excluded shares) of the merger consideration proposed to be paid to such holders pursuant to the merger agreement, and these analyses were provided to the Omnicare Board in connection with the delivery of the respective opinions of BofA Merrill Lynch and Centerview. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch's or Centerview's view of the actual values of Omnicare or CVS.

Miscellaneous—BofA Merrill Lynch

        The type and amount of consideration payable in the merger was determined through negotiations between Omnicare and CVS, rather than by any financial advisor, and was approved by the Omnicare Board. The decision to enter into the merger agreement was solely that of the Omnicare Board. As described above, BofA Merrill Lynch's opinion and analyses were only one of many factors considered by the Omnicare Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Omnicare Board or management with respect to the merger or the merger consideration.

        Omnicare has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee currently estimated to be approximately $32 million, all of which is contingent upon the completion of the merger. Omnicare also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch's engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

        BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Omnicare, CVS and certain of their respective affiliates.

        BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Omnicare and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a co-lead arranger and a book runner for, and a lender under, Omnicare's credit facility, (ii) having acted as a joint book runner on a high yield debt offering by Omnicare and (iii) having provided or providing certain treasury and trade management services and products to Omnicare. Between June 1, 2013, and May 31, 2015, BofA Merrill Lynch and its affiliates received or derived, directly or indirectly, aggregate revenues for commercial, corporate and investment banking services of approximately $3.98 million from Omnicare and its subsidiaries.

        In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to CVS Parent and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a co-lead arranger and a joint book runner for, and a lender under, various revolving credit facilities of CVS Parent, (ii) having acted as a joint book runner on various debt offerings by CVS Parent and (iii) having provided or providing certain treasury and trade management services and products to CVS Parent. Between June 1, 2013, and May 31, 2015, BofA Merrill Lynch and its affiliates received or derived, directly or indirectly, aggregate revenues for commercial, corporate and investment banking services of approximately $33.4 million from CVS Parent and its subsidiaries. In addition, a member of senior management of Bank of America Corporation, BofA Merrill Lynch's parent company, is a member of the Board of CVS Parent. Following execution of the merger agreement and the delivery by BofA Merrill Lynch of its opinion to the Omnicare Board as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of company common stock (other than as specified in such opinion), CVS Parent requested that BofA Merrill Lynch and its affiliates participate in the refinancing of one of CVS Parent's existing revolving credit facilities, which we refer to as the "refinancing" in this proxy statement. BofA Merrill Lynch informed Omnicare of this request and confirmed that CVS had informed BofA Merrill Lynch that the proceeds from the refinancing would not be used to fund any portion of the merger consideration. On June 16, 2015, after the Omnicare Board convened to consider the issues raised by this request, Omnicare consented to BofA Merrill Lynch and certain of its affiliates participating in the refinancing to the extent BofA Merrill Lynch and its affiliates act in the same roles and commit to lend the same amounts as with respect to such existing revolving credit facility, while at the same time continuing to act as Omincare's financial advisor in connection with the merger.

Miscellaneous—Centerview Partners LLC

        The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

        Centerview's financial analyses and opinion were only one of many factors taken into consideration by the Omnicare Board in its evaluation of the merger. Consequently, the analyses described above should not be viewed as determinative of the views of the Omnicare Board or Omnicare management with respect to the merger consideration or as to whether the Omnicare Board would have been willing to determine that a different consideration was fair. The consideration for the transaction was determined through arm's-length negotiations between Omnicare and CVS Parent and was approved by the Omnicare Board. Centerview provided advice to Omnicare during these negotiations. Centerview did not, however, recommend any specific amount of consideration to Omnicare or the Omnicare Board or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

        Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, Centerview has not provided investment banking or other services to Omnicare, CVS Parent, CVS or Merger Sub for which Centerview has received any compensation. Centerview may provide investment banking and other services to or with respect to Omnicare, CVS Parent or CVS or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview's and Centerview's affiliates' directors, officers, members and employees, or family members of such persons, (ii) of Centerview's affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Omnicare, CVS Parent, CVS or any of their respective affiliates, or any other party that may be involved in the transaction. David W. Dorman, Chairman of the Board of CVS Parent, is a partner in certain entities that manage several private investment funds focused on the technology sector under the name "Centerview Capital Technology," and that certain founding partners of Centerview indirectly own partnership interests in such entities. Mr. Dorman is not a partner in Centerview or an employee of Centerview's advisory business and has no right to, or expectation of receiving, any fees paid to Centerview's advisory business.

        The Omnicare Board selected Centerview as its financial advisor in connection with the transaction based on Centerview's reputation and experience. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction.

        In connection with Centerview's services as the financial advisor to the Omnicare Board, Omnicare has agreed to pay Centerview an aggregate fee of $32 million, all of which is payable contingent upon consummation of the transaction. In addition, Omnicare has agreed to reimburse certain of Centerview's expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview's engagement.

Certain Company Projections

        Omnicare does not as a matter of course make public long-term projections as to future performance, earnings or other results due to the unpredictability of the underlying assumptions and estimates. However, in connection with the respective due diligence reviews beginning in April 2015 conducted by the potential participants in the strategic alternatives review process who executed non-disclosure agreements with Omnicare (including CVS), Omnicare provided certain prospective financial information concerning Omnicare's future financial condition and performance that had been prepared by Omnicare's management in connection with Omnicare's review of strategic alternatives, a summary of which five-year projections Omnicare has included below. Omnicare also provided these five-year projections to the Omnicare Board, and to BofA Merrill Lynch and Centerview for their use in connection with their respective financial analyses and opinions, as described in the section entitled "—Opinions of Omnicare's Financial Advisors" beginning on page 51 of this proxy statement.

        The prospective financial information was prepared by, and is the responsibility of, Omnicare's management and was prepared solely for purposes of the merger. The prospective financial information was not prepared with a view toward public disclosure and, accordingly, does not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles, which we refer to as "GAAP" in this proxy statement. PricewaterhouseCoopers LLP has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this document relates to

Omnicare's historical financial information. It does not extend to the prospective financial information and should not be read to do so. The summary of the prospective financial information is not being included in this proxy statement to influence a stockholder's decision whether to adopt the merger agreement and thereby approve the merger, but is being included to provide Omnicare's stockholders with certain unaudited prospective financial information that was made available to the potential participants in the sales process who executed non-disclosure agreements with Omnicare (including CVS) and the Omnicare Board. The prospective financial information should not be utilized as public guidance.

        Since the prospective financial information covers multiple years, by its nature, it becomes less predictive with each successive year. In addition, the prospective financial information might be affected by Omnicare's ability to achieve strategic goals, objectives and targets over the applicable periods, by risks and uncertainties in the United States and the global economy generally and the healthcare industry specifically (including the regulatory environment) and by other risk factors described in Omnicare's Form 10-K for the fiscal year ended December 31, 2014, in more recent filings incorporated by reference in this proxy statement, including Omnicare's Form 10-Q for the quarter ended March 31, 2015, and in the section entitled "Cautionary Statement Concerning Forward-Looking Information" beginning on page 26 of this proxy statement. The prospective financial information also does not take into account any circumstances or events occurring after the date on which it was prepared and does not give effect to the transactions contemplated by the merger agreement, including the merger.

        The prospective financial information, while presented with numerical specificity, necessarily was based on numerous variables and assumptions with respect to, among other things, industry performance and competition, general business, economic and financial conditions and matters specific to Omnicare's businesses, all of which are inherently uncertain and many of which are beyond Omnicare's control. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change.

        Accordingly, there can be no assurance that the prospective financial information will be realized, and actual results may vary materially from those shown. The inclusion of the prospective financial information in this proxy statement should not be regarded as an indication that Omnicare or any of its affiliates, advisors, officers, directors or other representatives considered or consider the prospective financial information to be necessarily predictive of actual future events or events which have occurred since the date of such forecasts, and the prospective financial information should not be relied upon as such. Neither Omnicare nor any of its affiliates, advisors, officers, directors or other representatives can give any assurance that actual results will not differ materially from the prospective financial information, and none of them undertake any obligation to update or otherwise revise or reconcile the prospective financial information to reflect circumstances existing after the date the prospective financial information was generated or to reflect the occurrence of future events. Omnicare does not intend to make publicly available any update or other revision to the prospective financial information, except as otherwise required by law. Neither Omnicare nor any of its affiliates, advisors, officers, directors or other representatives has made or makes any representation to any stockholder of Omnicare regarding the ultimate performance of Omnicare compared to the information contained in the prospective financial information or that the prospective financial information will be achieved.

        In light of the foregoing factors and the uncertainties inherent in the prospective financial information, stockholders are cautioned not to place undue, if any, reliance on the prospective financial information. Since the date the prospective financial information was prepared, Omnicare has made publicly available its actual results of operations for the quarter ended March 31, 2015. You should review Omnicare's Current Report on Form 8-K filed on April 29, 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on April 29, 2015, to obtain this information. See the section entitled "Where You Can Find More Information" beginning on page 124 of this proxy statement.

        The following is a summary of the five-year projections:

Summary of the Five-Year Projections

	Fiscal Years Ending December 31
	2015E	2016E	2017E	2018E	2019E
	($ in millions)
Net Sales	$6,643	$7,212	$8,036	$9,000	$10,070
Gross Profit	$1,451	$1,513	$1,602	$1,703	$1,812
Adjusted Operating Income	$674	$742	$813	$885	$964
Adjusted EBITDA	$787	$846	$911	$982	$1,059
Net Cash Flows from Operations	$668	$546	$552	$577	$605

Reconciliation of Non-GAAP to GAAP

        Omnicare's prospective financial information included non-GAAP financial measures, including Adjusted Operating Income and Adjusted EBITDA. Omnicare provided this information to the potential participants in the strategic alternatives review process who executed non-disclosure agreements with Omnicare (including CVS), BofA Merrill Lynch and Centerview because Omnicare believed it could be useful in evaluating, on a prospective basis, Omnicare's potential operating performance and cash flow. This information should not be considered in isolation or in lieu of Omnicare's operating and other financial information determined in accordance with GAAP. In addition, because non-GAAP financial measures are not determined consistently by all entities, the non-GAAP measures presented in these financial projections may not be comparable to similarly titled measures of other companies.

        The following tables present a quantitative reconciliation of Adjusted EBITDA to Net Income and Adjusted Operating Income to Operating Income for fiscal years 2015 through 2019 prepared by Omnicare's management.

	Fiscal Years Ending December 31
	2015E	2016E	2017E	2018E	2019E
	($ in millions)
Net Income	$324	$381	$426	$470	$517
Income Taxes	$203	$239	$267	$294	$324

Income from Continuing Operations Before Income Taxes	$527	$620	$692	$764	$841
Interest Expense, Net of Investment Income	$114	$109	$107	$108	$109

Operating Income	$641	$729	$799	$872	$950
Depreciation and Amortization, Excluding Amortization of Discount on Convertible Notes	$113	$104	$99	$97	$96

EBITDA	$753	$833	$898	$969	$1,046
EBIT Special Items	$34	$13	$13	$13	$13

Adjusted EBITDA	$787	$846	$911	$982	$1,059

Operating Income	$641	$729	$799	$872	$950
EBIT Special Items	$34	$13	$13	$13	$13

Adjusted Operating Income	$674	$742	$813	$885	$964

        The prospective financial information was based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of Omnicare's management and should be evaluated, if at all, in light of the assumptions made by Omnicare and in conjunction with the historical financial statements and other information regarding Omnicare contained elsewhere in this proxy statement and Omnicare's public filings with the SEC.

Financing of the Merger

        We anticipate that total funds of approximately $12.9 billion will be needed to purchase all of the issued and outstanding shares of company common stock and to complete the merger and the other transactions contemplated by the merger agreement, and to pay related fees and expenses. In connection with entry into the merger agreement, CVS Parent entered into a $13 billion fully-committed unsecured bridge loan facility. CVS Parent expects to finance the merger consideration through the issuance of senior notes and/or term loans prior to the closing of the merger. The merger is not conditioned on CVS obtaining the proceeds of any financing.

Closing and Effective Time of the Merger

        If the merger agreement is adopted at the special meeting, then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the merger will be completed prior to the end of calendar year 2015. The effective time will occur as soon as practicable following the merger closing upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (or at such later date as Omnicare and CVS may agree and specify in the certificate of merger). The merger is subject to various regulatory clearances and approvals and other conditions, however, and it is possible that factors outside the control of Omnicare or CVS could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger.

Payment of Merger Consideration and Surrender of Stock Certificates

        As promptly as reasonably practicable after the effective time, each record holder of shares of company common stock who holds such shares in certificated form or who is otherwise required by the paying agent to deliver an executed letter of transmittal will be sent a letter of transmittal describing how such holder may exchange such record holder's shares of company common stock for the merger consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        If you hold your shares of company common stock in certificated form or you are otherwise required by the paying agent to deliver an executed letter of transmittal, you will not be entitled to receive the merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares of company common stock are certificated, you must also surrender your stock certificate or certificates to the paying agent. If you hold your shares of company common stock in book-entry form, you will not be required to deliver a stock certificate or an executed letter of transmittal to the paying agent to receive the merger consideration, unless you are otherwise required by the paying agent to deliver an executed letter of transmittal, in which case the paying agent will send you a letter of transmittal and appropriate instructions. If you are not required by the paying agent to deliver an executed letter of transmittal, you will receive payment for the merger consideration from the paying agent without any further action on your part. If ownership of your shares of company common stock is not registered in the transfer records of Omnicare, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by the paying agent or the surviving corporation, as applicable, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

Interests of Certain Persons in the Merger

Overview

        Certain of Omnicare's directors and executive officers may be deemed to have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, those of Omnicare's stockholders generally. These interests may present these individuals with certain potential conflicts of interest. In evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of Omnicare, the Omnicare Board was aware of these interests and considered them, among other matters that are described in the section entitled "—Recommendation of the Omnicare Board; Reasons for the Merger" beginning on page 45 of this proxy statement.

        These interests are described in more detail below, and certain of them are quantified in the tables that follow the narrative below and in the section entitled "Advisory Vote on Golden Parachute Compensation (Proposal 3)" beginning on page 106 of this proxy statement. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

        As described below, none of Omnicare's executive officers are entitled to receive an excise tax gross-up payment under any plan or agreement.

        In connection with the merger, as of the date of this proxy statement, no member of Omnicare's management has entered into an employment agreement or other agreement or commitment with CVS or its affiliates with respect to continuing employment, nor has any member of Omnicare's management entered into an equity rollover agreement or other agreement or commitment with CVS with respect to a co-investment with CVS in Omnicare. It is possible that, before the closing of the merger, arrangements with respect to continuing employment after the merger may be entered into with one or more members of Omnicare's management. However, the consummation of the merger is not contingent upon entering into any such arrangement.

Equity Awards

Stock Options

        At the effective time, each outstanding company option that is unexercised immediately prior to the effective time, whether vested or unvested, will be fully vested and will be canceled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) determined by multiplying the excess, if any, of $98.00 over the applicable exercise price per share of such company option by the number of shares of company common stock subject to such company option.

        The following table sets forth, for each of Omnicare's named executive officers, the other executive officers of Omnicare as a group and the non-employee directors of Omnicare, as applicable, the number of shares of company common stock subject to unvested company options, as well as the approximate value of each of those awards. The amounts specified below are based on the number of awards outstanding as of July 20, 2015, that would vest as a result of the merger assuming the merger closes on September 1, 2015, and taking into account any company options that vest in accordance with their terms prior to such date.

Name	Number of Unvested Options (#)	Value of Unvested Options ($)(1)
Named Executive Officers
Nitin Sahney	—	—
Robert O. Kraft	4,256	$215,132
Alexander M. Kayne	2,178	$83,309
David C. Hileman	—	—
Kirsten M. Marriner	708	$19,486
Other Executive Officers as a Group (4 persons)	—	—
Non-Employee Directors as a Group (8 persons)	4,930	$202,501

(1)
This column represents the product of (i) the excess of (A) the merger consideration of $98.00 over (B) the applicable exercise price per share of company common stock subject to unvested company options that will become vested under the merger agreement at the effective time, multiplied by (ii) the number of shares of company common stock subject to such vested and unexercised portion of such company option that is outstanding and that has an exercise price below $98.00, assuming an effective time of September 1, 2015.

Restricted Stock Rights and Deferred Cash Awards

        At the effective time, each outstanding company restricted stock right, whether vested or unvested, that was granted on or after June 1, 2014, or that by its terms provides for "double-trigger" vesting, will be converted into a number of converted restricted stock rights equal to the product of, rounded down to the nearest whole number, (i) the number of shares of company common stock subject to such company restricted stock right immediately prior to the effective time multiplied by (ii) the equity award conversion ratio. Upon such conversion, the converted restricted stock rights will be subject to the same terms and conditions (including "double-trigger" vesting) as the company restricted stock rights.

        At the effective time, each other outstanding company restricted stock right that is not converted as described above, whether vested or unvested, will be fully vested and will be canceled, with the holder of such company restricted stock right becoming entitled to receive, promptly after the effective time, but, in any event, not later than the third business day after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to $98.00 multiplied by the number of shares of company common stock subject to such company restricted stock right.

        Any dividend or dividend equivalent rights accrued under any company restricted stock rights will be paid promptly after the effective time in accordance with the merger agreement and subject to applicable law.

        In lieu of the annual grant of company restricted stock rights and any cash director fees elected to be deferred by a non-employee director, for the 2015-2016 service year, non-employee directors were granted deferred cash awards, which we refer to as the "deferred cash awards" in this proxy statement, with terms generally equivalent to the annual grant of company restricted stock rights. Such deferred cash awards will become fully vested and payable at the effective time.

        The following table sets forth, for each of Omnicare's named executive officers, the other executive officers of Omnicare as a group and the non-employee directors of Omnicare, as applicable, the number of shares of company common stock subject to unvested outstanding company restricted stock rights, the approximate value of each of those awards, the value of unvested deferred cash awards and the value of unvested accumulated dividends with respect to company restricted stock awards. The amounts specified below are based on the number of awards outstanding as of July 20, 2015, assuming the merger closes on September 1, 2015 and each executive officer terminates employment on that date, taking into account any company restricted stock rights that vest in accordance with their terms prior to such date.

Name	Number of Unvested Outstanding Company Restricted Stock Rights (#)(1)	Value of Unvested Outstanding Company Restricted Stock Rights ($)(2)	Value of Unvested Deferred Cash Awards granted in lieu of Restricted Stock Rights ($)(3)	Value of Unvested Accumulated Dividends ($)(4)
Named Executive Officers
Nitin Sahney	54,932	$5,383,336	—	$63,030
Robert O. Kraft	13,706	$1,343,188	—	$17,728
Alexander M. Kayne	9,140	$895,720	—	$12,392
David C. Hileman	6,112	$598,976	—	$7,772
Kirsten M. Marriner	8,789	$861,322	—	$11,800
Other Executive Officers as a Group (4 persons)	21,741	$2,130,618	—	$31,115
Non-Employee Directors as a Group (8 persons)	—	—	$1,732,500	—

(1)
This column includes the number of unvested (i) "single-trigger" company restricted stock rights which will become fully vested and will be canceled and converted into the right to receive a cash payment pursuant to the merger agreement and (ii) "double-trigger" company restricted stock rights that will be converted into converted restricted stock rights, as described above, but will vest and become payable upon a termination without "cause" or a resignation for "good reason" following the effective time.

(2)
This column represents the value of the cash payment with respect to "single-trigger" or "double-trigger" unvested company restricted stock rights determined by multiplying (i) $98.00, by (ii) the number of shares of company common stock subject to such outstanding company restricted stock rights, assuming, with respect to "double-trigger" company restricted stock rights, that the holder of such company restricted stock right is terminated without "cause" or resigns for "good reason" immediately following the effective time and assuming an effective time of September 1, 2015.

(3)
This column represents the value of the cash payment with respect to "single-trigger" deferred cash awards granted to non-employee directors in lieu of the annual grant of company restricted stock rights for 2015. Such amount will become payable at the effective time.

(4)
This column represents the value of unvested accumulated dividends under company restricted stock awards that are payable at the same time as the underlying company restricted stock awards are settled.

Performance Restricted Stock Units

        At the effective time, each outstanding company performance restricted stock unit, whether vested or unvested, that was granted on or after June 1, 2014, or that by its terms provides for "double-trigger" vesting, will be converted into a number of shares of time-vested restricted stock denominated in shares of CVS Parent common stock equal to the product of, rounded down to the nearest whole number, (i) the number of shares of company common stock subject to such company performance restricted stock unit multiplied by (ii) the equity award conversion ratio. Upon such conversion, such time-vested restricted stock will be subject to the same terms and conditions (including "double-trigger" vesting) as the company performance restricted stock units.

        At the effective time, each other outstanding company performance restricted stock unit that is not converted as described above, whether vested or unvested, will be fully vested and will be canceled, with the holder of such company performance restricted stock unit becoming entitled to receive, promptly after the effective time, but, in any event, not later than the third business day after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to $98.00 multiplied by the number of shares of company common stock subject to such company performance restricted stock unit. The number of shares subject to each company performance restricted stock unit will be determined by assuming that performance for the full or cumulative performance period is the higher of the target and actual performance (as determined by Omnicare based upon actual financial performance up until the closing of the merger and will not include any discretionary adjustments).

        Any dividend or dividend equivalent rights accrued under any company performance restricted stock units will be paid promptly after the effective time in accordance with the merger agreement and subject to applicable law.

        The following table sets forth, for each of Omnicare's named executive officers and the other executive officers of Omnicare as a group, as applicable, the number of shares of company common stock subject to unvested outstanding company performance restricted stock units, the approximate value of each of those awards and the value of unvested accumulated dividend equivalent rights with respect to company performance restricted stock units. The amounts specified below are based on the number of awards outstanding as of July 20, 2015, assuming target performance is achieved, the merger closes on September 1, 2015 and each executive officer terminates employment on that date, taking into account any company performance restricted stock units that vest in accordance with their terms prior to such date.

Name	Number of Unvested Outstanding Company Performance Restricted Stock Units (#)(1)	Value of Unvested Outstanding Company Performance Restricted Stock Units ($)(2)	Value of Unvested Accumulated Dividend Equivalent Rights ($)(3)
Named Executive Officers
Nitin Sahney	121,309	$11,888,282	$119,841
Robert O. Kraft	82,798	$8,114,204	$59,643
Alexander M. Kayne	61,160	$5,993,680	$43,529
David C. Hileman	47,659	$4,670,582	$27,816
Kirsten M. Marriner	53,041	$5,198,018	$31,241
Other Executive Officers as a Group (4 persons)	124,979	$12,247,942	$64,350

(1)
This column includes the number of unvested (i) "single-trigger" company performance restricted stock units which will become fully vested and will be canceled and converted into the right to receive a cash payment pursuant to the merger agreement and (ii) "double-trigger" company performance restricted stock units which will be converted into time-vested restricted stock denominated in shares of CVS Parent common stock, payable at the target number of units. The merger agreement provides that the number of company performance restricted stock units actually paid will be based on the higher of the target and actual performance (as determined by Omnicare based upon actual financial performance up until the closing of the merger and will not include any discretionary adjustments). Amounts above are calculated assuming achievement of the target level of performance, although the performance level ultimately achieved may exceed target. Under the applicable award agreements, the named executive officers and our other executive officers may earn up to 200% (150% for company performance restricted stock units awarded in 2013) of the target number of company performance restricted stock units based upon achievement of performance goals.

(2)
This column represents the value of the cash payment with respect to "single-trigger" or "double-trigger" unvested company performance restricted stock units determined by multiplying (i) $98.00 by (ii) the number of shares of company common stock subject to such company performance restricted stock units (determined based upon achievement of the target level of performance as described above), and assuming, with respect to "double-trigger" company performance restricted stock units, that the company performance restricted stock units become fully vested and payable immediately following the effective time based upon the executive being terminated without "cause" or resigning for "good reason" immediately following the effective time and assuming an effective time of September 1, 2015.

(3)
This column represents the value of the unvested accumulated dividend equivalent rights under company performance restricted stock units assuming achievement of the target level of performance as described in note 1 above that are payable at the same time as the underlying company performance restricted stock units are settled.

"Double-Trigger" Vesting of Company Restricted Stock Rights and Company Performance Restricted Stock Units

        If an executive is terminated without "cause" or resigns for "good reason" immediately following the merger, the "double-trigger" awards of company restricted stock rights and company performance restricted stock units will become fully vested and will be cancelled and converted into the right to receive a cash payment determined by multiplying (i) $98.00 by (ii) the number of shares of company common stock subject to such company restricted stock rights or the number of shares of company common stock subject to such company performance restricted stock units (with performance for the full or cumulative performance period at the higher of the target and actual performance), as applicable.

        Generally, the "double-trigger" awards of company restricted stock rights and company performance restricted stock units that will be converted into converted restricted stock rights or time-vested restricted stock denominated in shares of CVS Parent common stock under the merger agreement will vest upon a termination of employment without "cause" or a resignation from employment for "good reason" within the 24-month period following the merger. Under the agreements governing these "double-trigger" equity awards, "cause" is generally defined as:

  •
  conduct which is materially detrimental to the company's reputation, goodwill or business operations;

  •
  gross or habitual neglect of the executive's duties or obligations or breach of such duties, or misconduct in discharging such duties;

  •
  the executive's failure to substantially perform his or her duties to the company or the repeated absence from his or her duties without the consent of our Chief Executive Officer;

  •
  the executive's failure or refusal to comply with the policies, standards and regulations of the company;

  •
  breach or threatened breach of the restrictive covenants the executive owes to the company;

  •
  fraud or willful or intentional misrepresentation in connection with the executive's performance of his or her duties; or

  •
  conviction of the executive for, or entry of plea of guilty or nolo contendere by the executive with respect to, any criminal act.

        Further, "good reason" is generally defined as:

  •
  a reduction in total compensation and benefits (which includes any and all equity-based compensation) from the compensation and benefits provided to the executive immediately prior to a change in control of the company;

  •
  a material diminution in the executive's level of authority, breadth and scope of organization overseen, work responsibilities, duties and/or reporting relationships from those immediately prior to a change in control of the company; or

  •
  relocation of the work place following a change in control of the company to a location more than 50 miles from the work place of the executive immediately prior to a change in control of the company.

        However, an executive cannot resign for good reason unless the executive notifies the surviving corporation in writing of his or her resignation for good reason, specifying the event constituting good reason. The surviving corporation then has 14 days to cure the event constituting good reason.

        Notwithstanding the foregoing, certain "double-trigger" awards of company performance restricted stock units that will be converted into time-vested restricted stock denominated in shares of CVS Parent common stock under the merger agreement include as an event constituting good reason the executive not holding the same position with Omnicare or, more than 18 months following a change in control of Omnicare, not holding the same position with the resulting entity upon a change in control and provides for purposes of the good reason definition that a diminution in an executive's scope of duties solely as a result of Omnicare ceasing to be a public company and the executive holding a divisional role rather than a corporate role, which divisional role is the same as the executive's corporate role prior to the change in control, shall not constitute good reason for the first 18 months following the change in control.

        For additional information regarding the nature of each director's and executive officer's beneficial ownership of company common stock, see the section entitled "Security Ownership of Certain Beneficial Owners and Management" beginning on page 113 of this proxy statement.

Annual Incentive Plan

        Each of Omnicare's executive officers participates in Omnicare's annual incentive plan, which we refer to as the "annual incentive plan" in this proxy statement. Each executive officer has an individual target award opportunity under the annual incentive plan, expressed as a percentage of base salary. The target bonus opportunities for our executive officers range from 40% to 150% of base salary. During the first quarter of 2015, the Omnicare Board's Compensation Committee established performance goals for awards under the annual incentive plan, 80% of which were based on a financial goal of Omnicare as a company (relating to adjusted cash earnings per share) and 20% of which were based on individual performance goals. Based upon achievement of company financial goals and individual performance goals, each executive officer will receive a payment of between 50% and 200% of his or her target bonus opportunity, provided that the minimum thresholds have been met.

        The merger agreement provides that, immediately following the closing of the merger, CVS or one of its subsidiaries will pay our executives who participate in the annual incentive plan a pro-rata bonus under the annual incentive plan for the fiscal year in which the effective time occurs based on the accrual rate based on actual performance through the date of the merger agreement (which is 125% of the target) with the bonus amounts to be the pro-rated portion of a full annual bonus based on the number of days that have elapsed in such fiscal year as of the effective time. However, the amount of such pro-rata bonus actually paid will be offset against any other pro-rata bonus to which the executive may become entitled for the year in which the closing occurs. As described below, an executive may also be entitled to a pro-rata bonus under Omnicare's Senior Executive Change in Control Plan, which we refer to as the "SECIC plan" in this proxy statement.

        For further information with respect to the value of pro-rata bonus payments to be made to the named executive officers under the annual incentive plan and the merger agreement, see the section entitled "Advisory Vote on Golden Parachute Compensation (Proposal 3)" beginning on page 106 of this proxy statement. The value of pro-rata bonus payments for the other executive officers of Omnicare as a group using the assumptions set forth in the section entitled "Advisory Vote on Golden Parachute Compensation (Proposal 3)" beginning on page 106 of this proxy statement is $633,815.

Senior Executive Change in Control Plan

        Each of Omnicare's executive officers, other than our Chief Executive Officer, Nitin Sahney, participates in the SECIC plan. The SECIC plan provides for severance benefits upon certain terminations of employment following a "change in control" of Omnicare. Participants in the SECIC plan are eligible for severance benefits only if (i) the participant's employment with Omnicare is terminated by Omnicare without "cause" or by the participant with "good reason" and (ii) such termination occurs during the 24-month period following a "change in control" of Omnicare.

        Tier I participants including all of Omnicare's named executive officers under the SECIC plan are eligible to receive:

  •
  a lump sum cash payment equal to 24 months of his or her then-current base salary;

  •
  payment of accrued but unpaid salary and payment of accrued but unused paid time off;

  •
  a lump sum cash payment of his or her earned but unpaid bonus for the year prior to the termination date;

  •
  a lump sum cash payment equal to his or her pro-rated target bonus for the year through the termination date;

  •
  a lump sum cash payment equal to two times his or her target bonus for the year of termination;

  •
  the ability to continue participating in our health and welfare benefits for up to 18 months; and

  •
  executive outplacement services arranged and paid for by Omnicare.

        Tier II participants under the SECIC plan are eligible to receive the same benefits as Tier I participants under the SECIC plan, except that Tier II participants are eligible to receive a lump sum cash payment equal to 18 months, as opposed to 24 months, of his or her then-current base salary and a lump sum cash payment equal to one and one-half, as opposed to two, times his or her target bonus for the year of termination.

        To receive the benefits described above, participants in the SECIC plan must execute a general release and waiver of any and all claims against Omnicare and must comply with covenants regarding non-competition and non-solicitation of customers and employees for 12 months following the date of his or her termination of employment. If any payments or benefits to a participant in connection with a change in control of Omnicare are subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and benefits will either be paid or made in full or will be reduced to an aggregate amount so that no portion of such payments or benefits will be subject to the excise tax, whichever results in a greater aggregate amount being retained by the participant on an after-tax basis.

        Under the SECIC plan, a "change in control" generally occurs upon any of the following:

  •
  any person becoming the beneficial owner of 30% or more of the outstanding shares of company common stock or the combined voting power of Omnicare's outstanding securities;

  •
  the individuals who comprise the Omnicare Board and other directors that were approved by at least a majority of the Omnicare Board ceasing to constitute a majority of the Omnicare Board;

  •
  the consummation of certain business combinations, unless Omnicare's stockholders immediately prior to the transaction own more than 50% of the voting power of the surviving corporation; or

  •
  the approval by Omnicare's stockholders of Omnicare's complete liquidation or dissolution.

        The closing of the merger will constitute a change in control under the SECIC plan.

        Under the SECIC plan, "cause" has a substantially similar definition to the definition of "cause" described in the section titled "—Interests of Certain Persons in the Merger—Equity Awards" beginning on page 66 of this proxy statement.

        Under the SECIC plan, "good reason" means that, within 24 months following a change in control of Omnicare, the participant had one or more of the following happen:

  •
  a substantial reduction in compensation and benefits from the compensation and benefits provided immediately prior to the change in control;

  •
  a substantial and material negative change in the participant's work responsibilities and duties from those immediately prior to the change in control;

  •
  a relocation of the work place more than 50 miles from the work place of the participant immediately prior to the change in control; or

  •
  the termination or a material adverse modification of the SECIC plan without the participant's prior written consent.

        For further information with respect to the value of severance and other benefits which the named executive officers may become entitled to under the SECIC plan, see the section entitled "Advisory Vote on Golden Parachute Compensation (Proposal 3)" beginning on page 106 of this proxy statement. The value of severance and other benefits which the four other executive officers of Omnicare as a group may become entitled to under the SECIC plan, using the assumptions set forth in the section entitled "Advisory Vote on Golden Parachute Compensation (Proposal 3)" beginning on page 106 of this proxy statement, is an amount of cash severance (excluding payment of pro-rata bonus amounts disclosed in the section entitled "—Interests of Certain Persons in the Merger—Annual Incentive Plan" beginning on page 71 of this proxy statement) equal to $4,277,000 and perquisites/benefits equal to $162,000.

Employment Agreement with Nitin Sahney

        On April 14, 2014, Omnicare entered into an amended and restated employment agreement with Mr. Sahney, which we refer to as the "CEO employment agreement" in this proxy statement, to reflect his promotion to Chief Executive Officer of Omnicare. If Omnicare terminates Mr. Sahney's employment without "cause" at any time upon, or during the 24 months following, a "change in control" of Omnicare, or, within the three months prior to a change in control of Omnicare, if such termination occurs at the request of a third party (directly or indirectly) that consummates such change in control, then Mr. Sahney will be entitled to the following:

  •
  a lump sum cash payment equal to two times the sum of his base salary;

  •
  a lump sum cash payment equal to his pro-rated target bonus for the year through the termination date;

  •
  a lump sum cash payment equal to two times his target bonus for the year of termination;

  •
  payment of any unpaid bonus amounts for any previous year;

  •
  full vesting of his benefits under the NQDC plan (as defined below);

  •
  full vesting of outstanding time-vesting equity awards and vesting of outstanding performance-based equity awards at the greater of target or actual performance;

  •
  the ability to continue participating in our health and welfare benefits for up to 18 months; and

  •
  outplacement services arranged and paid for by Omnicare.

        Mr. Sahney will also receive the benefits described above if, during the 24 months following a change in control of Omnicare, Omnicare commits a "material breach of its obligations" under the CEO employment agreement, Mr. Sahney gives notice of his intent to terminate the CEO employment agreement within 30 days of such material breach, Omnicare does not cure such material breach within 30 days of receipt of such notice, and Mr. Sahney voluntarily terminates the CEO employment agreement within 90 days thereafter. A "material breach of its obligations" is defined as:

  •
  the assignment to Mr. Sahney of any duties inconsistent with his position, authority or responsibilities as contemplated in the CEO employment agreement, or any action by Omnicare that results in a diminution in such position, authority or responsibilities (excluding, for these purposes, an isolated and insubstantial action not taken in bad faith and which is remedied by Omnicare within 30 days after receipt of notice thereof given by Mr. Sahney within 30 days after the occurrence of such action);

  •
  any failure by Omnicare to comply with the compensation and benefits provisions of the CEO employment agreement; or

  •
  the relocation of Omnicare's principal executive offices to a location more than 30 miles from its current location in Cincinnati, Ohio.

        Upon termination for any reason, and to receive the benefits described above, Mr. Sahney must execute a general release and waiver of any and all claims against Omnicare and must comply with covenants regarding non-competition and non-solicitation of customers and employees for 18 months following the date of his termination. If any payments or benefits to Mr. Sahney in connection with a change in control of Omnicare are subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and benefits will either be paid or made in full or will be reduced to an aggregate amount so that no portion of such payments or benefits will be subject to the excise tax, whichever results in a greater aggregate amount being retained by Mr. Sahney on an after-tax basis.

        Under the CEO employment agreement, a "change in control" generally occurs upon the events described in the section entitled "—Interests of Certain Persons in the Merger—Senior Executive Change in Control Plan" beginning on page 72 of this proxy statement.

        A termination of employment is considered to be in connection with a change in control of Omnicare if such termination occurs (i) within three months prior to the change in control at the request of a third party or (ii) 24 months following the change in control.

        For further information with respect to the value of severance and other benefits which Mr. Sahney may become entitled to under the CEO employment agreement, see the section entitled "Advisory Vote on Golden Parachute Compensation (Proposal 3)" beginning on page 106 of this proxy statement.

Non-Qualified Deferred Compensation Plan

        Each of Omnicare's executive officers participate in our Non-Qualified Deferred Compensation Plan, which we refer to as the "NQDC plan" in this proxy statement, which permits executives to defer up to 50% of their base salary and up to 100% of their awards under the annual incentive plan. Omnicare generally makes matching contributions equal to 50% of the total amount deferred by a participant for the plan year, up to a maximum of 6% of the executive's eligible compensation. Executives are fully vested at all times in individual contributions to the NQDC plan, while Omnicare's matching contributions vest based on the participant's years of service at a rate of 20% per year on each anniversary of the participant's commencement of service through the fifth anniversary of such date. In the event of a "change in control", Omnicare's contributions vest in full, regardless of the participant's years of service.

        For further information with respect to the NQDC plan and the value of accelerated benefits under it, see the section entitled "Advisory Vote on Golden Parachute Compensation (Proposal 3)" beginning on page 106 of this proxy statement. The value of accelerated benefits for four other executive officers of Omnicare as a group under the NQDC plan, using the assumptions set forth in the section entitled "Advisory Vote on Golden Parachute Compensation (Proposal 3)" beginning on page 106 of this proxy statement, is $16,028.

Employee Matters

        Under the merger agreement, CVS is obligated to provide, and to cause to be provided, to each employee of Omnicare and its subsidiaries who are employed as of immediately prior to the effective time and who may continue to be employed following the effective time, including Omnicare's executive officers, with certain additional benefits following the closing of the merger. These benefits are described more fully in the section entitled "The Merger Agreement—Terms of the Merger Agreement—Employee Matters" beginning on page 97 of this proxy statement.

Insurance and Indemnification of Directors and Officers

        Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding.

        A Delaware corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper. In addition, such indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit.

        Expenses (including attorneys' fees) incurred by an officer or director of a Delaware corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

        To the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against expenses (including attorneys' fees) which such director or officer has actually and reasonably incurred.

        Section 102 of the DGCL permits a corporation to provide for elimination or limitation of personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provisions may not eliminate or limit the liability of a director:

  •
  for any breach of the director's duty of loyalty to the corporation or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the DGCL;

  •
  for any transaction from which the director derived an improper personal benefit; or

  •
  for any act or omission occurring prior to the date when such provision becomes effective.

        Omnicare's certificate of incorporation provides that, to the full extent permitted by the DGCL, as amended or interpreted from time to time, a director of Omnicare will not be liable to Omnicare or its stockholders for monetary damages for breach of fiduciary duty as a director.

        In addition, Omnicare has entered into indemnification agreements with its executive officers and directors which provide, among other things, that Omnicare will, to the fullest extent permitted by applicable law, as in effect at the time indemnification is sought, indemnify such officer or director, under the circumstances and to the extent provided for in such agreements, in the event he or she becomes involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of Omnicare to procure a judgment in its favor) by reason of the fact that he or she is or was a director or officer of Omnicare or is or was serving, at the request of Omnicare, as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or by her in connection with such investigation, claim, action, suit or proceeding.

        Under the merger agreement, CVS is obligated to cause the surviving corporation to indemnify and hold harmless, and advance expenses incurred by, in each case, to the fullest extent authorized or permitted by applicable law, each present or former director, officer, employee or agent of Omnicare or any of its subsidiaries and each present or former director, officer or trustee of another entity (to the extent such person is or was serving in such capacity at Omnicare's request) in connection with any threatened, asserted, pending or completed action, suit or proceeding that arises out of such person's or entity's status as a director, officer, employee, agent or fiduciary of Omnicare or any of its subsidiaries or as a director, officer or trustee of another entity (to the extent such person is or was serving in such capacity at Omnicare's request) and any judgments, fines, penalties and amounts paid in settlement resulting from any such action, suit or proceeding, subject to certain limitations.

        Omnicare may obtain, prior to the effective time, a single payment, run-off policy or policies of directors' and officers' and fiduciary liability insurance covering each person who was covered by such policies held by Omnicare on the date of the merger agreement and providing coverage for the six-year period following the effective time for claims arising in respect of any matter occurring prior to the effective time and claimed against any such person, in amount and scope no less favorable, in the aggregate, than those of such policies in effect on the date of the merger agreement and from an insurance carrier with the same or better credit rating as the insurance carrier providing such insurance to Omnicare on the date of the merger agreement. However, the premium for such run-off policy or policies may not exceed 300% of the aggregate annual amounts paid by Omnicare to maintain its directors' and officers' and fiduciary liability insurance policies as of the date of the merger agreement. CVS is obligated to cause any such policy to be maintained in full force and effect for its full term and to cause all obligations under such policy to be honored by the surviving corporation. In the event Omnicare for any reason does not obtain such run-off insurance policy or policies prior to the effective time, CVS is obligated to obtain, or to cause the surviving corporation to obtain, such run-off policy or policies. However, CVS or the surviving corporation, as the case may be, will not be required to pay any premium for such run-off policy or policies in excess of 300% of the aggregate annual amounts paid by Omnicare to maintain its directors' and officers' and fiduciary liability insurance policies as of the date of the merger agreement. In case such policy or policies cannot be obtained for such amount, CVS or the surviving corporation will only be required to purchase the greatest amount of coverage available for such amount.

Persons Retained, Employed, Compensated or Used

        Omnicare has retained D. F. King & Co., Inc. to assist in the solicitation of proxies, for which D. F. King & Co., Inc. will be paid approximately $25,000. Omnicare agreed to reimburse D. F. King & Co., Inc. for reasonable expenses incurred by D. F. King & Co., Inc. in connection with its services and will indemnify D. F. King & Co., Inc. for certain losses, costs and expenses.

        Except as set forth above, neither Omnicare nor any person acting on its behalf has or currently intends to employ, retain or compensate any person to make solicitations or recommendations to the stockholders of Omnicare on its behalf with respect to the merger.

Accounting Treatment

        The merger will be accounted as a "purchase transaction" for financial accounting purposes.

Material United States Federal Income Tax Consequences

        The following is a summary of certain material United States federal income tax consequences to beneficial owners of shares of company common stock upon the exchange of shares of company common stock for cash pursuant to the merger. This summary is general in nature and does not discuss all aspects of United States federal income taxation that may be relevant to a holder of shares of company common stock in light of such holder's particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any local, state or foreign jurisdiction and does not consider any aspects of United States federal tax law other than income taxation. This summary deals only with shares of company common stock held as capital assets within the meaning of

Section 1221 of the Internal Revenue Code (generally, property held for investment) and does not address tax considerations applicable to any holder of shares of company common stock that may be subject to special treatment under the United States federal income tax laws, including:

  •
  a bank, insurance company, or other financial institution;

  •
  a tax-exempt organization;

  •
  a retirement plan or other tax-deferred account;

  •
  a partnership, an S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);

  •
  a mutual fund;

  •
  a real estate investment trust;

  •
  a dealer or broker in stocks and securities, or currencies;

  •
  a trader in securities that elects mark-to-market treatment;

  •
  a holder of shares of company common stock subject to the alternative minimum tax provisions of the Internal Revenue Code;

  •
  a holder of shares of company common stock that received the shares of company common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

  •
  a United States Holder that has a functional currency other than the United States dollar;

  •
  "controlled foreign corporations", "passive foreign investment companies" or corporations that accumulate earnings to avoid United States federal income tax;

  •
  a person that holds the shares of company common stock as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction;

  •
  a United States expatriate or a former citizen or long term resident of the United States; or

  •
  any holder of shares of company common stock that entered into a support agreement as part of the transactions described in the merger agreement.

        This summary is based on the Internal Revenue Code, the Treasury Regulations promulgated under the Internal Revenue Code, and rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. This discussion does not address the United States federal income tax consequences to holders of shares of company common stock who assert appraisal rights under the DGCL nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

        The discussion set out herein is intended only as a summary of the material United States federal income tax consequences to a holder of shares of company common stock. We urge you to consult your own tax advisor with respect to the specific tax consequences to you in connection with the merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or foreign tax laws or tax treaties.

        For purposes of this discussion, the term "United States Holder" means a beneficial owner of shares of company common stock that is, for United States federal income tax purposes:

  •
  a citizen or resident of the United States;

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  a corporation (or any other entity or arrangement treated as a corporation for United States federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a "United States person" under applicable Treasury Regulations.

        A "non-United States Holder" is any beneficial owner of shares of company common stock that is not a United States Holder or a partnership (or other entity treated as a partnership for United States federal income tax purposes).

        If a partnership (including any entity or arrangement treated as a flow-through for United States federal income tax purposes) holds shares of company common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. Such holder should consult its own tax advisor regarding the tax consequences of exchanging the shares of company common stock pursuant to the merger.

United States Holders

Payments with Respect to Shares of Company Common Stock

        The exchange of shares of company common stock for cash pursuant to the merger will be a taxable transaction for United States federal income tax purposes, and a United States Holder who receives cash for shares of company common stock pursuant to the merger will recognize gain or loss, if any, equal to the difference between the amount of cash received and the holder's adjusted tax basis in the shares of company common stock exchanged therefor. Gain or loss will be determined separately for each block of shares of company common stock (i.e., shares of company common stock acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such United States Holder's holding period for the shares of company common stock is more than one year at the time of the exchange. Long-term capital gain recognized by an individual holder generally is subject to tax at a lower rate than short-term capital gain or ordinary income. There are limitations on the deductibility of capital losses.

Information Reporting and Backup Withholding

        A United States Holder generally will be subject to information reporting and backup withholding at the applicable rate (currently 28%) with respect to the proceeds from the disposition of shares of company common stock pursuant to the merger. A United States Holder can avoid backup withholding if it provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9) or otherwise establishes an exemption from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against that holder's United States federal income tax liability and may entitle the holder to a refund if the required information is timely furnished to the IRS. Each United States Holder should complete and sign the IRS Form W-9, which will be included with the letter of transmittal to be returned to the paying agent, to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Non-United States Holders

Payments with Respect to Shares of Company Common Stock

        Payments made to a non-United States Holder with respect to shares of company common stock exchanged for cash pursuant to the merger generally will be exempt from United States federal income tax unless:

  •
  the non-United States Holder is an individual who was present in the United States for 183 days or more during the taxable year of the exchange and certain other conditions are met;

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  the gain is effectively connected with the non-United States Holder's conduct of a trade or business in the United States, and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the holder in the United States; or

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  Omnicare is or has been a United States real property holding corporation, which we refer to as "USRPHC" in this proxy statement, for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of exchange of the shares of company common stock or the period that the non-United States Holder held shares of company common stock.

        Gain described in the first bullet point above generally will be subject to tax at a flat rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on any gain from the exchange of the shares of company common stock, net of applicable United States-source losses from sales or exchanges of other capital assets recognized by the holder during the year. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to United States federal income tax on a net income basis in the same manner as if the non-United States Holder were a resident of the United States. Non-United States Holders that are foreign corporations also may be subject to a 30% branch profits tax (or applicable lower treaty rate) in respect of effectively connected gains. Non-United States Holders are urged to consult any applicable tax treaties that may provide for different rules.

        With respect to the third bullet point above, the determination of whether Omnicare is a USRPHC depends on the fair market value of its United States real property interests relative to the fair market value of its other trade or business assets and its foreign real property interests. The merger agreement requires Omnicare to deliver a certificate to CVS, in the form and substance required under the Treasury Regulations, stating that Omnicare is not and has not been a USRPHC for United States federal income tax purposes during the time period described above. In addition, since the shares of company common stock are regularly traded on an established securities market (within the meaning of applicable Treasury Regulations), even if Omnicare constitutes a USRPHC, any gain realized on the receipt of cash for shares of company common stock pursuant to the merger generally will not be subject to United States federal income tax if the non-United States Holder owns (actually or constructively) five percent or less of the shares of company common stock at all times during the five-year period ending on the date of disposition.

Information Reporting and Backup Withholding

        A non-United States Holder may be subject to information reporting and backup withholding at the applicable rate (currently 28%) with respect to the proceeds from the exchange of shares of company common stock pursuant to the merger. A non-United States Holder can avoid backup withholding by certifying on an appropriate IRS Form W-8 that such non-United States Holder is not a United States person, or by otherwise establishing an exemption in a manner satisfactory to the paying agent. Information provided by a non-United States Holder may be disclosed to such non-United States Holder's local tax authorities under an applicable tax treaty or a broad information exchange agreement. Non-United States Holders should consult their tax advisors regarding the certification requirements for non-United States persons.

        Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against the non-United States Holder's United States federal income tax liability if the required information is timely furnished to the IRS.

        The foregoing summary does not discuss all aspects of United States federal income taxation that may be relevant to particular holders of shares of company common stock. Holders of shares of company common stock should consult their own tax advisors as to the particular tax consequences to them of exchanging their shares of company common stock for cash in the merger under any federal, state, foreign, local or other tax laws or tax treaties.

Regulatory Approvals

        Under the HSR Act, and the related rules and regulations that have been issued by the FTC, certain acquisition transactions may not be consummated until certain information and documentary material has been furnished for review by the FTC and the Antitrust Division and certain waiting period requirements have been satisfied or terminated. These requirements apply to the merger.

        Under the HSR Act, the merger may not be completed until the expiration of a 30-calendar day waiting period, which began when CVS and Omnicare filed their respective Premerger Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division, unless such waiting period is earlier terminated by the FTC and the Antitrust Division, or unless extended by a Request for Additional Information. Pursuant to the terms of the merger agreement, CVS and Omnicare were obligated to approach the FTC and the Antitrust Division to discuss the merger and the other transactions contemplated by the merger agreement within five business days of May 20, 2015, and to file their respective Premerger Notification and Report Forms as promptly as reasonably practicable thereafter. CVS and Omnicare each filed a Premerger Notification and Report Form under the HSR Act with the FTC and the Antitrust Division in connection with the merger on July 6, 2015.

        At any time before or after the completion of the merger, the Antitrust Division or the FTC could take such action under the antitrust laws as either deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, rescinding the merger or seeking the divestiture of substantial assets of Omnicare or its subsidiaries or CVS or its subsidiaries. State attorneys general may also bring legal action under both state and federal antitrust laws, as applicable. Private parties may also bring legal action under the antitrust laws under certain circumstances.

        Omnicare and CVS have agreed to use reasonable best efforts to obtain as promptly as practicable any necessary consents, approvals, waivers and authorizations of, and any actions or nonactions by, any governmental entity in connection with the consummation of the merger and the other transactions contemplated by the merger agreement. However, CVS will have no obligation to litigate or contest any court proceeding or administrative litigation brought by a governmental entity under any antitrust law, and in no event will CVS be obligated to enter into a consent decree, to make any divestiture, to accept any operational restriction or to take any other action that, in the judgment of CVS, would be reasonably expected to limit or impair the right of CVS to own or operate its business or to obtain or enjoy any of the rights or benefits of Omnicare's or Omnicare's subsidiaries' business(es). For further information regarding Omnicare's obligations in connection with any necessary regulatory approvals, see the section entitled "The Merger Agreement—Terms of the Merger Agreement—Efforts to Consummate the Merger" beginning on page 96 of this proxy statement.

        There can be no assurance that a challenge to the merger on antitrust or other regulatory grounds will not be made or, if such a challenge is made, what the result of such challenge will be.

Litigation Relating to the Merger

        Following announcement of the merger, the complaints were filed in the Court of Chancery of the State of Delaware on behalf of purported stockholders of Omnicare.

        The complaints name as defendants various combinations of Omnicare, the members of the Omnicare Board, CVS Parent, CVS and Merger Sub. The complaints generally assert that the members of the Omnicare Board breached their fiduciary duties to Omnicare's stockholders during merger negotiations by entering into the merger agreement and approving the merger, and that CVS Parent, CVS and Merger Sub aided and abetted such breaches of fiduciary duties. The complaints further allege that, among other things, (i) the merger consideration undervalues Omnicare, (ii) the sales process leading up to the merger was flawed due to the conflicts of interest of members of the Omnicare Board, members of Omnicare management, BofA Merrill Lynch and Centerview, (iii) certain provisions of the merger agreement inappropriately favor CVS and inhibit competing bids and (iv) Omnicare's Preliminary Proxy Statement filed with the SEC on June 26, 2015, omitted material facts, including material information regarding the process leading up to the merger, the financial analyses of BofA Merrill Lynch and Centerview and the prospective financial information described in the section titled "The Merger (Proposal 1)—Certain Company Projections" beginning on page 62 of this proxy statement. The complaints seek, among other things, (i) a declaration that the merger was entered into in breach of the defendants' fiduciary duties and is therefore unenforceable, (ii) injunctive relief enjoining the merger unless and until Omnicare implements a process that will yield a merger agreement providing fair terms to Omnicare's stockholders, (iii) rescission of the merger agreement to the extent already implemented and granting rescissory damages, (iv) an accounting of all damages suffered as a result of the alleged wrongdoing and (v) reimbursement of costs.

        The defendants believe that the claims asserted against them in the complaints are without merit and intend to defend the litigation vigorously. Additional lawsuits arising out of or relating to the merger agreement or the merger may be filed in the future.

THE MERGER AGREEMENT

        The following is a summary of certain provisions of the merger agreement. The description of the merger agreement in this section entitled "The Merger Agreement" and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety. This section entitled "The Merger Agreement" is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled "Where You Can Find More Information" beginning on page 124 of this proxy statement.

Explanatory Note Regarding the Merger Agreement

        The merger agreement has been provided solely to inform you of its terms. The rights and obligations of Omnicare, CVS and Merger Sub are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement. The merger agreement contains customary representations and warranties that Omnicare, CVS and Merger Sub made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement among CVS, Omnicare and Merger Sub and may be subject to important qualifications and limitations not reflected in the text of the merger agreement agreed to by CVS, Omnicare and Merger Sub in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among CVS, Omnicare and Merger Sub rather than establishing matters as facts. Investors and security holders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Omnicare, CVS and Merger Sub or any of their respective affiliates or businesses. For the foregoing reasons, you should not read the representations and warranties given by the parties in the merger agreement or any description of the merger agreement as characterizations of the actual state of facts or conditions of CVS, Omnicare Merger Sub or any of their respective subsidiaries or affiliates.

Terms of the Merger Agreement

The Merger

        The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the DGCL, at the effective time:

  •
  Merger Sub will be merged with and into Omnicare and the separate corporate existence of Merger Sub will cease;

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  Omnicare will be the surviving corporation in the merger and the separate corporate existence of Omnicare with all its properties, rights, privileges, immunities, powers and franchises will continue unaffected by the merger; and

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  all of the properties, rights, privileges, immunities, powers and franchises of Omnicare and Merger Sub will vest in the surviving corporation, and all of the debts, liabilities and duties of Omnicare and Merger Sub will become the debts, liabilities and duties of the surviving corporation.

Closing and Effective Time of the Merger

        Unless otherwise agreed upon in writing by Omnicare and CVS, the closing of the merger will take place on the second business day after the fulfillment or waiver of all of the conditions precedent set forth in the merger agreement and described in the section entitled "—Terms of the Merger Agreement—Merger Closing Conditions" beginning on page 100 of this proxy statement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of those conditions). The merger will become effective upon the filing of the certificate of merger as contemplated by the DGCL with the Secretary of State of the State of Delaware or at such later date and time as Omnicare and CVS may agree upon and as is set forth in such certificate of merger.

Certificate of Incorporation; By-Laws; Directors and Officers

        At the effective time, subject to certain exceptions, Omnicare's certificate of incorporation will be amended and restated in its entirety to be in the form of the applicable exhibit to the merger agreement and, as so amended, such certificate of incorporation will be the certificate of incorporation of the surviving corporation until thereafter amended as provided therein or by applicable law. At the effective time, subject to certain exceptions, the by-laws of Merger Sub in effect immediately prior to the effective time will be the by-laws of the surviving corporation until thereafter amended as provided therein or by applicable law. From and after the effective time, the directors and officers of Merger Sub immediately prior to the effective time will be the directors and officers, respectively, of the surviving corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the surviving corporation.

Merger Consideration and Exchange of Stock Certificates

        At the effective time, by virtue of the merger and without any action on the part of Omnicare, CVS, Merger Sub or holders of any capital stock of Omnicare or Merger Sub, each share of company common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive the merger consideration, without interest and less any applicable withholding taxes, and will automatically be canceled and retired and will cease to exist and will thereafter represent only the right to receive the merger consideration, without interest and less any applicable withholding taxes, other than the following shares of company common stock:

  •
  shares of company common stock subject to company restricted stock awards;

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  shares of company common stock held by Omnicare, CVS or Merger Sub, which will cease to be outstanding and be canceled and retired without payment of any consideration and will cease to exist;

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  shares of company common stock held by any subsidiary of either Omnicare or CVS (other than Merger Sub), which will be converted into such number of shares of capital stock of the surviving corporation such that each such subsidiary owns the same percentage of the outstanding capital stock of the surviving corporation immediately following the effective time as such subsidiary owned in Omnicare immediately prior to the effective time; and

  •
  shares of company common stock the holder of which has properly complied with the provisions of Section 262 (see the section entitled "Appraisal Rights" beginning on page 117 of this proxy statement), which shares will be entitled to the appraisal rights granted by Section 262 and will not be converted into the right to receive the merger consideration unless and until such stockholder fails to perfect or effectively withdraws, waives or loses such stockholder's rights to appraisal, at which time each such share of company common stock will be deemed to have been converted as of the effective time into, and to have become exchangeable only for, the right to receive the merger consideration.

Payment Procedures

        Prior to the effective time, Omnicare will select a bank or trust company reasonably acceptable to CVS as the paying agent. At or prior to the effective time, CVS will deposit with the paying agent, separate and apart from its other funds, for the benefit of holders of certificates representing shares of company common stock and holders of shares of company common stock represented by book-entry, cash in an amount equal to the aggregate merger consideration which such holders are entitled to receive pursuant to the merger agreement.

        As promptly as practicable after the effective time, but in no event more than three business days following the effective time, the surviving corporation will cause the paying agent to mail (and to make available for collection by hand) to each holder of record of shares of company common stock who holds such shares in certificated form or who is otherwise required by the paying agent to deliver an executed letter of transmittal, a letter of transmittal and instructions for effecting the surrender of the certificates representing such holder's shares of company common stock or transfer of such holder's shares of company common stock represented by book-entry, in each case, in exchange for the merger consideration. Upon surrender to the paying agent of certificates representing the shares of company common stock together with such letter of transmittal and any other documents as may be required pursuant to such instructions, or compliance with the reasonable procedures established by the paying agent for delivery of shares of company common stock represented by book-entry, each such holder of certificates or shares represented by book-entry will be entitled to receive the aggregate merger consideration in respect of such certificates or shares represented by book-entry in the form of a check to be mailed within three business days thereof, and the certificates so surrendered and shares of company common stock represented by book-entry so transferred shall forthwith be canceled.

        Holders of shares of company common stock represented by book-entry will not be required to deliver a stock certificate or an executed letter of transmittal to the paying agent to receive the merger consideration, unless such holders are otherwise required by the paying agent to deliver an executed letter of transmittal, in which case the paying agent will send such holders a letter of transmittal and appropriate instructions. Unless otherwise required by the paying agent to deliver an executed letter of transmittal, each holder of record of one or more shares of company common stock represented by book-entry is entitled to receive the merger consideration for each such share, which the surviving corporation will cause the paying agent to pay and deliver without any further action on the part of such holder.

        In the event that any certificate representing shares of company common stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by CVS, the posting by such person of a bond in a customary amount as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will issue, in exchange for such lost, stolen or destroyed certificate, the aggregate merger consideration to be paid in respect of the shares of company common stock represented by such certificate.

        Payment of the merger consideration in respect of shares of company common stock may be made to a person other than the person in whose name the certificates representing the shares of company common stock so surrendered are registered only if the certificate representing such shares of company common stock is properly endorsed or otherwise in proper form for transfer and the person requesting such payment pays any transfer or other taxes to be paid by reason of the payment of the applicable merger consideration or establishes to the reasonable satisfaction of the surviving corporation that such taxes have been paid or are not applicable.

        If any cash deposited with the paying agent is not claimed within one year following the effective time, such cash will be delivered to the surviving corporation upon demand, and any holders of certificates representing shares of company common stock or shares of company common stock represented by book-entry who have not previously complied with the exchange procedures in the merger agreement may thereafter look only to the surviving corporation, and the surviving corporation will remain liable, for payment of any such holder's claim for the merger consideration (without any interest thereon).

        No interest will be paid or accrued on any amount payable upon due surrender of the certificates representing shares of company common stock or due transfer of shares of company common stock represented by book-entry. CVS, the surviving corporation and the paying agent will each be entitled to deduct and withhold from the merger consideration or other amounts otherwise payable pursuant to the merger agreement any amounts that it is required to deduct and withhold under applicable law.

Treatment of Stock Options

        At the effective time, each outstanding company option that is unexercised immediately prior to the effective time, whether vested or unvested, will be fully vested and will be canceled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) determined by multiplying the excess, if any, of $98.00 over the applicable exercise price per share of such company option by the number of shares of company common stock subject to such company option.

Treatment of Restricted Stock Rights

        At the effective time, each outstanding company restricted stock right, whether vested or unvested, that was granted on or after June 1, 2014, or that by its terms provides for "double-trigger" vesting, will be converted into a number of converted restricted stock rights equal to the product of, rounded down to the nearest whole number, (i) the number of shares of company common stock subject to such company restricted stock right immediately prior to the effective time multiplied by (ii) the equity award conversion ratio. Upon such conversion, the converted restricted stock rights will be subject to the same terms and conditions (including "double-trigger" vesting) as the company restricted stock rights.

        At the effective time, each other outstanding company restricted stock right that is not converted as described above, whether vested or unvested, will be fully vested and will be canceled, with the holder of such company restricted stock right becoming entitled to receive, promptly after the effective time, but, in any event, not later than the third business day after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to $98.00 multiplied by the number of shares of company common stock subject to such company restricted stock right.

Treatment of Performance Restricted Stock Units

        At the effective time, each outstanding company performance restricted stock unit, whether vested or unvested, that was granted on or after June 1, 2014, or that by its terms provides for "double-trigger" vesting, will be converted into a number of shares of time-vested restricted stock denominated in shares of CVS Parent common stock equal to the product of, rounded down to the nearest whole number, (i) the number of shares of company common stock subject to such company performance restricted stock unit multiplied by (ii) the equity award conversion ratio. Upon such conversion, such time-vested restricted stock will be subject to the same terms and conditions (including "double-trigger" vesting) as the company performance restricted stock units.

        At the effective time, each other outstanding company performance restricted stock unit that is not converted as described above, whether vested or unvested, will be fully vested and will be canceled, with the holder of such company performance restricted stock unit becoming entitled to receive, promptly after the effective time, but, in any event, not later than the third business day after the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to

$98.00 multiplied by the number of shares of company common stock subject to such company performance restricted stock unit. The number of shares subject to each company performance restricted stock unit will be determined by assuming that performance for the full or cumulative performance period is the higher of the target and actual performance (as determined by Omnicare based upon actual financial performance up until the closing of the merger and will not include any discretionary adjustments).

Treatment of Omnicare's StockPlus Program

        Omnicare has terminated Omnicare's StockPlus Program effective July 31, 2015.

Appraisal Rights

        Shares of company common stock which are issued and outstanding immediately prior to the effective time and held by a holder who is entitled to and has properly demanded appraisal rights in accordance, and have otherwise properly complied, with Section 262 will not be converted into the right to receive the merger consideration. Instead, such stockholder will be entitled only to payment of the appraisal value of such shares of company common stock in accordance with Section 262, less any applicable taxes required to be withheld pursuant to the terms of the merger agreement. In the event that any such stockholder fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262, then the right of such stockholder to be paid the appraisal value of such stockholder's shares of company common stock will cease and shares of company common stock held by such stockholder will be deemed to have been converted as of the effective time into, and to have become exchangeable solely for, the right to receive the merger consideration (without interest and less any applicable withholding taxes) in accordance with the exchange procedures in the merger agreement. Omnicare is obligated to notify CVS as promptly as reasonably practicable of any written demands received by Omnicare for payment of the fair value of any shares of company common stock and to provide CVS a reasonable opportunity to participate in all negotiations and proceedings with respect to such demands. Except as required by applicable law, Omnicare may not make any payment with respect to, or settle or offer to settle, any such demands, or waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL without the prior written consent of CVS (which consent may not be unreasonably withheld, conditioned or delayed).

Representations and Warranties

        The merger agreement contains customary representations and warranties made by Omnicare that are subject to specified exceptions and qualifications contained in the merger agreement and the confidential disclosure letter that Omnicare delivered to CVS concurrently with the execution of the merger agreement. Omnicare's representations and warranties are, in certain cases, modified by "knowledge", "materiality" and "material adverse effect" qualifiers. For purposes of the merger agreement, "material adverse effect" means, with respect to Omnicare, any event, occurrence, fact, circumstance, condition, change, development or effect that is materially adverse to the business, assets, properties, liabilities, results of operations or financial condition of Omnicare and its subsidiaries, taken as a whole, but does not include any event, occurrence, fact, condition, change, development or effect resulting from any of the following:

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  general economic or regulatory conditions or changes in such conditions;

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  financial or stock market fluctuations or conditions;

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  changes in or events affecting the industries or markets in which Omnicare and its subsidiaries operate;

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  any change in GAAP or applicable law;

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  changes in the market price or trading volume of company common stock on the NYSE;

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  any failure by Omnicare to meet any estimates or outlook of revenues or earnings or other financial projections (except that any event, occurrence, fact, circumstance, condition, change, development or effect underlying such changes or failure may, if not otherwise excluded from the definition of "material adverse effect", be taken into account in determining that there has been a material adverse effect);

  •
  natural disasters;

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  national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack occurring prior to, on or after the date of the merger agreement;

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  the announcement or pendency of the merger agreement and the transactions contemplated by the merger agreement, including the impact of such announcement or pendency on contractual or other relationships with agents, licensees, lenders, partners, employees or regulators;

  •
  compliance by Omnicare with the terms and conditions of the merger agreement;

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  any action by CVS or any of its affiliates;

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  any action by Omnicare at the request of or with the written consent of CVS;

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  any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any governmental entity arising from allegations of a breach of fiduciary duty or other violation of applicable law relating to the merger agreement or the transactions contemplated thereby;

  •
  changes, effects or circumstances arising from or relating to the identity of CVS or Merger Sub; or

  •
  any item described in the confidential disclosure letter that Omnicare delivered to CVS concurrently with the execution of the merger agreement;

except, in the case of the first four bullet points and the seventh and eighth bullet points above, to the extent Omnicare and its subsidiaries, taken as a whole, are materially disproportionately affected by such event, occurrence, fact, condition, change, development or effect as compared with other participants in the industries in which Omnicare and its subsidiaries operate in the geographic markets in which they operate.

        Omnicare's representations and warranties under the merger agreement relate to, among other things:

  •
  corporate matters related to Omnicare and its subsidiaries, such as organization, standing and corporate power;

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  Omnicare's capitalization, including the number of shares of company common stock issued and outstanding;

  •
  corporate power and authority to execute and deliver the merger agreement, to perform its obligations under the merger agreement and to consummate the transactions contemplated by the merger agreement (subject to the adoption of the merger agreement by holders of at least a majority of the shares of company common stock entitled to vote thereon in accordance with the DGCL), and that the merger agreement constitutes a valid and binding agreement of Omnicare, enforceable against Omnicare in accordance with its terms;

  •
  unanimous resolutions of the Omnicare Board (i) determining that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, Omnicare and its stockholders, (ii) approving, adopting and declaring advisable the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, (iii) directing that the merger agreement be submitted to Omnicare's stockholders for adoption and (iv) recommending that Omnicare's stockholders adopt the merger agreement, which resolutions have not been rescinded, modified or withdrawn as of the date of the merger agreement;

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  required regulatory filings, consents and approvals in connection with the execution and delivery by Omnicare of the merger agreement and the performance by Omnicare of its obligations under the merger agreement;

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  absence of certain violations, breaches or defaults under certain contracts, organizational documents and laws, in each case, arising out of the execution and delivery by Omnicare of the merger agreement and the performance by Omnicare of its obligations under the merger agreement;

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  compliance with laws and permits;

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  SEC filings and Omnicare's financial statements;

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  compliance with the Sarbanes-Oxley Act of 2002;

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  compliance of this proxy statement with the applicable requirements under the Exchange Act and the accuracy of the information contained in this proxy statement;

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  absence of certain changes and a material adverse effect on Omnicare;

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  absence of certain undisclosed liabilities;

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  litigation matters;

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  tax matters;

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  title to property;

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  environmental matters;

  •
  certain material contracts of Omnicare and its subsidiaries;

  •
  employee benefit matters;

  •
  labor matters;

  •
  rights with respect to the intellectual property owned or used by Omnicare and its subsidiaries;

  •
  maintenance of certain insurance policies by Omnicare and its subsidiaries;

  •
  compliance with certain health care laws and regulations;

  •
  inapplicability of state takeover laws and regulations to the merger agreement, the merger and the other transactions contemplated by the merger agreement;

  •
  receipt by the Omnicare Board of opinions from each of BofA Merrill Lynch and Centerview; and

  •
  brokerage, financial, finders' and similar fees and commissions.

        The merger agreement also contains customary representations and warranties made by CVS and Merger Sub that are subject to specified exceptions and qualifications contained in the merger agreement and the confidential disclosure letter that CVS delivered to Omnicare concurrently with the execution of the merger agreement. CVS's and Merger Sub's representations and warranties are, in certain cases, modified by "knowledge", "materiality" and "material adverse effect" qualifiers. For purposes of the merger agreement, "material adverse effect", with respect to CVS, means any event, occurrence, fact, condition, change, development or effect that would prevent or materially impair or delay consummation of the merger or the other transactions contemplated by the merger agreement or otherwise materially adversely affect the ability of CVS or Merger Sub to perform their respective obligations under the merger agreement.

        CVS's and Merger Sub's representations and warranties under the merger agreement relate to, among other things:

  •
  corporate matters related to CVS and Merger Sub, such as organization, standing and corporate power;

  •
  corporate power and authority of each of CVS and Merger Sub to execute and deliver the merger agreement, to perform their respective obligations under the merger agreement and to consummate the transactions contemplated by the merger agreement, and that the merger agreement constitutes a valid and binding agreement of CVS and Merger Sub, enforceable against CVS and Merger Sub in accordance with its terms;

  •
  required regulatory filings, consents and approvals in connection with the execution and delivery by CVS and Merger Sub of the merger agreement and the performance by CVS and Merger Sub of their respective obligations under the merger agreement;

  •
  absence of certain violations, breaches or defaults under certain contracts, organizational documents and laws, in each case, arising out of the execution and delivery by CVS and Merger Sub of the merger agreement and the performance by CVS and Merger Sub of their respective obligations under the merger agreement;

  •
  information supplied for inclusion or incorporation by reference in this proxy statement;

  •
  litigation matters;

  •
  absence of certain agreements between CVS, Merger Sub or any of their affiliates, on the one hand, and any member of Omnicare's management or the Omnicare Board, on the other hand, or any agreement pursuant to which any stockholder of Omnicare would be entitled to receive consideration of a different amount or nature than the merger consideration or pursuant to which any stockholder of Omnicare agrees to vote to adopt the merger agreement or to vote against any superior proposal;

  •
  availability of sufficient funds to pay the aggregate merger consideration and to perform the other obligations of CVS and Merger Sub contemplated by the merger agreement;

  •
  ownership of shares of company common stock;

  •
  operation and ownership of Merger Sub; and

  •
  brokerage, financial, finders' and similar fees and commissions.

        None of the representations and warranties contained in the merger agreement will survive beyond the effective time.

Conduct of Business by Omnicare Pending the Merger

        The merger agreement contains certain covenants restricting the conduct of business by Omnicare between the date of the merger agreement and the effective time. In general, Omnicare has agreed that, unless CVS gives its written consent (which consent shall not be unreasonably withheld, delayed or conditioned) or except as required by applicable law, as permitted by or provided for in the merger agreement or as disclosed in the confidential disclosure letter that Omnicare delivered to CVS concurrently with the execution of the merger agreement, Omnicare will and will cause each of its subsidiaries to:

  •
  conduct its business in the ordinary course consistent with past practice; and

  •
  to the extent consistent with the preceding bullet point, use commercially reasonable efforts to preserve substantially intact its business organization and preserve in all material respects its relationships with all governmental entities, current employees and current creditors and with any customers, suppliers, vendors, licensors and licensees with which it has material business relations.

        Omnicare has also agreed that, except as permitted by or provided for in the merger agreement or required by applicable law, or as disclosed in the confidential disclosure letter that Omnicare delivered to CVS concurrently with the execution of the merger agreement, from the date of the merger agreement until the effective time, without the prior written consent of CVS (which consent shall not be unreasonably withheld, delayed or conditioned), Omnicare will not, and will not permit any of its subsidiaries to, take certain actions (subject to certain exceptions specified in the merger agreement), including, among others:

  •
  adopt or propose any change in its organizational documents;

  •
  declare, authorize, set aside or pay any stockholder dividend or other distribution, other than the payment of regular quarterly cash dividends not to exceed the amount of the regular quarterly cash dividends paid by Omnicare during the 12 months prior to May 20, 2015;

  •
  adopt any plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization or merge or consolidate with any other person or acquire any assets or equity or debt securities or other equity interests in any other person, except for (i) a merger of an Omnicare subsidiary with another wholly-owned subsidiary of Omnicare, (ii) any acquisitions (including by way of merger) by Omnicare or any Omnicare subsidiary of any person providing for purchase price consideration (including any related earnouts or indebtedness) in an amount in excess of $30,000,000 in the aggregate and (iii) acquisitions of inventory, supplies and other assets in the ordinary course of business consistent with past practice;

  •
  subject to certain exceptions, sell, assign, transfer, lease, license, subject to a lien, cancel, abandon or otherwise surrender, relinquish or dispose of any assets or property of Omnicare or any of its subsidiaries;

  •
  subject to certain exceptions, (i) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock or other securities or amend any term of any of its outstanding securities, (ii) accelerate the vesting of any company options, company restricted stock rights or company performance restricted stock units, (iii) split, combine, subdivide or reclassify any shares of company common stock or any other equity interests of Omnicare or any of its subsidiaries or (iv) purchase or redeem any company common stock or any other equity interests of Omnicare or its subsidiaries or any rights, warrants or options to acquire any such shares or interests;

  •
  incur, guarantee or assume any indebtedness or make any loans, advances or capital contributions to, or investments in, any person or entity other than (i) borrowings under Omnicare's existing revolving credit facility in an amount not in excess of $30,000,000 in the aggregate or (ii) any intercompany indebtedness, loan, advance, capital contribution or investment;

  •
  enter into any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

  •
  (a) increase the compensation or benefits of any current or former directors or officers, (b) provide increases in salaries, wages and benefits of independent contractors or employees or directors, (c) enter into any change-in-control, retention, employment, severance, termination or other similar agreement with any current or former director, employee or independent contractor, (d) establish, adopt, terminate or materially amend any benefit plan, (e) pay any bonus to any current or former director, employee, officer or independent contractor, (f) take any action to amend, waive or accelerate the vesting criteria or vesting requirements of payment of any compensation or benefit under any benefit plan, (g) promote certain employees, (h) take any action to accelerate the payment, or to fund or in any other way secure the payment, of compensation or benefits under any benefit plan or (i) forgive any loans, or issue any loans to any current or former employee, officer, director or independent contractor;

  •
  change any method of accounting or accounting principles or practices;

  •
  subject to certain exceptions, pay, discharge, settle or satisfy (a) any material litigation, arbitration, proceeding, investigation, order, claim, liability or obligation outside the ordinary course of business or that would result in any liability in excess of the greater of $30,000,000 in the aggregate or the amount reserved therefore or reflected on Omnicare's balance sheets since December 31, 2012, or that is with a governmental entity in connection with violations of any healthcare law or (b) any material litigation in connection with the merger agreement or the transactions contemplated thereby;

  •
  fail to maintain, terminate or cancel any material insurance policy;

  •
  enter into, amend or cancel certain material contracts;

  •
  make or authorize any new capital expenditures other than capital expenditures set forth in the 2015 budget materials provided to CVS and any other capital expenditures not in excess of $30,000,000 in the aggregate;

  •
  subject to certain conditions, make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any material amended tax return, enter into any material closing agreement with respect to taxes, settle any material tax claim, audit, assessment or dispute, surrender any right to claim a refund of a material amount of taxes, take any action which is reasonably likely to result in a material increase in the tax liability of Omnicare or its subsidiaries, or, in respect of any taxable period ending after the closing, the tax liability of CVS or the surviving corporation or file Omnicare's 2014 federal consolidated income tax return without providing CVS the opportunity to review and comment;

  •
  subject to certain exceptions, (i) terminate, modify or amend any real property lease or (ii) renew, extend, or exercise any option to renew or extend any real property lease, or enter into any new real property lease; or

  •
  agree or commit to do any of the foregoing actions.

Conduct of Business by CVS and Merger Sub Pending the Merger

        From the date of the merger agreement until the effective time, except as permitted by or provided for in the merger agreement or with the prior written consent of Omnicare, CVS and Merger Sub have agreed not to effect or agree to effect any business combination transaction that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the merger agreement.

Omnicare Stockholder Meeting

        Omnicare is obligated to promptly and duly call, give notice of, convene and hold a meeting of its stockholders regardless of whether there has occurred an adverse recommendation change for the purpose of seeking the adoption of the merger agreement by Omnicare's stockholders as promptly as reasonably practicable following the date upon which this proxy statement is cleared by the SEC. Unless the Omnicare Board has issued an adverse recommendation change, Omnicare is obligated to recommend the adoption of the merger agreement by Omnicare's stockholders and include in this proxy statement such recommendation, except as otherwise provided in the covenants relating to the non-solicitation of alternative transaction proposals contained in the merger agreement (see the section entitled "—Terms of the Merger Agreement—Changes in the Recommendation of the Omnicare Board" beginning on page 94 of this proxy statement). Unless the Omnicare Board has issued an adverse recommendation change, Omnicare is obligated to use commercially reasonable efforts to solicit the adoption of the merger agreement by Omnicare's stockholders. Omnicare may postpone, recess or adjourn the meeting of Omnicare stockholders if Omnicare reasonably believes that it will be unable to obtain a quorum of its stockholders at the meeting or it will not receive proxies sufficient to obtain stockholder approval, or to allow up to ten calendar days of additional time (commencing on the date of an adverse recommendation change, if any) for the filing and distribution of any supplemental or amended disclosure which the Omnicare Board has determined in good faith is necessary under applicable law.

No Solicitation

        Omnicare has agreed not to (including not authorizing or knowingly permitting its subsidiaries or any of its or their respective directors, officers, employees, financial advisors, legal counsel, financing sources, accountants or other advisors, agents or authorized representatives to), directly or indirectly:

  •
  solicit, initiate or knowingly encourage the making of any alternative transaction proposal; or

  •
  other than with CVS, Merger Sub or their respective directors, officers, employees or representatives, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person or entity any non-public information in connection with, any alternative transaction proposal.

        Notwithstanding the foregoing, if, at any time prior to the adoption of the merger agreement by Omnicare's stockholders, Omnicare or any of its subsidiaries receives an alternative transaction proposal, Omnicare and the Omnicare Board (directly or through their representatives):

  •
  may contact such person or entity and its advisors for the purpose of clarifying the proposal and any material terms thereof and the conditions to and likelihood of consummation, so as to determine whether such proposal is, or is reasonably likely to lead to, a superior proposal; and

  •
  if the Omnicare Board determines in good faith, after consultation with its legal and financial advisors, that such alternative transaction proposal is, or is reasonably likely to lead to, a superior proposal:

  •
  may furnish information with respect to Omnicare and Omnicare's subsidiaries to the person making such alternative transaction proposal (and its representatives) pursuant to an executed confidentiality agreement which includes certain terms as specified in the merger agreement (including permitting the provision of all information to CVS that is contemplated or required to be provided to CVS under the merger agreement) and is on terms no more favorable, in the aggregate, to such person than the terms contained in the confidentiality agreement between Omnicare and CVS Parent (provided that a copy of all information not previously provided to CVS or its representatives is provided to CVS as promptly as reasonably practicable (but in no event later than 24 hours) after such information has been provided to such person or its representatives); and

    •
    may participate in discussions or negotiations with the person or entity making such alternative transaction proposal (and its representatives) regarding such alternative transaction proposal.

        In addition, Omnicare has agreed that it will, as promptly as reasonably practicable (and in no event later than 24 hours after receipt) notify CVS in writing in the event that Omnicare or any of its representatives receives an alternative transaction proposal (or a request for information relating to Omnicare or Omnicare's subsidiaries that is, or is reasonably likely to lead to, an alternative transaction proposal), including the identity of the person making the alternative transaction proposal and its material terms and conditions (including an unredacted copy of such alternative transaction proposal or, where such alternative transaction proposal is not in writing, a description of the terms thereof). Omnicare has further agreed to keep CVS reasonably informed of the status of discussions or negotiations relating to such alternative transaction proposal on a reasonably current basis. Omnicare has further agreed that it and its subsidiaries will not enter into any agreement with any person after May 20, 2015, that prohibits Omnicare from providing any information to CVS in accordance with, or otherwise complying with, its obligations under the covenants relating to the non-solicitation of alternative transaction proposals contained in the merger agreement.

        For purposes of the merger agreement, an "alternative transaction proposal" means any inquiry, proposal or offer from any person or entity (other than the merger and the other transactions contemplated by the merger agreement) relating to:

  •
  any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Omnicare or any of Omnicare's subsidiaries that would constitute a "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act, except that references to "25 percent" in such definition will be deemed to be references to "10 percent" therein);

  •
  any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, including by means of the acquisition of capital stock of any of Omnicare's subsidiaries, of assets or properties that constitute 25% or more of the assets of Omnicare and Omnicare's subsidiaries, taken as a whole, or 25% or more of any class of equity securities of Omnicare; or

  •
  any tender offer or exchange offer in which any person, entity or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) offers to acquire beneficial ownership, or the right to acquire beneficial ownership, of 25% or more of the outstanding shares of company common stock.

        For purposes of the merger agreement, a "superior proposal" means an alternative transaction proposal (except with the references to "25%" in the above definition deemed to be references to "50%") and having terms which the Omnicare Board determines in good faith would result in a transaction that, if consummated, would be more favorable from a financial point of view to the holders of shares of company common stock than the merger.

Changes in the Recommendation of the Omnicare Board

        Omnicare has agreed that the Omnicare Board will not:

  •
  in a manner that is materially adverse to CVS, change, qualify, withdraw or modify, or authorize or publicly propose to change, qualify, withdraw or modify, its recommendation that Omnicare's stockholders adopt the merger agreement;

  •
  adopt, approve or recommend, or publicly propose to adopt, approve or recommend, to Omnicare's stockholders an alternative transaction proposal;

  •
  fail to recommend against acceptance of an alternative transaction proposal that is a tender or exchange offer that has been publicly announced or disclosed, prior to the earlier of the business day prior to the special meeting of Omnicare's stockholders and the tenth business day after the commencement of such offer pursuant to Rule 14d-2 under the Exchange Act;

  •
  if an alternative transaction proposal other than a tender offer or exchange offer has been publicly announced or disclosed, fail to recommend against such alternative transaction proposal or fail to reaffirm its recommendation that Omnicare's stockholders adopt the merger agreement, in either case, on or prior to the later of the fifth business day prior to the then scheduled special meeting of Omnicare's stockholders or the tenth business day after such proposal has been publicly announced or disclosed (but in any event at least one business day prior to the special meeting of Omnicare's stockholders) (with any of the actions in this bullet point and the three preceding bullet points constituting an "adverse recommendation change" under the merger agreement); or

  •
  authorize, cause or permit Omnicare or any Omnicare subsidiary to enter into a letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement) or agreement in principle with respect to any alternative transaction proposal (other than a confidentiality agreement entered into in accordance with the covenants relating to the non-solicitation of alternative transaction proposals contained in the merger agreement).

        Notwithstanding the foregoing, subject to Omnicare's compliance with its obligations under the covenants relating to the non-solicitation of alternative transaction proposals contained in the merger agreement, at any time prior to, but not after, the special meeting of Omnicare's stockholders, the Omnicare Board may, in response to a bona fide superior proposal that did not result from a breach of Omnicare's obligations under the covenants relating to the non-solicitation of alternative transaction proposals contained in the merger agreement, make an adverse recommendation change or terminate the merger agreement in order to enter into a definitive agreement for such superior proposal, in either case if and only if, prior to taking such action, the Omnicare Board has determined in good faith, after consultation with its independent financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with Omnicare's directors' fiduciary duties under applicable law. Prior to taking such actions (i) Omnicare is obligated to give CVS at least three calendar days' prior written notice of its intention to take such action, including the terms and conditions of, and the identity of the person making, any such superior proposal (as well as contemporaneously providing to CVS a copy of the superior proposal or any proposed acquisition agreements and any related financing commitments in Omnicare's possession (or, if not provided in writing to Omnicare, a written summary of the terms thereof)), (ii) Omnicare is obligated to have negotiated, and cause its representatives to have negotiated, in good faith with CVS during such notice period, to the extent CVS wishes to negotiate and is actively negotiating, concerning any revisions to the terms of the merger agreement proposed by CVS, (iii) following the end of such notice period, the Omnicare Board will have determined, after consultation with its independent financial advisor and outside legal counsel, and after taking into account the revisions to the terms of the merger agreement to which CVS has committed in writing, that the superior proposal would nevertheless continue to constitute a superior proposal (assuming the revisions committed to by CVS were to be given effect) and that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law and (iv) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such superior proposal, Omnicare is obligated to provide CVS with a new notice and a new notice period of the longer of two days and the period remaining under the original three day notice period, during which time Omnicare must comply with its obligations under the covenants relating to the non-solicitation of alternative transaction proposals contained in the merger agreement.

        Notwithstanding the foregoing, subject to Omnicare's compliance with its obligations under the covenants relating to the non-solicitation of alternative transaction proposals contained in the merger agreement, other than in connection with an alternative transaction proposal, at any time prior to, but not after, the adoption of the merger agreement by Omnicare's stockholders, the Omnicare Board may make an adverse recommendation change if, prior to taking such action, the Omnicare Board has determined in good faith, after consultation with its independent financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the Omnicare Board's fiduciary duties under applicable law. Prior to making any such adverse recommendation change (i) Omnicare is obligated to provide CVS at least three calendar days' prior written notice of its intention to take such action, and specifying in reasonable detail the potential reasons therefor, (ii) Omnicare is obligated to have negotiated, and has caused its representatives to negotiate, in good faith with CVS during such notice period, to the extent CVS wishes to negotiate and so long as CVS is actively negotiating, to enable CVS to propose revisions to the terms of the merger agreement such that it would cause the Omnicare Board to not make such adverse recommendation change and (iii) following the end of such notice period, the Omnicare Board will have taken into account any revisions to the terms of the merger agreement proposed in writing by CVS, and will have determined, after consultation with its independent financial advisor and outside legal counsel, that the failure to make an adverse recommendation change would be inconsistent with the directors' fiduciary duties under applicable law.

        Notwithstanding the foregoing, Omnicare or the Omnicare Board will be permitted to comply with Rule 14d-9, 14e-2 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; however, the Omnicare Board and any committees thereof will not be deemed to be permitted to effect an adverse recommendation change except as permitted by the preceding two paragraphs. Notwithstanding the foregoing, the Omnicare Board may waive any "standstill" provision (but not take any actions in violation of Omnicare's obligations under the covenants relating to the disclosure of information to any person making an alternative transaction proposal and non-solicitation of alternative transaction proposals contained in the merger agreement) to the extent, but only to the extent, necessary to permit a person to make an alternative transaction proposal to the Omnicare Board in a confidential manner, if and only if the Omnicare Board has determined in good faith, after consultation with its independent financial advisor and outside legal counsel, that the failure to do so would be inconsistent with Omnicare's directors' fiduciary duties under applicable law. See the section entitled "The Merger (Proposal 1)—Background of the Merger" beginning on page 37 of this proxy statement for information relating to the waiver by the Omnicare Board of the standstill provision.

Efforts to Consummate the Merger

        Subject to certain exceptions and conditions described below, Omnicare, CVS and Merger Sub are obligated to use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, and cooperate with each other in order to do, all things necessary or appropriate to consummate the transactions contemplated by the merger agreement as soon as practicable, including using reasonable best efforts to obtain as promptly as practicable any necessary consents, approvals, waivers and authorizations of and actions or nonactions by, and make as promptly as reasonably practicable, all necessary filings and submissions with, any governmental entity or third party necessary in connection with the consummation of the transactions contemplated by the merger agreement. In connection with the foregoing, Omnicare, on the one hand, has agreed to provide CVS (or CVS's outside counsel, where appropriate), and CVS, on the other hand, has agreed to provide Omnicare (or Omnicare's outside counsel, where appropriate), with copies of any material correspondence, filing or communication (or oral summaries or memoranda setting forth the substance of such communication) between such party or any of its representatives, on the one hand, and any governmental entity or members of their respective staffs, on the other hand, with respect to the merger agreement and the transactions contemplated by the merger agreement, and each party has agreed to provide the other party a reasonable opportunity to discuss the content of such correspondence, filing or communication before it is submitted or filed with the relevant governmental entities, and to consider and take into account all reasonable comments timely made by the other party with respect to such correspondence, filing or communication. CVS will have principal responsibility for devising, directing, and implementing the strategy for obtaining any necessary approval, for responding to any request, inquiry, or investigation (including directing the timing, nature, and substance of all such responses), and for leading all meetings and communications with any governmental entity that has authority to enforce any antitrust law.

        Notwithstanding the foregoing, CVS will have no obligation to litigate or contest any court proceeding or administrative litigation brought by a governmental entity under antitrust law; and in no event will CVS be obligated to enter into a consent decree, to make any divestiture, to accept any operational restriction, or to take any other action that, in the judgment of CVS, would be reasonably expected to limit or impair the right of CVS to own or operate its business or to obtain or enjoy any of the rights or benefits of Omnicare or its subsidiaries' business(es). Omnicare has agreed not to (and to cause its subsidiaries not to), commit to take any action that limits CVS's freedom of action with respect to its business, or its ability to obtain or enjoy the rights or benefits of Omnicare's or its subsidiaries' business(es), without CVS's written consent.

Employee Matters

        Under the merger agreement, CVS is obligated to provide, and to cause to be provided, to each employee of Omnicare and its subsidiaries who are employed as of immediately prior to the effective time, other than any employee covered by a collective bargaining (or similar) agreement after the effective time, until December 31, 2016, (i) a base salary and annual cash bonus opportunities which are no less favorable than the base salary and annual cash bonus opportunities provided by Omnicare and its subsidiaries immediately prior to the effective time to each such employee, (ii) pension and welfare benefits (excluding benefits under any defined benefit pension plan) that are no less favorable in the aggregate to those provided by Omnicare and its subsidiaries immediately prior to the effective time to Omnicare employees and (iii) severance benefits that are no less favorable than the severance benefits provided by Omnicare and its subsidiaries immediately prior to the effective time. Notwithstanding the foregoing, the surviving corporation may terminate the employment of any employee of Omnicare.

        Each employee of Omnicare will be credited with his or her years of service with Omnicare and its subsidiaries and their respective predecessors before the effective time, to the same extent as such employee was entitled, before the effective time, to credit for such service under any similar benefit plan in which such employee participated or was eligible to participate immediately prior to the effective time for purposes of vesting, level of benefits, vacation and sick time credit and eligibility to participate (but not for benefit accrual purposes) under the new benefit plans. However, the foregoing will not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service.

        CVS will use commercially reasonable efforts to cause each employee of Omnicare (other than employees covered by a collective bargaining (or similar) agreement) to be immediately eligible to participate, without any waiting time, in any and all new benefit plans to the extent coverage under such new benefit plan is replacing comparable coverage under a benefit plan in which such employee participated immediately before the effective time and to waive any evidence of insurability requirements, all pre-existing condition exclusions and actively-at-work requirements of any new medical, dental, pharmaceutical and/or vision benefit plan for each employee of Omnicare and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable benefit plan in place immediately prior to the effective time. CVS will use commercially reasonable efforts to cause any eligible expenses incurred by any Omnicare employee and his or her covered dependents during the portion of the plan year of the plan in place immediately prior to the effective time to be taken into account under the new corresponding benefit plan for purposes of satisfying deductible, coinsurance and maximum out-of-pocket requirements.

        Immediately following the closing, CVS will pay, or will cause one of its subsidiaries to pay, Omnicare employees a pro-rata bonus under certain annual incentive plans for the fiscal year in which the effective time occurs based on the accrual rate based on actual performance through the date of the merger agreement (which is 125% of the target) with the bonus amounts to be the pro-rated portion of a full annual bonus based on the number of days that have elapsed in such fiscal year as of the effective time. However, the amount of such pro-rata bonus actually paid will be offset against any other pro-rata bonus to which the employee of Omnicare may become entitled for the year in which the closing occurs under any benefit plan.

        From and after the effective time, CVS will, and will cause the surviving corporation to, honor and assume certain benefit plans in accordance with their terms as in effect immediately before the effective time.

        Omnicare will provide CVS with a copy of any material written or broad based oral communication intended to be made to the Omnicare employees regarding the compensation, benefits or other treatment they will receive in connection with the transactions contemplated by the merger agreement at least three business days prior to its distribution, and will provide CVS with a reasonable opportunity to review and comment on such communication.

        Nothing in the merger agreement (i) is intended to create any third-party beneficiary rights in any employee of Omnicare or its subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any employee of Omnicare by CVS or Omnicare or under any benefit plan which CVS or Omnicare may maintain, (ii) will amend any Omnicare benefit plan, (iii) will obligate CVS to maintain any particular benefit plan or arrangement so long as CVS complies with the employee related covenants in the merger agreement or (iv) will prevent CVS or the surviving corporation from amending or terminating any benefit plan or arrangement.

Indemnification and Insurance

        Without limiting any additional rights of any subject person, and subject to certain conditions and exceptions, CVS is obligated to cause the surviving corporation to indemnify and hold harmless, and advance expenses incurred by, in each case, to the fullest extent authorized or permitted by applicable law, each person who was a director, officer, employee or agent of Omnicare or any of its subsidiaries on May 20, 2015, or subsequently up until the closing of the merger, and each director, officer or trustee of another entity (to the extent such person is or was serving in such capacity at Omnicare's request) on May 20, 2015, or subsequently up until the closing of the merger, in connection with any threatened, asserted, pending or completed action, suit or proceeding that arises out of such person's or entity's status as a director, officer, employee, agent or fiduciary of Omnicare or any of its subsidiaries or as a director, officer or trustee of another entity (to the extent such person is or was serving in such capacity at Omnicare's request) and any judgments, fines, penalties and amounts paid in settlement resulting from any such action, suit or proceeding.

        Omnicare may obtain, prior to the effective time, a single payment, run-off policy or policies of directors' and officers' and/or fiduciary liability insurance covering each person who was covered by such policies held by Omnicare on the date of the merger agreement and providing coverage for the six-year period following the effective time for claims arising in respect of any matter occurring prior to the effective time and claimed against any such person, in amount and scope no less favorable, in the aggregate, than those of such policies in effect on the date of the merger agreement and from an insurance carrier with the same or better credit rating as the insurance carrier providing such insurance to Omnicare on the date of the merger agreement. However, the premium for such run-off policy or policies may not exceed 300% of the aggregate annual amounts paid by Omnicare to maintain its directors' and officers' and fiduciary liability insurance policies as of May 20, 2015. CVS is obligated to cause any such policy to be maintained in full force and effect for its full term and to cause all obligations under such policy to be honored by the surviving corporation. In the event Omnicare for any reason does not obtain such run-off insurance policy or policies prior to the effective time, CVS is obligated to obtain, or to cause the surviving corporation to obtain, such run-off policy or policies. However, CVS or the surviving corporation, as the case may be, will not be required to pay any premium for such run-off policy or policies in excess of 300% of the aggregate annual amounts paid by Omnicare to maintain its directors' and officers' and fiduciary liability insurance policies as of May 20, 2015. In case such policy or policies cannot be obtained for such amount, CVS or the surviving corporation will only be required to purchase the greatest amount of coverage available for such amount.

State Takeover Laws

        If any "fair price", "business combination" or "control share acquisition" statute or other similar statute or regulation is or becomes applicable to the merger, Omnicare, CVS and Merger Sub will use commercially reasonable efforts to take such actions as are reasonably necessary so that the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and to otherwise eliminate or minimize the effects of any such statute or regulation on the merger.

Section 16 of the Exchange Act

        Prior to the effective time, the Omnicare Board, or an appropriate committee of non-employee directors of the Omnicare Board, will adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition of any of Omnicare's equity securities (including derivative securities) pursuant to the merger agreement by any officer or director of Omnicare who is a covered person of Omnicare for purposes of Section 16 of the Exchange Act will be an exempt transaction for purposes of such section.

Transfer Taxes

        All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with the transactions contemplated by the merger agreement, including the merger (other than such taxes required to be paid by reason of the payment of the merger consideration to a person or entity other than the holder of record of the shares of company common stock with respect to which such payment is made), will be borne and paid by either Merger Sub or the surviving corporation (regardless of the person or entity liable for such taxes under applicable law).

Financing Cooperation

        Omnicare is obligated to, and to cause its subsidiaries to, use its and their respective representatives' commercially reasonable efforts to provide such cooperation as may be reasonably requested by CVS or its affiliates in connection with the arrangement of any financing to be consummated in connection with the merger (such as assisting with the preparation of pro forma financial statements and financial information (of a type and form customarily included in the marketing materials for syndicated bank financings and/or issuances of debt securities)) and the other transactions contemplated by the merger agreement. CVS will (i) promptly upon request by Omnicare, reimburse Omnicare for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by Omnicare or its subsidiaries in connection with providing the assistance requested by CVS or its affiliates in connection with the arrangement of such financing and (ii) indemnify and hold harmless Omnicare and its subsidiaries (and their respective representatives) from and against any losses, damages, obligations or liabilities suffered or incurred in connection with such requested financing assistance (other than with respect to any information provided by Omnicare or its subsidiaries).

Other Covenants

        The merger agreement contains other customary covenants and agreements, including, but not limited to, covenants relating to public announcements, access and confidentiality and the delivery of a tax certificate at closing.

Merger Closing Conditions

        The respective obligations of CVS, Merger Sub and Omnicare to effect the merger are subject to the satisfaction (or waiver in writing by CVS and Omnicare) at or prior to the effective time of the following conditions:

  •
  any waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act has expired or been terminated and any approval required under the HSR Act has been obtained;

  •
  no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction of any governmental entity having jurisdiction which makes illegal, prohibits, restrains or enjoins consummation of the merger is in effect; and

  •
  Omnicare's stockholders have adopted the merger agreement.

        The obligation of Omnicare to effect the merger is subject to the satisfaction (or waiver by Omnicare in writing) at or prior to the effective time of the following conditions:

  •
  certain representations and warranties of CVS and Merger Sub relating to corporate status and authority are true and correct as of the date of the merger agreement and as of the closing date (except to the extent that any such representation or warranty is made as of a specific date, in which case such representation or warranty need only be true and correct as of such date);

  •
  all other representations and warranties of CVS and Merger Sub set forth in the merger agreement are true and correct as of the date of the merger agreement and as of the closing date (except to the extent that any such representation or warranty is made as of a specific date, in which case such representation or warranty need only be true and correct as of such date), except where the failure to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth in such representations and warranties), individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on CVS;

  •
  each of CVS and Merger Sub has performed or complied with, in all material respects, each of its obligations, agreements and covenants under the merger agreement to be performed or complied with by it on or prior to the effective time; and

  •
  CVS has delivered to Omnicare a certificate, dated as of the closing date, signed by an officer of CVS and certifying as to the satisfaction of the foregoing conditions.

        The obligations of CVS and Merger Sub to effect the merger are subject to the satisfaction (or waiver by CVS in writing) at or prior to the effective time of the following conditions:

  •
  certain representations and warranties of Omnicare relating to corporate status, subsidiaries, capitalization, authority, absence of certain changes, compliance with healthcare laws, anti-takeover laws, opinion of financial advisors and brokers' fees are true and correct in all respects as of the date of the merger agreement and as of the closing date (except to the extent that any such representation or warranty is made as of a specific date, in which case such representation or warranty need only be true and correct in all respects as of such date), except for any inaccuracy in the representations and warranties relating to Omnicare's capitalization that results in de minimis liability, cost or expense to CVS or Merger Sub;

  •
  all other representations and warranties of Omnicare set forth in the merger agreement are true and correct as of the date of the merger agreement and as of the closing date (except to the extent that any such representation or warranty is made as of a specific date, in which case such representation or warranty need only be true and correct as of such date), except where the failure to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth in such representations and warranties), individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Omnicare;

  •
  Omnicare has performed or complied, in all material respects, with each of its obligations, agreements and covenants under the merger agreement to be performed or complied with by it on or prior to the effective time; and

  •
  Omnicare has delivered to CVS a certificate, dated as of the closing date, signed by an officer of Omnicare and certifying as to the satisfaction of the foregoing conditions.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the effective time, whether before or after the adoption of the merger agreement by Omnicare's stockholders, or any adjournment or postponement of the meeting of Omnicare's stockholders to obtain such approval (except as otherwise expressly noted in the merger agreement):

  •
  by mutual written consent of CVS and Omnicare;

  •
  by either CVS or Omnicare:

  •
  if the merger has not been consummated on or before May 20, 2016 (which date will be automatically extended by three additional months if the condition relating to the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act and the receipt of any approvals required thereunder has not been fulfilled but all other conditions to closing have been fulfilled or are capable of being fulfilled), except that the right to terminate the merger agreement in this circumstance will not be available to CVS, Merger Sub or Omnicare if the failure of CVS, Merger Sub or Omnicare, as applicable, to fulfill any of its obligations under the merger agreement materially contributed to the failure of the merger to be consummated on or before such date, and that no party will have any right to terminate the merger agreement in this circumstance during the pendency of a legal proceeding by any party for specific performance pursuant to the merger agreement;

  •
  if the merger agreement has not been adopted by Omnicare's stockholders at the special meeting or at any adjournment or postponement thereof; or

    •
    if any governmental entity of competent jurisdiction has issued an order, injunction, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the merger and such order, injunction, decree, ruling or other action is or has become final and non-appealable.

  •
  by CVS:

  •
  prior to the adoption of the merger agreement by Omnicare's stockholders, if an adverse recommendation change has occurred;

  •
  if prior to the closing date of the merger, there has been a breach of, or inaccuracy in, any of Omnicare's representations or warranties contained in the merger agreement or Omnicare has failed to perform or comply with any of its covenants or agreements contained in the merger agreement, which breach, inaccuracy or failure to perform or comply (i) would give rise to the failure of any condition to CVS's and Merger Sub's obligations to effect the merger and (ii) is incapable of being cured or, if curable, is not cured on or before the earlier of (A) May 20, 2016 (or as such date may be extended pursuant to the merger agreement) and (B) the date that is 45 days following the receipt by Omnicare of written notice from CVS of such breach, inaccuracy or failure to perform or comply, unless CVS or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement; or

  •
  if prior to the closing date of the merger, Omnicare or any of its subsidiaries is debarred or excluded from participating in Medicare, Medicaid or any other federal or state healthcare program.

  •
  by Omnicare:

  •
  if prior to the closing date of the merger there has been a breach of, or inaccuracy in, any of CVS's or Merger Sub's representations or warranties contained in the merger agreement, or CVS or Merger Sub has failed to perform or comply with any of its covenants or agreements contained in the merger agreement, which breach, inaccuracy or failure to perform or comply (i) would give rise to the failure of any condition to Omnicare's obligation to effect the merger and (ii) is incapable of being cured or, if curable, is not cured on or before the earlier of (A) May 20, 2016 (or as such date may be extended pursuant to the merger agreement) and (B) the date that is 45 days following the receipt by CVS of written notice from Omnicare of such breach, inaccuracy or failure to perform or comply, unless Omnicare is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement; or

  •
  at any time before the merger agreement is adopted by Omnicare's stockholders in order to enter into a definitive agreement providing for a superior proposal, provided that Omnicare has complied with its obligations under the covenants relating to non-solicitation of alternative transaction proposals contained in the merger agreement and Omnicare pays to CVS the termination fee described below immediately prior to or concurrently with (and as a condition to) such termination.

Effect of Termination

        If the merger agreement is terminated in accordance with its terms as described above, the merger agreement will become null and void and have no effect, the obligations of Omnicare, CVS and Merger Sub will terminate and, subject to certain specified provisions of the merger agreement that will survive such termination, including among others, the provisions relating to termination fees, specific performance and remedies, there will be no liability or obligation on the part of CVS, Merger Sub or Omnicare. However, other than with respect to Omnicare (except in the case of fraud), in the event that CVS is entitled to payment of a termination fee and Omnicare pays to CVS such fee, no party will be relieved of any liability or damages arising out of its willful or intentional breach of any provision of the merger agreement.

Termination Fee

        Omnicare is obligated to pay to CVS a termination fee of $350 million in the following circumstances:

  •
  if, at any time before the merger agreement is adopted by Omnicare's stockholders, the merger agreement is terminated by Omnicare in order to enter into a definitive agreement providing for a superior proposal in which case Omnicare has agreed to pay the fee immediately prior to or concurrently with (and as a condition to) such termination, and provided that Omnicare has complied with its obligations under the covenants relating to the non-solicitation of alternative transaction proposals contained in the merger agreement;

  •
  if, at any time before the merger agreement is adopted by Omnicare's stockholders, the merger agreement is terminated by CVS upon an adverse recommendation change, in which case Omnicare is obligated to pay the termination fee concurrently with or prior to such termination; or

  •
  if (i) prior to the special meeting, an alternative transaction proposal has been publicly made to Omnicare or directly to Omnicare's stockholders generally and not publicly withdrawn, (ii) the merger agreement is terminated by CVS or Omnicare due to (A) the failure to consummate the merger on or before May 20, 2016 (or as such date may be extended pursuant to the merger agreement) or (B) the failure of Omnicare's stockholders to adopt the merger agreement at the special meeting or any adjournment or postponement thereof and (iii) within 12 months of such termination, Omnicare enters into a definitive agreement to consummate or consummates any alternative transaction proposal, in which case the termination fee must be paid within two business days of the consummation of such transaction. For purposes of determining whether the termination fee is payable under this circumstance, all references to "25%" in the definition of "alternative transaction proposal" will be deemed to be references to "50%".

        Other than in the case of fraud, in the event that CVS is entitled to receive the termination fee, and Omnicare in fact pays the termination fee to CVS, the right of CVS to receive such amount will constitute the sole and exclusive remedy for monetary damages for, and such amount will constitute liquidated damages in respect of, any termination of the merger agreement for CVS, Merger Sub and any of their respective, direct or indirect, former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees, regardless of the circumstances giving rise to such termination.

Specific Performance

        CVS, Merger Sub and Omnicare have agreed that they will be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in the Delaware courts. This right to specific performance or other equitable relief is in addition to any other remedy to which the parties are entitled at law or in equity, and none of CVS, Merger Sub or Omnicare will be required to provide any bond or other security in connection with any such order or injunction.

Costs and Expenses

        All costs and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such costs or expenses, whether or not the merger is consummated, with certain exceptions expressly set forth in the merger agreement, including, among others, liabilities arising out of a willful or intentional breach of the merger agreement by the breaching party.

Amendment

        The merger agreement may not be amended except by an instrument in writing signed on behalf of each of Omnicare, CVS and Merger Sub.

Governing Law

        The merger agreement is governed by the laws of the State of Delaware.

Guarantee Agreement

        Concurrently with the execution of the merger agreement, CVS Parent and Omnicare entered into a guarantee agreement, dated as of May 20, 2015, pursuant to which CVS Parent guaranteed to Omnicare the full and timely performance by CVS and Merger Sub of their respective obligations under the merger agreement.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 2)

Adjournment of the Special Meeting

        In the event that there are insufficient votes, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement, Omnicare may move to adjourn the special meeting, if necessary or advisable, in order to enable the Omnicare Board to solicit additional proxies in favor of the adoption of the merger agreement. In that event, Omnicare will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.

Vote Required and Recommendation of the Omnicare Board

        In order for the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies to be approved, whether or not a quorum is present, holders of a majority of the outstanding shares of company common stock present in person or represented by proxy and entitled to vote on such proposal at the special meeting must cast the votes represented by such shares of company common stock "FOR" such proposal. For stockholders who attend the meeting or are represented by proxy and abstain from voting, that abstention will have the same effect as voting "AGAINST" the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the vote to approve the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies.

        The Omnicare Board recommends that stockholders vote "FOR" the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

 ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION (PROPOSAL 3)

Golden Parachute Compensation

        The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated under the Exchange Act regarding the compensation for Nitin Sahney, Robert O. Kraft, Alexander M. Kayne, David C. Hileman and Kirsten M. Marriner, whom we collectively refer to as the "named executive officers" in this proxy statement, that may be payable in connection with the consummation of the merger under existing arrangements between Omnicare and such officers. This compensation is referred to as the "golden parachute" compensation by the applicable SEC disclosure rules, and in this section entitled "Advisory Vote on Golden Parachute Compensation (Proposal 3)" we use such term to describe the merger-related compensation payable to our named executive officers, assuming the following:

  •
  the merger closed on September 1, 2015; and

  •
  the named executive officers were terminated without "cause" or resigned for "good reason" or due to "material breach", which we refer to as a "qualifying termination" in this proxy statement, immediately following a change in control on September 1, 2015.

Golden Parachute Compensation

Name*	Cash Severance ($)(1)	Unvested Equity ($)(2)	NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Other ($)(5)	Total ($)
Nitin Sahney	$5,628,082	$17,271,618	—	$41,000	$182,871	$23,123,571
Robert O. Kraft	$2,166,524	$9,672,524	$12,443	$40,000	$77,371	$11,968,862
Alexander M. Kayne	$2,063,356	$6,972,709	$11,390	$39,000	$55,921	$9,142,376
David C. Hileman	$1,351,000	$5,269,558	—	$40,000	$35,587	$6,696,145
Kirsten M. Marriner	$1,360,253	$6,078,826	$20,218	$31,000	$43,042	$7,533,339

*
John L. Workman, a named executive officer in Omnicare's 2015 definitive Proxy Statement and our former Chief Executive Officer, retired on June 30, 2014, and accordingly has been excluded from this table because he will not be entitled to receive any payments or benefits as a result of the merger.

(1)
This column includes cash severance entitlements of our named executive officers pursuant to the SECIC plan and, with respect to Mr. Sahney, the CEO employment agreement. The severance payments under the SECIC plan and the CEO employment agreement have "double-trigger" severance provisions generally requiring the closing of the transaction contemplated by the merger agreement followed by the executive being terminated without "cause" or resigning for "good reason" within 24 months following a change in control (or, for Mr. Sahney, within three months prior to a change in control, if at the request of a third party (directly or indirectly) that consummates such change in control) assuming the base salary of each named executive officer stays the same until the closing of the merger. Cash severance payments under the SECIC plan and the CEO employment agreement generally are equal to the sum of (a) two times the executive's current annual base salary, plus (b) two times his or her current target annual cash bonus, at the time of his or her termination, plus (c) a pro-rata bonus for the year of termination, provided that such pro-rata bonus will be offset by any pro-rata bonus paid pursuant to the merger agreement. These components of the named executive officers' severance are set forth in the following table:

Name	Cash Payment ($)	Pro-Rata Bonus ($)
Nitin Sahney	$4,500,000	$1,128,082
Robert O. Kraft	$1,837,500	$329,024
Alexander M. Kayne	$1,750,000	$313,356
David C. Hileman	$1,168,000	$183,000
Kirsten M. Marriner	$1,176,000	$184,253
(2)
This column represents the value of unvested company options, company restricted stock rights and company performance restricted stock units outstanding as of July 20, 2015, that would vest as a result of the merger, assuming the merger closes on September 1, 2015 and each named executive officer terminates employment on that date, taking into account any awards that vest in accordance with their terms prior to such date. The payments with respect to company options are "single-trigger", meaning that vesting is contingent only upon the closing of the transactions contemplated under the merger agreement, and represent the product of (i) the excess, if any, of $98.00 over the applicable exercise price per share of company common stock subject to such company option, multiplied by (ii) the number of shares of company common stock subject to such unexercised portion of such company option that is outstanding and that has an exercise price below $98.00. The table below provides information on the estimated value of unvested company options held by our named executive officers:

Name	Number of Unvested Company Options Outstanding (#)	Weighted Average Exercise Price ($)	Estimated Value of Unvested Company Options ($)
Nitin Sahney	—	—	—
Robert O. Kraft	4,256	$47.45	$215,132
Alexander M. Kayne	2,178	$59.75	$83,309
David C. Hileman	—	—	—
Kirsten M. Marriner	708	$70.48	$19,486

  Company restricted stock rights that were granted prior to June 1, 2014, are "single-trigger" awards. Company restricted stock rights that were granted on or following June 1, 2014, are "double-trigger", meaning that vesting and payment are contingent upon a qualifying termination of employment in connection with a change in control (which includes the closing of the transactions contemplated by the merger agreement). The following table quantifies the amounts of these payments with respect to both "single-trigger" and "double-trigger" company restricted stock rights. Amounts are determined by the product of (i) $98.00, multiplied by (ii) the number of shares of company common stock subject to such company restricted stock rights that are outstanding. The table below provides details on the value of "single-trigger" and "double-trigger" company restricted stock right awards.

Name	Number of Unvested Company Restricted Stock Rights Outstanding (#)	Value of "Single-Trigger" Awards ($)	Value of "Double-Trigger" Awards ($)
Nitin Sahney	54,932	$2,849,938	$2,533,398
Robert O. Kraft	13,706	$922,180	$421,008
Alexander M. Kayne	9,140	$646,898	$248,822
David C. Hileman	6,112	$417,186	$181,790
Kirsten M. Marriner	8,789	$656,502	$204,820

  Company performance restricted stock units that were granted prior to June 1, 2014, are "single-trigger" awards. Company performance restricted stock units that were granted following June 1, 2014, are "double-trigger" awards. Amounts are determined by the product of (i) $98.00, multiplied by (ii) the number of shares of company common stock (at target performance) subject to such company performance restricted stock units that are outstanding. The table below provides details on the value of "single-trigger" and "double-trigger" company performance restricted stock unit awards payable based upon the target number of units under the award agreements. The merger agreement provides that the number of company performance restricted stock units actually paid will be based upon the higher of the target and actual performance (as determined by Omnicare based upon actual financial performance up until the closing of the merger and will not include any discretionary adjustments). Amounts below are calculated assuming achievement of the target level of performance, although the performance level ultimately achieved may exceed target. Under the applicable award agreements, the named executive officers may earn up to 200% (150% for company performance restricted stock units awarded in 2013) of the target number of company performance restricted stock units based upon achievement of performance goals.

Name	Number of Unvested Company Performance Restricted Stock Units Outstanding (#)	Value of "Single-Trigger" Awards ($)	Value of "Double-Trigger" Awards ($)
Nitin Sahney	121,309	$5,718,692	$6,169,590
Robert O. Kraft	82,798	$2,078,678	$6,035,526
Alexander M. Kayne	61,160	$1,442,854	$4,550,826
David C. Hileman	47,659	$637,000	$4,033,582
Kirsten M. Marriner	53,041	$749,896	$4,448,122
(3)
This column represents the "single-trigger" amount that vests upon the closing of the merger under the NQDC plan.

(4)
This column represents the value of the ability of our named executive officers to continue participating in our health and welfare benefits for up to 18 months following termination of employment and executive outplacement services arranged and paid for by Omnicare following termination of employment under the SECIC plan and the CEO employment agreement. These benefits are "double-trigger". The table below provides details on the value of continued participation in health and welfare benefits and executive outplacement services.

Name	Value of Continued Participation in Health and Welfare Benefits ($)	Value of Executive Outplacement Services ($)
Nitin Sahney	$31,000	$10,000
Robert O. Kraft	$30,000	$10,000
Alexander M. Kayne	$29,000	$10,000
David C. Hileman	$30,000	$10,000
Kirsten M. Marriner	$31,000	$10,000
(5)
This column represents payment of dividends and dividend equivalent rights accumulated during the term of company restricted stock awards and company performance restricted stock units. These amounts include "single-trigger" payments that will become vested upon the merger and "double-trigger" payments that are contingent upon a qualifying termination of employment in connection with a change in control (which includes the closing of the transactions contemplated by the merger agreement). Dividend equivalent rights are shown assuming payment of company performance restricted stock units at the target level of performance. As discussed above, the number of company performance restricted stock units payable may be up to 200% (150% for company performance restricted stock units awarded in 2013) of the target number of company performance restricted stock units based upon achievement of performance goals.

Name	Value of "Single-Trigger" Dividends and Dividend Equivalent Rights ($)	Value of "Double-Trigger" Dividends and Dividend Equivalent Rights ($)
Nitin Sahney	$137,939	$44,932
Robert O. Kraft	$48,382	$28,989
Alexander M. Kayne	$34,372	$21,549
David C. Hileman	$16,661	$18,926
Kirsten M. Marriner	$22,151	$20,891

Narrative to Golden Parachute Compensation Table

        As Omnicare previously reported in its proxy statements for Omnicare's 2014 and 2015 annual meetings of stockholders, in May 2013, Omnicare adopted the SECIC plan. In addition, as Omnicare previously reported in its proxy statement for Omnicare's 2015 annual meeting of stockholders, on April 14, 2014, it entered into the CEO employment agreement with Mr. Sahney to reflect his promotion to Chief Executive Officer. The SECIC plan and the CEO employment agreement have "double-trigger" severance provisions, which means that they provide for severance payments to each executive if there is a "change in control" of Omnicare followed by a termination of the executive's employment by Omnicare without "cause" or by the executive for "good reason" or, with respect to Mr. Sahney, due to "material breach" during the 24-month period after a change in control (or, for Mr. Sahney, within three months prior to a change in control, if at the request of a third party (directly or indirectly) that consummates such change in control). The merger constitutes a "change in control" within the meaning of the SECIC plan and the CEO employment agreement. The amount of cash severance following such a qualified termination is equal to the sum of (a) two times the executive's current annual base salary, plus (b) two times his or her current target annual cash bonus, at the time of termination plus (c) a pro-rata bonus under the annual incentive plan for the fiscal year in which the effective time occurs based on the accrual rate based on actual performance through the date of the merger agreement (which is 125% of the target) with the bonus amounts to be the pro-rated portion of a full annual bonus based on the number of days that have elapsed in such fiscal year as of the effective time. However, the amount of such pro-rata bonus actually paid will be offset against any other pro-rata bonus to which the executive may become entitled for the year in which the closing occurs under the SECIC plan and the CEO employment agreement. Severance payments under the SECIC plan and the CEO employment agreement are conditioned on the executive executing a general release and waiver of any and all claims against Omnicare and complying with non-competition and non-solicitation covenants that apply for a period of 18 months for Mr. Sahney and for a period of 12 months for all other named executive officers.

        For further information regarding the details of the SECIC plan and the CEO employment agreement, see the section entitled "The Merger (Proposal 1)—Interests of Certain Persons in the Merger—Senior Executive Change in Control Plan" beginning on page 72 of this proxy statement and the section entitled "The Merger (Proposal 1)—Interests of Certain Persons in the Merger—Employment Agreement with Nitin Sahney" beginning on page 73 of this proxy statement.

        Upon the merger, all company options and all "single-trigger" company restricted stock rights and company performance restricted stock units will fully vest and be paid out in cash, and upon a qualifying termination of employment immediately following the merger, all outstanding unvested "double-trigger" company restricted stock rights and company performance restricted stock units will fully vest and be paid out in cash. For further information regarding the treatment of company options, company restricted stock rights and company performance restricted stock units, see the section entitled

"The Merger (Proposal 1)—Interests of Certain Persons in the Merger—Equity Awards" beginning on page 66 of this proxy statement.

        Under the NQDC plan, Omnicare's contributions vest based on the participant's years of service at a rate of 20% per year on each anniversary of the participant's commencement of service through the fifth anniversary of such date but will become fully vested at the closing. For further information regarding the NQDC plan, see the section entitled "The Merger (Proposal 1)—Interests of Certain Persons in the Merger—Non-Qualified Deferred Compensation Plan" beginning on page 75 of this proxy statement.

        The SECIC plan and the CEO employment agreement provide the ability of our named executive officers to continue participating in our health and welfare benefits for up to 18 months following termination of employment and executive outplacement services arranged and paid for by Omnicare following termination of employment. For further information regarding the details of continued health and welfare benefits coverage and outplacement services under the SECIC plan and the CEO employment agreement, see the section entitled "The Merger (Proposal 1)—Interests of Certain Persons in the Merger—Senior Executive Change in Control Plan" beginning on page 72 of this proxy statement and the section entitled "The Merger (Proposal 1)—Interests of Certain Persons in the Merger—Employment Agreement with Nitin Sahney" beginning on page 73 of this proxy statement.

Vote Required and Recommendation of the Omnicare Board

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act require Omnicare to provide its stockholders with the opportunity to cast an advisory (non-binding) vote on the "golden parachute" compensation that may be payable to its named executive officers in connection with the consummation of the merger. As required by those rules, Omnicare is asking its stockholders to vote on the adoption of the following resolution:

        "RESOLVED, that the compensation that may be paid or become payable to Omnicare's named executive officers in connection with the merger, as disclosed in the table entitled "Golden Parachute Compensation" pursuant to Item 402(t) of Regulation S-K including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED".

        The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve this proposal on "golden parachute" compensation and vote not to adopt the merger agreement and vice versa. Because the vote is advisory in nature only, it will not be binding on either Omnicare or Merger Sub if the merger agreement is adopted. As Omnicare is contractually obligated to pay the compensation to named executive officers disclosed in this proxy statement, such compensation will be paid, subject only to the conditions applicable thereto, if the merger agreement is adopted by stockholders and completed, regardless of the outcome of the advisory vote.

        In order for the advisory resolution on "golden parachute" compensation to be approved, holders of a majority of the outstanding shares of company common stock present in person or represented by proxy and entitled to vote on such proposal at the special meeting must cast the votes represented by such shares of company common stock "FOR" such proposal, provided a quorum is present in person or represented by proxy at the special meeting. For stockholders who attend the meeting or are represented by proxy and abstain from voting, that abstention will have the same effect as voting "AGAINST" the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation. The failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of company common stock will have no effect on the outcome of the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation.

        The Omnicare Board recommends that stockholders vote "FOR" the proposal to approve, on an advisory (non-binding) basis, the "golden parachute" compensation that may be payable to Omnicare's named executive officers in connection with the consummation of the merger as presented in this proxy statement.

MARKET PRICE OF COMPANY COMMON STOCK

        The company common stock is listed for trading on the NYSE under the symbol "OCR". The table below shows, for the periods indicated, the high and low sale prices for company common stock, as reported on the NYSE.

	Common Stock Price
	High	Low	Dividend
Fiscal Year Ended December 31, 2013
First Quarter ended March 31, 2013	$40.90	$36.12	$0.14
Second Quarter ended June 30, 2013	$48.70	$40.46	$0.14
Third Quarter ended September 30, 2013	$56.39	$47.49	$0.14
Fourth Quarter ended December 31, 2013	$60.93	$52.26	$0.20
Fiscal Year Ended December 31, 2014
First Quarter ended March 31, 2014	$64.87	$56.41	$0.20
Second Quarter ended June 30, 2014	$67.01	$57.00	$0.20
Third Quarter ended September 30, 2014	$67.49	$61.22	$0.20
Fourth Quarter ended December 31, 2014	$74.42	$59.85	$0.22
Fiscal Year Ending December 31, 2015
First Quarter ended March 31, 2015	$79.70	$71.86	$0.22
Second Quarter ended June 30, 2015	$96.54	$75.83	$0.22
Third Quarter (through July 20, 2015)	$95.92	$94.15	—

        On April 20, 2015, the last trading day prior to unusually high trading volume on April 21, 2015, and two days prior to the publication of a Bloomberg article reporting that Omnicare is exploring a sale and working with financial advisors as it seeks buyers, the high and low sale prices for company common stock, as reported on the NYSE, were $78.01 and $76.79 per share, respectively, and the closing price for company common stock, as reported on the NYSE, was $77.04 per share. On May 20, 2015, the last trading day prior to the public announcement of the merger agreement, the high and low sale prices for company common stock, as reported on the NYSE, were $95.09 and $92.51 per share, respectively, and the closing price for company common stock, as reported on the NYSE, was $94.63 per share. On July 20, 2015, the most recent practicable date before this proxy statement was mailed to our stockholders, the high and low sale prices for company common stock, as reported on the NYSE, were $95.72 and $95.57 per share, respectively, and the closing price for company common stock, as reported on the NYSE, was $95.60 per share. As of the close of business on the record date, Omnicare had approximately 96,889,467 shares of company common stock, including shares of company common stock subject to company restricted stock awards, issued and outstanding and had approximately 1,685 holders of record. You are encouraged to obtain current market quotations for company common stock in connection with voting your shares of company common stock.

        Cash dividends declared prior to the effective time, if any, will be at the discretion of the Omnicare Board and can be changed or discontinued at any time, subject to the limitations in the merger agreement. Dividend determinations (including the size of the quarterly dividends) will depend on, among other things, Omnicare's future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as the Omnicare Board may deem relevant. The merger agreement permits Omnicare to continue the payment of regular quarterly cash dividends, which may not exceed the amount of regular quarterly cash dividends paid by Omnicare during the 12 months prior to May 20, 2015.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth information as of July 20, 2015 (or such earlier date as indicated in the tables' footnotes), with respect to the shares of company common stock, including shares of company common stock subject to company restricted stock awards, beneficially owned by (i) our current directors of the company, (ii) our named executive officers, (iii) all of our directors and executive officers as a group and (iv) each person known by the company to own beneficially more than 5% of company common stock. The number of shares beneficially owned by each stockholder is determined according to rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the "beneficial owners" of the same shares. Except as noted below, each holder has sole voting and investment power with respect to shares of company common stock listed as owned by such person or entity.

Directors

Name	Shares of Common Stock Beneficially Owned		Percentage of Common Stock(%)(1)
John L. Bernbach	5,094	(2)	*
James G. Carlson	4,631	(3)	*
Mark A. Emmert	14,345		*
Steven J. Heyer	40,365	(4)	*
Sam R. Leno	7,308		*
Nitin Sahney	158,276	(5)	*
Barry P. Schochet	16,747	(6)	*
James D. Shelton	119,422	(7)	*
Amy Wallman	25,346	(8)	*

*
Less than 1%

(1)
Percentages are based on approximately 96,889,467 shares of company common stock, including shares of company common stock subject to company restricted stock awards, outstanding on July 20, 2015.

(2)
Includes 2,804 company restricted stock units.

(3)
Includes 1,782 company restricted stock units.

(4)
Includes 1,266 shares that may be acquired pursuant to the exercise of outstanding company options within 60 days and 6,596 company restricted stock units.

(5)
Includes 24,068 shares that may be acquired pursuant to the exercise of outstanding company options within 60 days and 142 shares held in the Employees' Savings and Investment Plan (our 401(k) plan).

(6)
Includes 10,586 company restricted stock units.

(7)
Includes 1,506 shares that may be acquired pursuant to the exercise of outstanding company options within 60 days and 25,655 company restricted stock units.

(8)
Includes 4,270 shares that may be acquired pursuant to the exercise of outstanding company options within 60 days.

 Named Executive Officers (Excluding Named Executive Officers Who Are Also Directors) and
Executive Officers and Directors as a Group

Name	Shares of Common Stock Beneficially Owned		Percentage of Common Stock(%)(1)
Robert O. Kraft	43,042	(2)	*
Alexander M. Kayne	53,512	(3)	*
David C. Hileman	15,377	(4)	*
Kirsten M. Marriner	15,730		*
All Executive Officers and Directors as a Group (17 persons)(5)	556,281		*

*
Less than 1%

(1)
Percentages are based on approximately 96,889,467 shares of company common stock outstanding, including shares of company common stock subject to company restricted stock awards, on July 20, 2015.

(2)
Includes 328 shares that may be acquired pursuant to the exercise of outstanding company options within 60 days.

(3)
Includes 9,026 shares that may be acquired pursuant to the exercise of outstanding company options within 60 days.

(4)
Includes 609 shares held in the Employees' Savings and Investment Plan (our 401(k) plan).

(5)
Includes an aggregate of 40,464 company options that are currently exercisable or will become exercisable within 60 days and an aggregate of 47,423 company restricted stock units.

 Beneficial Owners of 5% or More of the Company Common Stock

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock (%)(1)
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	7,181,114	7.4
Boston Partners(3) One Beacon Street Boston, MA 02108	7,683,894	7.9
Harris Associates L.P.(4) Two North LaSalle Street, Suite 500 Chicago, IL 60602	5,273,314	5.4
Iridian Asset Management LLC(5) 276 Post Road West Westport, CT 06880	5,894,248	6.1
The Vanguard Group(6) 100 Vanguard Blvd. Malvern, PA 19355	6,938,243	7.2

(1)
Percentages are based on approximately 96,889,467 shares of company common stock, including shares of company common stock subject to company restricted stock awards, outstanding on July 20, 2015.

(2)
Based solely on information contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. ("BlackRock") on February 9, 2015. BlackRock reported that, as of December 31, 2014, it had sole voting power with respect to 6,520,547 shares of company common stock and sole dispositive power with respect to 7,181,114 shares of company common stock.

(3)
Based solely on information contained in a Schedule 13G/A filed with the SEC by Boston Partners on February 12, 2015. Boston Partners reported that, as of December 31, 2014, it had sole voting power with respect to 6,676,615 shares of company common stock, shared voting power with respect to 21,045 shares of company common stock and sole dispositive power with respect to 7,683,894 shares of company common stock.

(4)
Based solely on information contained in a Schedule 13G/A filed with the SEC by Harris Associates L.P. ("Harris Associates") on February 11, 2015. Harris Associates reported that, as of December 31, 2014, it had sole voting power with respect to 5,261,314 shares of company common stock and sole dispositive power with respect to 5,261,314 shares of company common stock and that Harris Associates Inc., the general partner of Harris Associates, had sole voting power with respect to 5,261,314 shares of company common stock and sole dispositive power with respect to 5,261,314 shares of company common stock. By reason of advisory and other relationships with the person who owns the shares, Harris Associates may be deemed to be the beneficial owner of 5,273,314 shares of company common stock.

(5)
Based solely on information contained in a Schedule 13G/A filed with the SEC by Iridian Asset Management LLC ("Iridian") on January 29, 2015. Iridian reported that, as of

  December 31, 2014, it had shared voting and dispositive power with respect to 5,894,248 shares of company common stock. As a result of their indirect controlling ownership and serving as joint Chief Investment Officers of Iridian, David L. Cohen and Harold J. Levy may be deemed to share with Iridian the voting and dispositive power with respect to, and to possess beneficial ownership of, 5,894,248 shares of company common stock. Each of Messrs. Cohen and Levy disclaim beneficial ownership of such shares. Mr. Levy also has direct beneficial ownership of 54,568 shares of company common stock owned directly by him.

(6)
Based solely on information contained in a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. ("Vanguard") on February 11, 2015. Vanguard reported that, as of December 31, 2014, it had sole voting power of 95,430 shares of company common stock, sole dispositive power of 6,855,795 shares of company common stock, and shared dispositive power of 82,448 shares of company common stock. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 57,348 shares of company common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 63,182 shares of company common stock as a result of its serving as investment manager of Australian investment offerings.

APPRAISAL RIGHTS

        If the merger agreement is adopted by Omnicare's stockholders and the other closing conditions under the merger agreement are satisfied or waived, stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of company common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A person having a beneficial interest in shares of company common stock held of record in the name of another person, such as a bank, brokerage firm or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of company common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee.

        Under Section 262, holders of shares of company common stock who (i) do not vote in favor of the proposal to adopt the merger agreement, (ii) continuously are the record holders of such shares through the effective time and (iii) otherwise follow exactly the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery.

        Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Omnicare's notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex D. In connection with the merger, any holder of shares of company common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review Annex D carefully.

        Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL.

        A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of company common stock, Omnicare believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

        Stockholders wishing to exercise the right to seek an appraisal of their shares of company common stock must do ALL of the following:

  •
  the stockholder must not vote in favor of the proposal to adopt the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the merger agreement, abstain or not vote its shares;

  •
  the stockholder must deliver to Omnicare a written demand for appraisal before the vote on the proposal to adopt the merger agreement at the special meeting;

  •
  the stockholder must continuously hold the shares from the date of making the demand through the effective time. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time; and

  •
  the stockholder or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

Filing Written Demand

        Any holder of shares of company common stock wishing to exercise appraisal rights must deliver to Omnicare, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder's shares, and that stockholder must not submit a blank proxy or vote in favor of the proposal to adopt the merger agreement. A holder of shares of company common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. Neither voting against the proposal to adopt the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement. A proxy or vote against the proposal to adopt the merger agreement will not constitute a demand. A stockholder's failure to make the written demand prior to the taking of the vote on the proposal to adopt the merger agreement at the special meeting of Omnicare's stockholders will constitute a waiver of appraisal rights.

        Only a holder of record of shares of company common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A demand for appraisal in respect of shares of company common stock should be executed by or on behalf of the holder of record, and must reasonably inform Omnicare of the identity of the holder and state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

        STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BANKS, BROKERAGE FIRMS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR

APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

        All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Omnicare, Inc.
900 Omnicare Center
201 East Fourth Street
Cincinnati, Ohio 45202
Attention: Corporate Secretary

        Any holder of company common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Omnicare a written withdrawal of the demand for appraisal within 60 days after the effective time. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; however, such dismissal will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective time.

Notice by the Surviving Corporation

        If the merger is completed, within 10 days after the effective time, the surviving corporation will notify each holder of shares of company common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the proposal to adopt the merger agreement, that the merger has become effective and the effective date thereof, and include a copy in such notice of Section 262.

Filing a Petition for Appraisal

        Within 120 days after the effective time, but not thereafter, the surviving corporation or any holder of shares of company common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation to and has no present intention to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of shares of company common stock. Accordingly, any holders of shares of company common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of company common stock within the time and in the manner prescribed by Section 262. The failure of a holder of shares of company common stock to file such a petition within the period specified in Section 262 could nullify the stockholder's previous written demand for appraisal.

        Within 120 days after the effective time, any holder of shares of company common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which Omnicare has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

        If a petition for an appraisal is duly filed by a holder of shares of company common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court of Chancery, the court is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss such stockholder from the proceedings.

Determination of Fair Value

        After determining the holders of company common stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of the shares of company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Omnicare believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither Omnicare nor CVS anticipates offering more than the merger consideration to any stockholder of Omnicare exercising appraisal rights, and each of Omnicare and CVS reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of company common stock is less than the merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro-rata against the value of all the shares entitled to be appraised.

        If any stockholder who demands appraisal of shares of company common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder's right to appraisal, the stockholder's shares of company common stock will be deemed to have been converted at the effective time into the right to receive the merger consideration applicable to the shares, less applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective time or if the stockholder delivers to the surviving corporation a written withdrawal of the holder's demand for appraisal and an acceptance of the merger consideration in accordance with Section 262.

        From and after the effective time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of company common stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder's shares of company common stock, if any, payable to stockholders of Omnicare of record as of a time prior to the effective time; however, if no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

        Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder of Omnicare wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

 DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK

        If the merger is completed, the company common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of the company common stock.

 OTHER MATTERS

Other Matters for Action at the Special Meeting

        As of the date of this proxy statement, the Omnicare Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Stockholder Proposals and Nominations for the 2016 Annual Meeting

        If the merger is completed prior to Omnicare's 2016 annual meeting of stockholders, Omnicare will not hold an annual meeting of stockholders in 2016 and there will be no public participation in any future meetings of Omnicare's stockholders because, following the merger, the company common stock will be delisted from the NYSE and will be deregistered under the Exchange Act, and Omnicare will no longer be a publicly-held company. However, if the merger is not completed prior to Omnicare's 2016 annual meeting of stockholders, the following deadlines apply to the submission of stockholder proposals to be considered at Omnicare's 2016 annual meeting of stockholders:

  •
  Our Bylaws provide that no business or director nomination may be brought before our annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Omnicare Board or by a stockholder entitled to vote who has delivered written notice to our Corporate Secretary (containing certain information specified in our Bylaws about the stockholder and the proposed business or director nomination, as applicable) not less than 90 days nor more than 120 days prior to the anniversary date of the prior year's annual meeting of stockholders. In the event that our annual meeting of stockholders is called for a date that is not within 30 days before or after such anniversary date, such notice must be delivered to our Corporate Secretary not more than 120 days prior to our annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to our annual meeting of stockholders and the tenth day following the day on which notice of the date of our annual meeting of stockholders was mailed or public disclosure of such date was made, whichever first occurs. For business or a director nomination proposed by a stockholder to be eligible to be brought before our 2016 annual meeting of stockholders, the stockholder's notice of proposed business or director nomination, as applicable, must be received by our Corporate Secretary between January 22, 2016, and February 21, 2016.

  •
  Any stockholder proposal or director nomination, as applicable, intended to be considered for inclusion in our proxy materials for presentation at the 2016 annual meeting of stockholders must be in writing and received by our Corporate Secretary not later than December 19, 2015. If any stockholder who intends to propose any other matter to be acted on at the 2016 annual meeting of stockholders does not inform us of such matter by February 21, 2016, the persons named as proxies for the 2016 annual meeting of stockholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.

        Proposals should be submitted in writing to our Corporate Secretary at our principal executive offices at 900 Omnicare Center, 201 East Fourth Street, Cincinnati, Ohio 45202, Attn: Corporate Secretary. We suggest that you mail your proposal by certified mail, return receipt requested.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the "Investors" page of our corporate website at www.omnicare.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

        Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (filed with the SEC on February 25, 2015);

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 (filed with the SEC on April 29, 2015);

  •
  our Current Reports on Form 8-K (filed with the SEC on May 21, 2015, May 22, 2015 and June 5, 2015); and

  •
  our Definitive Proxy Statement for our 2015 annual meeting of stockholders (filed with the SEC on April 17, 2015).

        Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Omnicare, Inc., 900 Omnicare Center, 201 East Fourth Street, Cincinnati, Ohio 45202, Attention: Investor Relations, telephone number (513) 719-1507 or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares of the company common stock at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July 20, 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

OMNICARE, INC.,

CVS PHARMACY, INC.

and

TREE MERGER SUB,  INC.

Dated as of May 20, 2015

A-i

(Continued)

A-ii

(Continued)

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of this 20th day of May, 2015, by and among Omnicare, Inc., a Delaware corporation (the "Company"), CVS Pharmacy, Inc., a Rhode Island corporation ("Parent"), and Tree Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub").

RECITALS

        WHEREAS, the parties intend that Merger Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly-owned subsidiary of Parent in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

        WHEREAS, the board of directors of the Company (the "Company Board") has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement be submitted to the stockholders of the Company for their adoption and (iv) resolved to recommend that the stockholders of the Company adopt this Agreement;

        WHEREAS, the board of directors of Merger Sub has unanimously approved this Agreement, and the board of directors of Parent and Parent, as the sole stockholder of Merger Sub, in each case, has approved and adopted, respectively, this Agreement and the transactions contemplated hereby, including the Merger; and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe certain conditions to the Merger, in each case, as set forth herein.

        NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1    Definitions.

          (a)    Certain Terms.    Whenever used in this Agreement (including in the Company Disclosure Letter and the Parent Disclosure Letter), the following terms shall have the respective meanings given to them below:

        "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such first Person.

        "Alternative Transaction Proposal" means any inquiry, proposal or offer from any Person relating to: (i) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any Company Subsidiary that would constitute a "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act, except that references to "25 percent" in such definition shall be deemed to be references to "10 percent"), (ii) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, including by means of the acquisition of capital stock of any Company Subsidiary, of assets or properties that constitute twenty-five percent (25%) or more of the assets of the Company and the Company Subsidiaries, taken as a whole, or twenty-five percent (25%) or more of any class of equity securities of the Company or (iii) any tender offer or exchange offer in which any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act)

offers to acquire beneficial ownership, or the right to acquire beneficial ownership, of twenty-five percent (25%) or more of the outstanding Common Shares, in each case, other than the Merger and the other transactions contemplated by this Agreement.

        "Antitrust Laws" means the Sherman Act of 1890, the Clayton Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        "Applicable Law" means any applicable order, law, regulation, rule, ordinance, constitution, statute or treaty enacted, adopted, promulgated, issued, enforced, implemented or entered by any Governmental Entity.

        "beneficial owner" or "beneficial ownership," with respect to any Common Shares, has the meaning ascribed to such term under Rule 13d-3(a) promulgated under the Exchange Act.

        "Business Day" means any day other than a Saturday, Sunday or a day on which banks in the City of New York are permitted or obligated by law to be closed for regular banking business.

        "Claim" means any threatened, asserted, pending or completed action, suit or proceeding that arises out of an Indemnified Party's status as a director, officer, employee, agent or fiduciary of the Company or any of the Company Subsidiaries or as a director, officer, employee, agent or fiduciary of any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by the Company or any of the Company Subsidiaries at or prior to the Effective Time; provided that any such threatened, asserted, pending or completed action, suit or proceeding relating to (i) criminal sanctions, criminal violations or other criminal penalty or (ii) violations of Healthcare Laws, will not be considered a "Claim" for purposes of this Agreement.

        "Common Share" means one share of common stock, par value $1.00 per share, of the Company.

        "Company Benefit Plans" means each U.S. or non-U.S. employee benefit plan (including any "employee benefit plan," as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and any bonus, incentive, retention, change in control, deferred compensation, retirement, employment, stock bonus, stock purchase, restricted stock, performance stock unit, stock option, equity, profit sharing, and severance plan, contract, agreement or arrangement), whether or not written, for the benefit of any current officer, employee or director of the Company or any of the Company Subsidiaries that is maintained, contributed to, or required to be contributed to, by the Company or any of the Company Subsidiaries.

        "Company Disclosure Letter" means the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement.

        "Company Equity Plan" means the Company's 2004 Stock and Incentive Plan, the Company 2014 Stock and Incentive Plan, the ESPP and any other plans listed in Section 5.3(a) of the Company Disclosure Letter (and in each case, any applicable grant or award agreement) pursuant to which outstanding Options, Performance Restricted Stock Units or Restricted Stock Rights have been granted.

        "Company Material Adverse Effect" means any event, occurrence, fact, circumstance, condition, change, development or effect that is materially adverse to the business, assets, properties, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, except to the extent that such event, occurrence, fact, condition, change, development or effect results from (i) general economic or regulatory conditions or changes therein, (ii) financial or stock market fluctuations or conditions, (iii) changes in or events affecting the industries or markets in which the Company and the Company Subsidiaries operate, (iv) any change in U.S. GAAP or Applicable Law, (v) changes in the market price or trading volume of Common Shares on the NYSE, (vi) any failure by the Company to meet any estimates or outlook of revenues or earnings or other financial projections (provided, that this clause (vi) shall not prevent a determination that any event, occurrence, fact, circumstance, condition, change, development or effect underlying such failure has resulted in a Company Material Adverse Effect, unless such event, occurrence, fact, circumstance, condition, change, development or effect is otherwise excepted by this definition), (vii) natural disasters, (viii) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack occurring prior to, on or after the date hereof, (ix) the announcement or pendency of this Agreement and the transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with agents, customers, suppliers, vendors, licensors, licensees, lenders, partners, employees or regulators, (x) compliance by the Company with the terms and conditions of this Agreement, (xi) any action by Parent or any of its Affiliates, (xii) any action taken by the Company at the request or with the written consent of Parent, (xiii) any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity arising from allegations of a breach of fiduciary duty or other violation of Applicable Law relating to this Agreement or the transactions contemplated hereby, (xiv) changes, effects or circumstances arising from or relating to the identity of Parent or Merger Sub or (xv) any item described in the Company Disclosure Letter, except, in the case of clauses (i), (ii), (iii), (iv), (vii) and (viii), to the extent the Company and the Company Subsidiaries, taken as a whole, are materially disproportionately affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate, in the geographic markets in which they operate.

        "Company Real Property Leases" means the real property leases set forth in Section 5.13(a)(ii) of the Company Disclosure Letter pursuant to which the Company Leased Property subject to such leases is leased by the Company or any of the Company Subsidiaries.

        "Constituent Documents" means, with respect to any entity, the certificate or articles of incorporation and by-laws of such entity, or any similar organizational documents of such entity.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

        "Encumbrance" means any mortgage, claim, security interest, encumbrance, license, lien, charge or other similar restriction or limitation.

        "Environmental Law" means any law, regulation, order, decree or requirement of any Governmental Entity relating to the protection or restoration of the environment, natural resources, safety or health of human beings or other living organisms (as such relates to exposure to Hazardous Substances), or to the manufacture, transportation, storage, handling, generation, disposal, processing, treatment, distribution in commerce, use or Release of Hazardous Substances.

        "Equity Award Conversion Ratio" means the quotient of (i) the Merger Consideration divided by (ii) the Parent Topco Share Closing Price.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Governmental Entity" means any court or tribunal or administrative, governmental or regulatory body, agency, commission, board, legislature, instrumentality, division, department, public body or other authority of any nation or government or any political subdivision thereof, whether foreign or domestic and whether national, supranational, state or local.

        "Hazardous Substances" means any pollutant, contaminant, hazardous substance, hazardous waste, toxic substance, petroleum or petroleum-derived substance, waste or radioactive material, or other compound, element, material or substance in any form whatsoever (including products), regulated or restricted as hazardous or toxic under any applicable Environmental Law.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        "Intellectual Property" means all intellectual property rights arising under Applicable Law with respect to the following: (A) patents and patent applications, and any renewals, reissues, reexaminations, extensions, continuations, continuations-in-part, divisions and substitutions relating to any of the patents and patent applications, (B) trademarks, service marks, trade dress, logos and trade names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof, (C) copyrights, whether registered or unregistered, including moral rights, and any registrations and applications for registration thereof, (D) mask work rights and registrations and applications for registration thereof, (E) trade secrets as recognized under Applicable Law (collectively, "Trade Secrets"), and (F) URL and domain name registrations (collectively, "Domain Names").

        "IRS" means the United States Internal Revenue Service.

        "Knowledge of the Company" means the actual knowledge, after a reasonable inquiry, of the individuals listed on Section 1.1(a) of the Company Disclosure Letter as of the date hereof.

        "Knowledge of Parent" means the actual knowledge, after a reasonable inquiry, of the individuals listed on Section 1.1(a) of the Parent Disclosure Letter as of the date hereof.

        "NYSE" means the New York Stock Exchange.

        "Option" means each option to purchase Common Shares granted pursuant to a Company Equity Plan that is outstanding and unexercised as of the Effective Time.

        "Parent Disclosure Letter" means the disclosure letter delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement.

        "Parent Material Adverse Effect" means any event, occurrence, fact, condition, change, development or effect that would (i) prevent or materially delay consummation of the Merger or the other transactions contemplated hereby or (ii) otherwise materially adversely affect the ability of Parent or Merger Sub to perform their respective obligations hereunder.

        "Performance Restricted Stock Units" means a performance restricted stock unit issued by the Company pursuant to a Company Equity Plan that (i) as of the date hereof, vests on the basis of time and the achievement of performance targets and (ii) is outstanding as of the Effective Time, pursuant to which the holder has a right to receive Common Shares or cash after the vesting or lapse of restrictions applicable to such performance restricted stock unit.

        "Parent Topco Share" means one share of CVS Health Corporation common stock (ticker symbol "CVS"), par value $0.01 per share.

        "Parent Topco Share Closing Price" means the average of the closing-sale prices per Parent Topco Share on the NYSE as reported by The Wall Street Journal for the five (5) full trading days ending on (and including) the trading day that is two (2) trading days prior to the Closing Date.

        "Permits" means registrations, applications, licenses, requests for exemptions, permits, certifications, approvals, consents and other regulatory authorizations issued or granted by a Governmental Entity.

        "Permitted Encumbrances" means (i) Encumbrances for Taxes and other governmental charges and assessments not yet due and payable and Encumbrances for Taxes and other governmental charges and assessments being contested in good faith or for which adequate reserves have been established in accordance with U.S. GAAP in the Company's financial statements (or notes thereto), (ii) Encumbrances securing indebtedness or liabilities that are reflected in the Company Reports or incurred in the ordinary course of business consistent with past practice since the date of the most recent Annual Report on Form 10-K filed with the SEC by the Company, (iii) inchoate mechanics' and materialmen's Encumbrances, (iv) inchoate workmen's, repairmen's, warehousemen's and carriers' Encumbrances, (v) zoning restrictions, survey exceptions, utility easements, rights of way and similar Encumbrances that are imposed by any Governmental Entity having jurisdiction thereon or otherwise are customary for the applicable property type and locality, (vi) recorded interests of any lessor or lessee in any Company Leased Property, and any non-exclusive licenses of any Intellectual Property granted by the Company or any Company Subsidiary, which interests or licenses (as applicable) were granted in the ordinary course of business consistent with past practice, (vii) Encumbrances and obligations arising under or in connection with the Company Contracts, (viii) Encumbrances that would be disclosed on current title reports or surveys and any other Encumbrances of public record, (ix) transfer restrictions on any securities of the Company imposed by Applicable Law, (x) purchase money liens and Encumbrances securing rental payments under capital lease arrangements, (xi) Encumbrances securing acquisition financing with respect to the applicable asset, including any refinancing thereof, (xii) Encumbrances which are set forth in any Permits, (xiii) Encumbrances disclosed in the Company Disclosure Letter and (xiv) any other Encumbrances (A) being contested in good faith in the ordinary course of business, (B) for which adequate reserves have been established in accordance with U.S. GAAP in the Company's financial statements (or notes thereto) or (C) that would not reasonably be expected to materially interfere with the conduct of or impair the business operations of the Company and the Company Subsidiaries.

        "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

        "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, flow, discharge or emission into the environment.

        "Restricted Stock Right" means a restricted stock right or a restricted stock unit issued by the Company pursuant to a Company Equity Plan that (i) as of the date hereof, vests solely on the basis of time and (ii) is outstanding as of immediately prior to the Effective Time, pursuant to which the holder has a right to receive Common Shares after the vesting or lapse of restrictions applicable to such restricted stock right or restricted stock unit.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933.

        "Subsidiary" of any Person means another Person, in which such first Person (i) owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, equity securities, profits interest or capital interest or (ii) is entitled to elect at least a majority of the board of directors, board of managers or similar governing body.

        "Superior Proposal" means an Alternative Transaction Proposal having terms which the Company Board determines in good faith would result in a transaction that, if consummated, would be more favorable from a financial point of view to the holders of Common Shares than the Merger; provided, however, that, for purposes of this definition of "Superior Proposal," the term "Alternative Transaction Proposal" shall have the meaning assigned to such term herein, except that the references to "twenty-five percent (25%)" in such definition shall be deemed to be references to "fifty percent (50%)."

        "Tax Return" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed or supplied to a Taxing Authority.

        "Taxes" means any and all federal, state, local, foreign, provincial or territorial taxes, or any levies, assessments and other governmental charges in the nature of a tax, whether imposed directly or through withholding by any Taxing Authority (together with any and all interest, penalties, additions to tax and additional amounts applicable with respect thereto), including income, franchise, premium, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, net worth, excise, withholding, ad valorem and value added taxes.

        "Taxing Authority" means, with respect to any Tax, the Governmental Entity responsible for the administration and collection of such Tax.

        "U.S. GAAP" means United States generally accepted accounting principles.

          (b)    Terms Generally.    The words "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole (including any Exhibits hereto and Schedules delivered herewith) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, Exhibits to and Schedules delivered with this Agreement unless the context shall otherwise require. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The definitions given for terms in this Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "Dollars" or "$" shall be deemed references to the lawful money of the United States of America. All references herein to "parties" shall be to the parties hereto unless the context shall otherwise require. References to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section; provided, that, for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation, as amended (and, in the case of statutes, any rules and regulations promulgated under said statutes), in each case, as of such date. When used in reference to the Company or the Company Subsidiaries, the term "material" shall be measured against the Company and the Company Subsidiaries, taken as a whole. All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. The disclosure of any fact, information or item in any Section of the Company Disclosure Letter or the Parent Disclosure Letter shall, should the existence of such fact, information or item be relevant to any other Section of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, be deemed to be disclosed with respect to such other Section so long as the relevance of such disclosure to such other Section is reasonably apparent on the face of such disclosure. Nothing in the Company Disclosure Letter or the Parent Disclosure Letter is intended to broaden the scope of any representation or warranty of the Company, Parent or Merger Sub, as applicable, made herein.

          (c)    Additional Terms.    The following terms are defined in the corresponding Sections of this Agreement:

Term	Section
Adverse Recommendation Change	Section 8.4(d)
Agreement	Preamble
Book-Entry Shares	Section 4.1(b)(i)
By-Laws	Section 3.2
Certificate	Section 4.1(b)(i)
Certificate of Merger	Section 2.3
Closing	Section 2.2
Closing Date	Section 2.2
Code	Section 4.2(e)
Company	Preamble
Company Board	Recitals
Company Contract	Section 5.15(a)
Company Employees	Section 8.7(a)
Company IP	Section 5.18(a)
Company Leased Property	Section 5.13(a)(ii)
Company Owned IP	Section 5.18(a)
Company Owned Property	Section 5.13(a)(i)
Company Payment Programs	Section 5.20(d)
Company Real Property	Section 5.13(a)(ii)
Company Recommendation	Section 5.4(b)
Company Reports	Section 5.7(b)
Company Stockholder Approval	Section 5.4(a)
Company Stockholders' Meeting	Section 8.3
Company Subsidiaries	Section 5.2(a)
Company Termination Fee	Section 10.3(a)(iii)
Confidentiality Agreement	Section 8.1(a)
Debt Financing	Section 8.15(a)
Delaware Courts	Section 11.5(b)
DGCL	Recitals
Dissenting Shares	Section 4.1(a)
Domain Names	Section 1.1(a)
Effective Time	Section 2.3
ERISA Affiliate	Section 5.16(e)
ERISA Plan	Section 5.16(b)
ESPP	Section 4.3(e)
Excluded Shares	Section 4.1(a)
Governmental Requirements	Section 5.5(a)
Healthcare Laws	Section 5.20(a)
HIPAA	Section 5.20(a)
Indemnified Parties	Section 8.8(a)
Merger	Recitals
Merger Consideration	Section 4.1(a)
Merger Fund	Section 4.2(a)(i)
Merger Sub	Preamble
New Plans	Section 8.7(b)
Old Plans	Section 8.7(b)
Outside Date	Section 10.1(b)

Term	Section
Parent	Preamble
Parent Topco Restricted Stock Right	Section 4.3(b)
Parent Topco Restricted Stock Unit	Section 4.3(c)
Paying Agent	Section 4.2(a)(i)
Proceedings	Section 5.11
Proxy Statement	Section 8.2(a)
Representatives	Section 8.1(a)
Rollover Restricted Stock Right	Section 4.3(b)
Rollover Restricted Stock Unit	Section 4.3(c)
Sarbanes-Oxley Act	Section 5.7(b)
Section 16	Section 8.13
Surviving Charter	Section 3.1
Surviving Corporation	Section 2.1
Trade Secrets	Section 1.1(a)
Voting Company Debt	Section 5.3(b)

ARTICLE II

THE MERGER; CLOSING; EFFECTIVE TIME

        Section 2.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation"), and the separate corporate existence of the Company with all its properties, rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 2.2    Closing.    The closing of the Merger (the "Closing") shall take place (a) at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, at 10:00 a.m. (New York time) on the second (2nd) Business Day after all of the conditions set forth in Article IX have been fulfilled or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) in accordance with this Agreement or (b) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

        Section 2.3    Effective Time.    Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file the certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), together with any required related certificates, filings and recordings, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as the Company and Parent may agree upon and as is set forth in such Certificate of Merger (such time, the "Effective Time").

ARTICLE III

THE SURVIVING CORPORATION

        Section 3.1    Certificate of Incorporation.    Subject to Section 8.8, the certificate of incorporation of the Company shall be amended and restated in its entirety at the Effective Time to be in the form of Exhibit A, and, as so amended and restated, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation (the "Surviving Charter") until thereafter amended as provided therein or by Applicable Law.

        Section 3.2    By-Laws.    The by-laws of Merger Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein or by Applicable Law, except that the by-laws of the Surviving Corporation shall be amended as of the Effective Time to change the name of the Surviving Corporation as used therein to "Omnicare, Inc." and to contain such provisions as are necessary to give full effect to Section 3.1 (as so amended, the "By-Laws").

        Section 3.3    Directors and Officers.    Subject to Applicable Law, from and after the Effective Time, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the Surviving Charter and the By-Laws.

ARTICLE IV

EFFECT OF THE MERGER ON STOCK;
EXCHANGE OF CERTIFICATES

        Section 4.1    Effect on Stock.    At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any capital stock of the Company or Merger Sub:

          (a)    Merger Consideration.    Each Common Share issued and outstanding immediately prior to the Effective Time (other than (i) Common Shares held by Parent, Merger Sub or the Company ("Excluded Shares"), (ii) Common Shares held by any Subsidiary of either the Company or Parent (other than Merger Sub) and (iii) Common Shares with respect to which the holder thereof shall have properly complied with the provisions of Section 262 of the DGCL as to appraisal rights ("Dissenting Shares")) shall be converted into the right to receive, in accordance with this Article IV, Ninety-Eight Dollars ($98.00) in cash, without interest (the per share cash consideration to be issued to the holders of such Common Shares, the "Merger Consideration").

          (b)    Cancellation of Common Shares.

              (i)  Each Common Share converted into the right to receive Merger Consideration pursuant to Section 4.1(a) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate that immediately prior to the Effective Time represented any such Common Shares (each, a "Certificate") or Common Shares represented by book-entry (the "Book-Entry Shares") (other than Certificates or Book-Entry Shares representing Excluded Shares, Dissenting Shares or Common Shares described in Section 4.1(b)(iii) below) shall thereafter represent only the right to receive the Merger Consideration upon surrender of such Certificate or transfer of such Book-Entry Shares in accordance with this Article IV.

             (ii)  Each Excluded Share issued and outstanding immediately prior to the Effective Time, by virtue of the Merger, shall cease to be outstanding and shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

            (iii)  Each Common Share held by any Subsidiary of either the Company or Parent (other than Merger Sub) immediately prior to the Effective Time shall be converted into such number of shares of capital stock of the Surviving Corporation such that each such Subsidiary owns the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time.

          (c)    Merger Sub.    Each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one newly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.

        Section 4.2    Exchange of Certificates for Merger Consideration.

          (a)    Paying Agent and Procedures.

              (i)  Prior to the Effective Time, the Company shall select a bank or trust company reasonably acceptable to Parent as paying agent (the "Paying Agent"). At or prior to the Effective Time, Parent shall deposit with the Paying Agent, separate and apart from its other funds, for the benefit of holders of Certificates and Book-Entry Shares, cash in an amount equal to the aggregate Merger Consideration which such holders are entitled to receive pursuant to this Article IV (such cash, the "Merger Fund"). Parent shall be responsible for all fees and expenses of the Paying Agent.

             (ii)  The Merger Fund shall be invested by the Paying Agent in (A) direct obligations of the United States of America, (B) obligations for which the full faith and credit of the United States of America is pledged to provide for payment of all principal and interest or (C) commercial paper obligations receiving the highest rating from either Moody's Investor Services, Inc. or Standard & Poor's, a division of McGraw Hill Financial, or a combination thereof, as directed by and for the benefit of the Surviving Corporation; provided, however, that no gain or loss thereon shall affect the amounts payable to the holders of Common Shares following completion of the Merger pursuant to this Article IV, and Parent shall take all actions necessary to ensure that the Merger Fund includes at all times cash sufficient to satisfy Parent's obligation under this Article IV. Any and all interest and other income earned on the Merger Fund shall promptly be paid to the Surviving Corporation.

            (iii)  As promptly as practicable after the Effective Time, but in no event more than three (3) Business Days following the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail (and to make available for collection by hand) to each holder of record of Common Shares (A) a letter of transmittal (which shall be in customary form approved by the Company and shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent) and (B) instructions for effecting the surrender of the Certificates or transfer of the Book-Entry Shares in exchange for the Merger Consideration.

            (iv)  Upon (A) surrender to the Paying Agent of Certificates for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions or (B) compliance with the reasonable procedures established by the Paying Agent for delivery of Book-Entry Shares, each holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor, in cash, the aggregate Merger Consideration in respect thereof in the form of a check to be mailed within three (3) Business Days of receipt by the Paying Agent of such Certificates or Book-Entry Shares, and the Certificates so surrendered and Book-Entry Shares so transferred shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates or due transfer of the Book-Entry Shares. The Paying Agent shall accept such Certificates and Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. The Merger Consideration paid in respect of Common Shares upon their surrender for exchange in accordance with the terms of this Article IV shall be deemed to have been paid in full satisfaction of all rights pertaining to such Common Shares.

             (v)  In the event of a transfer of ownership of Common Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Common Shares may be made to a Person other than the Person in whose name the Certificates so surrendered or the Book-Entry Shares so transferred are registered if such Certificates shall be properly endorsed or otherwise be in proper form for transfer or such Book-Entry Shares shall be properly transferred and, in each case, the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment of the Merger Consideration in respect thereof or establish to the reasonable satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.

          (b)    Closing of Transfer Books.    At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Common Shares outstanding immediately prior to the Effective Time thereafter on the records of the Company. If, after the Effective Time, any Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be marked canceled and exchanged as provided in this Article IV.

          (c)    Termination of Merger Fund.    Any portion of the Merger Fund that remains unclaimed by the holders of Certificates or Book-Entry Shares and other eligible Persons in accordance with this Article IV following one (1) year after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any such holder or eligible Person who has not previously complied with this Article IV shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws), and the Surviving Corporation shall remain liable, for payment of any such holder's or eligible Person's claim for the Merger Consideration, without any interest thereon.

          (d)    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay the Merger Consideration in exchange for such lost, stolen or destroyed Certificate. Delivery of such affidavit and the posting of such bond shall be deemed delivery of a Certificate with respect to the relevant Common Shares for purposes of this Article IV.

          (e)    Withholding Taxes.    Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration or other amounts otherwise payable pursuant to this Agreement to any former holder of Common Shares, Performance Restricted Stock Units, Restricted Stock Rights or Options such amounts as Parent, the Surviving Corporation or the Paying Agent, as the case may be, is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent and then remitted to the relevant Taxing Authority on behalf of the former holder of Common Shares, Performance Restricted Stock Units, Restricted Stock Rights or Options, such withheld and remitted amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Common Shares, Performance Restricted Stock Units, Restricted Stock Rights or Options in respect of which such deduction, withholding and remittance to the relevant Taxing Authority was made by Parent, the Surviving Corporation or the Paying Agent, as the case may be. Parent, the Surviving Corporation and the Paying Agent shall cooperate with each other and with the former holders of Common Shares, Performance Restricted Stock Units, Restricted Stock Rights or Options in the collection, preparation and filing of any forms or other documentation relating to any claim of exemption or relief from any requirement to withhold so as to eliminate or minimize to the greatest extent possible any such requirement.

          (f)    No Liability.    None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any portion of the Merger Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g)    No Other Rights.    Until surrendered or transferred, as applicable, in accordance with this Section 4.2, each Certificate and each Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Merger Consideration, subject to the Surviving Corporation's obligation to pay any dividends or other distributions with a record date prior to the Effective Time which may have been authorized by the Company and which remain unpaid at the Effective Time. Any Merger Consideration paid upon the surrender of any Certificate or the transfer of any Book-Entry Share shall be deemed to have been paid in full satisfaction of all rights pertaining to such Certificate or Book-Entry Share and Common Shares formerly represented thereby.

        Section 4.3    Treatment of Options, Restricted Stock Rights and Performance Restricted Stock Units.

          (a)    Options.    At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any holder of any Common Shares or Options, each Option outstanding immediately prior to the Effective Time (whether vested or unvested) shall be fully vested and shall be canceled and converted into the right to receive an amount in cash (without interest and less any applicable Taxes required to be withheld in accordance with Section 4.2(e) with respect to such payment) determined by multiplying (A) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such Option by (B) the number of Common Shares subject to such Option.

          (b)    Restricted Stock Rights.    At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any holder of any Common Shares or Restricted Stock Rights, each Restricted Stock Right outstanding immediately prior to the Effective Time (whether vested or unvested) that (i) was granted on or after June 1, 2014, or that per its terms provides for "double-trigger" vesting (a "Rollover Restricted Stock Right") shall be converted into a number of restricted stock units or restricted shares, as applicable, denominated in Parent Topco Shares (a "Parent Topco Restricted Stock Right"), equal to the product (rounded down to the nearest whole number) of (x) the number of Common Shares subject to such Rollover Restricted Stock Right immediately prior to the Effective Time multiplied by (y) the Equity Award Conversion Ratio; and except as specifically provided above, each such Parent Topco Restricted Stock Right shall continue to be governed by the same terms and conditions (including regular and "double-trigger" change in control vesting terms) as were applicable to the applicable Rollover Restricted Stock Right immediately prior to the Effective Time and (ii) is not a Rollover Restricted Stock Right, shall be fully vested and shall be canceled and converted into the right to receive an amount in cash (without interest and less any applicable Taxes required to be withheld in accordance with Section 4.2(e) with respect to such payment) determined by multiplying (A) the Merger Consideration by (B) the number of Common Shares subject to such Restricted Stock Right.

          (c)    Performance Restricted Stock Units.    At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any holder of any Common Shares or Performance Restricted Stock Units, each Performance Restricted Stock Unit outstanding immediately prior to the Effective Time (whether vested or unvested) that (i) was granted on or after June 1, 2014, or that per its terms provides for "double-trigger" vesting (a "Rollover Performance Restricted Stock Unit") shall be converted into a number of shares of time-vested restricted stock denominated in Parent Topco Shares (a "Parent Topco Restricted Stock"), equal to the product (rounded down to the nearest whole number) of (x) the number of Common Shares subject to such Rollover Performance Restricted Stock Unit determined by assuming that performance for the full or cumulative performance period is the higher of the target and actual performance (as determined by the Company based upon actual financial performance up until the Closing, and shall not include any discretionary adjustments) multiplied by (y) the Equity Award Conversion Ratio; except as specifically provided above, each such share of Parent Topco Restricted Stock shall continue to be governed by the same terms and conditions (including regular and "double trigger" change in control vesting terms) as were applicable to the applicable Rollover Performance Restricted Stock Unit immediately prior to the Effective Time, and that the level of performance for such share of Parent Topco Restricted Stock will be permanently fixed at the level described in this clause (i) and (ii) is not a Rollover Performance Restricted Stock Unit, shall be fully vested and shall be canceled and converted into the right to receive an amount in cash (without interest and less any applicable Taxes required to be withheld in accordance with Section 4.2(e) with respect to such payment) determined by multiplying (A) the Merger Consideration by (B) the number of Common Shares subject to such Performance Restricted Stock Unit determined by assuming that performance for the full or cumulative performance period is the higher of the target and actual performance (as determined by the Company based upon actual financial performance up until the Closing and shall not include any discretionary adjustments).

          (d)   Unless a later time for payment is expressly provided in this Section 4.3 or is otherwise agreed between Parent and an individual holder, the Surviving Corporation shall pay the holders of Options, Performance Restricted Stock Units and Restricted Stock Rights the cash payments described in this Section 4.3 promptly after the Effective Time, but in any event no later than the third (3rd) Business Day after the Effective Time. Any dividend or dividend equivalent rights accrued under any Performance Restricted Stock Units and Restricted Stock Rights shall be paid by Parent promptly after the Effective Time, but in any event not later than the third (3rd) Business Day after the Effective Time.

          (e)   As soon as practicable following the date of this Agreement, the Company shall take all actions with respect to the Company's StockPlus Program (the "ESPP") that are necessary to provide that the ESPP shall terminate on the earlier to occur of (i) the last day of the "Quarterly Participation Period" (as defined in the ESPP) in effect as of the date of this Agreement and (ii) immediately prior to the Effective Time. In the case of a termination of the ESPP pursuant to the immediately preceding clause (ii), any Quarterly Participation Period then in effect shall be deemed to have ended on the date that is the last trading day prior to such termination and any amounts credited to the account of any participant in the ESPP shall be paid to such participant in accordance with Section 10 of the ESPP.

          (f)    Prior to the Effective Time, the Company, the Company Board or the Company Board's Compensation Committee (or another committee duly authorized by the Company Board for such purpose), as applicable, shall adopt any resolutions and take such other actions as are reasonably necessary to implement the provisions of this Section 4.3, subject to the terms and conditions of the applicable Company Equity Plan.

          (g)   As of the Effective Time, Parent shall file with the SEC an effective registration statement on Form S-8 (or other applicable form) with respect to the Parent Topco Shares subject Parent Topco Shares underlying the Parent Topco Restricted Stock Rights and shares of Parent Topco Restricted Stock, shall distribute to the holders of Parent Topco Restricted Rights and shares of Parent Topco Restricted Stock a prospectus relating to such Form S-8, if applicable, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as such Parent Topco Restricted Stock Rights or shares of Parent Topco Restricted Stock, as applicable, remain outstanding.

        Section 4.4    Appraisal Rights.    Notwithstanding anything in this Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive the Merger Consideration as provided in Section 4.1(a), but rather, the holders of Dissenting Shares shall be entitled only to payment of the appraisal value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL less any applicable Taxes required to be withheld in accordance with Section 4.2(e) with respect to such payment (and, at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holders shall cease to have any right with respect thereto, except the right to receive the appraisal value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL); provided, that, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration (without interest thereon) as provided in Section 4.1(a). The Company shall notify Parent as promptly as reasonably practicable of any written demands received by the Company for payment of the fair value of any Common Shares and shall provide Parent a reasonable opportunity to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, except as required by Applicable Law, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to, or settle or offer to settle, any such demands, waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL, or agree to do any of the foregoing.

        Section 4.5    Adjustments to Prevent Dilution.    In the event that, at any time during the period from the date hereof to the Effective Time, the Company, notwithstanding Section 7.1(e), changes the number of Common Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Common Shares, then the Merger Consideration shall be equitably adjusted to reflect such change and as so adjusted shall, from and after the date of such event, be the Merger Consideration; provided, however, that nothing in this Section 4.5 shall be deemed to permit or authorize any party hereto to effect any such change that it is not otherwise specifically authorized or permitted to be taken pursuant to this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as otherwise disclosed to Parent in the Company Disclosure Letter and except as disclosed in any form, report, schedule, statement or other document (including all amendments thereto) publicly filed with, or furnished to, the SEC on or after January 1, 2014 but prior to the date of this Agreement by the Company, or incorporated by reference into any such document, excluding any such disclosure under the headings "Risk Factors," "Forward Looking Statements" or any similar forward looking sections, the Company represents and warrants to Parent and Merger Sub as follows as of the date hereof and as of the Closing Date:

        Section 5.1    Corporate Status.    The Company (a) is a corporation duly organized and validly existing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is, to the extent applicable, in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay consummation of the Merger or the other transactions contemplated by this Agreement. The Company has delivered or made available to Parent or Merger Sub complete and correct copies of its Constituent Documents, as amended and in effect on the date hereof.

        Section 5.2    Company Subsidiaries.

          (a)   Section 5.2(a) of the Company Disclosure Letter sets forth the name of each Subsidiary of the Company (collectively, the "Company Subsidiaries"), and the state or jurisdiction of its organization. Each Company Subsidiary (i) is a corporation, limited liability company, partnership or other entity duly incorporated or organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (ii) has all requisite corporate, limited liability company, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now conducted and (iii) is duly qualified or licensed to do business as a foreign corporation, limited liability company, partnership or other organization and is, to the extent applicable, in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each of the Company Subsidiaries. All of such shares and other equity interests so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any Encumbrances, other than Permitted Encumbrances.

        Section 5.3    Capitalization.

          (a)   As of the date hereof, the authorized capital stock of the Company consists of two hundred million (200,000,000) Common Shares. At the close of business on May 20, 2015, (i) 138,842,945 Common Shares were issued and 96,885,085 Common Shares were outstanding, (ii) 41,957,860 Common Shares were held in treasury by the Company and (iii) 1,663,682 Common Shares were reserved for issuance in respect of outstanding grants of Options, Performance Restricted Stock Units and Restricted Stock Rights pursuant to the Company's stock plans listed on Section 5.3(a) of the Company Disclosure Letter. Except as set forth above, at the close of business on May 20, 2015, no Common Shares were issued, reserved for issuance or outstanding. All issued and outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable.

          (b)   There are no preemptive or similar rights granted by the Company or any Company Subsidiary on the part of any holders of any class of securities of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or any such Company Subsidiary on any matter ("Voting Company Debt"). Except as set forth in Section 5.3(b) of the Company Disclosure Letter, there are not, as of the date hereof, any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound (i) obligating the Company or any of the Company Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity interest in, the Company or any Voting Company Debt or (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, right, security, unit, commitment, contract, arrangement or undertaking. As of the date hereof, there are not any outstanding contractual obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries. There are no proxies, voting trusts or other agreements or understandings to which the Company or any of the Company Subsidiaries is a party or is bound with respect to the voting of the capital stock of, or other equity interests in, the Company or any of the Company Subsidiaries.

        Section 5.4    Authority for Agreements.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the adoption of this Agreement by the holders of at least a majority of the outstanding Common Shares entitled to vote in accordance with the DGCL (the "Company Stockholder Approval"), to consummate the transactions contemplated by this Agreement. Except for the approvals described in the following sentence, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on behalf of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including the Merger, other than the Company Stockholder Approval and the filing of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles.

          (b)   The Company Board has unanimously adopted resolutions (i) determining that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approving this Agreement and the transactions contemplated hereby, including the Merger, (iii) directing that this Agreement be submitted to the stockholders of the Company for their adoption and (iv) recommending that the stockholders of the Company adopt this Agreement, which resolutions, as of the date of this Agreement, have not been rescinded, modified or withdrawn (the "Company Recommendation").

        Section 5.5    Consents and Approvals; No Violations.

          (a)   The execution and delivery by the Company of this Agreement do not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except for (i) the pre-merger notification requirements under the HSR Act, (ii) the applicable requirements of the Exchange Act, (iii) the applicable requirements of the NYSE, (iv) the filing of the Certificate of Merger pursuant to the DGCL, (v) any registration, filing or notification required pursuant to state securities or blue sky laws (the requirements in clauses (i) through (v), collectively, the "Governmental Requirements") and (vi) any such consent, approval, authorization, permit, filing or notification, the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay consummation of the Merger or the other transactions contemplated by this Agreement.

          (b)   The execution and delivery by the Company of this Agreement do not, and the performance of its obligations hereunder will not, (i) subject to the Company Stockholder Approval, violate any provision of the Constituent Documents of the Company or any Company Subsidiary, (ii) result in a violation or breach of any provision of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation, payment, acceleration or revocation under, any Company Contract or Company Real Property Lease to which the Company or any Company Subsidiary is a party or by which the

  Company or any Company Subsidiary or any of their respective assets or properties may be bound, (iii) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) upon any property or asset of the Company or any Company Subsidiary or (iv) assuming the Company Stockholder Approval and all consents, approvals, authorizations and permits contemplated in Section 5.5(a) have been obtained, and all filings, notifications or registrations in such clauses have been made, violate or conflict with any law, rule, regulation, order, judgment or decree to which the Company or any Company Subsidiary is subject, except, in the case of clauses (ii), (iii) and (iv), for violations, breaches, defaults, terminations, cancellations, payments, accelerations, revocations, creations, impositions or conflicts which, individually or in the aggregate, would not reasonably be expected to have, a Company Material Adverse Effect or prevent or materially delay consummation of the Merger or the other transactions contemplated by this Agreement.

        Section 5.6    Compliance with Laws; Permits.

          (a)   The Company and each Company Subsidiary have not violated and are in compliance with all Applicable Laws, except for any violation that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect or would not reasonably be expected to prevent or materially delay consummation of the Merger or the other transactions contemplated by this Agreement. Neither the Company nor any Company Subsidiary has received any written notice, or, to the Knowledge of the Company, has been otherwise advised, of any violation of, any Applicable Law, except for any violation that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect or would not reasonably be expected to prevent or materially delay consummation of the Merger or the other transactions contemplated by this Agreement. This Section 5.6(a) does not relate to any employment or labor matters, which are the subject of Section 5.16 and Section 5.17, or to any tax matters, which are the subject of Section 5.12.

          (b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay consummation of the Merger or the other transactions contemplated by this Agreement, the Company and the Company Subsidiaries (i) have all Permits required to conduct their respective businesses as now conducted and (ii) are in compliance with all such Permits. Except as would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect, all of the Company's and the Company Subsidiaries' Permits are valid and in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such Permits and no limitation, restriction, suspension, cancellation, revocation, withdrawal, modification or non-renewal of any such Permit is pending or, to the Knowledge of the Company, threatened, and to the Knowledge of the Company, no event has occurred that would result in the limitation, restriction, suspension, cancellation, revocation, withdrawal, modification or non-renewal of any such Permit.

        Section 5.7    Company Financial Statements; SEC Reports.

          (a)   The consolidated financial statements (including any notes thereto) contained in the Company Reports have been prepared in all material respects in accordance with U.S. GAAP applied on a consistent basis throughout the periods presented, except as otherwise noted therein and subject, in the case of interim unaudited financial statements, to normal, recurring year-end audit adjustments. The consolidated balance sheets included in such financial statements present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof, and the consolidated statements of income, consolidated statements of shareholders' equity, and consolidated statements of cash flows included in such financial statements present fairly in all material respects the consolidated results of operations, shareholders' equity and cash flows of the Company and the Company Subsidiaries for the respective periods indicated, except as otherwise noted therein and subject, in the case of interim unaudited financial statements, to normal, recurring year-end audit adjustments.

          (b)   The Company and each Company Subsidiary has filed or furnished, as applicable, all material reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the SEC since December 31, 2012 (the "Company Reports"). As of its respective date, or if amended, as of the date of the last such amendment filed prior to the date hereof, each Company Report (i) complied in all material respects with the requirements of the Exchange Act, the Securities Act or Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as the case may be, applicable to such Company Report and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements.

          (c)   Since December 31, 2012, each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company Reports. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company's management, as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company maintains, and at all times has maintained since December 31, 2012, a system of "internal control over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Except as specifically otherwise stated in the Company Reports, from December 31, 2013, to the date of this Agreement, none of the Company nor, to the Knowledge of the Company, the Company's auditors and the Company Board have not been advised of, and the Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation prior to the date of this Agreement, to the Company's auditor and the Company Board (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. Since June 1, 2014, there have been no material written complaints (and, to the Knowledge of the Company, no other material complaints) from a Governmental Entity regarding accounting, internal accounting controls or auditing matters of the Company or any Company Subsidiary.

          (d)   The representations and warranties contained in this Section 5.7 shall be the exclusive representations and warranties with respect to such matters.

        Section 5.8    Information in Proxy Statement.    None of the information contained or incorporated by reference in the Proxy Statement, as of the date it is first mailed to the stockholders of the Company, or at the time of the Company Stockholders' Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the Exchange Act. No representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent, Merger Sub or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement.

        Section 5.9    Absence of Certain Changes.    Except as contemplated hereunder, since December 31, 2014, (a) there has been no event, occurrence, fact, circumstance, condition, change, development or effect which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect and (b) the Company and the Company Subsidiaries have in all material respects conducted their businesses in the ordinary course.

        Section 5.10    Absence of Undisclosed Liabilities.    The Company and the Company Subsidiaries do not have any liabilities required by U.S. GAAP to be reflected on the Company's consolidated balance sheets, except for liabilities (a) reflected or accrued on or reserved against in the Company's consolidated balance sheet as of December 31, 2014 (or the notes thereto) or as of March 31, 2015 (or the notes thereto) included in the Company's financial statements, (b) incurred in the ordinary course of business since December 31, 2014 and (c) which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        Section 5.11    Litigation.    There are no (a) civil, criminal or administrative suits, actions, claims, hearings, arbitrations, proceedings (collectively, "Proceedings") or investigations (to the Knowledge of the Company) pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries, or any of their respective executive officers or directors (in their capacities as such), the outcome of which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay consummation of the Merger or the other transactions contemplated by this Agreement, or (b) judgments, decrees, injunctions, rules, awards, writs or orders of any Governmental Entity or arbitrator outstanding against the Company or any of the Company Subsidiaries, or any settlement to which the Company or any of the Company Subsidiaries is party or by which their assets are bound, which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay consummation of the Merger or the other transactions contemplated by this Agreement. This Section 5.11 does not relate to any tax matters, which are the subject of Section 5.12.

        Section 5.12    Taxes.

          (a)    Tax Returns.    The Company and each of the Company Subsidiaries has timely filed or caused to be timely filed with the appropriate Taxing Authority all material Tax Returns that are required to be filed by, or with respect to, the Company and the Company Subsidiaries (taking into account any applicable extension of time within which to file), and all such Tax Returns were complete and accurate in all material respects. The consolidated federal income Tax Returns of the Company and each of the applicable Company Subsidiaries for all years up to and including 2012 have been examined by the IRS or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired.

          (b)    Payment of Taxes.    All material Taxes and Tax liabilities of the Company and the Company Subsidiaries that are due and payable (whether or not shown on any Tax Returns) have been paid except for such Taxes being contested, or that will be contested, if necessary, in each case, in good faith, and, in each case, for which adequate reserves have been established on the books and records of the Company and the Company Subsidiaries in accordance with U.S. GAAP.

          (c)    Other Tax Matters.

              (i)  No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed against the Company or any of the Company Subsidiaries and remains unpaid, except for such deficiencies that are being contested, or that will be contested, in each case, in good faith, and, in each case, for which adequate reserves have been established on the books and records of the Company and the Company Subsidiaries in accordance with U.S. GAAP. Neither the Company nor any Company Subsidiary is currently the subject of an audit or other examination relating to the payment of material Taxes of the Company or such Company Subsidiary by a Taxing Authority of any nation, state or locality nor has the Company nor any of the Company Subsidiaries received any written notices from any Taxing Authority that such an audit or examination is pending, or that the Company or any of the Company Subsidiaries was required to file any Tax Return that was not filed.

             (ii)  Neither the Company nor any Company Subsidiary is presently contesting any material Tax liability of the Company or any Company Subsidiary before any court, tribunal or agency.

            (iii)  All material Taxes that the Company or any of the Company Subsidiaries is (or was) required by Applicable Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other third party have been duly withheld or collected, and have been paid over to the proper authorities to the extent due and payable.

            (iv)  The Company and each of the Company Subsidiaries has complied in all material respects with all information reporting (and related withholding) and record retention requirements.

             (v)  Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes nor agreed to any extension of time with respect to a Tax assessment or deficiency.

            (vi)  There are no liens for material Taxes (except Taxes not yet due and payable) on any of the assets of the Company or any of the Company Subsidiaries.

           (vii)  None of the Company and the Company Subsidiaries is a party to or bound by any closing agreement, private letter rulings, technical advance memoranda, offer in compromise, or any other agreement with any Taxing Authority, in each case that could have a materially adverse effect after the Closing Date.

          (viii)  Neither the Company nor any of the Company Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and the Company Subsidiaries).

            (ix)  Neither the Company nor any of the Company Subsidiaries has been, within the past two years or otherwise as part of a "plan (or series of related transactions)" within the meaning of Section 355(e) of the Code of which the Merger is also a part, a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

             (x)  Neither the Company nor any of the Company Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax law.

            (xi)  Neither the Company nor any of the Company Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any closing agreement, installment sale or open transaction on or prior to the Closing Date, any accounting method change or agreement with any Taxing Authority, any prepaid amount received on or prior to the Closing Date, any election pursuant to Section 108(i) of the Code (or any corresponding provision of state, local or foreign Tax law) made with respect to any taxable period ending on or prior to the Closing Date, or, to the Knowledge of the Company, any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law).

          (d)   Since 2006, none of the Company or any of the Company Subsidiaries (i) has been a member of any affiliated group within the meaning of Section 1504(a) of the Code or any affiliated, combined, unitary or consolidated group for tax purposes under state, local or foreign law (other than the group of which the Company is the common parent), or (ii) has any liability for the Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign law.

        Section 5.13    Title to Property.

          (a)   Section 5.13(a) of the Company Disclosure Letter identifies:

              (i)  all real properties (by name and location) owned by the Company or any Company Subsidiary (the "Company Owned Property") as of the date hereof; and

             (ii)  all material leases and subleases for real properties and interests in real properties leased, subleased or operated by the Company or any Company Subsidiary as lessee or sublessee (the "Company Leased Property" and, together with the Company Owned Property, the "Company Real Property") as of the date hereof.

          (b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or the Company Subsidiaries have good and valid title to the Company Owned Property, and a valid leasehold interest in the Company Leased Property, sufficient to allow each of the Company and the Company Subsidiaries to conduct their business as and where currently conducted. With respect to each of the Company Real Property Leases, as of the date of this Agreement, (i) such Company Real Property Lease is valid and binding on the Company or the Company Subsidiaries, as applicable, (ii) none of the Company or any of the Company Subsidiaries or, to the Knowledge of the Company, any other party to such Company Real Property Lease, is in breach, or violation of, or in default under, such Company Real Property Lease and (iii) no event has occurred which would result in such a breach or violation of, or a default under, such Company Real Property Lease by the Company or any Company Subsidiary or, to the Knowledge of the Company, any other party thereto, in each case with respect to clauses (i), (ii) and (iii), except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Company or any Company Subsidiary has subleased, licensed or granted any Person (other than any Company Subsidiary) any right to the use or occupancy of any Company Real Property or any part thereof and to the Knowledge of the Company, there is no Person (other than the Company or any Company Subsidiary) in possession of any Company Real Property. The Company has made available to Parent prior to the date hereof true, complete and correct copies of all material Company Real Property Leases that are in the Company's possession.

          (c)   Each of the Company and the Company Subsidiaries, in respect of all of its properties, assets and other rights that do not constitute the Company Real Property (other than Intellectual Property), (i) has good and valid title thereto free and clear of all Encumbrances (other than

  Permitted Encumbrances) and (ii) owns, has valid leasehold interests in or valid contractual rights to use, all of such properties, assets and other rights, tangible and intangible (other than Intellectual Property), used by its business, in each case, except for Permitted Encumbrances or where the failure to have such good and valid title, own such assets, have such valid leasehold interests or have such valid contractual rights, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        Section 5.14    Environmental Matters.

          (a)   Except where such Release or threatened Release, the failure to be so in compliance or such suit, action, proceeding or investigation, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect, (i) to the Knowledge of the Company, there has been no Release of any Hazardous Substance at, on, under or from any Company Real Property, (ii) the Company and each Company Subsidiary is in compliance with all applicable Environmental Laws, which compliance includes having all Permits required under applicable Environmental Laws to conduct their respective businesses as now conducted, and the Company and the Company Subsidiaries are in compliance with all such Permits and (iii) there is no suit, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened in writing asserting any liability under Environmental Law against the Company or any of the Company Subsidiaries.

          (b)   The representations and warranties in this Section 5.14 are the sole and exclusive representations and warranties of the Company concerning environmental matters.

        Section 5.15    Contracts.

          (a)   Except for this Agreement and the contracts filed with the Company Reports, Section 5.15(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, each contract (other than Company Real Property Leases) to which the Company or any Company Subsidiary is a party or by which it is bound:

              (i)  which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

             (ii)  that (A) limits, restricts or prohibits the Company or any Company Subsidiary (or, after giving effect to the transactions contemplated by this Agreement, would limit, restrict or prohibit Parent or any of its Affiliates) from conducting any material business or doing material business with any Person in any geographical area, (B) grants "most favored nation" status to any Person other than Medicaid participation agreements, or (C) could require the disposition of any material assets or line of business of the Company or any Company Subsidiary (or, after the Effective Time, Parent or any of its subsidiaries), in the case of each of sub-clauses (A), (B) and (C), except for any such contract that may be canceled without any material payment by the Company or any Company Subsidiary upon notice of ninety (90) days or less;

            (iii)  (A) pursuant to which the Company or any Company Subsidiary may be required to pay in excess of Fifty Million Dollars ($50,000,000) during calendar year 2015, (B) to the extent a contract was entered into in calendar year 2015, pursuant to which the Company or any Company Subsidiary may be required to pay in excess of Fifty Million Dollars ($50,000,000) during the first twelve (12) months of the term, and (C) pursuant to which the Company or any Company Subsidiary is required to pay in excess of Fifty Million Dollars ($50,000,000) during any twelve (12) month period during the term of such contract, in the case of each of sub-clauses (A), (B) and (C), other than such contracts that may be canceled without any material payment by the Company or any Company Subsidiary upon notice of ninety (90) days or less;

            (iv)  relating to indebtedness, in each case with respect to a principal amount in excess of Fifty Million Dollars ($50,000,000) other than any such contract solely between or among the Company and the Company Subsidiaries;

             (v)  which is with an executive officer and contains a non-compete provision;

            (vi)  relating to the creation, formation, operation, management or control of any partnerships, joint ventures or similar arrangements;

           (vii)  is currently in effect and contains a put, call right of first refusal, right of first offer or other right pursuant to which the Company or any Company Subsidiary could be required to acquire, dispose of, purchase or sell, as applicable, substantially all of the capital stock, substantially all of the assets or material line of business of the Company or any current or former Company Subsidiary;

          (viii)  that obliges the Company or any Company Subsidiary to make any earn-out payments or other contingent payments (but not indemnification payments) in connection with the acquisition or divestment of a business or Person by the Company or any Company Subsidiary, which have not been paid in full as of the date hereof;

            (ix)  containing any standstill or similar agreement pursuant to which the Company or any Company Subsidiary has agreed not to acquire assets or securities of another Person where such commitment remains in effect as of the date hereof;

             (x)  (x) obligates the Company or any Company Subsidiary to make a loan or capital contribution to, or investment in excess of Ten Million Dollars ($10,000,000) in any Person other than loans to any Company Subsidiary and advances to employees in the ordinary course of business consistent with past practice or (y) obligates the Company or any Company Subsidiary to provide a guarantee that would reasonably be expected to result in payments in excess of Ten Million Dollars ($10,000,000) other than guarantees by the Company or any Company Subsidiary of another Company Subsidiary's obligations;

            (xi)  which is with any Governmental Entity and contains any continuing obligations that are material to the Company or any Company Subsidiary;

           (xii)  with any third-party service providers for the provision of billing and collection services to the Company or any Company Subsidiary that is material to the Company or any Company Subsidiary;

          (xiii)  pursuant to which the Company or any Company Subsidiary received during calendar year 2014 or expects to receive during calendar year 2015 payments in excess of Fifty Million Dollars ($50,000,000); and

          (xiv)  which commits the Company or any Company Subsidiary to enter into any of the foregoing.

  Each of the contracts of the type described in this Section 5.15 is referred to in this Agreement as a "Company Contract."

          (b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any Company Subsidiary is and, to the Knowledge of the Company, no other party is, in breach or violation of, or in default under, any Company Contract, (ii) no event has occurred which would result in a breach or violation of, or a default under, any Company Contract by the Company or any Company Subsidiary or, to the Knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both), (iii) each Company Contract is valid, binding and enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles and (iv) each Company Contract is in full force and effect with respect to the Company or the Company Subsidiaries, as applicable, and, to the Knowledge of the Company, with respect to the other parties thereto.

        Section 5.16    Employee Benefit Plans; ERISA.

          (a)   Section 5.16(a) of the Company Disclosure Letter sets forth a complete and correct list of each material Company Benefit Plan. With respect to each Company Benefit Plan, the Company has made available to Parent, to the extent applicable, true, correct and complete copies of (i) the Company Benefit Plan document, including any amendments thereto and any related trusts, (ii) the most recently prepared actuarial report or financial statements, (iii) the most recent summary plan description, and all material modifications thereto, and (iv) the most recent IRS determination or opinion letter.

          (b)   Each Company Benefit Plan, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA has been established, operated and administered in compliance with Applicable Laws, including, without limitation, ERISA and the Code, except for failures to comply that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Each Company Benefit Plan, which is subject to ERISA (an "ERISA Plan") and is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS. None of the Company nor any Company Subsidiary have any material unsatisfied withdrawal liability in respect of any "multiemployer plan".

          (c)   Neither the Company, any of the Company Subsidiaries, to the Knowledge of the Company, any trustee, administrator or other third-party fiduciary and/or party-in-interest thereof, has engaged in a transaction with respect to any ERISA Plan, which, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Company Subsidiary to a tax or penalty imposed by Section 4975 of the Code in an amount which, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect.

          (d)   There are no pending, or to the Knowledge of the Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any Company Benefit Plan or any trust related thereto which, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect, except as previously disclosed to Parent, and no audit or other proceeding by a Governmental Entity is pending, or to the Knowledge of the Company, threatened with respect to such plan.

          (e)   Neither the Company nor any of the Company Subsidiaries has or is expected to incur any material liability, under subtitles C or D of Title IV of ERISA or Section 4063 or 4064 of ERISA, with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 400l(a)(15) of ERISA, currently or formerly maintained, contributed to or required to be contributed to by any of them, or any other entity that, together with the Company or any of the Company Subsidiaries, is treated as a single employer under Section 414 of the Code or Section 4001 of ERISA (an "ERISA Affiliate").

          (f)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, (i) entitle any current or former employee, director, officer or independent contractor of the Company or any of the Company Subsidiaries to severance pay or any material increase in severance pay (other than severance pay required by any Applicable Law), (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, (iv) result in any forgiveness of indebtedness to any current or former employee, officer, director or independent contractor of the Company or (v) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment" as defined in Section 280G(b)(1) of the Code. None of the Company nor any Company Subsidiary have any obligation to indemnify or otherwise reimburse any individual for any Taxes, interest or penalties incurred pursuant to Sections 280G, 4999 or 409A of the Code.

          (g)   Each Company Benefit Plan that is a "nonqualified deferred compensation plan" (within the meaning of Section 409A of the Code) has been administered in all material respects in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and the regulations thereunder.

          (h)   Liability; Compliance.

              (i)  Neither the Company, any Company Subsidiary, nor any of their respective ERISA Affiliates has in the past six (6) years maintained, sponsored, contributed to or been required to contribute to a plan subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA.

             (ii)  All contributions and premiums required to have been paid by the Company or any of the Company Subsidiaries to any Company Benefit Plan under the terms of any such plan or its related trust, insurance contract or other funding arrangement, or pursuant to any Applicable Law have been paid within the time prescribed by any such plan, agreement or Applicable Law, except to the extent failure to do so, individually or in the aggregate, has not, or would not reasonably be expected to, result in a Company Material Adverse Effect.

          (i)    The Company has provided Parent a correct and complete listing of all outstanding Options, Performance Restricted Stock Units and Restricted Stock Rights, in each case as of the close of business on May 19, 2015, setting forth the number of Common Shares subject to such Options, Performance Restricted Stock Units and Restricted Stock Rights, and the holder, grant date, vesting schedule (including whether the terms of the award provide for "single-trigger" or "double-trigger" vesting) and, for each Option, exercise price.

        Section 5.17    Labor Matters.     Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, as of the date hereof, (a) neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other agreement with a labor union or like organization, (b) to the Knowledge of the Company, there are no activities or proceedings of any labor organization to organize any employees of the Company or any of its Subsidiaries and no demand for recognition as the exclusive bargaining representative of any employees has been made by or on behalf of any labor or like organization and (c) there is no pending or, to the Knowledge of the Company, threatened strike, lockout, slowdown, or work stoppage. Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, each of the Company and the Company Subsidiaries are in compliance with any applicable collective bargaining (or similar) agreements all Applicable Laws respecting labor, employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health.

        Section 5.18    Intellectual Property Rights.

          (a)   Section 5.18 of the Company Disclosure Letter sets forth a true and complete list of Intellectual Property owned by the Company or the Company Subsidiaries that is patented, registered or subject to pending applications for registration or patents, including for each such item, as applicable, the (i) owner, (ii) patent, registration or application number, (iii) the applicable filing jurisdiction and (iv) solely with respect to Domain Names, the applicable registrar (collectively, the "Company Owned IP").

          (b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) the Company and the Company Subsidiaries own, free of all Encumbrances other than Permitted Encumbrances all Company Owned IP, and own or otherwise have a right to use, all other Intellectual Property necessary to the conduct of the businesses of the Company and the Company Subsidiaries as now being conducted (collectively, the "Company IP"); (ii) all Company Owned IP is subsisting, valid and enforceable; (iii) there is no litigation, opposition, cancellation, or proceeding with respect to the Company Owned IP currently pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiaries; (iv) none of the Company Owned IP is subject to any outstanding judgment, decree, order, writ, award, or injunction of an arbitrator or court or other Governmental Entity restricting the rights of the Company or any Company Subsidiary to use such Company Owned IP; (v) the conduct of the respective businesses of the Company and each Company Subsidiary does not infringe or constitute the misappropriation of, and has not in the prior two year period infringed or constituted the misappropriation of, the Intellectual Property of any Person; (vi) during the past two years, neither the Company nor any Company Subsidiary has received any written notice or claim asserting that any such infringement or misappropriation has occurred or inviting the Company or any Company Subsidiary to take a license under a Patent or any other Intellectual Property owned by a third party; and (vii) no Person is infringing or misappropriating any material Company Owned IP.

          (c)   The Company and the Company Subsidiaries have taken commercially reasonable measures to maintain, protect and enforce their respective rights in the material Company Owned IP and all material Trade Secrets owned by the Company or any Company Subsidiary.

          (d)   The Company and each Company Subsidiary has implemented commercially reasonable backup, security and disaster recovery measures intended to safeguard the information technology systems of the Company. To the Knowledge of the Company, during the past two years, no Person has gained unauthorized access to any of the Company's or any Company Subsidiary's information technology systems, except as would not reasonably be expected to have an adverse effect in any material respect on the Company and the Company Subsidiaries.

        Section 5.19    Insurance.     Except where such breach or default or the failure to be so in force and effect, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect, (a) all insurance policies of the Company and the Company Subsidiaries are in full force and effect and were in full force and effect during the periods of time such insurance policies are purported to be in effect and (b) neither the Company nor any Company Subsidiary is in breach of or default under, and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach of or default under, or permit termination or modification under, any policy.

        Section 5.20    Compliance with Health Care Laws and Regulations.

          (a)   Without limiting the generality of any other representation or warranty made by the Company herein, except as individually and in the aggregate has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company and each of the Company Subsidiaries is conducting and has conducted its business and operations in compliance with, and neither the Company nor any of the Company Subsidiaries, nor any of their respective officers, directors or employees has engaged in any activities that would constitute a violation of Applicable Law of any federal, state, local or foreign Governmental Entity with respect to matters relating to the provision, administration, advertising, promotion, and/or payment for healthcare products or services (collectively, "Healthcare Laws"), including, to the extent applicable, and without limitation: (i) any state licensure, credentialing, or certification requirement, including those limiting the scope of activities of persons acting without such license, credential, or certification, (ii) any billing, coding, coverage, compliance, reporting, or reimbursement laws, rules and regulations applicable to the services provided by the Company or any of the Company Subsidiaries, (iii) any laws, rules and regulations imposed on the claims made or promotional or marketing efforts undertaken in connection with the services provided by the Company or any of the Company Subsidiaries, including any such laws, rules and regulations applicable to the advertising of such services, (iv) laws, rules and regulations governing the operation and administration of Medicare, Medicaid or other federal health care programs, (v) 42 U.S.C. § 1320a-7(b), commonly referred to as the "Federal Anti-Kickback Statute," or any state anti-kickback prohibition, (vi) the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") all-plan health care fraud prohibition, (vii) any laws, rules and regulations governing the use, disclosure, privacy or security of personal or health information, including HIPAA, (viii) 42 U.S.C. § 1395nn, commonly referred to as the "Stark Law," or any state law affecting self-referrals, (ix) 31 U.S.C. §§ 3729-33, commonly referred to as the "False Claims Act", or any state law false claims prohibition, (x) 42 U.S.C. §§ 1320a-7, 7a and 7b, commonly referred to as the "Federal Fraud Statutes," (xi) any state law provisions prohibiting insurance fraud, (xii) any state unfair and deceptive trade acts, and (xiii) and laws, rules and regulations of the U.S. Food and Drug Administration.

          (b)   The Company and each Company Subsidiary has complied with all Applicable Laws relating to the operation of pharmacies, the repackaging of drug products, the wholesale distribution of prescription drugs or controlled substances, the dispensing or compounding of prescription drugs or controlled substances, and all Applicable Laws and any other applicable guidance relating to the labeling, packaging, advertising, or adulteration of prescription drugs or controlled substances, except as, individually and in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

          (c)   Except as, individually and in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) neither the Company nor any of the Company Subsidiaries has received any notice or communication from any Governmental Entity, including, without limitation, any subpoena or investigative demand, alleging noncompliance with any Healthcare Laws; (ii) there is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, notice, demand letter, warning letter, subpoena, proceeding or request for information related to noncompliance with, or otherwise involving, any Healthcare Laws pending against the Company or any of the Company Subsidiaries; (iii) neither the Company nor any of the Company Subsidiaries has any liability (whether actual or contingent) for failure to comply with any Healthcare Laws; (iv) there has not been any violation of any Healthcare Laws by the Company or any of the Company Subsidiaries in its submissions or reports to any Governmental Entity that would reasonably be expected to require investigation, corrective action, self-reporting, or enforcement action; (v) neither the Company nor any of the Company Subsidiaries, nor any of their respective directors, officers, managing employees, employees or contractors has been suspended, debarred or excluded from participation in Medicare, Medicaid or any other federal or state healthcare program or is subject to an action or investigation that is reasonably likely to result in such a suspension, debarment or exclusion; (vi) neither the Company nor any of the Company Subsidiaries is party to or subject to any corporate integrity agreement, deferred prosecution agreement, consent order, consent decree or other settlement agreement or memorandum of understanding with any Governmental Entity relating to Healthcare Laws; (vii) neither the Company nor any of the Company Subsidiaries is subject to any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by any Governmental Entity relating to Healthcare Laws; and (viii) all reports, documents, applications, and notices required to be filed, maintained or furnished to any Governmental Entity or any private or government payment program have been so filed, maintained or furnished and all such reports, documents, applications and notices were true, complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent filing).

          (d)   As of the date hereof, the Company and each Company Subsidiary meets all of the applicable material requirements of participation, coverage, and enrollment for, and where applicable, are parties to valid supplier or participation agreements related to all government and private payment programs in which the Company and each Company Subsidiary participates ("Company Payment Programs"), except as would not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any Company Subsidiary has received any written notices of any action pending by any Company Payment Program, either to revoke, limit, or terminate the participation for cause of the Company or any of the Company Subsidiaries in any Company Payment Program. To the Knowledge of the Company, no event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for termination or reduction for cause in the participation of the Company or any of the Company Subsidiaries in (i) any government Company Payment Program or (ii) any other Company Payment Program, except, in the case of sub-clause (ii), as would not reasonably be expected to have an adverse effect in any material respect on the Company and the Company Subsidiaries. Except as would not reasonably be expected to have an adverse effect in any material respect on the Company and the Company Subsidiaries, the Company Payment Programs to which the Company or any Company Subsidiary is a party constitute valid and binding obligations, enforceable against the Company or any Company Subsidiary in accordance with their respective terms and, to the Knowledge of the Company and each Company Subsidiary, are in full force and effect. Neither the Company nor any Company Subsidiary has received notice of default of any material provision under any Company Payment Program and, to the Knowledge of the Company and each Company Subsidiary, the other parties thereto are not in default of any material provision thereunder, except as would not reasonably be expected to have a Company Material Adverse Effect.

          (e)   Each employee of the Company and any Company Subsidiary providing services to patients is duly licensed, certified, registered and qualified as required by Applicable Law and is qualified to provide such services by each Governmental Entity having jurisdiction over the provision of such services, except as would not reasonably be expected to have a Company Material Adverse Effect. No (i) suspension, cancellation, revocation, withdrawal, modification, restriction, probation or non-renewal of any such employee license or qualification is pending or threatened, (ii) event has occurred and no circumstance exists that would reasonably be expected to result in the suspension, cancellation, revocation, withdrawal, modification, restriction, probation or non-renewal of any such employee license, certification, registration or qualification, and (iii) employee of Company and any Company Subsidiary is not in compliance with the terms of any such employee license or qualification, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, there are no inquiries, investigations or monitoring of activities pending or threatened relating to any employee license or qualification, except for routine audits or reviews or except as would not reasonably be expected to have an adverse effect in any material respect on the Company and the Company Subsidiaries.

          (f)    Except as would not reasonably be expected to have an adverse effect in any material respect on the Company and the Company Subsidiaries, to the Knowledge of the Company, neither the Company nor any of the Company Subsidiaries has: (i) made or caused to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) made or cause to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) presented or caused to be presented a claim for reimbursement that is for an item or service that was not provided as claimed or false or fraudulent; or (iv) failed to disclose the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment.

          (g)   To the Knowledge of the Company, as of the date hereof, no Person (terminated employee, contractor or otherwise) has raised allegations relative to the Company or any Company Subsidiary that would qualify such Person as a relator under the Federal False Claims Act (31 U.S.C. §§ 3729-3733), including allegations of non-compliance with any state or federal anti-kickback, physician self-referral or billing or coding requirements. To the Knowledge of the Company, on or following the date hereof, no Person (terminated employee, contractor or otherwise) has raised allegations relative to the Company or any Company Subsidiary that would qualify such Person as a relator under the Federal False Claims Act (31 U.S.C. §§ 3729-3733), including allegations of non-compliance with any state or federal anti-kickback, physician self-referral or billing or coding requirements, except as would not reasonably be expected to have an adverse effect in any material respect on the Company and the Company Subsidiaries.

          (h)   Except as would not reasonably be expected to have an adverse effect in any material respect on the Company and the Company Subsidiaries, there are no pending or, to the Knowledge of the Company, threatened, appeals, adjustments, challenges, audits, inquiries, investigations, litigation, written notices of intent to audit with respect to reports or billings, or claims for refunds, overpayments, discounts or adjustments, in each case relating to the Company or any Company Subsidiary and the Healthcare Laws. The Company and each Company Subsidiary providing health care services for patients has implemented and operationalized financial hardship, and indigent care practices, procedures and controls which are compliant with all Healthcare Laws, except as would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary has implemented a corporate compliance program in compliance with the guidelines for healthcare organizations published by the Office of Inspector General of the Department of Health and Human Services and the federal sentencing guidelines, except as would not reasonably be expected to have an adverse effect in any material respect on the Company and the Company Subsidiaries. Where applicable to and determined by the Company to be necessary for its business, each Company Subsidiary has obtained and maintains Medicaid and Medicare provider and supplier numbers, except as would not reasonably be expected to have an adverse effect in any material respect on the Company and the Company Subsidiaries.

          (i)    To the Knowledge of the Company, the Company has received no formal notification directly from a Governmental Entity that it or any of the Company Subsidiaries is (A) the subject or target of a criminal investigation related to Healthcare Laws that is reasonably likely to have an adverse effect in any material respect on the Company and the Company Subsidiaries or (B) indicted in any criminal proceeding related to Healthcare Laws. As of the date hereof, to the Knowledge of the Company, there is no pending or threatened, investigation or civil or administrative proceeding relating to the participation by Company or any Company Subsidiary in any Company Payment Program, except as would not reasonably be expected to have an adverse effect in any material respect on the Company and the Company Subsidiaries. Except as would not reasonably be expected to have an adverse effect in any material respect on the Company and the Company Subsidiaries, the Company and each Company Subsidiary, where applicable, has paid or caused to be paid all refunds, overpayments, discounts, recoupments, set-offs or adjustments that have become due pursuant to such claims and reports, has not claimed or received reimbursements from the Company Payment Programs in excess of the amounts permitted by Applicable Law and, to the Knowledge of the Company, has no liability under any Company Payment Program, other than any refund, overpayment, discount, recoupment, set-off or adjustment that occurs in the ordinary course of business. No Company Payment Program has imposed a fine, penalty or other sanction on the Company or any Company Subsidiary, except as would not reasonably be expected to have an adverse effect in any material respect on the Company and the Company Subsidiaries. Except as would not reasonably be expected to have an adverse effect in any material respect on the Company and the Company Subsidiaries, as of the date hereof, neither the Company Subsidiaries, nor the Company, nor any of their respective Affiliates, directors, managers, members, officers, employees or agents has knowingly submitted to any Company Payment Program any false or fraudulent claim for payment, nor have the Company Subsidiaries, the Company, or any of their respective Affiliates, directors, managers, members, officers, employees or agents at any time knowingly violated any condition for participation, or any rule, regulation, policy or standard of, any such Company Payment Program.

        Section 5.21    Anti-Takeover Laws.     Assuming the accuracy of the representation contained in Section 6.8, the Company has taken all necessary actions to render inapplicable this Agreement, the Merger and the other transactions contemplated hereby from the provisions of Section 203 of the DGCL, and, accordingly, no such section nor other anti-takeover or similar statute or regulation applies or purports to apply to any such transactions. No other "control share acquisition," "fair price," "moratorium" or other anti-takeover laws enacted under U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby.

        Section 5.22    Opinion of Financial Advisor.     The Company Board has received (a) an opinion from Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that, as of the date of such opinion and subject to certain assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be paid to the holders of Common Shares (other than Parent, Merger Sub, the respective Subsidiaries of the Company and Parent, and holders of Dissenting Shares) is fair, from a financial point of view, to such holders, and (b) an opinion from Centerview Partners LLC to the effect that, as of the date of such opinion and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken in preparing such opinion as set forth therein, the Merger Consideration to be paid to the holders of Common Shares (other than (i) Common Shares held by (x) Parent or Merger Sub, (y) any Subsidiary of the Company or Parent (other than Merger Sub) or (z) any Affiliate of Parent and (ii) and Dissenting Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders.

        Section 5.23    Brokers.     No Person other than Merrill Lynch, Pierce, Fenner & Smith Incorporated and Centerview Partners LLC is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Company or any Company Subsidiary in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Company Subsidiary, with such exceptions as do not exceed One Million Dollars ($1,000,000) in the aggregate.

        Section 5.24    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article V, neither the Company nor any other Person on behalf of the Company or any Company Subsidiary makes any other express or implied representation or warranty with respect to the Company or any Company Subsidiary or with respect to any other information provided by or on behalf of the Company or any Company Subsidiary.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as otherwise disclosed to the Company in the Parent Disclosure Letter, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        Section 6.1    Corporate Status.     Each of Parent and Merger Sub (a) is a corporation duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction in which it is organized, (b) has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is, to the extent applicable, in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 6.2    Authority for Agreements.     Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on behalf of Parent and Merger Sub, and no other corporate proceedings on the part of either Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including the Merger, except for the approval of this Agreement by Parent as the sole stockholder of Merger Sub, which will be effected by written consent immediately following the execution of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles.

        Section 6.3    Consents and Approvals; No Violations.

          (a)   The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except for (i) the Governmental Requirements and (ii) any such consent, approval, authorization, permit, filing or notification, the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          (b)   The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance of its obligations hereunder will not, (i) violate any provision of the Constituent Documents of Parent or Merger Sub, (ii) result in a violation or breach of any provision of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation, payment, acceleration or revocation under, any agreement, undertaking, commitment or obligation to which Parent or Merger Sub is a party or by which any of them or any of their assets or properties may be bound, (iii) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) upon any property or asset of Parent or Merger Sub or (iv) assuming all consents, approvals, authorizations and permits contemplated in Section 6.3(a) have been obtained, and all filings, notifications or registrations in such clauses have been made, violate or conflict with any law, rule, regulation, order, judgment or decree to which Parent or Merger Sub is subject.

        Section 6.4    Information in Proxy Statement.     None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement, as of the date it is first mailed to the stockholders of the Company, and at the time of the Company Stockholders' Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement.

        Section 6.5    Litigation.     There are no (a) Proceedings or investigations (to the Knowledge of Parent) pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Affiliates, the outcome of which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect, or (b) judgments, decrees, injunctions, rules, awards, writs or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Affiliates, or any settlement to which Parent or any of its Affiliates is party or by which their assets are bound, which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

        Section 6.6    Absence of Certain Agreements.     There are no contracts or other agreements, arrangements or understandings (whether oral or written) or commitments to enter into contracts, agreements, arrangements or understandings (whether oral or written) (i) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company's management or the Company Board, on the other hand, as of the date hereof that relate in any way to the Company or any of the Company Subsidiaries or the transactions contemplated hereby or (ii) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote to approve this Agreement or the Merger or agrees to vote against any Superior Proposal.

        Section 6.7    Availability of Funds.     Parent has the financial capacity to perform its obligations under this Agreement and to cause Merger Sub to perform its obligations under this Agreement. Parent will have, and will cause Merger Sub to have, at or prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and Merger Sub contemplated by this Agreement.

        Section 6.8    Ownership of Common Shares.     Neither Parent nor Merger Sub, nor any of their respective Affiliates, owns (beneficially or of record) any Common Shares or any option, warrant or other right to acquire any Common Shares. Neither Parent nor Merger Sub is, and at no time during the last five (5) years has been, an "interested stockholder" of the Company, as such quoted term is defined in Section 203 of the DGCL.

        Section 6.9    Operations of Merger Sub.     Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.0001 per share, of which 100 shares are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent.

        Section 6.10    No Brokers.     No Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub that would make the Company or any Company Subsidiary responsible for any such payment.

        Section 6.11    No Other Representations or Warranties.     Except for the representations and warranties contained in this Agreement, neither Parent, Merger Sub nor any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided by or on behalf of Parent or Merger Sub.

ARTICLE VII

COVENANTS RELATING TO CONDUCT OF BUSINESS

        Section 7.1    Conduct of Business by the Company Pending the Merger.     From the date hereof until the Effective Time, unless Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned, or except as listed on Section 7.1 of the Company Disclosure Letter, as otherwise permitted by or provided for in this Agreement or as required by Applicable Law, the Company shall, and shall cause each of the Company Subsidiaries to, (x) conduct its business in the ordinary course consistent with past practice and (y) to the extent consistent with the foregoing clause (x) use commercially reasonable efforts to preserve substantially intact its business organization and preserve in all material respects its relationships with all Governmental Entities, current employees and current creditors, and with any customers, suppliers, vendors, licensors and licensees with which it has material business relations; provided, however, that no action by the Company or the Company Subsidiaries with respect to matters specifically addressed by any provision of Section 7.1(a) through (p) shall be deemed a breach of clauses (x) or (y) unless such action would constitute a breach of such specific provision. In addition to and without limiting the generality of the foregoing, except as listed on Section 7.1 of the Company Disclosure Letter, as otherwise permitted by or provided for in this Agreement or as required by Applicable Law, from the date hereof until the Effective Time, without the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not, and shall not permit any Company Subsidiary to:

          (a)   adopt or propose any change in its Constituent Documents;

          (b)   declare, authorize, set aside or pay any stockholder dividend or other distribution, except for (i) any dividend or distribution by a Company Subsidiary to the Company or another Company Subsidiary and (ii) the payment of regular quarterly cash dividends (which, for the avoidance of doubt, shall not exceed the amount of the regular quarterly cash dividends paid by the Company during the previous twelve (12) months);

          (c)   adopt any plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary, or merge or consolidate with any other Person or acquire any assets or equity or debt securities or other equity interests in any other Person, except (i) that a Company Subsidiary may merge with another wholly-owned Company Subsidiary and (ii) for any acquisitions (including by way of merger) by the Company or any Company Subsidiary of any Person providing for purchase price consideration (including any related earnouts or indebtedness) in an amount not in excess of Thirty Million Dollars ($30,000,000) in the aggregate and (iii) for acquisitions of inventory, supplies and other assets in the ordinary course of business consistent with past practice;

          (d)   sell, assign, transfer, lease, license, subject to an Encumbrance (other than a Permitted Encumbrance), cancel, abandon or otherwise surrender, relinquish or dispose of any assets or property of the Company or any Company Subsidiary, other than (i) in the ordinary course of business consistent with past practice (including non-exclusive licenses of Intellectual Property granted in the ordinary course of business consistent with past practice) (for the avoidance of doubt, the sale, lease or other disposition of any business line, business unit or any material portion of the assets of the Company or any Company Subsidiary is not "in the ordinary course of business" for purposes of this clause (d)), (ii) pursuant to existing written contracts or commitments, (iii) cancellations and abandonments of Intellectual Property that would not be material to the operations of the Company or any Company Subsidiary and as determined by the Company's personnel responsible for filing and maintaining such Company Owned IP using their reasonable business judgment or (iv) in an amount not in excess of Thirty Million Dollars ($30,000,000) in the aggregate;

          (e)   (i) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock or other securities (including any options, warrants or any similar security exercisable for, or convertible into, such capital stock or other security) or enter into any amendment of any term of any of its outstanding securities (other than issuances of Common Shares (A) in respect of the exercise of Options outstanding on the date hereof, (B) in respect of the settlement of Restricted Stock Rights or Performance Restricted Stock Units outstanding on the date hereof and (C) pursuant to Performance Restricted Stock Units and/or Restricted Stock Rights granted to new hires in accordance with Section 7.1(h)), (ii) accelerate the vesting of any Options, Performance Restricted Stock Units or Restricted Stock Rights (other than as required pursuant to preexisting contractual commitments), (iii) split, combine, subdivide or reclassify any shares of capital stock or any other equity interests of the Company or any Company Subsidiary or (iv) purchase or redeem any shares of capital stock or any other equity interests of the Company or any Company Subsidiary or any rights, warrants or options to acquire any such shares or interests, other than (A) as otherwise contractually required, (B) any such purchases or redemptions by a wholly-owned Company Subsidiary with respect to such Company Subsidiary's own capital stock or other equity interests or (C) in connection with the exercise of Options or the vesting of Performance Restricted Stock Units or Restricted Stock Rights (including in connection with any required withholding Taxes related to such exercise or vesting);

          (f)    incur, guarantee or assume any indebtedness or make any loans, advances or capital contributions to, or investments in, any Person, other than (i) borrowings under the Company's existing revolving credit facility in an amount not in excess of Thirty Million Dollars ($30,000,000) in the aggregate, or (ii) any intercompany indebtedness, loan, advance, capital contribution or investment;

          (g)   enter into any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

          (h)   other than as required by the terms of any applicable agreement or Company Benefit Plan in existence on the date of this Agreement or as set forth on Section 7.1(h) of the Company Disclosure Letter (i) increase the compensation or benefits of any current or former directors or officers of the Company at the level of vice president or above (except for merit salary increases in the ordinary course of business and consistent with past practice to employees who are not executive officers), (ii) provide increases in salaries, wages and benefits (and communicate increases in bonuses to the extent bonuses are based on salary or wage level) of independent contractors or employees who are not at the level of vice president or above or directors of the Company (other than annual merit salary increases in the ordinary course of business and consistent with past practice), (iii) enter into any change-in-control, retention, employment, severance, termination or other similar agreement with any current or former director, employee or independent contractor, (iv) establish, adopt, terminate or materially amend any Company Benefit Plan (or award thereunder) or any plan, program, arrangement, practice or agreement that would be a Company Benefit Plan if it were in existence on the date hereof, except to the extent that such amendment would not result in more than a de minimis increase to the cost to the

  Company under such arrangement or plan, (v) pay any bonus to any current or former director, employee, officer, or independent contractor of the Company, (vi) take any action to amend, waive or accelerate the vesting criteria or vesting requirements of payment of any compensation or benefit under any Company Benefit Plan, (vii) promote any Company Employee who is an officer to a position more senior than such Company Employee's position as of the date of this Agreement, or promote a Company Employee who is below the level of vice president to a position at the level of vice president or above, in each case other than promotions to fill a position that exists as of the date of this Agreement that is thereafter vacated, (viii) take any action to accelerate the payment, or to fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan or (ix) forgive any loans, or issue any loans (other than routine travel or business expense advances issued in the ordinary course of business), to any current or former employee, officer, director or independent contractor of the Company; provided, however, that the foregoing clauses (i) through (iv) shall not restrict the Company or any of its Subsidiaries from entering into or making available to newly hired employees who are below the level of vice president or to employees in the context of promotions based on job performance or workplace requirements, in each case in the ordinary course of business, plans, agreements, benefits and compensation arrangements (including incentive grants) that have a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions or from continuing to make cash awards to employees who are below the level of vice president in the ordinary course of business consistent with past practice;

          (i)    change any method of accounting or accounting principles or practices followed by the Company or any Company Subsidiary, except for any such change required by a change in U.S. GAAP or as recommended by the Company's audit committee or independent auditors;

          (j)    pay, discharge, settle or satisfy (i) any material litigation (other than litigation in connection with (x) this Agreement or the transactions contemplated hereby or (y) violations of any Healthcare Law), arbitration, proceeding, investigation, order, claim, liability or obligation outside the ordinary course of business or that would result in any liability in excess of Thirty Million Dollars ($30,000,000) in the aggregate or such greater amount reserved therefore or reflected on the balance sheets included in the Company Reports, (ii) any material litigation in connection with this Agreement or the transactions contemplated hereby, other than any settlement or compromise that (A) does not involve any monetary payment (other than reimbursement of attorneys' fees) and (B) does not impose any material restrictions on the business of the Company, any Company Subsidiary, the Surviving Corporation or on Parent or any of its Subsidiaries (after giving effect to the transactions contemplated by this Agreement) or (iii) any material litigation, arbitration, proceeding, investigation, order, claim, liability or obligation with a Governmental Entity in connection with violations of any Healthcare Law;

          (k)   fail to maintain, or terminate or cancel, other than in the ordinary course of business, any insurance coverage maintained by the Company or any Company Subsidiary with respect to any material assets, properties and businesses of the Company or any Company Subsidiary without replacing such coverage with a comparable amount of insurance coverage;

          (l)    (i) enter into any new contract that would have been a Company Contract if it had been entered into prior to the date of this Agreement or (ii) amend on terms materially adverse to the Company, cancel or terminate any Company Contract, in each case, other than in the ordinary course of business consistent with past practice;

          (m)  make or authorize any new capital expenditures other than capital expenditures set forth in the 2015 budget materials provided to Parent and any other capital expenditures not in excess of Thirty Million Dollars ($30,000,000) in the aggregate;

          (n)   (i) make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any material amended Tax Return, enter into any material closing agreement with respect to Taxes, settle any material Tax claim, audit, assessment or dispute, surrender any right to claim a refund of a material amount of Taxes, take any action which is reasonably likely to result in a material increase in the Tax liability of the Company or the Company Subsidiaries, or, in respect of any taxable period (or portion thereof) ending after the Closing Date, the Tax liability of Parent or the Surviving Corporation; or (ii) file the 2014 federal consolidated income Tax Return without (A) providing Parent with a draft form of such Tax Return at least fifteen (15) Business Days before filing; it being understood that such Tax Return may not be complete at that time; and (B) considering in good faith any comments reasonably requested by Parent that are provided to the Company at least seven (7) Business Days before filing;

          (o)   (i) terminate (prior to the expiration of such Company Real Property Lease), or (except as permitted by clause (ii) of this Section 7.1(o)) modify or amend on terms materially adverse to the Company, any of the Company Real Property Leases, (ii) renew, extend, or exercise any option to renew or extend any of the Company Real Property Leases, other than (A) for any renewals or extensions of Company Real Property Leases expiring prior to the date that is fifteen (15) months after the date hereof, in each case, solely in the ordinary course of business consistent with past practice for additional periods of no more than twelve (12) months (in the aggregate with respect to any such Company Real Property Lease) at a cost per month of no more than 105% of the current costs per month under such Company Real Property Lease, and solely provided that the Company notifies Parent of each such renewal or extension reasonably promptly after it is effected or (B) any renewals or extensions of Company Real Property Leases in accordance with automatic renewal terms or (iii) enter into any new contract that, if in effect on the date of this Agreement, would be a Company Real Property Lease, except that the Company shall be permitted to enter into such new leases for the purpose of relocating from a current space to another for additional periods of no more than twelve (12) months at a cost per month of no more than 105% of the current costs per month under the prior Company Real Property Lease for that space, and solely provided that the Company notifies Parent of each such relocation reasonably promptly after it is effected; or

          (p)   agree or commit to do any of the foregoing.

        Section 7.2    Conduct of Business by Parent and Merger Sub Pending the Merger.     Each of Parent and Merger Sub agrees that, from the date of this Agreement until the Effective Time, except as permitted by or provided for in this Agreement, it shall not, without the prior written consent of the Company, effect or agree to effect any business combination transaction that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

ARTICLE VIII

ADDITIONAL AGREEMENTS

        Section 8.1    Access and Information.

          (a)   Upon reasonable prior notice and subject to Applicable Law, the Company shall, and shall cause the Company Subsidiaries to, afford to Parent and its financial advisors, legal counsel, financing sources, accountants or other advisors, agents or authorized representatives (collectively, "Representatives") reasonable access during normal business hours and without undue disruption of the normal business activities of the Company and the Company Subsidiaries, during the period prior to the earlier of the Effective Time and the termination of this Agreement, to all of its or their respective books, records, properties, premises and personnel and all of its or their other financial, operating and other data and information as Parent may reasonably request; provided that (a) the Company and the Company Subsidiaries shall not be obligated to provide access to (i) any information that would result in the loss of attorney-client privilege with respect to such information (provided that the Company shall use commercially reasonable efforts to allow such access or disclosure in a manner that does not result in loss or waiver of such privilege, including, but not limited to, entering into appropriate common interest or similar agreements on customary terms with Parent), (ii) any information that would result in a breach of an agreement to which the Company or any of the Company Subsidiaries is a party (provided that the Company shall use reasonable efforts to obtain any required consent or waiver of such counterparty to allow such access or disclose such information, and failing the receipt of such consent or waiver, shall use commercially reasonable efforts to make appropriate substitute disclosure and/or access arrangements), and (iii) any information that would violate any Applicable Law, (b) no investigation pursuant to this Section 8.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger and the other transactions contemplated by this Agreement and (c) the Company and Company Subsidiaries shall not be required to conduct, or permit Parent or any of its Representatives to conduct, any environmental investigation or sampling of soil, air, surface water, building material, groundwater or other environmental media relating to any Company Real Property. Each party shall continue to abide by the terms of the confidentiality agreement between CVS Health Corporation and the Company, dated April 21, 2015 (the "Confidentiality Agreement").

          (b)   The Company hereby agrees that the Confidentiality Agreement is hereby amended as of the date of this Agreement to delete Section 6 therefrom.

        Section 8.2    Proxy Statement.

          (a)   As promptly as reasonably practicable following the date hereof, the Company shall, with the assistance of Parent, prepare, and the Company shall file with the SEC, a proxy statement relating to the adoption of this Agreement by the stockholders of the Company (as amended or supplemented from time to time, the "Proxy Statement"). Parent and the Company shall cooperate with one another in connection with the preparation of the Proxy Statement and Parent shall furnish all information concerning Parent and Merger Sub as the Company may reasonably request in connection with the preparation of the Proxy Statement. Parent and the Company shall each use commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing. The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC.

          (b)   Each of Parent and the Company shall as promptly as reasonably practicable notify the other of (i) the receipt of any comments from the SEC and all other written correspondence and oral communications with the SEC relating to the Proxy Statement and (ii) any request by the SEC for any amendment or supplement to the Proxy Statement or for additional information with respect thereto. All filings by the Company with the SEC and all mailings to the stockholders of the Company in connection with the Merger and the other transactions contemplated hereby, including the Proxy Statement and any amendment or supplement thereto, shall be subject to the reasonable prior review and comment of Parent; provided that the Company will no longer be required to comply with the foregoing if there has occurred any Adverse Recommendation Change. All filings by Parent with the SEC in connection with the transactions contemplated hereby shall be subject to the reasonable prior review and comment of the Company; provided that Parent will no longer be required to comply with the foregoing if there has occurred any Adverse Recommendation Change.

          (c)   If at any time prior to the Effective Time any information relating to the Company, Parent or Merger Sub, or any of their respective Affiliates, directors or officers, is discovered by the Company, Parent or Merger Sub, which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of the Company.

        Section 8.3    Company Stockholders' Meeting.     The Company shall, in accordance with its Constituent Documents and Applicable Law (and regardless of whether there has occurred an Adverse Recommendation Change), promptly and duly call, give notice of, convene and hold as promptly as reasonably practicable following the date upon which the Proxy Statement is cleared by the SEC, a meeting of the stockholders of the Company (the "Company Stockholders' Meeting") for the purpose of seeking the Company Stockholder Approval and shall, unless an Adverse Recommendation Change shall have been made, (a) recommend adoption of this Agreement and include in the Proxy Statement such recommendation and (b) use commercially reasonable efforts to solicit such adoption. The Company may postpone, recess or adjourn the Company Stockholders' Meeting (i) if the Company reasonably believes that it will be unable to obtain a quorum of its stockholders at the Company Stockholders' Meeting or it will not receive proxies sufficient to obtain the Company Stockholder Approval or (ii) to allow up to ten (10) calendar days of additional time (commencing, if there has occurred any Adverse Recommendation Change, on the date of such Adverse Recommendation Change has been made (for the avoidance of doubt, after the expiration of any time periods contemplated in the definition thereof)) for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith is necessary under Applicable Law.

        Section 8.4    Acquisition Proposals.

          (a)   The Company shall not, nor shall it authorize or knowingly permit any Company Subsidiary or any of its or their respective directors, officers or employees or any Representatives retained by it or any Company Subsidiary to, directly or indirectly, (i) solicit, initiate or knowingly encourage the making of any Alternative Transaction Proposal or (ii) other than with Parent, Merger Sub or their respective directors, officers, employees or Representatives, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information in connection with, any Alternative Transaction Proposal. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if at any time prior to the receipt of the Company Stockholder Approval, the Company or any Company Subsidiary receives an Alternative Transaction Proposal, the Company and the Company Board (directly or through their Representatives) (i) may contact such Person and its advisors for the purpose of clarifying the proposal and any material terms thereof and the conditions to and likelihood of consummation, so as to determine whether such proposal is, or is reasonably likely to lead to, a Superior Proposal, and (ii) if the Company Board determines in good faith after consultation with its legal and financial advisors that such Alternative Transaction Proposal is, or is reasonably likely to lead to, a Superior Proposal, the Company Board may (x) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Alternative Transaction Proposal (and its Representatives) pursuant to an executed confidentiality agreement on terms no more favorable, in the aggregate, to such Person than the terms of the Confidentiality Agreement; provided that (A) such confidentiality agreement shall permit the provision of all information to Parent that is contemplated or required by this Section 8.4 to be provided to Parent and (B) such confidentiality agreement shall include a standstill, except that (i) such standstill need not prohibit the Person making such Alternative Transaction Proposal from making such

  Alternative Transaction Proposal to the Company Board in a confidential manner and (ii) such confidentiality agreement need not include a standstill to the extent that the Person making such Alternative Acquisition Proposal has commenced a tender offer or exchange offer incorporating an Alternative Transaction Proposal; provided further, that a copy of all such information not previously provided to Parent (or its Representatives) is provided to Parent as promptly as reasonably practicable (but in no event later than twenty-four (24) hours) after such information has been provided to such Person (or its Representatives) and (y) participate in discussions or negotiations with the Person making such Alternative Transaction Proposal (and its Representatives) regarding such Alternative Transaction Proposal.

          (b)   The Company shall, and shall cause each Company Subsidiary to, promptly request any Person that has executed a confidentiality or non-disclosure agreement in connection with any actual or potential Alternative Transaction Proposal that remains in effect as of the date of this Agreement to return or destroy (in accordance with the terms of such confidentiality or non-disclosure agreement) all confidential information concerning the Company or any of the Company Subsidiaries in the possession of such person or its Representatives.

          (c)   The Company shall as promptly as reasonably practicable (and in no event later than twenty-four (24) hours after receipt) notify Parent in writing in the event that the Company or any of its Representatives receives an Alternative Transaction Proposal or a request for information relating to the Company or the Company Subsidiaries that is, or is reasonably likely to lead to, an Alternative Transaction Proposal, including the identity of the Person making the Alternative Transaction Proposal and the material terms and conditions thereof (including an unredacted copy of such Alternative Transaction Proposal or, where such Alternative Transaction Proposal is not in writing, a description of the terms thereof). The Company shall keep Parent reasonably informed, on a reasonably current basis, as to the status of discussions or negotiations relating to such Alternative Transaction Proposal (including by promptly (and in no event later than twenty-four (24) hours after receipt) providing to Parent copies of any proposals, indications of interest, and/or draft agreements relating to such Alternative Transaction Proposal). The Company agrees that it and the Company Subsidiaries will not enter into any agreement with any Person subsequent to the date of this Agreement that prohibits the Company from providing any information to Parent in accordance with, or otherwise complying with, this Section 8.4.

          (d)   The Company Board shall not (i) (A) change, qualify, withdraw or modify (or authorize or publicly propose to change, qualify, withdraw or modify), in any such case in a manner materially adverse to Parent, the Company Recommendation, (B) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to stockholders of the Company an Alternative Transaction Proposal, (C) if an Alternative Transaction Proposal that is a tender or exchange offer shall have been publicly announced or disclosed, fail to recommend against acceptance of such tender or exchange offer prior to the earlier of (1) the Business Day prior to the date of the then scheduled Company Stockholders' Meeting and (2) the tenth (10th) Business Day after the commencement of such tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act or (D) if an Alternative Transaction Proposal other than a tender offer or exchange offer shall have been publicly announced or disclosed, fail to recommend against such Alternative Transaction Proposal or fail to reaffirm the Company Recommendation, in either case on or prior to the later of (x) the fifth (5th) Business Day prior to the then scheduled Company Stockholders' Meeting, or (y) the tenth (10th) Business Day after such Alternative Transaction Proposal shall have been publicly announced or disclosed (but in any event at least one (1) Business Day prior to such scheduled Company Stockholders' Meeting) (any action described in this clause (i), an "Adverse Recommendation Change"), or (ii) authorize, cause or permit the Company or any Company Subsidiary to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement) or agreement in principle with respect to any Alternative Transaction Proposal (other than a confidentiality Agreement entered into in accordance with Section 8.4(a)).

          (e)   Notwithstanding anything to the contrary contained in this Agreement, prior to the Company Stockholders' Meeting, but not after, the Company Board may, in response to a bona fide Superior Proposal that did not result from a breach of Section 8.4, (1) make an Adverse Recommendation Change or (2) terminate this Agreement in accordance with Section 10.1(h) in order to enter into a definitive agreement for such Superior Proposal, in either case if and only if, prior to taking such action, the Company Board has determined in good faith, after consultation with its independent financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the directors' fiduciary duties under Applicable Law; provided, however, that, prior to taking either such action, (w) the Company has given Parent at least three (3) calendar days' prior written notice of its intention to take such action, including the terms and conditions of, and the identity of the Person making, any such Superior Proposal and has contemporaneously provided to Parent a copy of the Superior Proposal or any proposed acquisition agreements and a copy of any related financing commitments in the Company's possession (or, in each case, if not provided in writing to the Company, a written summary of the terms thereof), (x) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate and is actively negotiating, concerning any revisions to the terms of this Agreement proposed by Parent, (y) following the end of such notice period, the Company Board shall have determined, after consultation with its independent financial advisor and outside legal counsel, and after taking into account the revisions to the terms of this Agreement to which Parent has committed in writing, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal (assuming the revisions committed to by Parent were to be given effect) and that the failure to take such action would be inconsistent with the directors' fiduciary duties under Applicable Law, and (z) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (w) above of this proviso and a new notice period under clause (w) of this proviso shall commence (except that the three (3) calendar day notice period referred to in clause (w) above of this proviso shall instead be equal to the longer of (1) two (2) calendar days and (2) the period remaining under the notice period under clause (w) of this proviso immediately prior to the delivery of such additional notice under this clause (z)) during which time the Company shall be required to comply with the requirements of this Section 8.4(e) anew with respect to such additional notice, including clauses (w) through (z) above of this proviso; and provided, further, that the Company has complied in all material respects with its obligations under this Section 8.4.

          (f)    Notwithstanding anything to the contrary contained in this Agreement, other than in connection with an Alternative Transaction Proposal, the Company Board may, at any time prior to, but not after, obtaining the Company Stockholder Approval, make an Adverse Recommendation Change if, prior to taking such action, the Company Board has determined in good faith, after consultation with its independent financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the Company Board's fiduciary duties under Applicable Law; provided, however, that prior to taking such action, (i) the Company has given Parent at least three (3) calendar days' prior written notice of its intention to take such action, and specifying in reasonable detail the potential reasons therefor, (ii) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate and so long as Parent is actively negotiating, to enable Parent to propose revisions to the terms of this Agreement such that it would cause such Company Board to not make such Adverse Recommendation Change, and (iii) following the end of such notice period, the Company Board shall have taken into account any revisions to the terms of this Agreement proposed in writing by Parent, and shall have determined, after consultation with its independent financial advisor and outside legal counsel, that the failure to make an Adverse Recommendation Change would be inconsistent with the directors' fiduciary duties under Applicable Law; and provided, further, that the Company has complied in all material respects with its obligations under this Section 8.4.

          (g)   Notwithstanding anything to the contrary contained herein, the Company or the Company Board shall be permitted to comply with Rule 14d-9, 14e-2 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; provided that this Section 8.4(g) shall not be deemed to permit the Company Board or any committee of the Company Board to effect an Adverse Recommendation Change except as provided for in Section 8.4(e) and Section 8.4(f). Notwithstanding anything to the contrary contained herein, the Company Board shall be permitted to waive any "standstill" provision (but not take any actions contemplated by clauses (x) or (y) of clause (ii) of the second sentence of Section 8.4(a), except in compliance with such Section) to the extent, but only to the extent, necessary to permit a Person to make an Alternative Transaction Proposal to the Company Board in a confidential manner, if and only if the Company Board shall have determined in good faith, after consultation with its independent financial advisor and outside legal counsel, the failure to so waive would be inconsistent with the directors' fiduciary duties under Applicable Law.

        Section 8.5    Appropriate Action; Consents; Filings.

          (a)   Subject to the terms and conditions herein provided, the Company, Parent and Merger Sub shall (i) use reasonable best efforts to obtain as promptly as practicable any necessary consents, approvals, waivers and authorizations of, actions or nonactions by, and make, as promptly as reasonably practicable, all necessary filings and submissions with, any Governmental Entity or any third party necessary in connection with the consummation of the transactions contemplated by this Agreement; provided that in no event shall the Company or any of the Company Subsidiaries be required to pay, prior to the Effective Time, any fee, penalty or other consideration to obtain any consent, approval, order, waiver or authorization in connection with the transactions contemplated by this Agreement under any contract other than de minimis amounts or amounts that are advanced or reimbursed substantially simultaneously by Parent, (ii) use reasonable best efforts to (A) avoid a suit, action, petition to deny, objection, proceeding or investigation, whether judicial or administrative and whether brought by a Governmental Entity or any third party, and (B) subject to Section 8.5(b), avoid the entry of, or to effect the dissolution of, any injunction, stay, temporary restraining order or other order in any such suit, action, petition to deny, objection, proceeding or investigation, in each case, challenging this Agreement or the transactions contemplated hereby or that would otherwise prevent or materially impede, interfere with, hinder or delay the consummation of the Merger and the other transactions contemplated by this Agreement, (iii) use reasonable best efforts to cooperate with each other in (A) determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, Permits, notices or authorizations are required to be obtained prior to the Effective Time from, Governmental Entities or third parties in connection with the execution and delivery of this Agreement and related agreements and consummation of the transactions contemplated hereby and thereby and (B) making all such filings and timely seeking all such consents, approvals, Permits, notices or authorizations, (iv) use reasonable best efforts to cause the conditions to the Merger set forth in Article IX to be satisfied as promptly as reasonably practicable and (v) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, and cooperate with each other in order to do, all other things necessary or appropriate to consummate the transactions contemplated hereby as soon as practicable; provided that for purposes of this Section 8.5(a), "reasonable best efforts" shall include taking the actions set forth in Section 8.5(a) of the Parent Disclosure Letter. In connection with the foregoing, the Company, on the one hand, will provide Parent (or Parent's outside counsel, where appropriate), and Parent, on the other hand, will provide the Company (or Company's outside counsel, where appropriate), with copies of any material correspondence, filing or communication (or oral summaries or memoranda setting forth the substance thereof) between such party or any of its Representatives, on the one hand, and any Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Prior to submitting or making any such correspondence, filing or communication to any such Governmental Entity or members of their respective staffs, the parties shall first provide the other party with a copy of such correspondence, filing or communication in draft form and give such other party a reasonable opportunity to discuss its content before it is submitted or filed with the relevant Governmental Entities, and shall consider and take into account all reasonable comments timely made by the other party with respect thereto. To the extent permitted by Applicable Law, each of the parties shall ensure that the other party is given the opportunity to attend any meetings with or other appearances before any Governmental Entity with respect to the transactions contemplated by this Agreement. Parent shall have principal responsibility for devising, directing, and implementing the strategy for obtaining any necessary approval, for responding to any request, inquiry, or investigation (including directing the timing, nature, and substance of all such responses), and for leading all meetings and communications with any Governmental Entity that has authority to enforce any Antitrust Law.

          (b)   Notwithstanding anything in this Agreement to the contrary, (i) Parent shall have no obligation to litigate or contest any court proceeding or administrative litigation brought by any Governmental Entity under any Antitrust Law; and (ii) in no event will Parent be obligated to enter into any consent decree, to make any divestiture, to accept any operational restriction, or to take any other action that, in the judgment of Parent, would be reasonably expected to limit or impair the right of the Parent to own or operate its business or to obtain or enjoy any of the rights or benefits of the Company's or the Company Subsidiaries' business(es). The Company shall not (and shall not cause any of the Company Subsidiaries to), without Parent's written consent, commit to take any action that limits the Parent's freedom of action with respect to its business, or Parent's ability to obtain or enjoy the rights or benefits of the Company's or the Company Subsidiaries' business(es).

          (c)   Without limiting the generality of Section 8.5(a) and Section 8.5(b) above, within five (5) Business Days of the date of this Agreement, the Company, Parent and Merger Sub shall approach the Federal Trade Commission and the United States Department of Justice to discuss the Merger and the other transactions contemplated by this Agreement. As promptly as reasonably practicable thereafter, the parties shall make any required filings pursuant to the HSR Act with respect to the transactions contemplated hereby, and shall thereafter promptly respond to all requests received from such Governmental Entities for additional information or documentation. Any filing fees payable under the HSR Act relating to the transactions contemplated hereby shall be borne by Parent or Merger Sub, as applicable, but each party shall bear its own costs and expenses for the preparation of any such filing and any such response.

        Section 8.6    Public Announcements; Public Disclosures.     Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press release or public statement as may be required by Applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, will not issue any such press release or make any such public statement without the prior written consent of the other party (which consent shall not be unreasonably delayed, conditioned or withheld). Notwithstanding the foregoing, (a) nothing in this Section 8.6 shall limit the Company's or the Company Board's rights under Section 8.4, (b) no party will be required to consult with any other party in connection with any such press release or public statement if the Company Board has made any Adverse Recommendation Change or shall have resolved to do so and (c) the requirements of this Section 8.6 shall not apply to any disclosure by the Company or Parent of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Merger or the other transactions contemplated by this Agreement.

        Section 8.7    Employee Matters.

          (a)   Parent agrees that, during the period commencing at the Effective Time and ending on December 31, 2016, Parent shall provide, or shall cause to be provided, with respect to the employees of the Company and the Company Subsidiaries who are employed as of immediately prior to the Effective Time (each, a "Company Employee"), other than any Company Employee covered by a collective bargaining (or similar) agreement, (A) base salary and annual cash bonus opportunities which are no less favorable than the base salary and annual cash bonus opportunities provided by the Company and its Subsidiaries immediately prior to the Effective Time to each such Company Employee, (B) pension and welfare benefits (excluding benefits under any defined benefit pension plan) that are no less favorable in the aggregate to those provided by the Company and the Company Subsidiaries immediately prior to the Effective Time to the Company Employees and (C) severance benefits that are no less favorable than the severance benefits provided by the Company and the Company Subsidiaries immediately prior to the Effective Time; provided, however, that nothing in this Agreement shall prohibit the Surviving Corporation from terminating the employment of any Company Employee.

          (b)   For purposes of vesting, level of benefits, vacation and sick time credit and eligibility to participate (but, for the avoidance of doubt, not for benefit accrual purposes) under the employee benefit plans, programs and policies of Parent and its Subsidiaries providing benefits to any Company Employee after the Effective Time (including the Company Benefit Plans) (the "New Plans"), each Company Employee shall be credited with his or her years of service with the Company and the Company Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, Parent shall use commercially reasonable efforts to cause (i) each Company Employee to be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing comparable coverage under a Company Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, any evidence of insurability requirements, all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Old

  Plan. Parent shall use commercially reasonable efforts to cause any eligible expenses incurred by any Company Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Company Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year. The provisions of this Section 8.7(b) shall not apply to any Company Employee covered by a collective bargaining (or similar) agreement.

          (c)   Immediately following the Closing, Parent shall pay, or shall cause one of its Subsidiaries to pay, Company Employees a pro-rata bonus under the annual incentive plans listed in Section 5.16(a) of the Company Disclosure Letter for the fiscal year in which the Effective Time occurs based on the accrual rate based on actual performance through the date of this Agreement (which is 125% of the target) with the bonus amounts to be the pro-rated portion of a full annual bonus based on the number of days that have elapsed in such fiscal year as of the Effective Time; provided that the amount of such pro rata bonus actually paid shall be offset against any other pro rata bonus to which the Company Employee may become entitled for the year in which the Closing occurs under any Company Benefit Plan.

          (d)   Parent hereby acknowledges that a "change in control" or "change of control" within the meaning of the Company Benefit Plans will occur upon the Effective Time. From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, honor and assume in accordance with their terms as in effect immediately before the Effective Time each Company Benefit Plan set forth on Section 8.7(d) of the Company Disclosure Letter.

          (e)   Parent and the Company agree to take the actions set forth on Section 8.7(e) of the Company Disclosure Letter.

          (f)    No later than three (3) Business Days prior to its distribution, the Company shall provide Parent with a copy of any material written or broad based oral communication intended to be made to the Company Employees regarding the compensation, benefits or other treatment they will receive in connection with the transactions contemplated by this Agreement, and will provide Parent with a reasonable opportunity to review and comment on such communication.

          (g)   Nothing in this Agreement (i) is intended to create any third-party beneficiary rights in any employee of the Company or any of the Company Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Company Employee by Parent or the Company or under any benefit plan which Parent or the Company may maintain, (ii) shall be treated as an amendment to any Company Benefit Plan, (iii) shall, subject to compliance with the other provisions of this Section 8.7, obligate Parent to maintain any particular benefit plan or arrangement or (iv) shall prevent Parent or the Surviving Corporation from amending or terminating any benefit plan or arrangement.

        Section 8.8    Company Indemnification Provisions.

          (a)   Without limiting any additional rights that any director, officer, trustee, employee or agent may have under any employment or indemnification agreement or under the Company's Constituent Documents, this Agreement or, if applicable, similar organizational documents or agreements of any of the Company Subsidiaries, from and after the Effective Time, Parent shall cause the Surviving Corporation to (i) indemnify and hold harmless each person who was, is at the date of this Agreement or becomes during the period from the date of this Agreement through the Closing Date (A) a director or officer of the Company or the Company Subsidiaries, (B) a director, officer or trustee of another entity (but only to the extent that such person is or was serving in such capacity at the request of the Company) or (C) an employee or agent of the Company or any Company Subsidiary (collectively, the "Indemnified Parties"), in each case, to the fullest extent authorized or permitted by Applicable Law, as now or hereafter in effect, in connection with any Claim and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom and (ii) promptly pay on behalf of or, within ten (10) Business Days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by Applicable Law, as now or hereafter in effect, any expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification or advancement, in each case, without the requirement of any bond or other security; provided that the Indemnified Party to whom expenses are advanced provides a customary undertaking to repay such advances if it is ultimately determined by a final and nonappealable judicial determination that such Indemnified Party is not entitled to indemnification under Applicable Law. The indemnification and advancement obligations of the Surviving Corporation pursuant to this Section 8.8(a) shall extend to acts or omissions occurring at or before the Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby, including the consideration, approval and adoption thereof and the process undertaken in connection therewith and any Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a person who continues to be or who has ceased to be (A) a director or officer of the Company or any Company Subsidiary, (B) a director, officer or trustee of another entity (but only to the extent that such person is or was serving in such capacity at the request of the Company or any Company Subsidiary) or (C) an employee or agent of the Company or any Company Subsidiary after the date of this Agreement, and shall inure to the benefit of such person's heirs, executors and personal and legal representatives. Parent shall not permit the Surviving Corporation to settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification has been or could be sought by such Indemnified Party hereunder, unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim and does not include an admission of fault or wrongdoing by any Indemnified Party, or such Indemnified Party otherwise consents thereto. Parent shall cause the Constituent Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the Indemnified Parties than those set forth in the Constituent Documents of the Company and the Company Subsidiaries as of the date of this Agreement, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnified Parties. From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 8.8.

          (b)   The Company may obtain, prior to the Effective Time, a single payment, run-off policy or policies of directors' and officers' and fiduciary liability insurance covering the Persons currently covered by the Company's existing directors' and officers' and/or fiduciary liability insurance policies for claims arising in respect of actual or alleged errors, misstatements, acts, omissions or any matter claimed against any such Person occurring prior to the Effective Time (but only in respect thereof) in amount and scope no less favorable, in the aggregate, than the Company's existing policies, from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to such insurance, such policy or policies to become effective at the Effective Time and remain in effect for a period of six (6) years following the Effective Time; provided, however, that the premium for such run-off policy or policies shall not exceed three hundred percent (300%) of the aggregate annual amounts currently paid by the Company to maintain its existing directors' and officers' and fiduciary liability insurance policies. If such run-off policy or policies shall have been obtained by the Company prior to the Effective Time, Parent shall cause such policy or policies to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation. If the Company for any reason fails to obtain such run-off policy or policies as of the Effective Time, Parent shall obtain, or cause the Surviving Corporation to obtain, such run-off policy or policies; provided, however, that the premium for such run-off policy or policies shall not exceed three hundred percent (300%) of the aggregate annual amounts currently paid by the Company to maintain its existing directors' and officers' and fiduciary liability insurance policies; provided, further, that, if such run-off policy or policies cannot be obtained or can be obtained only by paying aggregate premiums in excess of three hundred percent (300%) of such amount, Parent or the Surviving Corporation, as the case may be, shall only be required to obtain as much coverage as can be obtained by paying a premium equal to three hundred percent (300%) of such amount.

          (c)   If Parent, the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or other entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 8.8.

          (d)   The provisions of this Section 8.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their respective representatives. Notwithstanding any other provision of this Agreement to the contrary, this Section 8.8 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Corporation and their respective Subsidiaries. Parent shall cause the Surviving Corporation to pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 8.8.

        Section 8.9    Merger Sub.     Parent will take all actions necessary to (a) cause Merger Sub to comply with this Agreement, perform its obligations under this Agreement and to consummate the Merger, in each case, on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments, other than as specifically contemplated by this Agreement, or incur or guarantee any indebtedness or liabilities.

        Section 8.10    State Takeover Laws.     If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation is or becomes applicable to the Merger, the parties shall use commercially reasonable efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the Merger.

        Section 8.11    No Control of the Company's Business.     Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's or any Company Subsidiary's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries' operations.

        Section 8.12    Additional Matters.     In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, Parent and Merger Sub shall, and shall cause the Surviving Corporation to, take all such necessary action.

        Section 8.13    Section 16.     Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC, so that the disposition of any equity securities of the Company (including derivative securities) pursuant to this Agreement by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act ("Section 16") shall be an exempt transaction for purposes of Section 16.

        Section 8.14    Transfer Taxes.     All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) incurred in connection with the transactions contemplated by this Agreement, including the Merger (other than such Taxes required to be paid by reason of the payment of the Merger Consideration to a Person other than the holder of record of Common Shares with respect to which such payment is made), shall be borne and paid by either Merger Sub or the Surviving Corporation (regardless of the Person liable for such Taxes under Applicable Law).

        Section 8.15    Financing Cooperation.

          (a)   The Company shall, and shall cause the Company Subsidiaries and its and their respective Representatives to, use its and their respective commercially reasonable efforts to provide such cooperation as may be reasonably requested by Parent or its Affiliates in connection with the arrangement of any financing to be consummated in connection with the Merger (the "Debt Financing") (including, assisting Parent or its Affiliates in the preparation of pro forma financial statements and financial information (of a type and form customarily included in the marketing materials for syndicated bank financings and/or issuances of debt securities)) and the other transactions contemplated by this Agreement; provided that nothing herein shall require such cooperation to the extent it would (i) unreasonably disrupt the conduct of the business or operations of the Company or any Company Subsidiary, (ii) require the Company or any Company Subsidiary to agree to pay any fees, reimburse any expenses or otherwise incur any liability or give any indemnities prior to the Effective Time unless Parent reimburses or is required to reimburse or indemnify the Company or the Company Subsidiaries pursuant to this Agreement, (iii) require the Company or any Company Subsidiary to take any action that would reasonably be expected to conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, the certificate of incorporation or by-laws or other comparable organizational documents of the Company or any Company Subsidiary, any Applicable Laws or any existing material contract, (iv) require the Company or any Company Subsidiary to pass resolutions or consents or approve or authorize the execution of the Debt Financing or (v) require the Company or any Company Subsidiary to execute or deliver any certificate, document, instrument or agreement that is effective prior to the Closing or agree to any change or modification of any existing certificate, document instrument or agreement that is effective prior to the Closing (other than any payoff letters).

          (b)   Parent shall (i) promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Company or any Company Subsidiary in connection with providing assistance requested by Parent or its Affiliates pursuant to this Section 8.15 and (ii) indemnify and hold harmless the Company and the Company Subsidiaries and its and their respective Representatives from and against any losses, damages, obligations or liabilities suffered or incurred in connection with providing assistance requested by Parent or its Affiliates pursuant to this Section 8.15 (other than with respect to any information provided by the Company or the Company Subsidiaries).

        Section 8.16    FIRPTA Certificate.     On the Closing Date, the Company shall deliver to Parent an affidavit, signed under penalties of perjury, stating that the Company is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulations Sections 1.897-2(h), together with evidence reasonably satisfactory to Parent that the Company has provided notice to the IRS in accordance with the provisions of Treasury Regulations Sections 1.897-2(h)(2).

ARTICLE IX

CONDITIONS TO CONSUMMATION OF THE MERGER

        Section 9.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver in writing by Parent and the Company at or prior to the Effective Time of the following conditions:

          (a)   Any waiting period (and any extension thereof) applicable to consummation of the Merger under the HSR Act shall have expired or been terminated, and any approvals required thereunder shall have been obtained;

          (b)   No statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction of any Governmental Entity having jurisdiction which makes illegal, prohibits, restrains or enjoins consummation of the Merger shall be in effect; and

          (c)   The Company Stockholder Approval shall have been obtained.

        Section 9.2    Conditions to Obligation of the Company to Effect the Merger.     The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver by the Company in writing at or prior to the Effective Time of the following additional conditions:

          (a)   The representations and warranties of Parent and Merger Sub contained in Sections 6.1 and 6.2 that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, and (ii) are made as of a specific date shall be true and correct as of such date. The other representations and warranties of Parent and Merger Sub contained in this Agreement that (A) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, and (B) are made as of a specific date shall be true and correct as of such date, in each case of sub-clauses (A) and (B), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth in such representations and warranties), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect;

          (b)   Each of Parent and Merger Sub shall have performed or complied in all material respects, with its obligations, agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Effective Time; and

          (c)   Parent shall have delivered to the Company a certificate, dated as of the Closing Date, signed by an officer of Parent and certifying as to the satisfaction of the conditions specified in Section 9.2(a) and Section 9.2(b).

        Section 9.3    Conditions to Obligations of Parent and Merger Sub to Effect the Merger.     The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver by Parent in writing at or prior to the Effective Time of the following additional conditions:

          (a)   The representations and warranties of the Company contained in Sections 5.1, Section 5.2(b), 5.3, 5.4, 5.9(a), 5.20, 5.21, 5.22 and 5.23 of this Agreement that (i) are not made as of a specific date shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, and (ii) are made as of a specific date shall be true and correct in all respects as of such date, except for any inaccuracy in the representations of the Company in Section 5.3 that results in de minimis liability, cost or expense to Parent or Merger Sub. The other representations and warranties of the Company contained in this Agreement that (A) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, and (B) are made as of a specific date shall be true and correct as of such date, in each case of sub-clauses (A) and (B), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth in such representations and warranties (other than the representation in Section 5.9(a))), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect;

          (b)   The Company shall have performed or complied, in all material respects, with its obligations, agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Effective Time; and

          (c)   The Company shall have delivered to Parent a certificate, dated as of the Closing Date, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in Section 9.3(a) and Section 9.3(b).

ARTICLE X
TERMINATION

        Section 10.1    Termination.    This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger at the Company Stockholders' Meeting or any adjournment or postponement thereof (except as otherwise expressly noted):

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company, if the Merger shall not have been consummated on or before the date that is twelve (12) months (the "Outside Date") after the date hereof; provided that if on such date the condition to the Closing set forth in Section 9.1(a) shall not have been fulfilled but all other conditions to the Closing either have been fulfilled or are then capable of being fulfilled, then the Outside Date shall, without any action on the part of the parties, be extended for three (3) additional months; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement materially contributed to the failure of the Effective Time to occur on or before such date; provided further, that the parties agree that no party shall have any right to terminate this Agreement pursuant to this Section 10.1(b) during the pendency of a legal proceeding by any party for specific performance pursuant to Section 11.11;

          (c)   by Parent, prior to receipt of the Company Stockholder Approval, if an Adverse Recommendation Change shall have occurred;

          (d)   by Parent or the Company, if the Company Stockholder Approval shall not have been obtained at the Company Stockholders' Meeting or at any adjournment or postponement thereof;

          (e)   by Parent or the Company, if any Governmental Entity of competent jurisdiction shall have issued an order, injunction, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the Merger and such order, injunction, decree, ruling or other action is or shall have become final and non-appealable;

          (f)    by the Company if, prior to the Closing Date, there shall have been a breach or inaccuracy of any representation or warranty contained in this Agreement on the part of Parent or Merger Sub, or Parent or Merger Sub has failed to perform or comply with any of its covenants or agreements contained in this Agreement, which breach, inaccuracy or failure to perform or comply (i) would give rise to the failure of a condition set forth in Section 9.2(a) or (b) and (ii) is incapable of being cured or, if curable, is not cured by Parent or Merger Sub, as the case may be, on or before the earlier of (A) the Outside Date and (B) the date that is forty five (45) days following the receipt by Parent of written notice from the Company of such breach, inaccuracy or failure to perform or comply; provided that the Company is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

          (g)   by Parent if, prior to the Closing Date, there shall have been a breach or inaccuracy of any representation or warranty contained in this Agreement on the part of the Company or the Company has failed to perform or comply with any of its covenants or agreements contained in this Agreement, which breach, inaccuracy or failure to perform or comply (i) would give rise to the failure of a condition set forth in Section 9.3(a) or (b) and (ii) is incapable of being cured or, if curable, is not cured by the Company on or before the earlier of (A) the Outside Date and (B) the date that is forty five (45) days following the receipt by the Company of written notice from Parent of such breach, inaccuracy or failure to perform or comply; provided that Parent or Merger Sub is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

          (h)   by the Company if, at any time prior to receipt of the Company Stockholder Approval, in accordance with Section 8.4(e), in order to enter into a definitive agreement providing for a Superior Proposal either concurrently with or immediately following such termination, provided that (i) the Company has complied with its obligations contained in Section 8.4 and (ii) the Company pays Parent the applicable termination fee set forth in and pursuant to the terms of Section 10.3 immediately prior to or concurrently with (and as a condition to) such termination; or

          (i)    by Parent if, prior to the Closing Date, the Company or any Company Subsidiary is debarred or excluded from participation in Medicare, Medicaid or any other federal or state healthcare program.

        Section 10.2    Effect of Termination.     In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become null and void and have no effect, and the obligations of the parties under this Agreement shall terminate, except for the provisions of Section 5.23, Section 6.10, this Section 10.2, Section 10.3, Article I and Article XI, and there shall be no liability on the part of any party hereto; provided, however, that, subject to Section 10.3(b), nothing herein shall relieve any party hereto from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

        Section 10.3    Fees and Expenses.

          (a)   In the event that:

              (i)  this Agreement is terminated by the Company pursuant to Section 10.1(h);

             (ii)  this Agreement is terminated by Parent pursuant to Section 10.1(c); or

            (iii)  (A) prior to the date of the Company Stockholders' Meeting, an Alternative Transaction Proposal shall have been publicly made to the Company or directly to its stockholders generally and not publicly withdrawn, (B) this Agreement is terminated by Parent or the Company pursuant to Section 10.1(b) or Section 10.1(d) and (C) within twelve (12) months of such termination, the Company enters into a definitive agreement to consummate or consummates an Alternative Transaction Proposal; provided that, for this purpose, references to "twenty-five percent (25%)" in the definition of Alternative Transaction Proposal shall be deemed to be references to "fifty percent (50%)";

  then the Company shall pay Parent an amount equal to Three Hundred Fifty Million Dollars ($350,000,000) (the "Company Termination Fee"). Any fee due under this Section 10.3(a) shall be paid by wire transfer of same-day funds to an account provided in writing by Parent to the Company (A) in the case of termination pursuant to clauses (i) or (ii) above, concurrently with or prior to such termination or (B) in the case of termination pursuant to clause (iii) above, within two (2) Business Days of the applicable event referred to in clause (iii)(C) above.

          (b)   Each of the Company and Parent acknowledges and agrees that other than in the case of fraud, in the event that Parent is entitled to receive the Company Termination Fee pursuant to Section 10.3(a) of this Agreement, and the Company in fact pays to Parent the Company Termination Fee, the right of Parent to receive such amount shall constitute the sole and exclusive remedy for monetary damages for, and such amount shall constitute liquidated damages in respect of, any termination of this Agreement for Parent, Merger Sub and any of their respective, direct or indirect, former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees, regardless of the circumstances giving rise to such termination.

ARTICLE XI
MISCELLANEOUS

        Section 11.1    Survival of Representations, Warranties and Agreements.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for (a) those covenants and agreements set forth in this Agreement that by their terms contemplate performance in whole or in part after the Effective Time and (b) those contained in this Article XI.

        Section 11.2    Notices.     All notices, claims, demands and other communications in connection with this Agreement shall be in writing and shall be deemed given (a) when sent by facsimile transmission (providing confirmation of transmission by the transmitting equipment) or e-mail of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient or its counsel) (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee's location on any Business Day after 5:00 p.m. (New York time) shall be deemed to have been received at 9:00 a.m. (New York time) on the next Business Day; provided further, that any notice received by facsimile or e-mail transmission shall be followed up within one Business Day by dispatch pursuant to one of the other methods described herein) or (b) on the next Business Day after deposit with an internationally recognized overnight carrier (providing proof of delivery) or on actual receipt when delivered by hand, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

  (a)
  If to Parent or Merger Sub, to:

CVS Health Corporation One CVS Drive Woonsocket, Rhode Island 02895
Attention:	General Counsel
Facsimile:
Email:

With a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004
Attention:	Matthew G. Hurd Brian E. Hamilton
Facsimile:	212-291-9076 212-291-9067
Email:	hurdm@sullcrom.com hamiltonb@sullcrom.com
  (b)
  If to the Company, to:

Omnicare, Inc. 900 Omnicare Center 201 E. Fourth Street Cincinnati, Ohio 45202
Attention:	General Counsel
Facsimile:
E-mail:
with a copy (which shall not constitute notice) to:
White & Case LLP 1155 Avenue of the Americas New York, NY 10036
Attention:	Morton A. Pierce, Esq. Chang-Do Gong, Esq.
Facsimile:	212-354-8113
E-mail:	mpierce@whitecase.com cgong@whitecase.com

        Section 11.3    Interpretation.     The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The specification of any dollar amount in any representation or warranty contained in Article V or Article VI is not intended to imply that such amount, or higher or lower amounts, are or are not material for purposes of this Agreement, and no party shall use the fact of the setting forth of any such amount in dispute or controversy between or among the parties as to whether any obligation, item or matter not described herein or included in the Company Disclosure Letter or the Parent Disclosure Letter is or is not material for purposes of this Agreement. Whenever this Agreement requires a Company Subsidiary to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Company Subsidiary to take such action and, after the Effective Time, on the part of Parent and the Surviving Corporation to cause such Subsidiary to take such action. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action.

        Section 11.4    Entire Agreement; Assignment.     This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement and supersedes all other prior agreements and understandings (other than those contained in the Confidentiality Agreement, which is hereby incorporated by reference herein), both written and oral, among the parties or any of them, with respect to the subject matter hereof, including any transaction between or among the parties. In the event of any conflict or inconsistency between this Agreement and the Confidentiality Agreement, this Agreement shall prevail. Neither this Agreement nor any of the rights, interests or obligations hereunder is assignable or shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, that Merger Sub may assign, by written notice to the Company, all of its rights and obligations hereunder to another wholly-owned direct or indirect subsidiary of Parent, in which event all references herein to Merger Sub shall be deemed references to such other subsidiary provided that no such assignment shall relieve Merger Sub of its obligations under this Agreement; and provided further, that any such assignment shall not materially impede or delay the consummation of the transactions contemplated hereby or otherwise materially impede the rights of the stockholders of the Company under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 11.4 shall be null and void.

        Section 11.5    Governing Law and Venue; Waiver of Jury Trial.

          (a)   This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof.

          (b)   Except as set out below, each of the Company, Parent and Merger Sub hereby irrevocably and unconditionally (i) consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware or any court of the United States located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), (ii) waives any objection to the laying of venue of any such litigation in the Delaware Courts and (iii) agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees that (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process and (ii) service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to clauses (i) or (ii) of the immediately preceding sentence shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

          (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.5.

        Section 11.6    Expenses.     Except as expressly set forth herein (including Section 8.5 and Section 10.2), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        Section 11.7    Amendment.     This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        Section 11.8    Waiver.     At any time prior to the Effective Time, Parent, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties, in the case of Parent, of the Company and, in the case of the Company, of Parent or Merger Sub, in each case, contained herein (or in any document delivered pursuant hereto) and (c) waive compliance with any of the agreements or conditions, in the case of Parent, of the Company and, in the case of the Company, of Parent or Merger Sub, in each case, contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall act as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        Section 11.9    Counterparts; Effectiveness.     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each party shall have received counterparts thereof signed and delivered (by facsimile, e-mail of a .pdf attachment or otherwise) by all of the other parties.

        Section 11.10    Severability; Validity; Parties in Interest.     If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid, illegal or unenforceable by any rule of law or public policy, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, and, to such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an equitable manner to the end that the transactions contemplated hereby are fulfilled to the extent valid and enforceable. Except as provided in Section 8.8(d), nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        Section 11.11    Enforcement of Agreement.     The parties agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached or the Merger was not consummated, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Delaware Courts, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

[Signature Page Follows]

        IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first above written.

CVS PHARMACY, INC.
By:	/s/ THOMAS M. MORIARTY
	Name:	Thomas M. Moriarty
	Title:	Executive Vice President, General Counsel
TREE MERGER SUB, INC.
By:	/s/ THOMAS M. MORIARTY
	Name:	Thomas M. Moriarty
	Title:	Executive Vice President, General Counsel
OMNICARE, INC.
By:	/s/ NITIN SAHNEY
	Name:	Nitin Sahney
	Title:	President & Chief Executive Officer

SIGNATURE PAGE TO
AGREEMENT AND PLAN OF MERGER

EXHIBIT A

Certificate of Incorporation
of the Surviving Corporation

        FIRST:    The name of the corporation (the "Corporation") is "[•]."

        SECOND:    The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is [•]; and the name of the registered agent of the Corporation in the State of Delaware at such address is [•].

        THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

        FOURTH:    The aggregate number of shares which the Corporation shall have authority to issue is [•] shares of common stock, par value $0.01 per share.

        FIFTH:    In furtherance and not in limitation of the powers conferred upon it by law, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

        SIXTH:    A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article SIXTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

        SEVENTH:    Unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Annex B

Merrill Lynch, Pierce, Fenner & Smith Incorporated	GLOBAL CORPORATE & INVESTMENT BANKING

May 20, 2015

The Board of Directors
Omnicare, Inc.
900 Omnicare Center
201 East Fourth Street
Cincinnati, OH 45202

Members of the Board of Directors:

We understand that Omnicare, Inc. ("Omnicare") proposes to enter into an Agreement and Plan of Merger (the "Agreement"), among Omnicare, CVS Pharmacy, Inc. ("Parent") and Tree Merger Sub, Inc., a wholly-owned subsidiary of Parent ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with and into Omnicare (the "Merger") and each share of common stock, par value $1.00 per share, of Omnicare ("Omnicare Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in the Agreement), other than Dissenting Shares (as defined in the Agreement) and the Omnicare Common Stock held by Omnicare, Parent or Merger Sub or any subsidiary of Omnicare or Parent (other than Merger Sub), will be converted into the right to receive $98.00 in cash (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Omnicare Common Stock (other than Omnicare, Parent, Merger Sub, the respective subsidiaries of Omnicare and Parent, and holders of Dissenting Shares) of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

  (i)
  reviewed certain publicly available business and financial information relating to Omnicare;

  (ii)
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of Omnicare furnished to or discussed with us by the management of Omnicare, including certain financial forecasts relating to Omnicare prepared by the management of Omnicare (such forecasts, "Omnicare Forecasts");

  (iii)
  discussed the past and current business, operations, financial condition and prospects of Omnicare with members of senior management of Omnicare;

  (iv)
  reviewed the trading history for Omnicare Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

  (v)
  compared certain financial and stock market information of Omnicare with similar information of other companies we deemed relevant;

  (vi)
  compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

  (vii)
  considered the results of our efforts on behalf of Omnicare to solicit, at the direction of Omnicare, indications of interest and definitive proposals from certain third parties with respect to a possible acquisition of Omnicare;

  (viii)
  reviewed a draft, dated May 20, 2015, of the Agreement (the "Draft Agreement"); and

  (ix)
  performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Omnicare that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Omnicare Forecasts, we have been advised by Omnicare, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Omnicare as to the future financial performance of Omnicare. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Omnicare, nor have we made any physical inspection of the properties or assets of Omnicare. We have not evaluated the solvency or fair value of Omnicare or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Omnicare, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Omnicare in any material respects. We also have assumed, at the direction of Omnicare, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Omnicare Common Stock (other than Omnicare, Parent, Merger Sub, the respective subsidiaries of Omnicare and Parent, and holders of Dissenting Shares) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Omnicare or in which Omnicare might engage or as to the underlying business decision of Omnicare to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to Omnicare in connection with the Merger and will receive a fee for our services, all of which is contingent upon consummation of the Merger. In addition, Omnicare has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Omnicare, Parent and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Omnicare and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a co-lead arranger and a book runner for, and a lender under, Omnicare's credit facility, (ii) having acted as a joint book runner on a high yield debt offering by Omnicare, and (iii) having provided or providing certain treasury and trade management services and products to Omnicare.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as having acted or acting as a co-lead arranger and a joint book runner for, and a lender under, various revolving credit facilities of Parent, (ii) having acted as a joint book runner on various debt offerings by Parent, and (iii) having provided or providing certain treasury and trade management services and products to Parent. In addition, a member of senior management of Bank of America Corporation, our parent company, is a member of the Board of Directors of Parent.

It is understood that this letter is for the benefit and use of the Board of Directors of Omnicare (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Omnicare Common Stock (other than Omnicare, Parent, Merger Sub, the respective subsidiaries of Omnicare and Parent, and holders of Dissenting Shares) is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Annex C

Centerview Partners LLC 31 West 52nd Street New York, NY 10019
May 20, 2015

The Board of Directors
Omnicare, Inc.
900 Omnicare Center
201 East Fourth Street
Cincinnati, OH 45202

The Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $1.00 per share (the "Shares") (other than Excluded Shares, as defined below), of Omnicare, Inc., a Delaware corporation (the "Company"), of the $98.00 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the "Agreement") by and among the Company, CVS Pharmacy, Inc., a Rhode Island corporation ("Parent"), Tree Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"). The Agreement provides Merger Sub will be merged with and into the Company (the "Merger" and, collectively with the other transactions contemplated by the Agreement, the "Transaction"), as a result of which the Company will become a wholly-owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (x) Shares held by Parent or Merger Sub, (y) Shares held by any Subsidiary (as defined in the Agreement) of the Company or Parent (other than Merger Sub) and (z) Dissenting Shares (as defined in the Agreement) (the Shares referred to in clauses (x), (y) and (z), together with any Shares held by any affiliate of Parent, "Excluded Shares")) will be converted into the right to receive $98.00 per Share in cash, without interest (the per Share consideration to be paid in the Merger, the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

        We have acted as financial advisor to the Board of Directors of the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We will receive a fee for our services in connection with the Transaction, all of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

        We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have not provided investment banking or other services to the Company, Guarantor (as defined below), Parent or Merger Sub for which we have received any compensation. We may provide investment banking and other services to or with respect to the Company, Guarantor or Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates' directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Guarantor, Parent or any of their respective affiliates, or any other party that may be involved in the Transaction.

        In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated May 20, 2015 (the "Draft Agreement"); (ii) a draft of the Guarantee Agreement, dated May 20, 2015 (the "Draft Guarantee"), by and between the Company and CVS Health Corporation, a Delaware corporation (the "Guarantor" and such agreement, the "Guarantee"); (iii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2014, December 31, 2013 and December 31, 2012; (iv) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (v) certain publicly available research analyst reports for the Company; (vi) certain other communications from the Company to its stockholders; and (vii) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the "Forecasts") (collectively, the "Internal Data"). We have also conducted discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

        We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement and Guarantee will not differ in any respect material to our analysis or this opinion from the Draft Agreement and the Draft Guarantee reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

        We express no view as to, and our opinion does not address, the Company's underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

        Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

        Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,
/s/ Centerview Partners LLC
CENTERVIEW PARTNERS LLC

Annex D

Section 262 of the General Corporation Law of the State of Delaware

§ 262 Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. OMNICARE, INC. 900 OMNICARE CENTER 201 EAST FOURTH STREET CINCINNATI, OH 45202 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M94909-S35729 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. OMNICARE, INC. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of May 20, 2015, as it may be amended from time to time, by and among Omnicare, Inc., a Delaware corporation, CVS Pharmacy, Inc., a Rhode Island corporation, and Tree Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CVS Pharmacy, Inc., providing for the acquisition of Omnicare, Inc. by CVS Pharmacy, Inc. To approve the adjournment of the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of special meeting to adopt the merger agreement. To approve, on an advisory (non-binding) basis, the "golden parachute" compensation that may be payable to Omnicare's named executive officers in connection with the consummation of the merger. ! ! ! ! ! ! ! ! ! 2. 3. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Omnicare, Inc. 900 Omnicare Center 201 East Fourth Street Cincinnati, Ohio 45202 July 20, 2015 To Participants of Omnicare Retirement and Savings Plans: We are writing to you in connection with the Special Meeting of Stockholders of Omnicare, Inc. to be held on August 18, 2015. Under the terms of certain Omnicare retirement and savings plans (any of such plans, a “plan”), each participant of such plan has the right to instruct the trustee of such plan on how to vote the eligible shares of Omnicare stock allocated to his or her account. Enclosed for your information is a copy of the proxy solicitation material for Omnicare’s 2015 Special Meeting of Stockholders. Also attached is a form to provide the Charles Schwab Trust Company, as trustee of each plan, with confidential instructions on how to vote the eligible shares of Omnicare stock allocated to your plan. Upon receipt of your vote, the Charles Schwab Trust Company will vote the shares of Omnicare stock, as instructed, at the Special Meeting of Stockholders to be held on August 18, 2015, or at any postponement or adjournment thereof. Further, we wish to assure you that the Charles Schwab Trust Company as well as Broadridge Financial Solutions, Inc., tabulator for the trustees, have been advised that the instructions received from individual participants will not be divulged or released to any outside person, including officers or employees of Omnicare, Inc. The Charles Schwab Trust Company, however, has the right, as trustee, to vote any shares of Omnicare stock for which voting instructions have not been received, or where shares are not vested or allocated, in the same proportion and in the same manner as shares in the other stock accounts voted. We look forward to seeing many of you at the Special Meeting. Nitin Sahney, President and Chief Executive Officer Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com. M94910-S35729 OMNICARE, INC. SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 18, 2015 This Proxy is Solicited ON BEHALF OF the Board of Directors. The undersigned stockholder(s) hereby appoint(s) Nitin Sahney, Robert O. Kraft and Alexander M. Kayne, and each of them, as proxies, with full power of substitution and revocation, to vote as indicated herein all shares of common stock of Omnicare, Inc. held of record by the undersigned at the close of business on July 20, 2015, at the Special Meeting of Stockholders of Omnicare, Inc. to be held at The Westin Cincinnati, 21 East Fifth Street, Cincinnati, Ohio 45202, at 9:00 a.m., Eastern Time, on August 18, 2015, and at any and all postponements or adjournments thereof, with all powers that the undersigned would have if personally present. The undersigned hereby revokes all previously submitted proxies for the Special Meeting of Stockholders of Omnicare, Inc. to be held on August 18, 2015. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. The proxies are hereby authorized to vote all shares of the undersigned in their discretion upon such other matters as may properly come before the meeting or any postponement or adjournment thereof. Continued and to be signed on reverse side